Exhibit 10.1

EXECUTION VERSION

FIRST RESTATEMENT AGREEMENT

dated as of August 17, 2017

among

RAYONIER ADVANCED MATERIALS INC.,

as Holdings,

RAYONIER A. M. PRODUCTS INC.,

and

RAYONIER PERFORMANCE FIBERS, LLC,

as Borrowers,

THE OTHER EXISTING LOAN PARTIES PARTY HERETO,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

COBANK, ACB,

as L/C Issuers,

BANK OF AMERICA, N.A.,

as Swing Line Lender

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

COBANK, ACB,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

COBANK, ACB,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.

and

SUNTRUST BANK,

as Co-Syndication Agents

PNC BANK, NATIONAL ASSOCIATION,

TD BANK, N.A.

and

DNB CAPITAL LLC,

as Co-Documentation Agents

FIRST RESTATEMENT AGREEMENT

This FIRST RESTATEMENT AGREEMENT (this “Agreement”), dated as of August 17, 2017, is made by and among RAYONIER ADVANCED MATERIALS INC., a Delaware corporation (“Holdings”), RAYONIER A. M. PRODUCTS INC., a Delaware corporation (“Products”), RAYONIER PERFORMANCE FIBERS, LLC, a Delaware limited liability company (“Performance Fibers” and, together with Products, the “Borrowers”), each other EXISTING LOAN PARTY (as defined below) party hereto, each Lender (as defined below), BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent for the Lenders under the Original Credit Agreement (as defined below) and under the Amended Credit Agreement (as defined below) (the “Administrative Agent”) and as collateral agent for the Lenders under the Original Credit Agreement and under the Amended Credit Agreement, BANK OF AMERICA and COBANK, ACB (“CoBank”), as L/C Issuers under the Original Credit Agreement and the Amended Credit Agreement, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo Bank”), as an L/C Issuer under the Amended Credit Agreement, and BANK OF AMERICA, as Swing Line Lender under the Original Credit Agreement and the Amended Credit Agreement.

PRELIMINARY STATEMENTS:

(1) Original Credit Agreement. Products, Holdings, the subsidiary loan parties from time to time party thereto as guarantors, the Administrative Agent, the arrangers and other agents party thereto, Bank of America and CoBank, as L/C Issuers (as defined in the Original Credit Agreement), Bank of America, as Swing Line Lender (as defined in the Original Credit Agreement), and the banks and other financial institutions from time to time party thereto as lenders (the “Existing Lenders”) are parties to that certain Credit Agreement, dated as of June 24, 2014 (as amended by that certain First Amendment, dated as of June 5, 2017, and as otherwise amended, modified or supplemented from time to time prior to the date hereof, the “Original Credit Agreement”, and as amended and restated pursuant to this Agreement, the “Amended Credit Agreement”);

(2) Tembec Arrangement Agreement. Pursuant to the Arrangement Agreement, dated as of May 24, 2017 (the “Tembec Signing Date”) (together with the annexes, schedules, exhibits and attachments thereto, as amended pursuant to that certain Amending Agreement, dated as of July 23, 2017 (the “Arrangement Agreement First Amendment Date”), and as further amended, restated or otherwise modified from time to time, the “Tembec Arrangement Agreement”), by and between Holdings and Tembec Inc., a corporation continued and existing under the laws of Canada (“Tembec”), Holdings or one of its wholly-owned subsidiaries will acquire all of the outstanding common shares of Tembec;

(3) Restatement of the Original Credit Agreement. The parties hereto desire to restate the Original Credit Agreement in its entirety to reflect the terms set forth in the form of the “Amended and Restated Credit Agreement” attached as Annex I hereto to, among other things, (a) refinance and replace all term loans, revolving credit commitments and revolving credit loans outstanding under the Original Credit Agreement and pay all accrued interest (regardless of whether then due or payable), fees and other amounts, in each case outstanding under the Original Credit Agreement, with (i) a U.S. Dollar revolving credit facility in an

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aggregate principal amount of $100,000,000, (ii) a multicurrency revolving credit facility in an aggregate principal amount of the U.S. Dollar equivalent of $150,000,000, (iii) a term loan A-1 facility in an aggregate principal amount of $230,000,000, and (iv) a term loan A-2 facility in an aggregate principal amount of $450,000,000, in each case, as set forth in and incurred pursuant to the Amended Credit Agreement, and (b) make certain other amendments to the Original Credit Agreement in connection therewith; and

(4) The Existing Loan Parties, the Administrative Agent and the Existing Lenders party hereto (such Lenders, the “Amending Lenders”), the banks and other financial institutions party hereto as new lenders (the “New Lenders” and, together with the Amending Lenders, the “Lenders”), and the other parties hereto have agreed, subject to the terms and conditions set forth below, to amend the Original Credit Agreement as hereinafter set forth.

SECTION 1. Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below. All capitalized terms not otherwise defined herein shall have the respective meanings attributed thereto in the Amended Credit Agreement.

“Certain Funds Provision” has the meaning assigned to such term in Section 7(d) of this Agreement.

“Existing Loan Parties” means Holdings, Products, Performance Fibers and each other person that is a “Subsidiary Loan Party” (as defined in the Original Credit Agreement) as of the date hereof.

“Outside Date” means 11:59 p.m., New York City time, on February 24, 2018 (or, if the “Outside Date” (as defined in the Arrangement Agreement as in effect on the Tembec Signing Date) is extended pursuant to the terms of the Arrangement Agreement as in effect on the Tembec Signing Date, such later time that is not later than 11:59 p.m., New York City time, on April 24, 2018).

“Specified Arrangement Agreement Representations” means the representations and warranties made by Tembec in the Tembec Arrangement Agreement that are material to the interests of the Lenders (in their capacities as such), but only to the extent that Holdings has the right (taking into account any applicable cure provision) to terminate its obligations under the Tembec Arrangement Agreement or decline to consummate the Acquisition as a result of the failure of such representation or warranty to be accurate.

“Specified Representations” means the representations and warranties (in each case, applicable to the Borrowers and each Subsidiary Loan Party) set forth in the following sections of the Amended Credit Agreement: Section 4.01(a); Section 4.01(d) (as to execution, delivery and performance, as applicable, of this Agreement, the Amended Credit Agreement and the other Loan Documents to be executed and delivered on the Restatement Date); Section 4.02(a) (as to due authorization, execution and delivery, as applicable, of this Agreement, the Amended Credit Agreement and the other Loan Documents to be executed and delivered on the Restatement Date); Section 4.02(b)(i) (limited to no conflict with constitutive documents, the Senior Notes Indenture and material applicable laws, in each case, resulting from entry into the Facilities, the borrowings thereunder and the granting of liens in the Collateral to secure the

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Facilities (solely as and to the extent required hereunder)); Section 4.03 (as to the enforceability of this Agreement, the Amended Credit Agreement and the other Loan Documents to be executed and delivered on the Restatement Date); Section 4.10(b) (with respect to the Loans only); Section 4.11; subject to the Certain Funds Provision, Section 4.17(a); as determined on the Restatement Date after giving effect to the Transactions, Section 4.19; Section 4.24 (with respect to borrowings under the Facilities); Section 4.25(a) (with respect to the use of proceeds of the Loans); and Section 4.26(a) (with respect to the use of proceeds of the Loans).

“Tembec Subsidiary Loan Party” means any Wholly Owned Domestic Subsidiary of Holdings (other than any Immaterial Subsidiary or any Excluded Subsidiary) formed or acquired in connection with the Transactions on the Restatement Date.

“Term A-1 Borrower” shall mean, as of the Restatement Date, Products.

“Term A-2 Borrower” shall mean, as of the Restatement Date, Performance Fibers.

SECTION 2. Restatement of the Original Credit Agreement. Subject to the satisfaction (or waiver by each Lender) of the conditions precedent set forth in Section 6 hereof, on the Restatement Date:

(a) the Original Credit Agreement will be amended and restated in its entirety in the form of the “Amended and Restated Credit Agreement” attached as Annex I hereto,

(b) Subject to Section 11.01 of the Amended Credit Agreement, the schedules attached hereto will replace in their entirety the corresponding schedules attached to the Original Credit Agreement (including, without limitation, Schedule 2.01 hereto which sets forth the USD Revolving Facility Commitments, the Multicurrency Revolving Facility Commitments, the Term A-1 Loan Commitments, the Term A-2 Loan Commitments, the USD Letter of Credit Commitments and the Multicurrency Letter of Credit Commitments),

(c) the Exhibits attached hereto will replace in their entirety the corresponding Exhibits attached to the Original Credit Agreement (or, to the extent there is no corresponding Exhibit attached to the Original Credit Agreement, constitute new Exhibits to the Amended Credit Agreement), and

(d) the schedules attached within Annex II hereto will replace in their entirety the corresponding schedules attached to the Security Agreement.

SECTION 3. Representations and Warranties. Each Existing Loan Party hereby represents and warrants, on and as of the Signing Date, to the Administrative Agent and the Lenders, that:

(a) The representations and warranties set forth in the Original Credit Agreement shall be true and correct in all material respects as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such

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representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects.

(b) It has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party.

(c) The execution, delivery and performance by such Existing Loan Party of this Agreement (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Existing Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Existing Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for Preferred Stock or other material agreement to which such Existing Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for Preferred Stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3(c), would reasonably be expected to have, individually or in the aggregate a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Existing Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

(d) This Agreement has been duly executed and delivered by such Existing Loan Party and constitutes a legal, valid and binding obligation of such Existing Loan Party, enforceable against such Existing Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(e) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance of this Agreement by such Existing Loan Party, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements (including fixture filings) and equivalent filings, registrations or other notifications in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or

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other actions listed on Schedule 4.04 attached hereto and any other filings or registrations required to perfect Liens created by the Security Documents.

(f) On the Signing Date, both prior to and immediately after giving effect to this Agreement, no Event of Default or Default has occurred under the Original Credit Agreement and is continuing.

SECTION 4. Commitments of Lenders.

(a) Term A-1 Loans. Each of the Lenders listed in Section 1 on Schedule 2.01 hereto (each such Lender a “Term A-1 Lender”) hereby agrees that upon, and subject to, the occurrence of the Restatement Date (in accordance with Section 6 hereof), (i) such Term A-1 Lender shall have a commitment to make Term A-1 Loans in an amount equal to the amount set forth opposite such Term A-1 Lender’s name under the heading “Commitment” in Section 1 on Schedule 2.01 to this Agreement (such commitment, such Lender’s respective “Term A-1 Loan Commitment”); (ii) such Term A-1 Lender shall (x) in the case of a Term A-1 Lender that is an Existing Lender and a “Term Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, continue to be a “Term Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Term Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, (y) in the case of a Term A-1 Lender that is an Existing Lender but is not a “Term Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, be deemed to be, shall become and shall be, a “Term Lender” (and shall continue to be a “Lender”) for all purposes of, and subject to all the obligations of a “Term Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (z) in the case of a Term A-1 Lender that is not an Existing Lender, be deemed to be, shall become and shall be, a “Term Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Term Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents; (iii) such Term A-1 Lender shall be deemed to be, shall become and shall be, a “Term A-1 Lender” under the Amended Credit Agreement and the other Loan Documents; and (iv) subject to, and in accordance with the terms of, Sections 2.01 and 2.02 of the Amended Credit Agreement, such Term A-1 Lender shall make a Term A-1 Loan to the Term A-1 Borrower on the Restatement Date in an amount equal to its respective Term A-1 Loan Commitment (subject to any ratable reduction thereof made pursuant to Section 13 hereof, if applicable). Each Loan Party and the Administrative Agent hereby agree that, from and after the Restatement Date, (A) each Term A-1 Lender that is a New Lender shall be deemed to be, shall become and shall be, a “Term Lender” and a “Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Term Lender” and a “Lender”, as applicable, under, the Amended Credit Agreement and the other Loan Documents, (B) each Term A-1 Lender that is an Existing Lender (but is not a “Term Lender” under (and as defined in) the Original Credit Agreement) shall be deemed to be, shall become and shall be, a “Term Lender” (and shall continue to be a “Lender”) for all purposes of, and with all the rights and remedies of a “Term Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (C) each Term A-1 Lender shall be deemed to be, shall become and shall be, a “Term A-1 Lender” for all purposes of, and with all the rights and remedies of a “Term A-1 Lender” under, the Amended Credit Agreement and the other Loan Documents. Subject to Section 11 hereof, each Term A-1 Lender that is an Existing Lender hereby agrees to convert its current “Term A-1 Loans” (as defined in the Original Credit Agreement) (if any) into new Term A-1 Loans under

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the Amended Credit Agreement, in a principal amount not to exceed its respective Term A-1 Loan Commitment (subject to any ratable reduction thereof made pursuant to Section 13 hereof, if applicable).

(b) Term A-2 Loans. Each of the Lenders listed in Section 2 on Schedule 2.01 hereto (each such Lender a “Term A-2 Lender”) hereby agrees that upon, and subject to, the occurrence of the Restatement Date (in accordance with Section 6 hereof), (i) such Term A-2 Lender shall have a commitment to make Term A-2 Loans in an amount equal to the amount set forth opposite such Term A-2 Lender’s name under the heading “Commitment” in Section 2 on Schedule 2.01 to this Agreement (such commitment, such Lender’s respective “Term A-2 Loan Commitment”); (ii) such Term A-2 Lender shall (x) in the case of a Term A-2 Lender that is an Existing Lender and a “Term Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, continue to be a “Term Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Term Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, (y) in the case of a Term A-2 Lender that is an Existing Lender but is not a “Term Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, be deemed to be, shall become and shall be, a “Term Lender” (and shall continue to be a “Lender”) for all purposes of, and subject to all the obligations of a “Term Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (z) in the case of a Term A-2 Lender that is not an Existing Lender, be deemed to be, shall become and shall be, a “Term Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Term Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents; (iii) such Term A-2 Lender shall be deemed to be, shall become and shall be, a “Term A-2 Lender” under the Amended Credit Agreement and the other Loan Documents; and (iv) subject to, and in accordance with the terms of, Sections 2.01 and 2.02 of the Amended Credit Agreement, such Term A-2 Lender shall make a Term A-2 Loan to the Term A-2 Borrower on the Restatement Date in an amount equal to its respective Term A-2 Loan Commitment (subject to any ratable reduction thereof made pursuant to Section 13 hereof, if applicable). Each Loan Party and the Administrative Agent hereby agree that, from and after the Restatement Date, (A) each Term A-2 Lender that is a New Lender shall be deemed to be, shall become and shall be, a “Term Lender” and a “Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Term Lender” and a “Lender”, as applicable, under, the Amended Credit Agreement and the other Loan Documents, (B) each Term A-2 Lender that is an Existing Lender (but is not a “Term Lender” under (and as defined in) the Original Credit Agreement) shall be deemed to be, shall become and shall be, a “Term Lender” (and shall continue to be a “Lender”) for all purposes of, and with all the rights and remedies of a “Term Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (C) each Term A-2 Lender shall be deemed to be, shall become and shall be, a “Term A-2 Lender” for all purposes of, and with all the rights and remedies of a “Term A-2 Lender” under, the Amended Credit Agreement and the other Loan Documents. Subject to Section 11 hereof, each Term A-2 Lender that is an Existing Lender hereby agrees to convert its current “Term A-2 Loans” (as defined in the Original Credit Agreement) (if any) into new Term A-2 Loans under the Amended Credit Agreement, in a principal amount not to exceed its respective Term A-2 Loan Commitment (subject to any ratable reduction thereof made pursuant to Section 13 hereof, if applicable).

(c) USD Revolving Facility Commitments. Each of the Lenders listed in

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Section 3 on Schedule 2.01 hereto (each such Lender a “USD Revolving Facility Lender”) hereby agrees that upon, and subject to, the occurrence of the Restatement Date (in accordance with Section 6 hereof), (i) such USD Revolving Facility Lender shall have a commitment to make U.S. Dollar-denominated revolving loans (“USD Revolving Facility Loans”) in an amount equal to the amount set forth opposite such USD Revolving Facility Lender’s name under the heading “Commitment” in Section 3 on Schedule 2.01 to this Agreement (such commitment, such Lender’s respective “USD Revolving Facility Commitment”); (ii) such USD Revolving Facility Lender shall (x) in the case of a USD Revolving Facility Lender that is an Existing Lender and a “Revolving Facility Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, continue to be a “Revolving Facility Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Revolving Facility Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, (y) in the case of a USD Revolving Facility Lender that is an Existing Lender but is not a “Revolving Facility Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, be deemed to be, shall become and shall be, a “Revolving Facility Lender” (and shall continue to be a “Lender”) for all purposes of, and subject to all the obligations of a “Revolving Facility Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (z) in the case of a USD Revolving Facility Lender that is not an Existing Lender, be deemed to be, shall become and shall be, a “Revolving Facility Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Revolving Facility Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents; (iii) such USD Revolving Facility Lender shall be deemed to be, shall become and shall be, a “USD Revolving Facility Lender” under the Amended Credit Agreement and the other Loan Documents; and (iv) subject to, and in accordance with the terms of, Sections 2.01 and 2.02 of the Amended Credit Agreement, such USD Revolving Facility Lender shall make USD Revolving Facility Loans to Products and any other Revolving Facility Borrowers on the Restatement Date, and from time to time thereafter, in each case in an aggregate outstanding amount not to exceed its respective USD Revolving Facility Commitment (after giving effect to the effects of all then-outstanding USD Letters of Credit and Swing Line Loans). Each Loan Party and the Administrative Agent hereby agree that, from and after the Restatement Date, (A) each USD Revolving Facility Lender that is a New Lender shall be deemed to be, shall become and shall be, a “Revolving Facility Lender” and a “Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Revolving Facility Lender” and a “Lender”, as applicable, under, the Amended Credit Agreement and the other Loan Documents, (B) each USD Revolving Facility Lender that is an Existing Lender (but is not a “Revolving Facility Lender” under (and as defined in) the Original Credit Agreement) shall be deemed to be, shall become and shall be, a “Revolving Facility Lender” (and shall continue to be a “Lender”) for all purposes of, and with all the rights and remedies of a “Revolving Facility Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (C) each USD Revolving Facility Lender shall be deemed to be, shall become and shall be, a “USD Revolving Facility Lender” for all purposes of, and with all the rights and remedies of a “USD Revolving Facility Lender” under, the Amended Credit Agreement and the other Loan Documents. Subject to Section 11 hereof, each USD Revolving Facility Lender that is an Existing Lender hereby agrees to convert its current respective “Revolving Facility Commitment” (as defined in the Original Credit Agreement) (if any) into its new USD Revolving Facility Commitment under the Amended Credit Agreement, in a principal amount not to exceed its respective USD Revolving

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Facility Commitment.

(d) Multicurrency Revolving Facility Commitments. Each of the Lenders listed in Section 4 on Schedule 2.01 hereto (each such Lender a “Multicurrency Revolving Facility Lender”) hereby agrees that upon, and subject to, the occurrence of the Restatement Date (in accordance with Section 6 hereof), (i) such Multicurrency Revolving Facility Lender shall have a commitment to make revolving loans denominated in U.S. Dollars, Canadian Dollars and Euros (“Multicurrency Revolving Facility Loans”) in a U.S. Dollar equivalent amount equal to the amount set forth opposite such Multicurrency Revolving Facility Lender’s name under the heading “Commitment” in Section 4 on Schedule 2.01 to this Agreement (such commitment, such Lender’s respective “Multicurrency Revolving Facility Commitment”); (ii) such Multicurrency Revolving Facility Lender shall (x) in the case of a Multicurrency Revolving Facility Lender that is an Existing Lender and a “Revolving Facility Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, continue to be a “Revolving Facility Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Revolving Facility Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, (y) in the case of a Multicurrency Revolving Facility Lender that is an Existing Lender but is not a “Revolving Facility Lender” under (and as defined in) the Original Credit Agreement as of the Restatement Date, be deemed to be, shall become and shall be, a “Revolving Facility Lender” (and shall continue to be a “Lender”) for all purposes of, and subject to all the obligations of a “Revolving Facility Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (z) in the case of a Multicurrency Revolving Facility Lender that is not an Existing Lender, be deemed to be, shall become and shall be, a “Revolving Facility Lender” and a “Lender” for all purposes of, and subject to all the obligations of a “Revolving Facility Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents; (iii) such Multicurrency Revolving Facility Lender shall be deemed to be, shall become and shall be, a “Multicurrency Revolving Facility Lender” under the Amended Credit Agreement and the other Loan Documents; and (iv) subject to, and in accordance with the terms of, Sections 2.01 and 2.02 of the Amended Credit Agreement, such Multicurrency Revolving Facility Lender shall make Multicurrency Revolving Facility Loans to Products and any other Revolving Facility Borrowers on the Restatement Date, and from time to time thereafter, in each case in an aggregate outstanding amount not to exceed its respective Multicurrency Revolving Facility Commitment (after giving effect to the effects of all then-outstanding Multicurrency Letters of Credit and Swing Line Loans). Each Loan Party and the Administrative Agent hereby agree that, from and after the Restatement Date, (A) each Multicurrency Revolving Facility Lender that is a New Lender shall be deemed to be, shall become and shall be, a “Revolving Facility Lender” and a “Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Revolving Facility Lender” and a “Lender”, as applicable, under, the Amended Credit Agreement and the other Loan Documents, (B) each Multicurrency Revolving Facility Lender that is an Existing Lender (but is not a “Revolving Facility Lender” under (and as defined in) the Original Credit Agreement) shall be deemed to be, shall become and shall be, a “Revolving Facility Lender” (and shall continue to be a “Lender”) for all purposes of, and with all the rights and remedies of a “Revolving Facility Lender” and a “Lender” under, the Amended Credit Agreement and the other Loan Documents, and (C) each Multicurrency Revolving Facility Lender shall be deemed to be, shall become and shall be, a “Multicurrency Revolving Facility Lender” for all purposes of, and with all the rights and remedies of a “Multicurrency Revolving Facility Lender” under, the Amended Credit

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Agreement and the other Loan Documents.

(e) USD Letter of Credit Commitments. Each of the USD Revolving Facility Lenders listed in Section 5 on Schedule 2.01 hereto (each such USD Revolving Facility Lender, a “USD L/C Issuer”) hereby agrees that upon, and subject to, the occurrence of the Restatement Date (in accordance with Section 6 hereof), (i) such USD L/C Issuer shall have a commitment to issue U.S. Dollar-denominated letters of credit (“USD Letters of Credit”) in an aggregate stated amount up to the amount set forth opposite such USD L/C Issuer’s name under the heading “Commitment” in Section 5 on Schedule 2.01 to this Agreement (such commitment, such USD L/C Issuer’s respective “USD Letter of Credit Commitment”; and for the avoidance of doubt, such USD Letter of Credit Commitment exists alongside, and is not additive to, such USD L/C Issuer’s USD Revolving Facility Commitment); (ii) such USD L/C Issuer shall continue to be an “L/C Issuer” for all purposes of, and subject to all the obligations of an “L/C Issuer” under, the Amended Credit Agreement and the other Loan Documents; (iii) such USD L/C Issuer shall be deemed to be, shall become and shall be, a “USD L/C Issuer” under the Amended Credit Agreement and the other Loan Documents; and (iv) subject to, and in accordance with the terms of, Section 2.05 of the Amended Credit Agreement, such USD L/C Issuer shall issue USD Letters of Credit for the account of Holdings, Products or the Subsidiaries on the Restatement Date, and from time to time thereafter, in each case in an aggregate stated amount not to exceed its respective USD Letter of Credit Commitment (after giving effect to the effects of all then-outstanding USD Letters of Credit issued by it, and subject to the overall aggregate USD Revolving Facility Commitments, except as otherwise agreed by the applicable L/C Issuer in accordance with clause (w) of the proviso to Section 2.05(a)(i)(A) of the Amended Credit Agreement). Each Loan Party and the Administrative Agent hereby agree that, from and after the Restatement Date, each USD Revolving Facility Lender listed in Section 5 on Schedule 2.01 hereto shall be deemed to be, shall become and shall be, a “USD L/C Issuer” for all purposes of, and with all the rights and remedies of a “L/C Issuer” under, the Amended Credit Agreement and the other Loan Documents.

(f) Multicurrency Letter of Credit Commitments. Each of the Multicurrency Revolving Facility Lenders listed in Section 6 on Schedule 2.01 hereto (each such Multicurrency Revolving Facility Lender, a “Multicurrency L/C Issuer”) hereby agrees that upon, and subject to, the occurrence of the Restatement Date (in accordance with Section 6 hereof), (i) such Multicurrency L/C Issuer shall have a commitment to issue U.S. Dollar-denominated, Canadian Dollar-denominated and Euro-denominated letters of credit (including, where applicable, in the form of “bank guarantees”) (“Multicurrency Letters of Credit”) in a U.S. Dollar equivalent aggregate stated amount up to the amount set forth opposite such Multicurrency L/C Issuer’s name under the heading “Commitment” in Section 6 on Schedule 2.01 to this Agreement (such commitment, such Multicurrency L/C Issuer’s respective “Multicurrency Letter of Credit Commitment” and for the avoidance of doubt, such Multicurrency Letter of Credit Commitment exists alongside, and is not additive to, such Multicurrency L/C Issuer’s Multicurrency Revolving Facility Commitment); (ii) such Multicurrency L/C Issuer shall (x) in the case of a Multicurrency Revolving Facility Lender that is an “L/C Issuer” under (and as defined in) the Original Credit Agreement as of the Restatement Date, continue to be an “L/C Issuer” for all purposes of, and subject to all the obligations of an “L/C Issuer” under, the Amended Credit Agreement and the other Loan Documents, and (y) in the case of a Multicurrency L/C Issuer that is not an “L/C Issuer” under (and as defined in) the Original Credit Agreement, be deemed to be,

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shall become and shall be, an “L/C Issuer” for all purposes of, and subject to all the obligations of an “L/C Issuer” under the Amended Credit Agreement and the other Loan Documents; (iii) such Multicurrency L/C Issuer shall be deemed to be, shall become and shall be, a “Multicurrency L/C Issuer” under the Amended Credit Agreement and the other Loan Documents; and (iv) subject to, and in accordance with the terms of, Section 2.05 of the Amended Credit Agreement, such Multicurrency L/C Issuer shall issue Multicurrency Letters of Credit for the account of Holdings, Products or the Subsidiaries on the Restatement Date, and from time to time thereafter, in each case in an aggregate stated amount not to exceed its respective Multicurrency Letter of Credit Commitment (after giving effect to the effects of all then-outstanding Multicurrency Letters of Credit issued by it, and subject to the overall aggregate Multicurrency Revolving Facility Commitments, except as otherwise agreed by the applicable L/C Issuer in accordance with clause (w) of the proviso to Section 2.05(a)(i)(B) of the Amended Credit Agreement). Each Loan Party and the Administrative Agent hereby agree that, from and after the Restatement Date, (A) each Multicurrency L/C Issuer listed in Section 6 on Schedule 2.01 hereto that is a New Lender shall be deemed to be, shall become and shall be, an “L/C Issuer” for all purposes of, and with all the rights and remedies of an “L/C Issuer”, as applicable, under, the Amended Credit Agreement and the other Loan Documents, and (B) each Multicurrency L/C Issuer listed in Section 6 on Schedule 2.01 hereto that is a “L/C Issuer” under (and as defined in) the Original Credit Agreement as of the Restatement Date shall be deemed to be, shall become and shall be, a “Multicurrency L/C Issuer” for all purposes of, and with all the rights and remedies of a “L/C Issuer” under, the Amended Credit Agreement and the other Loan Documents.

(g) Swing Line Commitments. Bank of America, in its capacity as “Swing Line Lender” under (and as defined in) the Original Credit Agreement, each Loan Party and the Administrative Agent each hereby agree that upon, and subject to, the occurrence of the Restatement Date (in accordance with Section 6 hereof), Bank of America will continue to be the “Swing Line Lender” under (and as defined in) the Amended Credit Agreement, for all purposes of, and with all the rights and remedies of the “Swing Line Lender” under, the Amended Credit Agreement and the other Loan Documents.

SECTION 5. Conditions to Signing Date. This Agreement shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied, or waived by each Lender (the “Signing Date”):

(a) The Administrative Agent shall have received counterparts of this Agreement, duly executed and delivered by, or on behalf of, (i) Products, (ii) Performance Fibers, (iii) Holdings, (iv) each other Existing Loan Party, (v) the Administrative Agent, (vi) each Lender, (vii) each Swing Line Lender (under both the Original Credit Agreement and the Amended Credit Agreement), and (viii) each L/C Issuer.

(b) The Administrative Agent shall have received each of the items referred to in clauses (i), (ii) and (iii) below:

(i) a copy of the articles or certificate of incorporation, certificate of partnership, articles or certificate of organization or other

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similar formation document, instrument or agreement, as the case may be, of such Existing Loan Party, including all amendments thereto, certified as of a recent date by the appropriate governmental officer in its jurisdiction of formation (or if there is no such governmental officer, its Secretary or Assistant Secretary or similar officer), and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of the jurisdiction of its organization) of each Existing Loan Party as of a recent date from such governmental officer (or such Secretary, Assistant Secretary or similar officer);

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of each Existing Loan Party dated the Signing Date and certifying,

(A) that attached thereto is a true and complete copy of the by-laws (or equivalent organizational document) of such Existing Loan Party as in effect on the Signing Date and at all times since a date prior to the date of the resolutions described in clause (B) immediately below;

(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (and/or resolutions or actions of any other comparable body) of such Existing Loan Party, authorizing the execution, delivery and performance of this Agreement and any other Loan Document to which such person is or is to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Signing Date;

(C) that the articles or certificate of incorporation, certificate of partnership, articles or certificate of organization or other similar formation document, instrument or agreement, as the case may be, of such Existing Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(D) as to the incumbency and specimen signature of each officer executing this Agreement and any other Loan Document or any other document delivered in connection herewith on behalf of such Existing Loan Party; and

(iii) a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

(c) The Administrative Agent shall have received favorable written

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legal opinions of (i) Michael R. Herman, Senior Vice President and General Counsel of Products, as to due execution and delivery of this Agreement, (ii) Wachtell, Lipton, Rosen & Katz, New York counsel to the Existing Loan Parties, as to enforceability of this Agreement and as to (with respect to each Existing Loan Party organized in the State of New York) capacity and authorization of this Agreement and (iii) Potter Anderson & Corroon LLP, Delaware counsel to the Existing Loan Parties, as to (with respect to each Existing Loan Party organized in the State of Delaware) capacity and authorization of this Agreement, in each case, (A) dated the Signing Date and (B) addressed to each L/C Issuer, the Administrative Agent, the Collateral Agent and the Lenders.

(d) The Administrative Agent shall have received all documentation and other information with respect to the Existing Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, to the extent requested in writing by the Administrative Agent not fewer than ten Business Days prior to the Signing Date.

(e) CoBank shall have received evidence reasonably satisfactory to it that Performance Fibers has purchased, and then owns, the Farm Credit Equities described on Annex III hereto (it being acknowledged and agreed by CoBank that such evidence reasonably satisfactory to it has been received prior to the Signing Date).

(f) All fees and expenses due and payable on or prior to the Signing Date, to the extent invoiced not less than two Business Days prior to the Signing Date, pursuant to the Engagement Letter, dated as of June 28, 2017 (the “Engagement Letter”), among Holdings, Products, Performance Fibers and the Joint Lead Arrangers, the CoBank Fee Letter and the Bank of America Fee Letters or as may otherwise be agreed between Products and the Joint Lead Arrangers, shall have been paid, including, to the extent invoiced, reimbursement or payment of all reasonable out of pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and counsel to CoBank (in its capacity as a Joint Lead Arranger)) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

SECTION 6. Conditions to Restatement Date. The obligations of the Lenders party hereto to make their respective Commitments and Loans, as provided in the Amended Credit Agreement, shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied, or waived by each Lender (the “Restatement Date”):

(a) The Signing Date shall have occurred.

(b) The Administrative Agent shall have received (i) a joinder agreement, substantially in the form of Annex IV hereto, and a Supplement to the Security Agreement, substantially in the form of Exhibit A to the Security Agreement, in each case duly executed and delivered by each Tembec Subsidiary Loan Party (if

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any) and (ii) a reaffirmation agreement, substantially in the form of Annex V hereto (the “Reaffirmation Agreement”), duly executed and delivered by each of the Existing Loan Parties.

(c) Each Lender that has requested a Note at least five Business Days prior to the Restatement Date shall have received a Note, duly executed by each applicable Borrower.

(d) The Administrative Agent shall have received a duly executed and completed Borrowing Request from the applicable Borrower with respect to the Term A-1 Loans, the Term A-2 Loans and the Initial Revolver Draw (if any) and made in compliance with Section 2.03 of the Amended Credit Agreement.

(e) The Administrative Agent shall have received, on behalf of itself, the Lenders and each L/C Issuer, favorable written legal opinions of (i) Michael R. Herman, Senior Vice President and General Counsel of Products, (ii) Wachtell, Lipton, Rosen & Katz, New York counsel to the Loan Parties and, (iii) Potter Anderson & Corroon LLP, Delaware counsel to the Loan Parties, in each case (A) dated the Restatement Date, (B) addressed to each L/C Issuer, the Administrative Agent, the Collateral Agent and the Lenders on the Restatement Date and (C) in form and substance as agreed with the Administrative Agent prior to the Signing Date.

(f) The Administrative Agent shall have received in respect of each Loan Party (including each Tembec Subsidiary Loan Party (if any)) each of the items referred to in clauses (i), (ii) and (iii) below:

(i) a copy of the articles or certificate of incorporation, certificate of partnership, articles or certificate of organization or other similar formation document, instrument or agreement, as the case may be, of each Loan Party, including all amendments thereto, certified as of a recent date by the appropriate governmental officer in its jurisdiction of formation (or if there is no such governmental officer, its Secretary or Assistant Secretary or similar officer), and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of the jurisdiction of its organization) of each Loan Party as of a recent date from such governmental officer (or such Secretary, Assistant Secretary or similar officer);

(ii) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Restatement Date and certifying:

(A) that attached thereto is a true and complete copy of the by-laws (or equivalent organizational document) of such Loan Party as in effect on the Restatement Date and at all times since a date prior to the date of the resolutions described in clause (B) below;

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(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (and/or resolutions or actions of any other comparable body) of such Loan Party authorizing (1) the execution, delivery and performance of the Loan Documents to which such person is a party, (2) the grants of security under the Loan Documents and (3) the making by each of its respective Guaranty, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Restatement Date;

(C) that the articles or certificate of incorporation, certificate of partnership, articles or certificate of organization or other similar formation document, instrument or agreement, as the case may be, of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection therewith on behalf of such Loan Party;

(E) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party; and

(iii) a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above;

provided that, with respect to the Existing Loan Parties, in lieu of delivering or attaching the documentation described in clauses (f)(i), (f)(ii)(A), (f)(ii)(B), (f)(ii)(C) and/or (f)(ii)(D) of this Section 6, such Existing Loan Parties may provide a certification that, to the extent applicable, such documentation has not been amended or otherwise modified since the date of delivery of the corresponding documentation on the Signing Date pursuant to Section 5(b) hereof.

(g) Subject to the Certain Funds Provision, the elements of the Collateral and Guarantee Requirement required to be satisfied on the Restatement Date shall have been satisfied. Subject to the Certain Funds Provision, the Administrative Agent shall have received (i) a completed Perfection Certificate dated the Restatement Date and signed by a Responsible Officer of Products, together with all attachments contemplated thereby, (ii) the results of tax and judgment lien searches and a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate, (iii) copies of the financing statements (or similar documents) disclosed by such search and (iv) evidence

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reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.

(h) The Administrative Agent shall have received a solvency certificate substantially in the form set forth in Exhibit B to the Original Credit Agreement and signed by the Chief Financial Officer or other senior financial officer of Holdings, demonstrating the financial condition and solvency of Holdings and its subsidiaries on a consolidated basis after giving effect to the incurrence of the Loans and giving pro forma effect to all other elements of the Transactions.

(i) [Reserved].

(j) (i) The Acquisition shall have been consummated in accordance with the Arrangement Agreement, or will be consummated in accordance with the Arrangement Agreement substantially concurrently with the funding of the Term A-1 Loans, the Term A-2 Loans and the Initial Revolver Draw (if any) under the Amended Credit Agreement and (ii) Holdings shall not have waived, amended, or provided any consent with respect to, any term or condition of the Tembec Arrangement Agreement (as in effect on the Arrangement Agreement First Amendment Date) in a manner that materially and adversely affects the interests of the Lenders in their capacities as such without the prior written consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (1) any decrease in the “Consideration” (as defined in the Arrangement Agreement (as in effect on the Arrangement Agreement First Amendment Date)) that is not in excess of 10% shall be deemed not to be adverse to the interests of the Lenders, (2) any increase in the Consideration is material and adverse to the interests of the Lenders, and (3) any modifications to any of the “Xerox provisions” contained in the Arrangement Agreement (as in effect on the Arrangement Agreement First Amendment Date ) shall be deemed to be adverse to the interests of the Lenders).

(k) The Administrative Agent shall have received evidence that, substantially concurrently with or prior to the funding of the Term A-1 Loans, the Term A-2 Loans and the Initial Revolver Draw (if any) under the Amended Credit Agreement (i) all amounts outstanding under that certain credit agreement, dated as of November 18, 2015 (as amended, supplemented or modified prior to the Restatement Date), among Tembec, its subsidiaries and lenders from time to time party thereto and Wells Fargo Capital Finance Corporation Canada, as administrative agent, shall have been repaid, all commitments thereunder shall have been terminated and all liens in respect thereof shall have been released or authorized to be released, and (ii) the 9% Senior Secured Notes due 2019 (the “Tembec Notes”) issued by Tembec Industries Inc. under that certain Indenture, dated as of October 1, 2014 (the “Tembec Notes Indenture”), among Tembec Industries Inc., the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Computershare Trust Company of Canada, as collateral agent, shall have been (x) called for redemption (and the Tembec Notes Indenture shall have been satisfied and discharged), (y) purchased and retired or (z) redeemed (or other arrangements reasonably satisfactory to the Joint Lead Arrangers to

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retire the Tembec Notes shall have been made) (the foregoing, collectively, the “Tembec Refinancing Transactions”).

(l) The Joint Lead Arrangers shall have received (A)(x) audited consolidated balance sheets and related statements of income and comprehensive income and cash flows of Holdings for the last three full fiscal years of Holdings ended at least 60 days prior to the Restatement Date and (y) unaudited consolidated balance sheets and related statements of income and comprehensive income and cash flows of Holdings for each subsequent interim quarterly period ended at least 40 days prior to the Restatement Date (excluding the fourth quarter of any such fiscal year); and (B)(x) audited consolidated balance sheets and related statements of net earnings (loss), comprehensive earnings (loss), changes in shareholders’ equity and cash flows of Tembec for the last three full fiscal years of Tembec ended at least 90 days prior to the Restatement Date and (y) unaudited consolidated balance sheets and related statements of net earnings (loss), comprehensive earnings (loss), changes in shareholders’ equity and cash flows of Tembec for each subsequent interim quarterly period ended at least 45 days prior to the Restatement Date (excluding the fourth quarter of any such fiscal year).

(m) All costs, fees, expenses (including the Ticking Fee (as defined below) and all reasonable and documented legal fees and out-of-pocket expenses) and other compensation and amounts contemplated by this Agreement or any other Loan Document, in the case of expenses, that have been invoiced at least two business days prior to the Restatement Date, shall have been (or substantially concurrently with the funding of the Facilities will be) paid to the extent due and payable in accordance with the terms thereof.

(n) The Specified Representations shall be true and correct in all material respects on the Restatement Date (except to the extent such Specified Representations expressly relate to an earlier date, in which case such Specified Representations shall be true and correct in all material respects as of such earlier date, and except for any such representation or warranty that is qualified with “materiality”, “material adverse effect” or similar terms, in which case such Specified Representations shall be true and correct in all respects), and the Specified Arrangement Agreement Representations shall be true and correct in all material respects on the Restatement Date (except to the extent such Specified Arrangement Agreement Representations expressly relate to an earlier date, in which case such Specified Arrangement Agreement Representations shall be true and correct in all material respects as of such earlier date, and except for any such representation or warranty that is qualified with “materiality”, “material adverse effect”, “Tembec Material Adverse Effect” or similar terms, in which case such Specified Arrangement Agreement Representations shall be true and correct in all respects).

(o) No event, change, effect, condition, fact or circumstance shall have occurred after the Tembec Signing Date that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Arrangement Agreement (as in effect on the Tembec Signing Date)) on Tembec (a

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“Tembec Material Adverse Effect”).

(p) The Administrative Agent shall have received a certificate of a Responsible Officer of Holdings certifying that the conditions specified in Sections 6(j), (n) and (o) hereof have been satisfied.

(q) As of the Restatement Date, after giving effect to the Transactions and all incurrences and repayments of indebtedness to occur prior to or substantially concurrently with the occurrence of the Restatement Date, Holdings and its Subsidiaries (including Tembec and its Subsidiaries) shall have no third-party debt for borrowed money outstanding, other than: (a) obligations outstanding under the Facilities; (b) the Senior Notes; (c) the “2012 IQ Loan Agreement” and the “2013 IQ Loan Agreement” (each, as defined in the Tembec Arrangement Agreement); (e) other indebtedness of Tembec and its Subsidiaries outstanding as of the Tembec Signing Date and listed on the disclosure schedules to the Tembec Arrangement Agreement (as delivered to the Joint Lead Arrangers on or prior to the Tembec Signing Date) or disclosed in Tembec’s securities filings that are publicly available on the “investor relations” page of Tembec’s website (at http://www.tembec.com/en/investors) as of the Tembec Signing Date; (f) other indebtedness of Holdings and its Subsidiaries (excluding Tembec and its Subsidiaries) outstanding as of the Tembec Signing Date and disclosed in the financial statements of Holdings delivered to the Joint Lead Arrangers on or prior to the Tembec Signing Date pursuant to Section 6.04(a) or 6.04(b) of the Original Credit Agreement; (g) accounts receivable financings and short-term financings of Holdings and its Subsidiaries (excluding Tembec and its Subsidiaries) existing as of the Tembec Signing Date, or incurred thereafter in the ordinary course of business; (h) indebtedness of Tembec and its Subsidiaries not prohibited from being incurred or outstanding on or prior to the Restatement Date pursuant to the Tembec Arrangement Agreement (as in effect on the Tembec Signing Date), other than indebtedness permitted pursuant to clause (ii) of the first paragraph of Section 4.1(b) of the Tembec Arrangement Agreement; (i) other indebtedness as agreed to by the Joint Lead Arrangers; and (j) replacements, extensions and renewals of any indebtedness for borrowed money described in clauses (a) through (i) above, without any material increase of the principal amount thereof. For purposes of this Section 6(q), “debt for borrowed money” excludes for the avoidance of doubt (i) the deferred purchase price of property or services in the ordinary course of business (but not purchase money financings for fixed or capital assets or capital leases), (ii) trade debt, (iii) earnout obligations, (iv) obligations under letters of credit and similar instruments, (v) obligations under operating leases, (vi) indebtedness under hedging arrangements entered into for bona fide hedging purposes(and not entered into for speculative purposes), (vi) performance contingent obligations, (vii) obligations under bank guaranties or surety bonds, (viii) guarantees or other contingent obligations and (ix) indebtedness, if any, not described in clauses (a) through (j) of the first sentence of this Section 6(q) or clauses (i) through (viii) of this sentence, in an aggregate outstanding principal amount not to exceed $15.0 million on the Restatement Date.

(r) The Administrative Agent shall have received prior to the Restatement Date all documentation and other information with respect to the Tembec

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Subsidiary Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, to the extent requested in writing by the Administrative Agent not fewer than ten Business Days prior to the Restatement Date.

Notwithstanding the foregoing, if each of the conditions set forth in this Section 6 have not been satisfied (or waived by each Lender) at or prior to the Outside Date, none of the amendments to the Original Credit Agreement contemplated hereby shall become effective (it being understood that any such failure of the Restatement Date to occur will not affect any rights or obligations of any Person under the original Credit Agreement or under Section 9 hereof).

SECTION 7. Certain Funds Provision.

(a) During the period from and including the Signing Date to and including the Restatement Date (the “Certain Funds Period”), and notwithstanding (i) that any representation made on the Signing Date or the Restatement Date (excluding, for the avoidance of doubt, the Specified Representations and the Specified Arrangement Agreement Representations given as a condition to the Restatement Date) was incorrect, (ii) any provision to the contrary in this Agreement, the Amended Credit Agreement or any other Loan Document or otherwise or (iii) that any condition precedent to the occurrence of the Signing Date may subsequently be determined not to have been satisfied on the Signing Date but which condition precedent is satisfied on or prior to the Restatement Date, neither the Administrative Agent nor any Lender shall (1) cancel any of its commitments under the Facilities, (2) rescind, terminate or cancel the Loan Documents or exercise any right or remedy or make or enforce any claim under the Loan Documents, related notes, related fee letter or otherwise it may have to the extent to do so would prevent, limit or delay the making of its Loan, (3) refuse to participate in making its Loan, provided that the applicable conditions precedent set forth in Section 6 of this Agreement have been satisfied, or (4) exercise any right of set-off or counterclaim in respect of its Loan to the extent to do so would prevent, limit or delay the making of its Loan.

(b) For the avoidance of doubt, (A) the rights and remedies of the Lenders and the Administrative Agent shall not be limited in the event that any applicable condition precedent set forth in Section 6 is not satisfied on the Restatement Date and (B) immediately after the expiration of the Certain Funds Period, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.

(c) The terms of the Loan Documents shall be in a form such that they do not impair the availability or funding of the Facilities on the Restatement Date if the conditions expressly set forth in Section 6 are satisfied or waived; it being understood that, to the extent any Collateral (other than to the extent that a lien on such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not or cannot be provided or perfected on the Restatement Date after Products’ use of commercially reasonable efforts to do so, the provision or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability and funding of the Facilities on the Restatement Date, but shall be required to be perfected within such time period specified with respect thereto in Section 6.10 of the Amended Credit Agreement.

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(d) This Section 7 is referred to herein as the “Certain Funds Provision.”

SECTION 8. Reference to and Effect on the Original Credit Agreement.

(a) Each of the parties hereto hereby acknowledges and agrees that, for the purposes of implementing the amendment and restatement of the Original Credit Agreement in the form of the Amended Credit Agreement, as set forth in Section 2 hereof, (i) (A) the refinancing of the “Term A-1 Facility” outstanding under (and as defined in) the Original Credit Agreement as of the Restatement Date with the proceeds of the “Term A-1 Facility” (as defined in the Amended Credit Agreement) on the Restatement Date constitutes a refinancing of the “Term A-1 Facility” outstanding under (and as defined in) the Original Credit Agreement, up to the amount of the principal and interest outstanding as of the Restatement Date, pursuant to Section 2.18 of the Original Credit Agreement, and (B) the extension of the balance of the principal amount of the “Term A-1 Facility” (as defined in the Amended Credit Agreement) on the Restatement Date constitutes the incurrence of Incremental Term Loans increasing the principal amount of the “Term A-1 Facility” (as defined in the Original Credit Agreement, but after giving effect to the refinancing described in clause (i)(A) (the “Refinanced Term A-1 Facility”)) pursuant to Section 2.15 of the Original Credit Agreement (the “Term A-1 Incremental Increase”); (ii) (A) the refinancing of the “Term A-2 Facility” outstanding under (and as defined in) the Original Credit Agreement as of the Restatement Date with the proceeds of the “Term A-2 Facility” (as defined in the Amended Credit Agreement) on the Restatement Date constitutes a refinancing of the “Term A-2 Facility” outstanding under (and as defined in) the Original Credit Agreement, up to the amount of the principal and interest outstanding as of the Restatement Date, pursuant to Section 2.18 of the Original Credit Agreement, and (B) the extension of the balance of the principal amount of the “Term A-2 Facility” (as defined in the Amended Credit Agreement) on the Restatement Date constitutes the incurrence of Incremental Term Loans increasing the principal amount of the “Term A-2 Facility” (as defined in the Original Credit Agreement, but after giving effect to the refinancing described in clause (ii)(A) (the “Refinanced Term A-2 Facility”)) pursuant to Section 2.15 of the Original Credit Agreement (the “Term A-2 Incremental Increase”); (iii) (A) as of the Restatement Date, Holdings (as the “Designated Borrower” under the Original Credit Agreement) shall be deemed to have voluntarily reduced the aggregate “Revolving Facility Commitments” under (and as defined in) the Original Credit Agreement to $100,000,000, (B) the refinancing and replacing of the “Revolving Facility” outstanding under (and as defined in) the Original Credit Agreement as of the Restatement Date with the “USD Revolving Facility” (as defined in the Amended Credit Agreement) on the Restatement Date constitutes a refinancing and replacement of the “Revolving Facility” outstanding under (and as defined in) the Original Credit Agreement pursuant to Section 2.18 of the Original Credit Agreement (the “Refinanced Revolving Facility”) and (C) the establishment of the Multicurrency Revolving Facility on the Restatement Date constitutes the incurrence of Incremental Revolving Facility Commitments and Other Revolving Loans (each, as defined in the Original Credit Agreement, but after giving effect to the Refinanced Revolving Facility described in clause (iii)(B)) pursuant to Section 2.15 of the Original Credit Agreement (the “Multicurrency Revolving Facility Incremental Increase”); and (iv) the Administrative Agent and the Lenders party to this Agreement, constituting all of the “Lenders” under the Original Credit Agreement and each of the Refinanced Term A-1 Facility, the Refinanced Term A-2 Facility and the Refinanced Revolving Facility, hereby ratify, affirm and consent to the amendment and restatement of the Original Credit Agreement (as previously

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modified by such refinancings) in all respects in the form of the Amended Credit Agreement, including without limitation, waiving any provision of the Original Credit Agreement which would restrict or prohibit such amendment and restatement (and/or such refinancings) (including without limitation any applicable notice periods), and agreeing to the incurrence of Incremental Facilities in the form of the Term A-1 Incremental Increase, the Term A-2 Incremental Increase and the Multicurrency Revolving Facility Incremental Increase (in each case, without any reduction in the amounts available for the incurrence of further Incremental Facilities or Refinancing Facilities under the Amended Credit Agreement after the Restatement Date).

(b) On and after the Restatement Date, each reference in each of the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

(d) This Agreement and the Amended Credit Agreement shall each be a “Loan Document” for all purposes under the Amended Credit Agreement (and for purposes of Sections 3 and 6 of this Agreement).

(e) The parties hereto expressly acknowledge that it is not their intention that this Agreement or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Original Credit Agreement and the Loan Documents, in each case as amended, modified or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Original Credit Agreement and the other Loan Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified or supplemented by this Agreement), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto.

(f) Each Amending Lender acknowledges and agrees that the amount payable to it pursuant to Section 3.05 of the Original Credit Agreement in connection with the refinancings described in Section 8(a) hereof on the Restatement Date is zero.

SECTION 9. Costs, Expenses. Products agrees to pay on demand all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the Amended Credit Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable and invoiced fees, charges and disbursements of counsel for the Administrative Agent) in accordance with the terms of Section 11.04(a) of the Original

20

Credit Agreement.

SECTION 10. Ticking Fee. Products agrees to pay, or cause to be paid to the Administrative Agent, for the ratable account of each Lender as of the Restatement Date, for its own account, a ticking fee (the “Ticking Fee”), which shall commence accruing on the date that is 91 days after the Signing Date, at a per annum rate, calculated based on a year of 360 days and the actual number of days elapsed, equal to 0.30% per annum applied to the aggregate commitments from time to time outstanding under the applicable Facility, which Ticking Fee shall accrue to but excluding the earlier of (x) the date of termination or expiration of the commitments in respect of the Facilities in accordance with the terms thereof and (y) the Restatement Date, and such Ticking Fee shall be earned, due and payable on such earlier date, regardless of whether the Restatement Date shall occur.

SECTION 11. Cashless Roll of Loans and Commitments. On the Restatement Date, any Lender that is also an Existing Lender may “cashlessly roll” all or a portion of the “Loans” and “Commitments” (each as defined in the Original Credit Agreement) it holds under the Original Credit Agreement into Loans and Commitments, as applicable, under the Amended Credit Agreement pursuant to cashless settlement mechanisms reasonably approved by Products, the Administrative Agent and such Lender.

SECTION 12. Continuing Letters of Credit.

(a) CoBank (in its capacity as an L/C Issuer under (and as defined in) the Original Credit Agreement, and as an L/C Issuer and a USD L/C Issuer under the Amended Credit Agreement), the Existing Loan Parties, the Lenders and the Administrative Agent each hereby agree that each “Letter of Credit” issued by CoBank under (and as defined in) the Original Credit Agreement that remains outstanding on the Restatement Date shall be deemed to have been issued pursuant to the Amended Credit Agreement, and from and after the Restatement Date shall be a “Letter of Credit” and a “USD Letter of Credit” subject to, and governed by, the terms and conditions of the Amended Credit Agreement; provided, however, that in no event shall the aggregate stated amount of all such USD Letters of Credit exceed CoBank’s USD Letter of Credit Commitment (as set forth on Schedule 2.01 hereto) except as otherwise agreed by CoBank in accordance with clause (w) of the proviso to Section 2.05(a)(i)(A) of the Amended Credit Agreement.

(b) Bank of America (in its capacity as an L/C Issuer under (and as defined in) the Original Credit Agreement, and as an L/C Issuer and a Multicurrency L/C Issuer under the Amended Credit Agreement), the Existing Loan Parties, the Lenders and the Administrative Agent each hereby agree that each “Letter of Credit” issued by Bank of America under (and as defined in) the Original Credit Agreement that remains outstanding on the Restatement Date shall be deemed to have been issued pursuant to the Amended Credit Agreement, and from and after the Restatement Date shall be a “Letter of Credit” and a “Multicurrency Letter of Credit” subject to, and governed by, the terms and conditions of the Amended Credit Agreement.

(c) Wells Fargo Bank (in its capacity as an L/C Issuer and a Multicurrency L/C Issuer under the Amended Credit Agreement), the Existing Loan Parties, the Lenders and the Administrative Agent each hereby agree that each of the letters of credit listed on Annex VI

21

hereto, as such letters of credit may be amended and/or extended from time to time (provided, that such Annex VI may be amended or supplemented from time to time prior to the Restatement Date with only the written consent of Products, Wells Fargo Bank and the Administrative Agent) that remains outstanding on the Restatement Date shall be deemed to have been issued pursuant to the Amended Credit Agreement, and from and after the Restatement Date shall a “Letter of Credit” and a “Multicurrency Letter of Credit” subject to, and governed by, the terms and conditions of the Amended Credit Agreement; provided, however, that in no event shall the aggregate stated amount of all such scheduled letters of credit exceed Wells Fargo Bank’s Multicurrency Letter of Credit Commitment (as set forth on Schedule 2.01 hereto) except as otherwise agreed by Wells Fargo Bank in accordance with clause (w) of the proviso to Section 2.05(a)(i)(B) of the Amended Credit Agreement.

SECTION 13. Termination or Reduction of Commitments.

(a) Prior to the Restatement Date, Products shall have the right, upon same day written notice to the Administrative Agent delivered prior to 11:00 a.m. (New York time) on any Business Day, to terminate in whole or reduce ratably in part the Term A-1 Loan Commitment. Each reduction of the Term A-1 Loan Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the entire remaining amount of the Term A-1 Loan Commitment). Once terminated, a Term A-1 Loan Commitment may not be reinstated. The Administrative Agent will promptly notify the Term A-1 Lenders of any termination or reduction of the Term A-1 Loan Commitment pursuant to this Section 13(a). All fees in respect of the Term A-1 Loan Commitment accrued until the effective date of any termination of the Term A-1 Loan Commitment shall be paid on the effective date of such termination with respect to the portion thereof terminated.

(b) Prior to the Restatement Date, Performance Fibers shall have the right, upon same day written notice to the Administrative Agent delivered prior to 11:00 a.m. (New York time) on any Business Day, to terminate in whole or reduce ratably in part the Term A-2 Loan Commitment. Each reduction of the Term A-2 Loan Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the entire remaining amount of the Term A-2 Loan Commitment). Once terminated, a Term A-2 Loan Commitment may not be reinstated. The Administrative Agent will promptly notify the Term A-2 Lenders of any termination or reduction of the Term A-2 Loan Commitment pursuant to this Section 13(b). All fees in respect of the Term A-2 Loan Commitment accrued until the effective date of any termination of the Term A-2 Loan Commitment shall be paid on the effective date of such termination with respect to the portion thereof terminated.

(c) Unless previously terminated, all Commitments shall automatically terminate if the Restatement Date does not occur on or prior to the Outside Date.

SECTION 14. Assignments of Commitments. In connection with any assignment of Commitments, Multicurrency Letter of Credit Commitments or USD Letter of Credit Commitments on or prior to the funding of the Loans on the Restatement Date, the prior written consent of (A) the Administrative Agent (in its sole discretion) shall be required and (B) Products (in Products’ sole discretion) shall be required unless such assignment is (x) in respect of any Revolving Facility, to a Revolving Facility Lender, an Affiliate of a Revolving Facility

22

Lender or an Approved Fund of a Revolving Facility Lender, (y) in respect of the Term A-1 Facility, to a Term A-1 Lender or a Revolving Facility Lender, an Affiliate of a Term A-1 Lender or a Revolving Facility Lender or an Approved Fund of a Term A-1 Lender or Revolving Facility Lender or (z) in respect of the Term A-2 Facility, to a Term A-2 Lender, an Affiliate of a Term A-2 Lender or an Approved Fund of a Term A-2 Lender; provided that if such an assignment is made to a Revolving Facility Lender, Term A-1 Lender or Term A-2 Lender, as applicable, an Affiliate of such applicable Lender or an Approved Fund with respect to such applicable Lender (and without the prior written consent of Products in its sole discretion) and such assignee becomes a Defaulting Lender (or otherwise fails to fund its Loans on the Restatement Date), the assignor shall remain responsible for the assigned Commitment in accordance with the applicable Assignment and Assumption (the “Prefunding Backstop Requirement”); provided further, that (1) notwithstanding the foregoing, any assignment made by a Lender or an Affiliate or Approved Fund of such Lender on or prior to the funding of the Loans on the Restatement Date, shall be subject to the prior written consent of Products (in Products’ sole discretion) unless such assignment is made by such Lender to one of its Affiliates and the applicable Assignment and Assumption includes the Prefunding Backstop Requirement, in which case the prior written consent of Products shall not be required and (2) solely with respect to assignments in connection with the primary syndication of the Facilities, Products’ consent shall be deemed to have been given by virtue of its having executed this Restatement Agreement on the Signing Date.

SECTION 15. Consent to Amendment of Jesup Facility Mortgage. Performance Fibers and (x) the Existing Lenders party hereto, collectively constituting the “Required Lenders” (as defined in the Original Credit Agreement) and (y) the Lenders party hereto, collectively constituting the “Required Lenders” (as defined in the Amended Credit Agreement), hereby agree that the Jesup Facility Mortgage may be amended pursuant to an amendment, in form and substance reasonably satisfactory to Performance Fibers and the Administrative Agent, to release from the Jesup Facility Mortgage (and from any Liens granted pursuant thereto) (i) certain improvements located at the Jesup Facility, (ii) certain fixtures located at the Jesup Facility, and (iii) certain personalty located at the Jesup Facility, in each case, as described on Annex VII hereto, and the Existing Lenders hereby authorize the Administrative Agent to enter into such an amendment on or after the date hereof (and to execute any other agreements, instruments, releases or other documents, and take any other related actions, as it may determine to be reasonably necessary or advisable) to effect such releases.

SECTION 16. Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER

23

BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 18. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION; provided, however, that the interpretation of Tembec Material Adverse Effect (and whether or not a Tembec Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Arrangement Agreement Representations and whether as a result of any inaccuracy of any Specified Arrangement Agreement Representations, Holdings has the right (taking into account any applicable cure provisions) to terminate its obligations under the Tembec Arrangement Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties and (c) the determination of whether the Acquisition is consummated in accordance with the terms of the Tembec Arrangement Agreement shall, in each case, be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this First Restatement Agreement to be executed by their respective officers thereunto duly authorized, as of the date and year first written above.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Frank A. Ruperto
	Name:	Frank A. Ruperto
	Title:	Chief Financial Officer and Senior Vice President, Finance and Strategy

RAYONIER A. M. PRODUCTS INC.

By:	/s/ Frank A. Ruperto
	Name:	Frank A. Ruperto
	Title:	Senior Vice President

RAYONIER PERFORMANCE FIBERS, LLC

By:	/s/ Frank A. Ruperto
	Name:	Frank A. Ruperto
	Title:	Senior Vice President

RAYONIER A.M. SALES AND TECHNOLOGY INC. RAYONIER A.M. PROPERTIES LLC RAYONIER A.M. CHINA LIMITED RAYONIER ADVANCED MATERIALS INDUSTRIES LTD. RAYONIER A.M. FAR EAST LTD.

By:	/s/ Frank A. Ruperto
	Name:	Frank A. Ruperto
	Title:	Senior Vice President

SOUTHERN WOOD PIEDMONT COMPANY

By:	/s/ William R. Manzer
	Name:	William R. Manzer
	Title:	President

BANK OF AMERICA, N.A., as Administrative Agent, Lender, L/C Issuer and Swing Line Lender

By:	/s/ Mike Delaney
Name: Mike Delaney
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and L/C Issuer

By:	/s/ Dennis Spencer
Name: Dennis Spencer
Title: Senior Vice President

COBANK, ACB, as Lender and L/C Issuer

By:	/s/ Zachary Carpenter
Name: Zachary Carpenter
Title: Vice President

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/s/ Antje Focke
Name: Antje Focke Title: Executive Director

SunTrust Bank, as a Lender

By:	/s/ Thomas Parrott
Name: Thomas Parrott Title: Managing Director

PNC Bank, National Association, as a Lender

By:	/s/ Brian Keeney
Name: Brian Keeney
Title: Senior Vice President

TD Bank, N.A., as a Lender

By:	/s/ Michele Dragonetti
Name: Michele Dragonetti Title: Senior Vice President

DNB Capital LLC,
as a Lender

By:	/s/ Kristie Li
Name: Kristie Li
Title: Senior Vice President

By:	/s/ Phil Kurpiewski
Name: Phil Kurpiewski Title: Senior Vice President

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris Title: Authorized Signator

ANNEX I

FORM OF THE AMENDED AND RESTATED CREDIT AGREEMENT

EXECUTION VERSION

ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of the Restatement Date

among

RAYONIER A.M. PRODUCTS INC.,

as Products and as a Borrower,

RAYONIER PERFORMANCE FIBERS, LLC,

as Performance Fibers and as a Borrower,

THE DESIGNATED BORROWERS

FROM TIME TO TIME PARTY HERETO,

RAYONIER ADVANCED MATERIALS INC.,

as Holdings and as a Guarantor,

THE SUBSIDIARY LOAN PARTIES FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

COBANK, ACB,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.,

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Bookrunners

COBANK, ACB,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.

and

SUNTRUST BANK,

as Co-Syndication Agents

PNC BANK, NATIONAL ASSOCIATION,

TD BANK, N.A.

and

DNB CAPITAL LLC,

as Co-Documentation Agents

- ii -

- iii -

- iv -

Section 11.27	Judgment Currency	239

Exhibits:

Exhibit A-1	–	Form of Assignment and Acceptance
Exhibit A-2	–	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit B	–	Form of Solvency Certificate
Exhibit C-1	–	Form of Borrowing Request
Exhibit C-2	–	Form of Swing Line Loan Notice
Exhibit D	–	Form of Mortgage
Exhibit E	–	Form of Security Agreement
Exhibit F-1	–	Form of U.S. Tax Compliance Certificate
Exhibit F-2	–	Form of U.S. Tax Compliance Certificate
Exhibit F-3	–	Form of U.S. Tax Compliance Certificate
Exhibit F-4	–	Form of U.S. Tax Compliance Certificate
Exhibit G	–	[Reserved]
Exhibit H	–	Form of Guaranty Joinder
Exhibit I	–	Form of Compliance Certificate
Exhibit J	–	Discounted Prepayment Option Notice
Exhibit K	–	Lender Participation Notice
Exhibit L	–	Discounted Voluntary Prepayment Notice
Exhibit M	–	Form of Designated Borrower Joinder

Schedules:

Schedule 1.01(a)	–	Certain U.S. Subsidiaries
Schedule 1.01(b)	–	Mortgaged Properties
Schedule 1.01(c)	–	Immaterial Subsidiaries
Schedule 1.01(d)	–	Pro Forma Adjustments
Schedule 1.01(e)	–	Unrestricted Subsidiaries
Schedule 2.01	–	Commitments
Schedule 2.05(a)(i)(A)	–	Existing USD Letters of Credit
Schedule 2.05(a)(i)(B)	–	Existing Multicurrency Letters of Credit
Schedule 4.01	–	Organization and Good Standing
Schedule 4.04	–	Governmental Approvals
Schedule 4.07(b)	–	Leased Properties
Schedule 4.08(a)	–	Subsidiaries
Schedule 4.08(b)	–	Subscriptions
Schedule 4.13	–	Taxes
Schedule 4.15	–	Employee Benefit Plans
Schedule 4.16	–	Environmental Matters
Schedule 4.21	–	Insurance
Schedule 4.23	–	Intellectual Property
Schedule 6.02(a)	–	Post-Closing Interest Deliveries
Schedule 7.01	–	Indebtedness
Schedule 7.02	–	Liens

- v -

Schedule 7.04	–	Investments
Schedule 7.07	–	Transactions with Affiliates
Schedule 11.02	–	Notice Information
Schedule 11.06(i)	–	Farm Credit Lenders Designated As Voting Participants
Schedule 11.24	–	Farm Credit Equities to be Purchased by Restatement Date and Related Farm Credit Equity Documents

- vi -

This AMENDED AND RESTATED CREDIT AGREEMENT dated as of the Restatement Date (as defined below) (this “Agreement”), among RAYONIER ADVANCED MATERIALS INC., a Delaware corporation (“Holdings”), RAYONIER A.M. PRODUCTS INC., a Delaware corporation (“Products”), RAYONIER PERFORMANCE FIBERS, LLC, a Delaware limited liability company (“Performance Fibers”), the DESIGNATED BORROWERS party hereto from time to time, the SUBSIDIARY LOAN PARTIES party hereto from time to time, the LENDERS party hereto from time to time and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders. From and after the Restatement Date (as defined below), certain subsidiaries of Holdings (from time to time party hereto as Guarantors) may be joined to this Agreement.

WHEREAS, Holdings, Products, certain subsidiaries of Holdings, certain lenders, and Bank of America, N.A., as administrative agent and collateral agent, are party to that certain Credit Agreement dated as of June 24, 2014, as amended by that certain First Amendment dated as of June 5, 2017 (as further amended from time to time and in effect prior to the Restatement Date, the “Original Credit Agreement”);

WHEREAS, Holdings, Products, certain of the Lenders and the Administrative Agent desire to amend and restate the Original Credit Agreement as provided herein;

WHEREAS, Products has requested that the Lenders extend credit in the form of (i) Term A-1 Loans (as defined below) on the Restatement Date, (ii) USD Revolving Facility Loans (as defined below) and USD Letters of Credit (as defined below) from time to time during the Availability Period (as defined below) and (iii) Multicurrency Revolving Facility Loans (as defined below) and Multicurrency Letters of Credit (as defined below) from time to time during the Availability Period, in each case for the purposes set forth herein; and

WHEREAS, Performance Fibers has requested that the Lenders extend credit in the form of Term A-2 Loans (as defined below) on the Restatement Date for the purposes set forth herein;

NOW, THEREFORE, the Lenders (as defined below) and each L/C Issuer (as defined below) are willing to extend such credit to the applicable Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms . As used in this Agreement, the following terms have the meanings specified below:

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(f)(iii).

“Acceptance Date” has the meaning assigned to such term in Section 2.11(f)(ii).

“Accepting Lender” has the meaning assigned to such term in Section 2.11(e).

“Acquisition” has the meaning assigned to such term in the definition of “Transactions”.

“Additional Mortgage” has the meaning assigned to such term in Section 6.10(c).

“Adjusted Eurodollar Rate” means the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (A) the applicable Eurodollar Base Rate by (B) 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.12(c).

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify Products and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agent Parties” has the meaning assigned to such term in Section 11.02(c).

“Agents” means the Administrative Agent, the Collateral Agent, the Co-Syndication Agents and the Co-Documentation Agents.

“Agreement” means, on any date, this Agreement as originally set forth in Annex I to the Restatement Agreement on the Signing Date and as thereafter amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Agreement Currency” has the meaning assigned to such term in Section 11.27.

“Applicable Discount” has the meaning assigned to such term in Section 2.11(f)(iii).

“Applicable Margin” means:

(a) with respect to Term A-1 Loans, Revolving Facility Loans and Swing Line Loans, as of any date of determination, a percentage per annum equal to the rate set forth below opposite the then-applicable Total Net Leverage Ratio for the calendar quarter immediately preceding the calendar quarter in which the date of determination falls:

Pricing Level	Total Net Leverage Ratio	Applicable Margin for Term A-1 Loans and Revolving Facility Loans that are Eurodollar Rate Loans	Applicable Margin for Term A-1 Loans and Revolving Facility Loans that are Base Rate Loans, and for Swing Line Loans
I	> 4.25:1.00	2.50%	1.50%
II	≤ 4.25:1.00 and > 3.25:1.00	2.25%	1.25%
III	≤ 3.25:1.00	2.00%	1.00%

(b) with respect to Term A-2 Loans, as of any date of determination, a percentage per annum equal to the rate set forth below opposite the then-applicable Total Net Leverage Ratio for the calendar quarter immediately preceding the calendar quarter in which the date of determination falls:

Pricing Level	Total Net Leverage Ratio	Applicable Margin for Term A-2 Loans that are Eurodollar Rate Loans	Applicable Margin for Term A-2 Loans that are Base Rate Loans
I	> 4.25:1.00	2.75%	1.75%
II	≤ 4.25:1.00 and > 3.25:1.00	2.50%	1.50%
III	≤ 3.25:1.00	2.25%	1.25%

(c) With respect to (i) Other Revolving Loans, as of and following the effective date of any applicable Incremental Revolving Facility Commitments, a percentage per annum as agreed upon among the applicable Borrower and the applicable Incremental Revolving Facility Lenders at the time such Incremental Revolving Facility Commitments become effective, (ii) Other Term Loans, as of and following the effective date of any applicable Incremental Term Loan Commitments, a percentage per annum as agreed upon among the applicable Borrower and the applicable Incremental Term Lenders at the time such Incremental Term Loan Commitments become effective and (iii) Refinancing Facilities, as of and following the effective date of any applicable commitments in respect of such Refinancing Facilities, a percentage per annum as agreed upon among the applicable Borrower and the applicable Lenders providing such Refinancing Facilities at the time such commitments become effective.

For the avoidance of doubt, (a) Swing Line Loans shall bear interest as Base Rate Loans, and (b) changes in the Applicable Margin resulting from a change in the Total Net Leverage Ratio, as calculated in a Compliance Certificate delivered pursuant to Section 6.04(c), for any calendar quarter shall become effective as to all applicable Loans and Letter of Credit

Fees on the first day of the next calendar quarter following delivery of such Compliance Certificate; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.04(c), then Pricing Level I (as set forth in the applicable table above) shall apply from the first day of the next calendar quarter following the date on which such Compliance Certificate was due through the date on which such Compliance Certificate is delivered, after which the pricing level corresponding to the Total Net Leverage Ratio set forth in such Compliance Certificate shall apply; provided further that until the first day of the calendar quarter following the delivery of the Compliance Certificate for the first fiscal quarter following the fiscal quarter during which the Restatement Date occurs, with respect to Term A-1 Loans, Term A-2 Loans, Revolving Facility Loans and Swing Line Loans, Pricing Level II (as set forth in the applicable table above) shall apply. Notwithstanding the calculation of the Applicable Margin for any period as set forth above, if, as a result of any error in the calculation of the Total Net Leverage Ratio for any quarter or for any other reason, Products or the Lenders determine that (i) the Total Net Leverage Ratio as calculated for such quarter was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio for such quarter would have resulted in higher pricing for such period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the applicable Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.13(c) or 2.05(h) or under Article VIII.

“Applicable Time” means, with respect to any borrowings and payments in (i) Euro, 2:00 p.m. London, England time and (ii) Canadian Dollars, 2:00 p.m., Toronto, Ontario time.

“Appropriate Lender” means, at any time, (i) with respect to the Term A-1 Facility, a Lender that has a Commitment or a Loan with respect to the Term A-1 Facility at such time, (ii) with respect to the Term A-2 Facility, a Lender that has a Commitment or a Loan with respect to the Term A-2 Facility at such time, (iii) with respect to the USD Revolving Facility, a Lender that has a Commitment with respect to the USD Revolving Facility at such time, (iv) with respect to the Multicurrency Revolving Facility, a Lender that has a Commitment with respect to the Multicurrency Revolving Facility at such time, (v) with respect to any Incremental Term Facility, an Incremental Term Lender that has a Commitment or Loan with respect to such Incremental Term Facility at such time and (vi) with respect to any Incremental Revolving Facility, an Incremental Revolving Facility Lender that has a Commitment with respect to such Incremental Revolving Facility at such time.

“Approved Fund” means (i) with respect to any Term A-1 Lender, any Fund that is administered or managed by (x) a Term A-1 Lender, (y) an Affiliate of a Term A-1 Lender or (z) an entity or an Affiliate of an entity that administers or manages a Term A-1 Lender, (ii) with respect to any Term A-2 Lender, any Fund that is administered or managed by (x) a Term A-2 Lender, (y) an Affiliate of a Term A-2 Lender or (z) an entity or an Affiliate of an entity that administers or manages a Term A-2 Lender and (iii) with respect to any other Lender, any Fund that is administered or managed by (x) a Lender, (y) an Affiliate of a Lender or (z) an entity or an Affiliate of an entity that administers or manages a Lender, in each case as the context may require.

“Asset Sale” means any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets of Holdings or any Subsidiary.

“Assignee” has the meaning assigned to such term in Section 11.06(b).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and Products (if required by such assignment and acceptance), substantially in the form of Exhibit A-1 or such other form as shall be approved by the Administrative Agent and Products (such approval not to be unreasonably withheld or delayed).

“Assignor” has the meaning assigned to such term in Section 11.06(g).

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.05(b)(iii).

“Auto-Reinstatement Letter of Credit” shall have the meaning specified in Section 2.05(b)(iv).

“Availability Period” means the period commencing on and including the Restatement Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the Revolving Facility Commitments.

“Available Cash” means, as of any date, unrestricted available cash of the Loan Parties that as of such date is not otherwise required to be applied to any Obligations pursuant to this Agreement or any other Loan Document.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., and its successors.

“Bank of America Fee Letters” means, collectively, (i) that certain Fee Letter, dated as of June 28, 2017 by and among Holdings, Products and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) the third section (entitled “Administrative Agency Fee”) of that certain Fee Letter, dated as of April 28, 2014, by and among Holdings, Products, Merrill Lynch,

Pierce, Fenner & Smith Incorporated and Bank of America.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 0.50% plus the Federal Funds Rate for such day and (iii) the Eurodollar Base Rate (determined by reference to clause (b) of the definition thereof) plus 1.00%. Only Loans denominated in Dollars may accrue interest at the Base Rate.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” means (i) with respect to each Revolving Facility, Products and any Designated Borrower designated for borrowing privileges thereunder in accordance with Section 2.19 (collectively, the “Revolving Facility Borrowers”), (ii) with respect to the Term A-1 Facility, Products, (ii) with respect to the Term A-2 Facility, Performance Fibers, (iii) with respect to any Incremental Revolving Facility, Products or any Designated Borrower specified in the applicable Incremental Assumption Agreement and (iv) with respect to any Refinancing Facility or any Incremental Term Facility, Products, Performance Fibers or any Designated Borrower specified in the applicable Refinancing Amendment or Incremental Assumption Agreement, as applicable; provided that the term “Borrower” shall be deemed to mean any Successor Products or Successor Performance Fibers, as applicable, succeeding to, and being substituted for, Products or Performance under the applicable Facility in accordance with Section 7.05(b)(i) or Section 7.05(b)(iii).

“Borrower Materials” has the meaning assigned to such term in Section 11.08.

“Borrowing” means a group of Loans of a single Type under a single Facility, made in the same currency and made on a single date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $2,500,000, except in the case of Swing Line Loans, in which case it means $1,000,000.

“Borrowing Multiple” means $500,000.

“Borrowing Request” means a request by any Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Budget” has the meaning assigned to such term in Section 6.04(e).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located, and:

(i) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day that is also a London Banking Day;

(ii) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day that is also a TARGET Day;

(iii) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day that is also a day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(iv) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day that is also a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “CDN$” means the lawful currency of Canada.

“Capital Lease Obligation” of any person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of Holdings or any Subsidiary, or of a special purpose or other entity not consolidated with Holdings and the Subsidiaries, either existing on the Initial Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of Holdings as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Holdings and the Subsidiaries were required to be characterized as capital lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Initial Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Initial Closing Date had they existed at that time, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Cash Collateralize” means to deposit in a Controlled Account or to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances (in each case, in Dollars) or, if the Administrative Agent and the applicable L/C Issuers shall agree in their sole discretion, other credit support, or to provide a customary back-to-back letter of credit in support of, in each case pursuant to customary documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuers (denominated in Dollars, or if agreed by the applicable Borrower, the applicable Multicurrency L/C Issuer and the Administrative Agent (in each case, in its respective sole discretion), in a Foreign Currency that is the same as that of the supported obligation). “Cash Collateral” has a meaning correlative to the foregoing, and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide an overdraft line or other cash management services, including treasury, depository, overdraft, credit or debit or purchasing card, electronic funds transfer, bilateral trade or commercial letters of credit arrangements and other trade-related products and services and cash management arrangements and services.

“Cash Management Bank” means (i) with respect to any Cash Management Agreement entered into under (and as defined in) the Original Credit Agreement prior to the Restatement Date, any person that, at the time it entered into such Cash Management Agreement (as defined in the Original Credit Agreement), was a Lender (as defined in the Original Credit Agreement) or an Affiliate (as defined in the Original Credit Agreement) of a Lender (as defined in the Original Credit Agreement) and (ii) with respect to any Cash Management Agreement entered into on or after the Restatement Date, any person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in each case in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligations” of any person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such person in respect of any Cash Management Agreement.

“CFC” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.

“Change in Control” means the occurrence of any of the following, in each case, from and after the Restatement Date and excluding the Transactions and changes occurring as part of or in connection with the Transactions:

(A) the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of Holdings and its subsidiaries, taken as a whole, to any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than to Holdings or any of its subsidiaries in a transaction not prohibited by Section 7.05;

(B) Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any person or group (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 35% of the total voting power of the voting interest in Holdings’ Equity Interests, in each case, other than an acquisition where the holders of the voting interest in Holdings’ Equity Interests as of immediately prior to such acquisition hold 35% or more of the voting interest in the Equity Interests of the ultimate parent of Holdings or successor thereto immediately after such acquisition (provided no holder of the voting interest in Holdings’ Equity Interests as of immediately prior to such acquisition owns, directly or indirectly, more than 35% of the voting interest in Holdings’ Equity Interests immediately after such acquisition);

(C) Holdings, together with its direct or indirect Wholly Owned Subsidiaries, ceases to own 100% of the voting interest in Products’ Equity Interests; or

(D) during any period of 12 consecutive months, a majority of the members of the Board of Directors of Holdings shall cease to be composed of Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Co-Documentation Agents” means PNC Bank, National Association, TD Bank, N.A. and DNB Capital LLC, each in its capacity as a co-documentation agent hereunder.

“Co-Syndication Agents” means CoBank, ACB, Wells Fargo Securities, LLC,

JPMorgan Chase Bank, N.A. and SunTrust Bank, each in its capacity as a co-syndication agent hereunder.

“CoBank” means CoBank, ACB and its successors.

“CoBank Fee Letter” means that certain Fee Letter, dated as of June 28, 2017 by and among Holdings, Products and CoBank.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Lenders pursuant to any Security Document.

“Collateral Agent” means the party acting as collateral agent for the Secured Parties under the Security Documents. On the Restatement Date, the Collateral Agent is the same person as the Administrative Agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein shall include the Collateral Agent, notwithstanding various specific references to the Collateral Agent herein.

“Collateral and Guarantee Requirement” means the requirement that:

(i) prior to the Restatement Date (and subject to Section 7 of the Restatement Agreement), the Collateral Agent shall have received from Holdings, Products, Performance Fibers, any Designated Borrower and the Initial Subsidiary Guarantors, a counterpart of the Security Agreement duly executed and delivered on behalf of such person;

(ii) prior to the Restatement Date (and subject to Section 7 of the Restatement Agreement), (A) the Collateral Agent shall have received a pledge of all the issued and outstanding Equity Interests of each Initial Subsidiary and Designated Borrower (if any), in each case, directly owned by the Loan Parties, other than Excluded Securities or Excluded Property, and (B) the Collateral Agent shall have received all certificates (if any) representing such Equity Interests (other than certificates (if any) representing Equity Interests of any entity that is not a subsidiary of Holdings), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(iii) subject to Section 7 of the Restatement Agreement, (A) all Indebtedness of Holdings and each Subsidiary (other than Excluded Securities or Excluded Property) that is owing to any Loan Party shall have been pledged pursuant to the Security Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (B) the Collateral Agent shall, if any such Indebtedness is evidenced by a promissory note or an instrument, have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(iv) in the case of any person that becomes a Loan Party after the Restatement Date, the Collateral Agent shall have received (x) a joinder to this Agreement substantially in the form attached hereto as Exhibit H and (y) a supplement to the Security Agreement, substantially in the form specified therein, in each case, duly executed and delivered on behalf of such Loan Party;

(v) after the Restatement Date, (A) all issued and outstanding Equity Interests of (i) any person that becomes a Loan Party after the Restatement Date (and which are owned by a Loan Party) and (ii) any other person directly owned by a Loan Party after the Restatement Date, in each case, other than Excluded Securities or Excluded Property, shall have been pledged pursuant to the Security Agreement, and (B) the Collateral Agent shall have received all certificates (if any) representing such Equity Interests (other than certificates (if any) representing Equity Interests of any entity that is not a subsidiary of Holdings), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(vi) except as otherwise contemplated by any Security Document or in this definition, and subject to Section 6.10(b) hereof and Section 7 of the Restatement Agreement, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(vii) within 120 days (or such longer period as the Collateral Agent shall determine in its reasonable discretion, without any requirement for Lender consent) of the Restatement Date, the Collateral Agent shall have received:

(A) counterparts of each Mortgage or Mortgage amendment, as applicable, to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01(b), duly executed, acknowledged and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the Collateral Agent may deem reasonably necessary in order to create a valid and enforceable Lien (subject only to Permitted Liens) on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid in full;

(B) if such Mortgaged Property is an improved Real Property, (x)(1) no later than 15 days prior to the execution and delivery of such Mortgage or Mortgage amendment, as applicable (or such later date as the Collateral Agent shall determine in its reasonable discretion, without any requirement for Lender consent), address and other identifying information with respect to such Mortgaged Property reasonably satisfactory to the Collateral Agent and (2) evidence as to whether any improvements on such Mortgaged Property are in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), including any additional information requested pursuant to a standard flood hazard determination form ordered and received by the Collateral Agent and (y) if such Mortgaged Property is a Flood Hazard Property, no later than 5 days prior to the execution and delivery of such Mortgage or Mortgage amendment, as applicable (or such later date as the Collateral Agent shall determine in its reasonable discretion, without any requirement for Lender consent), (1) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program (which evidence the Administrative Agent may, at its sole discretion, procure itself, and if so procured Products shall not be required to provide the evidence otherwise required under this clause (1)), (2) Products’ written acknowledgment of receipt of written notification from the Collateral Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (3) either (I) copies of Products’ application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Collateral Agent and naming the Administrative Agent as mortgagee and co-loss payee on behalf of the Secured Parties or (II) evidence of a flood insurance policy from a company and in an amount reasonably satisfactory to the Collateral Agent for the applicable portion of the premises and naming the Administrative Agent as mortgagee and co-loss payee on behalf of the Secured Parties (the Administrative Agent acknowledges that the “General Change Endorsement No. 001” delivered by Products on June 24, 2016 with respect to the Jesup Facility is compliant with the requirement of this clause (3)(II));

(C) such other documents including, but not limited to, any consents, agreements and confirmations of third parties (but without duplication of the documents described in clause (viii) below), as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgage amendment, as applicable, or Mortgaged Property; provided, however, that the provisions of this paragraph (vii) shall not apply with respect to any Real Property to the extent that the Collateral Agent shall reasonably determine that the costs of obtaining or perfecting a security interest in such Real Property or adhering to the provisions of this paragraph (vii) with respect to such Real Property are excessive in relation to the value of the security to be afforded thereby; and

(D) notwithstanding the foregoing in this clause (vii), Bank of America and CoBank (without any requirement for Lender consent) may waive the provisions of this clause (vii) with respect to any acquired or newly improved owned Real Property which would otherwise be required to be subject to a Mortgage under Section 6.10(c), and if either Bank of America or CoBank declines to so waive the provisions of this clause (vii), and if registering a Mortgage on such acquired or newly improved Real Property would result in the payment of total mortgage registration taxes and fees in connection therewith in excess of $35,000 (after using reasonable best efforts to utilize all legally reasonable tax minimization strategies), then the applicable Loan Party shall be required to grant a Mortgage on such Real Property only if, and to the extent that, prior to granting such Mortgage, the aggregate fair market values of all existing Mortgaged Properties would be less than 150% of the aggregate amount of all Loans, unfunded Commitments and Incremental Notes which are secured by any security interest in the Collateral (including without limitation in respect of Incremental Facilities and Refinancing Facilities). Solely for purposes of this clause (D) the determination of “fair market value” will be made by Bank of America and CoBank acting reasonably (and at the expense of Holdings if Bank of America and CoBank reasonably determine that an outside valuation or appraisal is required), with such determination of “fair market value” to take into account the revenue generated by manufacturing facilities and other operating assets that are appurtenant to such Real Property (to the extent also constituting part of the Collateral), and the sale price that would reasonably likely be realized in a sale of such Real Property and facilities as a “going concern”;

(viii) within 120 days (or such longer period as the Collateral Agent shall determine in its reasonable discretion, without any requirement for Lender consent) of the Restatement Date, the Collateral Agent shall have received:

(A) an American Land Title Association Lender’s Extended Coverage title insurance policy or policies or marked-up unconditional binder of such title insurance policy or policies, as applicable, paid for in full by Products, issued by a nationally recognized title insurance company in form and substance and in an amount reasonably acceptable to the Collateral Agent (together with any such policies required to be delivered pursuant to Section 6.10(b), each, a “Title Policy” and collectively, the “Title Policies”), insuring the Lien of each Mortgage in respect of the Mortgaged Property set forth on Schedule 1.01(b) as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements (including zoning endorsements where reasonably appropriate and available), affirmative insurance, coinsurance and reinsurance as the Collateral Agent may reasonably request, including with respect to any such property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Collateral Agent; provided that the face amount of the Title Policy with respect to the Jesup Facility shall not exceed $930,000,000 in the aggregate; and

(B) a survey of each Mortgaged Property set forth on Schedule 1.01(b) (including all improvements, easements and other customary matters thereon reasonably required by the Collateral Agent (taking account of whether such survey is an aerial or on-ground survey)), for which all necessary fees (where applicable) have been paid in full by Holdings, which is either (1)(w) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery; provided that delivery of a survey dated earlier than six months prior to the date of delivery thereof shall be sufficient if accompanied by an executed “no change” affidavit with respect thereto, certifying that no material changes have occurred with respect to the matters shown on such survey since the date thereof, or, if there have been any material changes, that such material changes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) certified (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the title insurance company insuring the Mortgage by a land surveyor duly registered and licensed in the states in which the Mortgaged Property is located, (y) complying in all respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (z) sufficient for such title insurance company to remove all standard survey exceptions from the Title Policy relating to such Mortgaged Property (with, if applicable, all standard survey exceptions being replaced with a specific survey exception in the Title Policy for any matters shown on said survey) (it being understood that the survey of the Jesup Facility shall be an ALTA boundary survey with major improvements depicted generally using aerial photography data) or (2) otherwise reasonably acceptable to the Collateral Agent (it being acknowledged and agreed that the survey with respect to the Jesup Facility delivered on or within 120 days of the Initial Closing Date is reasonably acceptable to the Collateral Agent); provided, however, that the provisions of this paragraph (viii) shall not apply with respect to any Real Property if the Collateral Agent shall reasonably determine that the cost of obtaining or perfecting a security interest in such Real Property or adhering to the provisions of this paragraph (viii) with respect to such Real Property are excessive in relation to the value of the security to be afforded thereby;

(ix) upon or prior to the delivery of each of the Mortgages, the Collateral Agent shall have received evidence of the insurance required by the terms of each such Mortgage;

(x) upon delivery of each Mortgage, favorable opinions of local counsel for the Loan Parties (A) in states in which the Mortgaged Property is located, with respect to the enforceability and perfection of such Mortgage and any related fixture filings and (B) in states in which the Loan Party or Loan Parties party to such Mortgage are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Party or Loan Parties in the granting of such Mortgage, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(xi) after the Restatement Date, the Collateral Agent shall have received (A) such other Security Documents as may be required to be delivered pursuant to Section 6.10, and (B) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 6.10.

“Collateral Reinstatement Date” has the meaning assigned to the term in Section 11.23.

“Collateral Reinstatement Event” has the meaning assigned to the term in Section 11.23.

“Collateral Suspension Date” has the meaning assigned to the term in Section 11.23.

“Collateral Suspension Period” means the period of time commencing on the Collateral Suspension Date and ending upon the occurrence of a Collateral Reinstatement Date.

“Collateral Suspension Ratings Level” means the condition deemed to occur at any time at which Holdings has achieved a corporate family credit rating of at least Baa3 by Moody’s and a corporate credit rating of at least BBB- by S&P.

“Commitment Fee Rate” means, as of any date of determination, a percentage per annum equal to the rate set forth below opposite the then-applicable Total Net Leverage Ratio for the calendar quarter immediately preceding the calendar quarter in which the date of determination falls:

Pricing Level	Total Net Leverage Ratio	Commitment Fee Rate
I	> 4.25:1.00	0.35%
II	≤ 4.25:1.00 and > 3.25:1.00	0.30%
III	≤ 3.25:1.00	0.25%

For the avoidance of doubt, changes in the Commitment Fee Rate resulting from a change in the Total Net Leverage Ratio, as calculated in a Compliance Certificate delivered pursuant to Section 6.04(c), for any calendar quarter shall become effective as to all applicable Revolving Facility Commitments on the first day of the next calendar quarter following delivery of such Compliance Certificate; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.04(c), then Pricing Level I shall apply from the first day of the next calendar quarter following the date on which such Compliance Certificate was due through the date on which such Compliance Certificate is delivered, after which the pricing level corresponding to the Total Net Leverage Ratio set forth in such Compliance Certificate shall apply; provided further that until the first day of the calendar quarter following the delivery of the Compliance Certificate for the first fiscal quarter following the fiscal quarter during which the Restatement Date occurs, Pricing Level II (as set forth in the table above) shall apply.

“Commitment Fees” has the meaning assigned to such term in Section 2.12(a).

“Commitments” means (a) with respect to any Lender, such Lender’s Term A-1 Loan Commitment, Term A-2 Loan Commitment, Incremental Term Loan Commitment, USD Revolving Facility Commitment (including any Incremental USD Revolving Facility Commitment and the USD Letter of Credit Commitments) and Multicurrency Revolving Facility Commitment (including any Incremental Multicurrency Revolving Facility Commitment and the Multicurrency Letter of Credit Commitments) and (b) with respect to the Swing Line Lender, its Swing Line Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means the Compliance Certificate of a Financial Officer of Holdings delivered pursuant to Section 6.04(c) in substantially the form of Exhibit I.

“Consolidated Debt” means, at any date of determination, an amount equal to the sum of (without duplication) (1) the aggregate principal amount of all outstanding Indebtedness of Holdings, Products and the Subsidiaries (excluding any undrawn letters of credit) consisting of Capital Lease Obligations and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of Holdings, Products and the Subsidiaries and all Preferred Stock of Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means, with respect to any person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets and deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Restatement Date), in each case, shall be excluded;

(ii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Capital Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(iii) the cumulative effect of a change in accounting principles during such period shall be excluded;

(iv) any net after tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets, and any net after tax gains or losses on disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

(v) any net after tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the senior management of Holdings) shall be excluded;

(vi) any net after tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of (A) indebtedness or (B) obligations under Swap Contracts or other derivative instruments, shall be excluded;

(vii) (A) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Subsidiary thereof in respect of such period, and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a Subsidiary thereof from any person in excess of, but without duplication of, the amounts included in subclause (A);

(viii) solely for the purpose of determining the amount available to make Restricted Payments pursuant to Section 7.06(e), under clause (i) of the definition of “Cumulative Credit”, the Net Income for such period of any Subsidiary (other than Products, Performance Fibers, any Designated Borrower and any Subsidiary Loan Party) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such person, to the extent not already included therein;

(ix) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 7.06(b) shall be included as though such amounts had been paid as income taxes directly by such person for such period;

(x) any impairment charges or asset write offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded;

(xi) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(xii) any (A) non-cash compensation charges, (B) costs or expenses after the Restatement Date related to employment of terminated employees, or (C) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Restatement Date of officers, directors and employees, in each case of such person or any of its Subsidiaries, shall be excluded;

(xiii) accruals and reserves that are established or adjusted within 12 months after the Restatement Date and that are so required to be established or adjusted in accordance with GAAP and as a result of the adoption or modification of accounting policies shall be excluded;

(xiv) non cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(xv) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(xvi) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), (a) expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts actually received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included; and

(xvii) non-cash charges for deferred tax asset valuation allowances shall be excluded.

Notwithstanding the foregoing, for the purpose of determining the amount available to make Restricted Payments pursuant to Section 7.06(e) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (vi) of the definition of “Cumulative Credit” contained therein.

“Consolidated Total Assets” means, as of any date, the total consolidated assets of Holdings and its Subsidiaries, determined in accordance with GAAP, as set forth on the most recent consolidated balance sheet of Holdings calculated on a Pro Forma Basis after giving effect to any subsequent acquisition or disposition of a person or business.

“Contingent Obligations” means, with respect to any person, any obligation of such person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Holdings who (1) was a member of such Board of Directors on the first day of the applicable 12 consecutive month period referenced in clause (D) of the definition of “Change in Control” or (2) was approved, appointed, nominated or elected to such Board of Directors by a majority of the Continuing Directors who were members of such Board of Directors at the time of such approval, appointment, nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account or securities account that is subject to an account control agreement in form and substance satisfactory to the Collateral Agent and each applicable L/C Issuer.

“Covenant Transaction” has the meaning assigned to such term in Section 1.06(c).

“Credit Event” has the meaning assigned to such term in Article V.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(i) an amount equal to 50% of the Consolidated Net Income of Holdings and its Subsidiaries for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Restatement Date occurs to the end of Holdings’ most recently ended fiscal quarter for which internal consolidated financial statements of Holdings have been delivered to the Administrative Agent (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

(ii) an amount equal to $150,000,000; plus

(iii) the cumulative amount of net proceeds (including cash and the fair market value (as determined in good faith by Holdings) of property other than cash) received by Holdings after the first day of the fiscal quarter in which the Restatement Date occurs from the issue or sale (other than an issuance or sale to Holdings or any Subsidiary) of Equity Interests of Holdings (other than any Disqualified Stock) or any direct or indirect parent entity of Holdings (including Equity Interests issued upon exercise of warrants or options); plus

(iv) 100% of the aggregate amount of contributions to the common capital of Holdings received in cash (and the fair market value (as determined in good faith by Holdings) of property other than cash) after the first day of the fiscal quarter in which the Restatement Date occurs; plus

(v) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of Holdings or any Subsidiary thereof issued after the first day of the fiscal quarter in which the Restatement Date occurs (other than Indebtedness or Disqualified Stock issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in Holdings or any direct or indirect parent of Holdings (provided, in the case of any such parent, such Indebtedness of Disqualified Stock is retired or extinguished); plus

(vi) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received by Holdings or any Subsidiary in cash (and the fair market value (as determined in good faith by Holdings) of property other than cash received by Holdings or any Subsidiary) after the first day of the fiscal quarter in which the Restatement Date occurs from:

(A) the sale or other disposition (other than to Holdings or a Subsidiary) of Investments in Unrestricted Subsidiaries made by Holdings and the Subsidiaries and from repurchases and redemptions of such Investments in Unrestricted Subsidiaries from Holdings and the Subsidiaries by any person (other than Holdings or any Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Investments in Unrestricted Subsidiaries (other than in each case to the extent that such Investment was made pursuant to Section 7.04(cc)),

(B) the sale (other than to Holdings or any Subsidiary) of the common Equity Interests of an Unrestricted Subsidiary; or

(C) any dividend or other distribution by an Unrestricted Subsidiary, plus

(vii) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into Holdings or any Subsidiary, the fair market value (as determined in good faith by Holdings) of the Investments of Holdings or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such subsidiary as an Unrestricted Subsidiary was made pursuant to Section 7.04(cc)); plus

(viii) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by Holdings or any Subsidiary in respect of any Investments made pursuant to Section 7.04(j); minus

(ix) any amounts thereof used to make Investments pursuant to Section 7.04(j)(ii) and Section 7.04(dd) (solely to the extent provided therein) after the Initial Closing Date prior to such time; minus

(x) the cumulative amount of Restricted Payments made pursuant to

Section 7.06(e) and Section 7.06(m) (solely to the extent provided therein) prior to such time; minus

(xi) the cumulative amount of payments of distributions in respect of Junior Financings pursuant to Section 7.09(b)(v) and Section 7.09(b)(vi) (solely to the extent provided therein).

“Debtor Relief Laws” means the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Lender” has the meaning assigned to such term in Section 2.11(e).

“Deed of Hypothec” has the meaning assigned to such term in Section 9.13.

“deemed year” has the meaning assigned to such term in Section 2.13(f).

“Default” means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” has the meaning assigned to such term in Section 2.13(c).

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (i) has failed (A) to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender has notified the Administrative Agent and Products in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) to pay to the Administrative Agent, an L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participants in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (ii) has notified Products, the Administrative Agent, an L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or Products, to confirm in writing to the Administrative Agent and Products that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and Products), or (iv) has, or has a direct or indirect parent company that has (A) become insolvent, or become generally unable to pay its debts as they become due, or admitted in writing its inability to pay its debts as they become due, or made a general assignment for the benefit of its creditors, (B) become the subject of a proceeding under any Debtor Relief Law, (C) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (D) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Products and, to the extent permitted by law, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Deposit Account” means a “deposit account” (as defined in the Uniform Commercial Code) and also means and includes all demand, time, savings, passbook or similar accounts maintained by a Loan Party with a bank or other financial institution, whether or not evidenced by an instrument, all cash and other funds held therein and all passbooks related thereto and all certificates and instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts.

“Designated Borrower” means any Wholly Owned Domestic Subsidiary of Products (other than Performance Fibers) designated for borrowing privileges under this Agreement in accordance with Section 2.19.

“Designated Borrower Joinder Agreement” means, with respect to any Designated Borrower, an agreement substantially in the form of Exhibit M hereto signed by such Designated Borrower and Products, which shall specify, with respect to each Designated Borrower, if it is to become a Designated Borrower with respect the USD Revolving Facility, the Multicurrency Revolving Facility or both.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Holdings) of non-cash consideration received by Holdings or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Designated Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Discount Range” has the meaning assigned to such term in Section 2.11(f)(ii).

“Discounted Prepayment Option Notice” has the meaning assigned to such term in Section 2.11(f)(ii).

“Discounted Voluntary Prepayment” has the meaning assigned to such term in Section 2.11(f)(i).

“Discounted Voluntary Prepayment Notice” has the meaning assigned to such term in Section 2.11(f)(v).

“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (iii) provides for the scheduled, mandatory payment of cash dividends, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the Term A-2 Facility Maturity Date and (y) the date on which the Loans and all other Obligations that are accrued and payable are repaid in full and the Commitments are terminated; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by such person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or any Multicurrency L/C Issuer, as applicable, at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary or a subsidiary listed on Schedule 1.01(a).

“EBITDA” means, with respect to Holdings and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of Holdings and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (viii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i) provision for taxes based on income, profits or capital of Holdings and its Subsidiaries for such period, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions, taken into account in calculating Consolidated Net Income;

(ii) the sum, without duplication, of (A) Interest Expense (excluding amortization or write-off of deferred financing costs) of Holdings and its Subsidiaries for such period, (B) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of Holdings and its Subsidiaries for such period, and (C) costs of surety bonds in connection with financing activities of Holdings and its Subsidiaries for such period;

(iii) the Consolidated Depreciation and Amortization Expense of Holdings and its Subsidiaries for such period;

(iv) the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of Holdings and its Subsidiaries reducing Consolidated Net Income of Holdings and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period;

(v) any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred pursuant to this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the Senior Notes or any Indebtedness permitted to be incurred pursuant to this Agreement (including a refinancing thereof), and (ii) any amendment or other modification of the Senior Notes, any Indebtedness permitted to be incurred pursuant to this Agreement (including a refinancing thereof) or other Indebtedness, incurred by Holdings or its Subsidiaries during such period;

(vi) any business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges), incurred by Holdings or its Subsidiaries during such period;

(vii) any costs or expense incurred by Holdings or its Subsidiaries during such period pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Products, Performance Fibers, any Designated Borrower or any Subsidiary Loan Party or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; and

(viii) with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (vii) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in clauses (i) and (ii) above relating to such joint venture corresponding to Holdings’, Products’ and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income during such period (determined as if such joint venture were a Subsidiary);

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income (and were not excluded therefrom) of Holdings and the Subsidiaries for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of Holdings and the Subsidiaries for such period (but excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

For purposes of determining EBITDA under this Agreement for any quarter ending prior to the first full quarter ending after the Restatement Date, EBITDA for such fiscal quarter shall be calculated on a Pro Forma Basis giving effect to the Transactions.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” means all applicable Laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, Products, Performance Fibers, or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (i) any Reportable Event occurs or the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan; (ii) the failure of any Plan to meet the minimum funding standards of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (v) the incurrence by Holdings, Products, Performance Fibers, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (vi) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vii) the incurrence by Holdings, Products, Performance Fibers, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (viii) the receipt by Holdings, Products, Performance Fibers, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, Products, Performance Fibers, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (ix) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan.

“Escrowed Proceeds” means any funds constituting the aggregate cash proceeds from an issuance of Incremental Term Loans or Incremental Notes incurred in connection with a Permitted Business Acquisition or permitted Material Investment, to the extent that such funds have been deposited into an escrow account pursuant to customary escrow arrangements pending consummation of such Permitted Business Acquisition or permitted Material Investment.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Base Rate” means:

(a) with respect to any Borrowing:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m., Toronto, Ontario time, on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period); and

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London, England time, determined two

London Banking Days prior to such date, for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day;

provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Eurodollar Rate Borrowing” means a Borrowing comprised of Eurodollar Rate Loans.

“Eurodollar Rate Loan” means at any date a Loan which bears interest at a rate based on the Adjusted Eurodollar Rate.

“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency Liabilities. The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent or the applicable Multicurrency L/C Issuer, as applicable, quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time, on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable Multicurrency L/C Issuer, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable Multicurrency L/C Issuer, as applicable, if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further that the applicable Multicurrency L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Foreign Currency.

“Excluded Indebtedness” means all Indebtedness permitted to be incurred under Section 7.01, other than Refinancing Debt permitted to be incurred under Section 7.01(w).

“Excluded Property” means any of the following:

(a) (i) any Real Property consisting of leasehold interests, (ii) any fee owned Real Property (other than any Real Property (other than as described in clause (a)(iii) below) owned in fee by a Loan Party that has an individual fair market value (as determined in good faith by Holdings) in an amount greater than $50,000,000) and (iii) the Fernandina Beach Facility (subject to the penultimate paragraph of Section 7.02) and any Real Property to the extent clause (vii)(D) of the definition of “Collateral and Guarantee Requirement” applies to such Real Property;

(b) (i) any vehicle and any other asset subject to a certificate of title, (ii) letter of credit rights (other than to the extent such rights can be perfected by filing a Uniform Commercial Code financing statement) and (iii) commercial tort claims;

(c) Deposit Accounts, securities accounts or commodity accounts;

(d) any assets to the extent that, and for so long as, taking such actions would (i) violate (x) applicable Law or (y) an enforceable contractual obligation that is binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (other than, in the case of this subclause (i)(y), customary nonassignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law) or (ii) require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been received); provided, that, upon the reasonable request of the Collateral Agent, Holdings shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in this clause (d);

(e) assets to the extent a Lien or security interest therein could reasonably be expected to result in a material adverse tax consequence to Holdings, Products or any Subsidiary, as determined in good faith by Holdings;

(f) any lease, license, permit or other agreement to the extent that a grant of a Lien or a security interest therein would violate or invalidate such lease, license, permit or other agreement or create a right of termination in favor of any party thereto (other than any Loan Party);

(g) any governmental licenses, permits or state or local franchises, charters and authorizations, to the extent Liens and security interests therein are prohibited or restricted thereby;

(h) those assets as to which the Collateral Agent and Holdings shall reasonably determine (such determination not to be unreasonably delayed) that the costs or other consequences of obtaining or perfecting such a security interest are likely to be excessive in relation to the value of the security to be afforded thereby; and

(i) Excluded Securities;

provided, that Holdings may in its sole discretion elect to exclude any property from the definition of Excluded Property.

“Excluded Securities” means any of the following:

(a) any Equity Interests or Indebtedness with respect to which the Collateral Agent and Holdings shall reasonably determine (such determination not to be unreasonably delayed) that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;

(b) in the case of any pledge of Equity Interests of any Foreign Subsidiary (in each case, that is owned directly by a Loan Party) to secure the Obligations, any voting Equity Interest of such Foreign Subsidiary in excess of 65% of the outstanding voting Equity Interests of such class;

(c) in the case of any pledge of Equity Interests of any FSHCO (in each case, that is owned directly by a Loan Party) to secure the Obligations, any voting Equity Interest of such FSHCO in excess of 65% of the outstanding voting Equity Interests of such class;

(d) any Equity Interests or Indebtedness to the extent, and for so long as, the pledge thereof would be prohibited by any Requirement of Law;

(e) any Equity Interests of any person that is not a Wholly Owned Subsidiary of Holdings (other than equity interests in any Borrower) to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 7.09(c) of this Agreement (other than, in the case of this subclause (A)(ii), customary nonassignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary of Holdings or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Holdings, Products or any Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary of Holdings) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirement of Law) and, with respect to any such contractual obligations under this clause (e), only to the extent such obligation existed at the time of the acquisition of such Equity Interests or subsidiary and was not created or made binding on or with respect to such Equity Interests or such subsidiary in contemplation of or in connection with the acquisition of such Equity Interests or subsidiary;

(f) any Equity Interests of any Immaterial Subsidiary, any Unrestricted Subsidiary (other than the Equity Interests of any Unrestricted Subsidiary that are owned directly by Holdings) or any Special Purpose Receivables Subsidiary;

(g) any Equity Interests of any Subsidiary of, or other Equity Interests owned by, a Foreign Subsidiary;

(h) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to Holdings, Products or any Subsidiary as determined in good faith by Holdings;

(i) any Equity Interests that are set forth on Schedule 1.01(a) hereto or that have been identified on or prior to the Restatement Date in writing to the Administrative Agent by a Responsible Officer of Holdings and agreed to by the Administrative Agent;

(j) to the extent any Requirement of Law requires that a Subsidiary issue directors’ qualifying shares, such shares or nominee or other similar shares;

(k) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations among Holdings and its Subsidiaries; and

(l) any Margin Stock;

provided that Holdings may in its sole discretion elect to exclude any property from the definition of Excluded Securities.

“Excluded Subsidiary” means any (a) subsidiary of Holdings (other than Products and Performance Fibers) that is prohibited by applicable Law or by contractual obligations existing on the Restatement Date (or at the time such subsidiary becomes a subsidiary of Holdings) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization, (b) Unrestricted Subsidiary, (c) Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”), (d) subsidiary of Holdings that is an FSHCO, (e) subsidiary of Holdings with respect to which the Administrative Agent and Holdings shall reasonably determine (such determination not to be unreasonably delayed) that the burden or cost of obtaining a guarantee outweighs the benefit to the Lenders and (f) Special Purpose Receivables Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Designated Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Designated Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or a grant by such

Guarantor of a security interest, becomes effective with respect to such Designated Swap Obligation. If a Designated Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Designated Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed in lieu of Taxes imposed on or measured by net income, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 11.14) or (B) such Recipient changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or Section 3.01(c), amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (iv) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Multicurrency Letter of Credit” has the meaning specified in Section 2.05(a)(i).

“Existing USD Letter of Credit” has the meaning specified in Section 2.05(a)(i).

“Facility” means the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the Restatement Date there are four Facilities, i.e. the Term A-1 Facility, the Term A-2 Facility, the USD Revolving Facility and the Multicurrency Revolving Facility (and no Incremental Term Facility or Incremental Revolving Facility), and thereafter, the term “Facility” may include any Incremental Term Facility, Incremental Revolving Facility and Refinancing Facility.

“Facility Maturity Date” means the Revolving Facility Maturity Date, Term A-1 Facility Maturity Date, Term A-2 Facility Maturity Date and/or any Incremental Revolving Facility Maturity Date or Incremental Term Facility Maturity Date, as the case may be.

“Farm Credit Equities” has the meaning specified in Section 11.24(a).

“Farm Credit Equity Documents” has the meaning specified in Section 11.24(a).

“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

“Farm Credit Lender Transfer Certificate” has the meaning specified in Section 11.24(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, the Bank of America Fee Letters and the CoBank Fee Letter.

“Fees” means, collectively, the Commitment Fees, the Letter of Credit Fees, the L/C Issuer Fees and the Administrative Agent Fees.

“Fernandina Beach Facility” means the real property located at Foot of Gum Street, Fernandina Beach, Florida 32035.

“Fernandina Cogeneration Project” means a project, or a series of related projects, under which a person (other than Holdings or any of its subsidiaries) would fund, construct and operate a combined heat and power facility on a leased portion of the Fernandina Beach Facility, and sell steam and heated water to Performance Fibers (or one or more other Subsidiaries), for use at the Fernandina Beach Facility, for an expected period of approximately twenty (20) years, together with the applicable agreements to implement such projects.

“Finance Obligations” means, at any date, (i) all Obligations, (ii) all Swap Obligations of Holdings and its Subsidiaries then owing under any Secured Hedge Agreement to any Hedge Bank and (iii) all Cash Management Obligations of Holdings and its Subsidiaries then owing under any Secured Cash Management Agreement to any Cash Management Bank; provided that the Finance Obligations shall exclude any Excluded Swap Obligations.

“Financial Covenants” means the financial maintenance covenants set forth in Section 7.10.

“Financial Officer” of any person means the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Fixed Amounts” has the meaning assigned to such term in Section 1.06(e).

“Foreign Currency” means each of Euros and Canadian Dollars.

“Foreign Lender” means a Lender or an L/C Issuer that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to any USD L/C Issuer, such Defaulting Lender’s USD Revolving Facility Percentage of the outstanding USD L/C Obligations arising in respect of USD Letters of Credit issued by such USD L/C Issuer other than USD L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, (ii) with respect to any Multicurrency L/C Issuer, such Defaulting Lender’s Multicurrency Revolving Facility Percentage of the outstanding Multicurrency L/C Obligations arising in respect of Multicurrency Letters of Credit issued by such Multicurrency L/C Issuer other than Multicurrency L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (iii) with respect to the Swing Line Lender, such Defaulting Lender’s USD Revolving Facility Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“FSHCO” means any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“Fund” means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Signing Date. For purposes herein, the term “consolidated” means such person consolidated with the Subsidiaries and shall not include any Unrestricted Subsidiary, but the interest of such person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) means (i) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (B) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (D) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (E) as an account party in respect of any letter of credit, bank guarantee or other letter of guaranty issued to support such Indebtedness or other obligation, or (ii) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Restatement Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“guarantor” has the meaning assigned to such term in the definition of “Guarantee.”

“Guarantor” means (a) Holdings, (b) Products, (c) Performance Fibers, (d) each Designated Borrower and (e) each Subsidiary Loan Party; provided, that none of Holdings, Products, Performance Fibers, the Designated Borrowers or a Subsidiary Loan Party shall be a Guarantor with respect to (i) its own respective Finance Obligations as a counterparty under any Secured Hedge Agreement or direct obligor under any Secured Cash Management Agreement or (ii) the Finance Obligations of any Facility under which it is at any time a Borrower (and “Guarantors” means two or more of them, collectively).

“Guaranty” means, collectively, the guaranty made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” means (i) with respect to any Swap Contract entered into under

(and as defined in) the Original Credit Agreement prior to the Restatement Date, any person that, at the time it entered into such Swap Contract (as defined in the Original Credit Agreement), was a Lender (as defined in the Original Credit Agreement) or an Affiliate (as defined in the Original Credit Agreement) of a Lender (as defined in the Original Credit Agreement and (ii) with respect to any Swap Contract entered into on or after the Restatement Date, any person that, at the time it enters into a Swap Contract permitted under Article VII, is a Lender, or an Affiliate of a Lender, in each case in its capacity as a party to such Swap Contract.

“HMT” has the meaning assigned to such term in the definition of “Sanctioned Entity”.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement; provided that the term “Holdings” shall be deemed to mean any Successor Holdings succeeding to, and being substituted for, Holdings in accordance with Section 7.05(b)(ii).

“Immaterial Subsidiary” means any Wholly Owned Domestic Subsidiary of Holdings that, as of the last day of the fiscal quarter of Holdings most recently ended, did not have assets with a value in excess of 2.5% of the Consolidated Total Assets of Holdings and its Wholly Owned Domestic Subsidiaries or revenues representing in excess of 2.5% of consolidated revenues (including third party revenues but excluding intercompany revenues) of Holdings and its Wholly Owned Domestic Subsidiaries on a consolidated basis as of such date; provided that in the event that any Wholly Owned Domestic Subsidiaries that would otherwise be Immaterial Subsidiaries shall in the aggregate account for a percentage in excess of 7.5% of the Consolidated Total Assets of Holdings and its Wholly Owned Domestic Subsidiaries or 7.5% of the consolidated revenues (including third party revenues but excluding intercompany revenues) of Holdings and its Wholly Owned Domestic Subsidiaries as of the end of and for the most recently completed fiscal year, then one or more of such Subsidiaries designated by Holdings (or, if Holdings shall make no designation, one or more of such Wholly Owned Domestic Subsidiaries selected in descending order based on their respective contributions to the Consolidated Total Assets of Holdings and its Wholly Owned Domestic Subsidiaries), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess and shall comply with the provisions of Section 6.10 applicable to such Subsidiary. Each Immaterial Subsidiary as of the Restatement Date shall be set forth in Schedule 1.01(c).

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Holdings, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (c) of the definition of “Indebtedness”.

“Increased Amount Date” has the meaning assigned to such term in Section 2.15(a).

“Incremental Amount” means, at any time, an amount equal to the sum of (without duplication):

(1) the greater of (i) the excess, if any, of (A) $350,000,000 minus (B) (x) the aggregate principal amount of Incremental Commitments established pursuant to Section 2.15 and (y) the aggregate principal amount of Incremental Notes issued pursuant to Section 2.15 and (ii) any amounts so long as immediately after giving effect to the establishment of commitments in respect thereof (and assuming any such Incremental Revolving Facility Commitments are fully drawn) and the use of the proceeds of the loans thereunder, (x) during any Collateral Suspension Period, the Total Net Leverage Ratio (tested on a Pro Forma Basis only on the date of the initial incurrence of the applicable Incremental Facility) does not exceed 3.50:1.00 and (y) at any other time, the Total Net Senior First Lien Secured Leverage Ratio (tested on a Pro Forma Basis only on the date of the initial incurrence of the applicable Incremental Facility) does not exceed 3.00:1.00; provided that to the extent the proceeds of any Incremental Facility or Incremental Notes are being used to finance a Permitted Business Acquisition or a Material Investment permitted hereunder, at the option of Products, for purposes of calculating the applicable ratio set forth in the foregoing clause (ii), the date of determination of whether any such Incremental Facility is, or Incremental Notes are, permitted shall be deemed to be the applicable Test Date, and if, after giving effect to such Permitted Business Acquisition or Material Investment and the other transactions to be entered into in connection therewith on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period ending prior to such Test Date, the applicable Borrower could have incurred such Incremental Facility or Incremental Notes on such Test Date in compliance with the applicable ratio, such ratio shall be deemed to have been complied with; plus

(2) the aggregate amount of all voluntary prepayments and commitment reductions of the Facilities or any Incremental Notes (it being understood that the Borrowers shall be deemed to have used amounts under this clause (2) prior to utilization of amounts under clause (1) above); plus

(3) the aggregate principal amount of Revolving Facility Commitments of any Revolving Facility Lender under each Revolving Facility that is a Defaulting Lender that have been terminated.

For purposes of all calculations of the Incremental Amount it is assumed (i) that, other than during a Collateral Suspension Period, all amounts of secured Indebtedness incurred under any Incremental Facilities and any Incremental Notes that is junior in right of security to the Facilities incurred on the Restatement Date are, for purposes of such calculations, Indebtedness that is pari passu in right of security with the Facilities incurred on the Restatement Date; (ii) that the full committed amount of all Incremental Revolving Facilities shall be treated as outstanding for such purpose (including any requested Incremental Revolving Facilities); (iii) that the cash proceeds of all such Incremental Facilities and Incremental Notes shall not be netted from Senior First Lien Secured Net Debt or Consolidated Debt for purposes of calculating compliance with the Total Net Senior First Lien Secured Leverage Ratio or the Total Net Leverage Ratio, as applicable, provided that to the extent the proceeds of any such Incremental Facility or Incremental Notes are to be used to repay Indebtedness, the Borrowers’ ability to give effect to such repayment of Indebtedness on a Pro Forma Basis (and without duplication) shall not be limited; and (iv) all other appropriate pro forma adjustments shall be given effect.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and (with respect to any Incremental Revolving Facility Commitments only) substance reasonably satisfactory to the Administrative Agent, among the applicable Borrower, the Administrative Agent and one or more Incremental Lenders.

“Incremental Commitment” means any Incremental Revolving Facility Commitment and any Incremental Term Loan Commitments.

“Incremental Facilities Specified Representations” has the meaning assigned to such term in Section 2.15(c).

“Incremental Facility” means any Incremental Revolving Facility or Incremental Term Facility, as the context may require.

“Incremental Lender” means any Incremental Term Lender or any Incremental Revolving Facility Lender.

“Incremental Loans” means the Incremental Revolving Facility Loans and the Incremental Term Loans.

“Incremental Multicurrency Revolving Facility” means any Incremental Multicurrency Revolving Facility Commitments and any Incremental Multicurrency Revolving Facility Loans made hereunder.

“Incremental Multicurrency Revolving Facility Commitment” means the commitment of any Lender, established pursuant to Section 2.15, to make Incremental Multicurrency Revolving Facility Loans to the applicable Borrower.

“Incremental Multicurrency Revolving Facility Loans” means Multicurrency Revolving Facility Loans made by one or more Lenders to the applicable Borrower pursuant to Section 2.01(c).

“Incremental Notes” has the meaning specified in Section 2.15.

“Incremental Revolving Facility” means the Incremental Revolving Facility Commitments and the Incremental Revolving Facility Loans made hereunder.

“Incremental Revolving Facility Commitment” means the commitment of any Lender, established pursuant to Section 2.15, to make Incremental Revolving Facility Loans to the applicable Borrower.

“Incremental Revolving Facility Lender” means a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Facility Loan.

“Incremental Revolving Facility Loans” means Incremental USD Revolving Facility Loans, Incremental Multicurrency Revolving Facility Loans or, to the extent permitted by Section 2.15 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Loans.

“Incremental Revolving Facility Maturity Date” means, with respect to any series or tranche of Incremental Revolving Facility Loans established pursuant to an Incremental Assumption Agreement, the maturity date as set forth in such Incremental Assumption Agreement.

“Incremental Term Borrowing” means a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” means any Incremental Term Loan Commitments and any Incremental Term Loans made hereunder.

“Incremental Term Facility Maturity Date” means, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the maturity date as set forth in such Incremental Assumption Agreement.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.15, to make Incremental Term Loans to the applicable Borrower.

“Incremental Term Loans” means Term Loans made by one or more Lenders to the applicable Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of additional Term A-1 Loans or Term A-2 Loans or, to the extent permitted by Section 2.15 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Incremental USD Revolving Facility” means any Incremental USD Revolving Facility Commitments and any Incremental USD Revolving Facility Loans made hereunder.

“Incremental USD Revolving Facility Commitment” means the commitment of any Lender, established pursuant to Section 2.15, to make Incremental USD Revolving Facility Loans to the applicable Borrower.

“Incremental USD Revolving Facility Loans” means USD Revolving Facility Loans made by one or more Lenders to the applicable Borrower pursuant to Section 2.01(c).

“Incur” means to issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a person existing at the time such person becomes a subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a subsidiary.

“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.06(e).

“Indebtedness” means, with respect to any person (and without duplication):

(a) the principal of any indebtedness of such person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (A) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business that is not overdue by more than 90 days (or, if overdue by more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such person), (B) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and (C) liabilities accrued in the ordinary course of business), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (iv) in respect of Capital Lease Obligations, or (v) representing any outstanding Swap Contracts, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (a) of another person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(c) to the extent not otherwise included, any obligations referred to or described in clause (a) of another person secured by a Lien on any asset owned by such person (whether or not such obligation is assumed by such person), provided, however, that the amount of such obligation will be the lesser of: (a) the fair market value (as determined in good faith by Holdings) of such asset at such date of determination, and (b) the amount of such obligation of such other person; and

(d) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business that are not overdue by more than 90 days; (5) Cash Management Obligations; (6) in the case of Holdings, Products and the Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of Holdings, Products and the Subsidiaries; and (7) any obligations under Swap Contracts, provided that such agreements are entered into for bona fide hedging purposes of Holdings, Products or the Subsidiaries (as determined in good faith by the Board of Directors or senior management of

Holdings, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of Holdings, Products or the Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of Holdings, Products or the Subsidiaries Incurred in accordance with this Agreement. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.

Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Agreement.    The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i) above, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 11.04(b).

“Ineligible Institution” means (i) the persons identified in writing to the Administrative Agent by Products on or prior to the Signing Date and as may be identified in writing to the Administrative Agent by Products from time to time after the Signing Date, with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), and (ii) Affiliates of the persons referred to in the preceding clause (i) and any competitor of Holdings or Products, in each case, only after such persons are identified in writing to the Administrative Agent by Products as being additional “Ineligible Institutions”, which written notice may be given at any time and from time to time after the Signing Date; provided, however, that any such person or persons as may be identified in writing to the Administrative Agent by Products from time to time after such person or persons initial identification pursuant to clause (i) or (ii) above as no longer constituting an Ineligible Institution, shall no longer to be considered an “Ineligible Institution” hereunder.

“Information” has the meaning assigned to such term in Section 11.07.

“Initial Closing Date” means June 26, 2014.

“Initial Revolver Draw” has the meaning assigned to such term in Section 2.01(d).

“Initial Subsidiaries” means each of the Initial Subsidiary Guarantors and Rayonier Foreign Sales Corporation, a Virgin Islands corporation.

“Initial Subsidiary Guarantors” means (i) unless it becomes a Borrower hereunder, each of Rayonier A.M. Sales and Technology Inc., Rayonier A.M. Properties LLC, Rayonier A.M. China Limited, Rayonier Advanced Materials Industries Ltd., Rayonier A.M. Far East Ltd. and Southern Wood Piedmont Company and (ii)(A) each Wholly Owned Domestic Subsidiary of Holdings (other than any Borrower), whether existing on the Signing Date or formed or acquired thereafter (but prior to the Restatement Date), other than any Immaterial Subsidiary or any Excluded Subsidiary, that becomes a party to the Original Credit Agreement as a Guarantor (as defined therein) and to the Security Agreement and (B) each other Subsidiary of Holdings that, in the sole discretion of Holdings, becomes a party to the Original Credit Agreement (or a comparable Guaranty (as defined in the Original Credit Agreement), mutually agreed, each in their sole discretion, by Holdings and the Administrative Agent (as defined in the Original Credit Agreement)) as a Guarantor (as defined in the Original Credit Agreement) and to the Security Agreement (or a comparable agreement mutually agreed, each in their sole discretion, by Holdings and the Administrative Agent (as defined in the Original Credit Agreement)).

“Intellectual Property Rights” has the meaning assigned to such term in Section 4.23.

“Interest Coverage Ratio” means, on any date, the ratio, determined on a Pro Forma Basis, of (x) EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of Holdings have been delivered to the Administrative Agent, all determined on a consolidated basis in accordance with GAAP to (y) Interest Expense of Holdings and the Subsidiaries for such period.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” means, with respect to any person for any period, an amount equal to (a) the sum (without duplication) of (i) consolidated interest expense of such person and its Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts, amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Swap Obligations or other derivatives (in each case to the extent permitted under this Agreement) under GAAP), (ii) consolidated capitalized interest of such person and its Subsidiaries for such period, whether paid or accrued and (iii) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than Holdings, Products or a Subsidiary; minus (b) the interest income for such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Interest Payment Date” means (i) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (ii) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December.

“Interest Period” means, as to any Eurodollar Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Borrowing, all relevant Lenders consent to such interest periods or, if agreed to by the Administrative Agent, a shorter period), as the applicable Borrower may elect, or the date any Eurodollar Rate Borrowing is converted to a Base Rate Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” has the meaning assigned to such term in Section 7.04.

“Investment Grade Securities” means: (i) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Permitted Investments), (ii) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among Holdings and its subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold material amounts of cash pending investment and/or distribution, and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and Holdings (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Jesup Facility” means that certain real property owned as of the Restatement Date by Performance Fibers and located at 4470 Savannah Highway, Jesup, Wayne County, Georgia.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Signing Date), CoBank, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., and SunTrust Robinson Humphrey, Inc.

“Judgment Currency” has the meaning assigned to such term in Section 11.27.

“Junior Financing” has the meaning assigned to such term in Section 7.09(b).

“Latest Maturity Date” means, at any date of determination, the latest scheduled maturity date applicable to any Loan hereunder at such time, including the latest maturity date of any Refinancing Facilities.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“L/C Advance” means, with respect to each Revolving Facility Lender, such Lender’s USD L/C Advances and Multicurrency L/C Advances.

“L/C Borrowing” means each USD L/C Borrowing and Multicurrency L/C Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means each USD L/C Issuer and Multicurrency L/C Issuer.

“L/C Issuer Fees” has the meaning specified in Section 2.05(i).

“L/C Obligations” means, as at any date of determination, the aggregate amount of USD L/C Obligations and Multicurrency L/C Obligations.

“Lender” means each financial institution listed on Schedule 2.01 (other than any such person that ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 11.06), as well as any person that becomes a “Lender” hereunder pursuant to Section 11.06, Section 2.15 or Section 2.18; and shall include, as the context may require, any Incremental Lender and the Swing Line Lender in such capacity.

“Lender Participation Notice” has the meaning assigned to such term in Section 2.11(f)(iii).

“Lender Presentation” means the Lender Presentation dated July 18, 2017, as modified or supplemented prior to the Signing Date.

“Lending Office” means with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Acceptance pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and Holdings as the office by which its Loans of such Type are to be made and maintained, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means each USD Letter of Credit and Multicurrency Letter of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Facility Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fees” means the USD Letter of Credit Fees and the Multicurrency Letter of Credit Fees, collectively.

“Leverage Ratio Toggle Test” means (x) at any time during a Collateral Suspension Period, that the Total Net Leverage Ratio does not exceed 3.50:1.00, and (y) at any other time, that the Total Net Senior First Lien Secured Leverage Ratio does not exceed 3.00:1.00.

“LIBOR” has the meaning assigned to such term in the definition of “Eurodollar Base Rate”.

“LIBOR Quoted Currency” means each of the following currencies: Dollars and Euro, in each case as long as there is a published LIBOR rate (or a comparable or successor rate, which rate is approved by the Administrative Agent) with respect thereto.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind (including any easement, right of way or other encumbrance on title to real property) in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” means this Agreement, any joinder hereto, the Restatement Agreement, the Reaffirmation Agreement, the Letters of Credit, the Security Documents, each Incremental Assumption Agreement, each Refinancing Amendment, any Secured Debt Intercreditor Agreement, any Notes issued under Section 2.09(e), each Designated Borrower Joinder Agreement (if any), and solely for the purposes of Section 8.01 hereof, the Bank of America Fee Letters and the CoBank Fee Letter.

“Loan Parties” means each Borrower and each Guarantor.

“Loans” means the Revolving Facility Loans, the Swing Line Loans, the Incremental Revolving Facility Loans (if any), the Term A-1 Loans, the Term A-2 Loans and the Incremental Term Loans (if any).

“Local Time” means New York City time.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on the business, property, operations or condition of Holdings and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than Loans) of any one or more of Holdings or any Subsidiary in an aggregate principal amount exceeding $87,500,000.

“Material Investment” means any Investment involving aggregate consideration (including all assumed Indebtedness) in excess of $50,000,000.

“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” has the meaning assigned to such term in Section 11.10.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to the Dollar Equivalent of 105% of the Fronting Exposure of an L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i),

(a)(ii) or (a)(iii), an amount equal to the Dollar Equivalent of 105% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereof).

“Mortgaged Properties” means the Real Properties owned in fee by the Loan Parties that are set forth on Schedule 1.01(b) and each additional Real Property encumbered by a Mortgage pursuant to Section 6.10.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, each substantially in the form of Exhibit D (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters), including the Additional Mortgages, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Multicurrency L/C Advance” means, with respect to each Multicurrency Revolving Facility Lender, such Lender’s funding of its participation in any Multicurrency L/C Borrowing in accordance with its Multicurrency Revolving Facility Percentage. All Multicurrency L/C Advances shall be denominated in Dollars.

“Multicurrency L/C Borrowing” means an extension of credit resulting from a drawing under any Multicurrency Letter of Credit which has not been reimbursed, or refinanced as a Multicurrency Revolving Facility Borrowing, by the Multicurrency L/C Honor Date. All Multicurrency L/C Borrowings shall be denominated in Dollars.

“Multicurrency L/C Credit Extension” means, with respect to any Multicurrency Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Multicurrency L/C Honor Date” has the meaning specified in Section 2.05(c)(i)(B).

“Multicurrency L/C Issuer” means each of (i) Bank of America and Wells Fargo Bank, National Association, in each case in its respective capacity as issuer of Multicurrency Letters of Credit under Section 2.05(b), and its respective successor or successors in such capacity, (ii) the issuer of any Existing Multicurrency Letter of Credit provided such person (subject to the next sentence) is a Multicurrency Revolving Facility Lender and (iii) any other Multicurrency Revolving Facility Lender which Products shall have designated (with such Multicurrency Revolving Facility Lender’s consent) as a “Multicurrency L/C Issuer” by notice to the Administrative Agent (including any Multicurrency Revolving Facility Lender designated as such as a replacement for any Multicurrency L/C Issuer who is at the time of such appointment a Defaulting Lender) that is reasonably acceptable to the Administrative Agent, in each case, for so long as Bank of America or such other Multicurrency L/C Issuer, as the case may be, shall have a Multicurrency Letter of Credit Commitment. Notwithstanding the foregoing, with respect to each Existing Multicurrency Letter of Credit, in the event the issuer of such Existing Multicurrency Letter of Credit is not itself a Multicurrency Revolving Facility Lender, but is an

Affiliate or branch of a Multicurrency Revolving Facility Lender, then such issuer shall also be deemed to be a Multicurrency L/C Issuer for the purposes of this Agreement and the other Loan Documents. Each Multicurrency L/C Issuer may, in its good faith discretion, arrange for one or more Multicurrency Letters of Credit to be issued by Affiliates or branches of such Multicurrency L/C Issuer, in which case for the purposes of this Agreement and the other Loan Documents the term “Multicurrency L/C Issuer” shall include any such Affiliate or branch with respect to Multicurrency Letters of Credit issued by such Affiliate or branch.

“Multicurrency L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Multicurrency Letters of Credit plus the aggregate of all Multicurrency Unreimbursed Amounts, including (without duplication) all Multicurrency L/C Borrowings. For purposes of computing the amount available to be drawn under any Multicurrency Letter of Credit, the amount of such Multicurrency Letter of Credit shall be determined in accordance with Section 1.04. For all purposes of this Agreement, if on any date of determination a Multicurrency Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Multicurrency Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Multicurrency Letter of Credit” means any letter of credit or bank guarantee issued under Multicurrency Revolving Facility hereunder providing for the payment of cash upon the honoring of a presentation thereunder. A Multicurrency Letter of Credit may be standby letter of credit or bank guaranty or, if made available by any Multicurrency L/C Issuer (in its sole and absolute discretion), a trade or commercial letter of credit issued by such Multicurrency L/C Issuer.

“Multicurrency Letter of Credit Commitment” means, as to any Multicurrency L/C Issuer, (a) the Dollar amount set forth opposite such Multicurrency L/C Issuer’s name on Schedule 2.01 under the caption “Multicurrency Letter of Credit Commitment” or (b) if such Multicurrency L/C Issuer has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Multicurrency L/C Issuer in the Register as such Multicurrency L/C Issuer’s “Multicurrency Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.08.

“Multicurrency Letter of Credit Fee” has the meaning specified in Section 2.05(h).

“Multicurrency Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $60,000,000 and (b) the aggregate amount of the Multicurrency L/C Issuers’ Multicurrency Letter of Credit Commitments at such time, as such amount may be reduced pursuant to Section 2.08. The Multicurrency Letter of Credit Sublimit is part of, and not in addition to, the Multicurrency Revolving Facility.

“Multicurrency Refinancing Revolving Facility” has the meaning specified in Section 2.18(a).

“Multicurrency Revolving Facility” means the Multicurrency Revolving Facility

Commitments (including any Incremental Multicurrency Revolving Facility Commitments) and the extensions of credit made hereunder by the Multicurrency Revolving Facility Lenders (including, for the avoidance of doubt, all Multicurrency Letters of Credit).

“Multicurrency Revolving Facility Borrowing” means a Borrowing comprised of Multicurrency Revolving Facility Loans.

“Multicurrency Revolving Facility Commitment” means, with respect to each Multicurrency Revolving Facility Lender, the commitment of such Multicurrency Revolving Facility Lender to make Multicurrency Revolving Facility Loans pursuant to Section 2.01, expressed as a Dollar amount representing the maximum aggregate permitted amount of such Multicurrency Revolving Facility Lender’s Multicurrency Revolving Facility Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.08, (ii) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 11.06, and (iii) increased as provided under Section 2.15 and/or Section 2.18. The initial amount of each Lender’s Multicurrency Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Multicurrency Revolving Facility Commitment (or Incremental Multicurrency Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Multicurrency Revolving Facility Commitments on the Signing Date is $150,000,000.

“Multicurrency Revolving Facility Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Multicurrency Revolving Facility Loans outstanding at such time and (b) the aggregate principal amount of Multicurrency L/C Obligations outstanding at such time. The Multicurrency Revolving Facility Credit Exposure of any Multicurrency Revolving Facility Lender at any time shall be the product of (x) such Multicurrency Revolving Facility Lender’s Multicurrency Revolving Facility Percentage and (y) the aggregate Multicurrency Revolving Facility Credit Exposure of all Multicurrency Revolving Facility Lenders, collectively, at such time.

“Multicurrency Revolving Facility Lender” means a Lender with a Multicurrency Revolving Facility Commitment (including an Incremental Multicurrency Revolving Facility Commitment) or with outstanding Multicurrency Revolving Facility Loans.

“Multicurrency Revolving Facility Loan” means a Loan made by a Multicurrency Revolving Facility Lender in respect of its Multicurrency Revolving Facility Commitments pursuant to Section 2.01(d).

“Multicurrency Revolving Facility Percentage” means, with respect to any Multicurrency Revolving Facility Lender, the percentage of the total Multicurrency Revolving Facility Commitments represented by such Lender’s Multicurrency Revolving Facility Commitment, subject to adjustment as provided in Section 2.17. If the Multicurrency Revolving Facility Commitments have terminated or expired, the Multicurrency Revolving Facility Percentages shall be determined based upon the Multicurrency Revolving Facility Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 11.06.

“Multicurrency Unreimbursed Amount” has the meaning specified in Section 2.05(c)(i).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Products, Holdings, Performance Fibers or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or obligated to make contributions, or has within any of the preceding six plan years made or been obligated to make contributions.

“Net Income” means, with respect to any person, the net income (loss) of such person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means:

(i) 100% of the cash proceeds actually received by Holdings, Products or any Domestic Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards (less any deductible or retention and other cost and expense incurred to obtain the same), but only as and when received) from any Asset Sale (other than any Asset Sale permitted under clauses (a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l), (m), (o), (p), (r), (s), (t), (u) or (v) of Section 7.05) net of (A) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (B) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, (C) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Incremental Loans or Refinancing Debt that rank junior in right of security with the other Loans) and Other First Lien Debt, (D) Taxes paid or payable (in the good faith determination of Holdings) as a result thereof, and (E) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (A) or (B) above) (x) related to any of the applicable assets and (y) retained by Holdings or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if Holdings shall deliver a certificate of a Responsible Officer of Holdings to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings’ intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Holdings and its Subsidiaries or to make Permitted

Business Acquisitions or other Investments permitted hereunder, in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent, (1) not within 12 months of such receipt, so used or (2) if contractually committed in writing to be so used within 12 months of receipt, not so used within 18 months of such receipt (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are so contractually committed to be used, then, upon the termination of such contract, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $25,000,000 and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $40,000,000 for all single transactions or series of related transactions in excess of $25,000,000 in such fiscal year; and

(ii) 100% of the cash proceeds from the incurrence, issuance or sale by Holdings or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Products or any Affiliate of Products shall be disregarded.

“Non-Consenting Lender” has the meaning assigned to such term in Section 11.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Reinstatement Deadline” has the meaning specified in Section 2.05(b)(iv).

“Note” has the meaning assigned to such term in Section 2.09(e).

“Obligations” means, with respect to each Loan Party, without duplication:

(i) in the case of (A) Products, all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to Products, whether or not allowed or allowable as a claim in any such proceeding) on, any Loan (other than a Term A-2 Loan) or L/C Obligation under, or any Note (other than in respect of a Term A-2 Loan) issued pursuant to, this Agreement or any other Loan Document, (B) Performance Fibers, all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to Performance Fibers, whether or not allowed or allowable as a claim in any such proceeding) on, any Term A-2 Loan, or any Note (in respect of a Term A-2 Loan) issued pursuant to, this Agreement or any other Loan Document, and (C) any Revolving Facility Borrower (other than Products), all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to such Revolving Facility Borrower, whether or not allowed or allowable as a claim in any such proceeding) on, any Loan or L/C Obligation under, or any Note issued pursuant to, any Revolving Facility under this Agreement or under any other Loan Document;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

(iii) all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 11.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;

(iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 11.04(b) of this Agreement or under any other similar provision of any other Loan Document; and

(v) in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor pursuant to this Agreement, the Guaranty or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Loans” has the meaning assigned to such term in Section 2.11(f)(iii).

“Original Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of such Recipient engaging or having engaged in a trade or business in the jurisdiction imposing such Tax or any other present or former connection between such Recipient and such jurisdiction; provided, that no such Recipient shall be deemed to be engaged in a trade or business in, or to have any other connection with, any jurisdiction solely as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document pursuant to an assignment request by Products under Section 11.14.

“Other First Lien Debt” means Indebtedness and other obligations secured by

Other First Liens.

“Other First Liens” means Liens on the Collateral that are equal and ratable with the Liens securing the Finance Obligations pursuant to a Secured Debt Intercreditor Agreement.

“Other Revolving Loans” has the meaning assigned to such term in Section 2.15(a).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). Other Taxes shall not include any Taxes imposed on, or measured by reference to, gross income, net income or gain.

“Other Term B Loans” means any (i) Other Term Loans, structured as incremental term “B” loans incurred under this Agreement to finance a Permitted Business Acquisition or permitted Material Investment, or (ii) Other Term Loans that (x) are structured for sale to institutional investors and (y) have an average annual mandatory amortization payment (calculated over the stated term of such Other Term Loans) equal to or less than 5.0% per annum, including in each case, any Permitted Refinancing Indebtedness in respect of Other Term B Loans that would constitute Other Term B Loans under this definition.

“Other Term Loans” has the meaning assigned to such term in Section 2.15(a).

“Outside Date” has the meaning specified in the Restatement Agreement.

“Outstanding Amount” means (i) with respect to Revolving Facility Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Facility Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Revolving Facility Borrower of Unreimbursed Amounts or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning assigned to such term in Section 11.06(d).

“Participant Register” has the meaning assigned to such term in Section 11.06(d).

“Patriot Act” has the meaning assigned to such term in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means the Perfection Certificate with respect to the Loan

Parties dated as of the Initial Closing Date (as updated from time to time pursuant to (i) prior to the Restatement Date, Section 6.04(f) of the Original Credit Agreement and (ii) on and after the Restatement Date, Section 6.04(f) hereof).

“Permitted Business Acquisition” means any purchase or other acquisition, in one transaction or a series of related transactions, of all or substantially all the property and assets or business of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by Holdings and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or business unit or line of business or division of a person (or any subsequent investment made in a person or business unit or line of business or division previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable Laws; (iii) with respect to any Material Investment, Holdings and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 7.01; (v) to the extent required by Section 6.10, any person acquired in such acquisition, if acquired by Holdings or a Domestic Subsidiary, shall be merged into a Loan Party or become upon consummation of such acquisition a Loan Party; (vi) the Collateral and Guarantee Requirement shall be satisfied (to the extent applicable); (vii) any such acquired person shall be engaged in a Similar Business; and (viii) the aggregate consideration (excluding any consideration comprised of Equity Interests of Holdings (other than Disqualified Stock)) in respect of all acquisitions and investments in assets that are owned by Foreign Subsidiaries or in Equity Interests in persons that upon consummation thereof become Foreign Subsidiaries, in each case, upon consummation of such acquisition, shall not exceed the sum of (a) the remaining amount available under Section 7.04(j) (after giving full effect to all other transactions previously consummated (or then being contemporaneously consummated) in reliance on such Section), plus (b) the remaining amount available under Section 7.04(u) (after giving full effect to all other transactions previously consummated (or then being contemporaneously consummated) in reliance on such Section), plus (c) the remaining amount available under Section 7.04(dd) (after giving full effect to all other transactions previously consummated (or then being contemporaneously consummated) in reliance on such Section), plus (d) without duplication of any amounts included in determining the amount available under Section 7.04(j), Section 7.04(u) or Section 7.04(dd), as applicable, an amount equal to any returns (in the form of dividends or other distributions or net sale proceeds) received by any Loan Party in respect of any assets owned by any Foreign Subsidiary or Equity Interests in persons that are Foreign Subsidiaries that were acquired in such Permitted Business Acquisitions in reliance on clauses (a), (b) or (c) above (excluding any such returns in excess of the amount originally invested).

“Permitted Investments” means:

(i) U.S. dollars, Canadian Dollars, pounds sterling, Euros, the national currency of any member state in the European Union or such local currencies held by Holdings, Products or a Subsidiary from time to time in the ordinary course of business;

(ii) direct obligations of the United States of America, Canada or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(iii) bank deposits, checking accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long term debt, or whose parent holding company’s long term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with a bank meeting the qualifications described in clause (iii) above;

(v) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Products) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P;

(vi) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(vii) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (i) through (vi) above;

(viii) money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AAA by S&P and Aaa by Moody’s and (C) have portfolio assets of at least $5,000,000,000;

(ix) time deposit accounts, certificates of deposit and money market deposits (in each case with or from a bank meeting the qualifications described in clause (iii) above) in an aggregate face amount not in excess of 0.50% of the total assets of Holdings and its Subsidiaries, on a consolidated basis, as of the end of Holdings’ most recently completed fiscal year; and

(x) Indebtedness issued by persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(xi) instruments equivalent to those referred to in clauses (i) through (x) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” has the meaning assigned to such term in Section 7.02.

“Permitted Loan Purchase Assignment and Acceptance” means an assignment and acceptance entered into by a Lender, as an Assignor, and Holdings, Products and/or any other Subsidiary, as an Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit A-2 or such other form as shall be approved by the Administrative Agent and Products (such approval not to be unreasonably withheld or delayed).

“Permitted Loan Purchases” has the meaning assigned to such term in Section 11.06(g).

“Permitted Receivables Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” means one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets; provided that (A) recourse to Holdings, Products or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/”absolute transfer” opinion with respect to any transfer by Holdings, Products or any Subsidiary (other than a Special Purpose Receivables Subsidiary)), and (B) the aggregate Receivables Net Investment shall not at any time exceed the greater of (x) $50,000,000 and (y) 65% of the value of all accounts receivable owned by the Loan Parties determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.04(a) and Section 6.04(b).

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon, underwriting discounts, defeasance costs, fees, commissions, expenses and an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (ii)(x) the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the remaining weighted average life to maturity of the Indebtedness being Refinanced and (y) the final maturity date of such Permitted Refinancing Indebtedness is on or after the 90th day after the latest final maturity date of any then-outstanding Term Loans and Refinancing Facilities in respect thereof, (iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders, in the aggregate, as those contained in the documentation governing the Indebtedness being Refinanced, (iv) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced (provided that (x) Indebtedness (other than the Senior Notes) (A) of any Loan Party may be Refinanced to substitute as an obligor another Loan Party that is reasonably satisfactory to the Administrative Agent and (B) of any Subsidiary that is not a Loan Party may be Refinanced to substitute as an obligor another Subsidiary that is not a Loan Party that is reasonably satisfactory to the Administrative Agent and (y) other guarantees and security may be added to the extent then independently permitted under Article VII) and (v) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms that are substantially similar, or no less favorable, to the Secured Parties, in the aggregate, than those contained in the documentation governing the Indebtedness being Refinanced; provided, further, that with respect to a Refinancing of subordinated Indebtedness permitted to be incurred herein, such Permitted Refinancing Indebtedness shall (x) be subordinated to the guarantee by each Guarantor of the Facilities, and (y) be otherwise on terms in the aggregate not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced.

“person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” means any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA (i) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, Products, Performance Fibers or any ERISA Affiliate, or (ii) in respect of which Holdings, Products, Performance Fibers, any Subsidiary or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be a contributing sponsor.

“Platform” has the meaning assigned to such term in Section 11.08.

“Pledged Collateral” has the meaning assigned to such term in the Security Agreement.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” means, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):

(i) in making any determination of EBITDA, pro forma effect shall be given to the Transactions, any Asset Sale, disposition, acquisition or Investment, in each case in excess of $50,000,000, any merger, amalgamation, consolidation, disposed operations, in each case, with respect to an operating unit of a business (or any similar transaction or transactions not otherwise permitted under Sections 7.04 or 7.05 that requires a waiver or consent of the Required Lenders and with respect to which such waiver or consent has been obtained), and to any capital expenditure, construction, repair, replacement, improvement, development, any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation and any operational changes, business realignment projects or initiatives, restructurings or reorganizations of the business of Holdings or any of its Subsidiaries that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period or thereafter and through and including the date upon which the respective relevant transaction is consummated);

(ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period or thereafter and through and including the date upon which the respective relevant transaction or issuance, incurrence, assumption or repayment of Indebtedness or Liens or Asset Sale or dividend is consummated shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), (A) bearing floating interest rates, shall be computed on a pro forma basis as if the rate in effect on the date of such calculation had been the applicable rate for the entire period (taking into account any obligations pursuant to Swap Contracts applicable to such Indebtedness if such Swap Contract has a remaining term in excess of 12 months), (B) in respect of a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP, (C) that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the applicable Borrower may designate and (D) if being calculated in respect of on any Indebtedness under a revolving credit facility, shall be computed based upon the average daily balance of such

Indebtedness during the Reference Period; and

(iii) (A) upon any Subsidiary Redesignation being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) upon any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

In the event that EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred, Holdings may elect, pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment (consistently applied for all purposes under this Agreement), in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of such calculation, to be an incurrence at such subsequent time.

Calculations made pursuant to the definition of “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of Holdings and may include adjustments to reflect (A) operating expense reductions and other operating improvements or synergies or cost savings reasonably expected to result from such relevant transaction, which adjustments are reasonably anticipated by Holdings to be realizable in connection with such relevant transaction (or any similar transaction or transactions made in compliance with this Agreement or that require a waiver or consent of the Required Lenders) and are estimated on a good faith basis by Holdings; provided, that any such adjustments under this clause (A) shall be as set forth in an officer’s certificate delivered to the Administrative Agent, to reflect operating expense reductions and other operating improvements or synergies or cost savings reasonably expected to result within 12 months of the date the applicable transaction is consummated and setting forth information and calculations supporting them in reasonable detail, and provided, further, that the aggregate amount of operating expense reductions and other operating improvements or synergies or cost savings for any applicable period shall not exceed 20% of consolidated EBITDA for such period (determined after giving effect to any such adjustments); and (B) all adjustments of the type set forth on Schedule 1.01(d) to the extent such adjustments, without duplication, continue to be applicable.

“Pro Forma Compliance” means, at any date of determination, that Holdings (together with its Subsidiaries on a consolidated basis) shall, on a Pro Forma Basis after giving effect to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), be in compliance with each of the Financial Covenants, recomputed as at the last day of the most recently ended fiscal quarter of Holdings and its Subsidiaries for which the financial statements and certificates required pursuant to Section 4.05 or 6.04, as applicable, have been delivered, and Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Holdings to such effect, together with all relevant financial information.

“Pro Forma Financial Information” has the meaning assigned to such term in Section 4.05(a).

“Projections” means the projections of Holdings, Products and the Subsidiaries included in the Lender Presentation and any other projections and any forward looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, Products or any of the Subsidiaries prior to the Restatement Date.

“Proposed Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(f)(ii).

“Public Lender” has the meaning assigned to such term in Section 11.08.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Qualifying Lenders” has the meaning assigned to such term in Section 2.11(f)(iv).

“Qualifying Loans” has the meaning assigned to such term in Section 2.11(f)(iv).

“Reaffirmation Agreement” has the meaning specified in the Restatement Agreement.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by Holdings, Products or any Subsidiary.

“Receivables Net Investment” means the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (a)(iii) of the definition of Interest Expense); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any

other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reference Period” has the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Refinance” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness,” and each of “Refinanced” and “Refinancing” has a meaning correlative thereto.

“Refinancing Amendment” means an amendment to this Agreement, among the applicable Borrower and the Lenders providing Refinancing Debt, effecting the incurrence of such Refinancing Debt in accordance with Section 2.18.

“Refinancing Debt” has the meaning specified in Section 2.18(a).

“Refinancing Debt Liens” means Liens on the assets of Holdings and the Subsidiaries securing Refinancing Debt in accordance with Section 2.18.

“Refinancing Facilities” has the meaning specified in Section 2.18(a).

“Refinancing Notes” has the meaning specified in Section 2.18(a).

“Refinancing Revolving Facility” means each USD Refinancing Revolving Facility and Multicurrency Refinancing Revolving Facility.

“Refinancing Term Facility” has the meaning specified in Section 2.18(a).

“Refinancing Term Loans” has the meaning specified in Section 2.18(a).

“Register” has the meaning assigned to such term in Section 11.06(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified person, such person’s Affiliates or partners and the respective directors, trustees, officers, employees, agents, advisors or controlling persons or members of such person and such person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Removal Effective Date” has the meaning assigned to such term in Section 9.06(b).

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” means, at any time, Lenders and Voting Participants having (i) Loans (other than Swing Line Loans) outstanding, (ii) L/C Obligations outstanding (with the aggregate amount of each Lender’s risk participation and funded participation in funded L/C Obligations being deemed “held” by such Lender), (iii) Swing Line Loans outstanding (with the aggregate amount of each Lender’s risk participation and funded participation in funded Swing Line Loans being deemed “held” by such Lender), and (iv) Revolving Facility Commitments, that taken together, represent more than 50% of the sum of all (A) Loans (other than Swing Line Loans) outstanding, (B) L/C Obligations outstanding, (C) Swing Line Loans outstanding, and (D) Revolving Facility Commitments at such time. The Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. With respect to any matter requiring the approval of the Required Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(i) as to such matter

“Required Prepayment Date” has the meaning assigned to such term in Section 2.11(e).

“Required Revolving Lenders” means, at any time, Revolving Facility Lenders and Voting Participants having Revolving Facility Commitments that represent more than 50% of the sum of all Revolving Facility Commitments at such time. The Loans of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time. With respect to any matter requiring the approval of the Required Revolving Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(i) as to such matter.

“Requirement of Law” means, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Resignation Effective Date” has the meaning assigned to such term in Section 9.06(a).

“Responsible Officer” of any person means any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent (or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Agreement” means that certain First Restatement Agreement, dated as of the Signing Date, among Holdings, Products, Performance Fibers, certain of their subsidiaries party thereto, the Lenders party thereto and Bank of America, as Administrative Agent, to which this Amended and Restated Credit Agreement is attached as Annex I.

“Restatement Date” has the meaning specified in the Restatement Agreement.

“Restricted Payments” has the meaning assigned to such term in Section 7.06.

“Revaluation Date” means (a) with respect to any Loan denominated in a Foreign Currency, each of the following (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in a Foreign Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in a Foreign Currency and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following (i) each date of issuance of a Letter of Credit denominated in a Foreign Currency, (ii) each date of an amendment of any Letter of Credit denominated in a Foreign Currency having the effect of increasing the stated amount (or maximum stated amount) thereof, (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in a Foreign Currency, (iv) the first Business Day of each calendar month after the date of issuance of each Letter of Credit denominated in a Foreign Currency while such Letter of Credit remains outstanding, (v) in the case of all Existing Multicurrency Letters of Credit denominated in Foreign Currencies, the Restatement Date and (vi) such additional dates as the Administrative Agent or any L/C Issuer of a Letter of Credit denominated in a Foreign Currency shall reasonably determine or the Required Lenders shall reasonably require.

“Revolving Facility” means each of the USD Revolving Facility and the Multicurrency Revolving Facility, or any of them, as the context may require.

“Revolving Facility Borrowers” has the meaning assigned to such term in the definition of “Borrower”.

“Revolving Facility Borrowing” means a Borrowing comprised of USD Revolving Facility Loans or Multicurrency Revolving Facility Loans.

“Revolving Facility Commitment” means, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make USD Revolving Facility Loans and/or Multicurrency Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s USD Revolving Facility Credit Exposure and Multicurrency Revolving Facility Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.08, (ii) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 11.06, and (iii) increased as provided under Section 2.15 and/or Section 2.18. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable.

“Revolving Facility Lender” means a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” means a Loan made by a USD Revolving Facility Lender or a Multicurrency Revolving Facility Lender pursuant to Section 2.01(d).

“Revolving Facility Maturity Date” means, with respect to the Multicurrency Revolving Facility or USD Revolving Facility, as applicable, the fifth anniversary of the Restatement Date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc. (or any successor thereof).

“Sale and Lease Back Transaction” means an arrangement relating to property now owned or hereafter acquired by Holdings, Products or a Subsidiary whereby Holdings, Products or such Subsidiary transfers such property to a person and Holdings, Products or such Subsidiary leases it from such person, other than leases between any of Holdings, Products and a Subsidiary or between Subsidiaries.

“Sanctioned Entity” means (a) an agency of the government of or (b) an organization directly or indirectly controlled by, a country that is subject to a sanctions program identified on the most current list maintained and published by the United States Government (including OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or the Canadian Government.

“Sanctioned Person” means a person named on the most current list of Specially Designated Nationals or Blocked Persons maintained by OFAC or the U.S. Department of State, or on HMT’s Consolidated List of Financial Sanctions Targets.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or (at Holdings’ election (in its sole discretion) by written notice to the Administrative Agent) any Subsidiary that is not a Loan Party, on the one hand, and any Cash Management Bank, on the other, to the extent that such Cash Management Agreement is not otherwise designated in writing by the applicable Loan Party and such Cash Management Bank to the Administrative Agent to not be included as a Secured Cash Management Agreement.

“Secured Debt Intercreditor Agreement” has the meaning assigned to such term in Section 11.20.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or (at Holdings’ election (in its sole discretion) by written notice to the Administrative Agent) any Subsidiary that is not a Loan Party, on the one hand, and any Hedge Bank, on the other, to the extent that such Swap Contract is not otherwise designated in writing by the applicable Loan Party and such Hedge Bank to the Administrative Agent to not be included as a Secured Hedge Agreement.

“Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, in substantially the form of Exhibit E, dated as of the Initial Closing Date, among the Loan Parties party thereto from time to time and the Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Mortgages, the Security Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.10.

“Senior First Lien Secured Net Debt” at any date means (i) the remainder of (A) the aggregate principal amount of Consolidated Debt of Holdings and its Subsidiaries outstanding at such date that is then secured by Liens on all or any portion of the assets of Holdings and its Subsidiaries, less (B) the aggregate principal amount of Consolidated Debt of Holdings and its Subsidiaries outstanding at such date that is then secured only by Liens on the Collateral that are junior or subordinated to the Liens securing the Finance Obligations (other than any Obligations, including Incremental Loans or Refinancing Debt, secured by Liens that are junior in right of security to the Liens on Collateral securing any other Facility), less (ii) up to $100,000,000 of Unrestricted Cash as of such date, and less (iii) solely in connection with (and prior to the consummation of) any Permitted Business Acquisition or permitted Material Investment (and without any duplication), the aggregate amount of any Escrowed Proceeds held in accordance with the definition thereof.

“Senior Notes” means Products’ senior unsecured 5.50% notes, due 2024, issued pursuant to the Senior Notes Indenture and outstanding on the Restatement Date.

“Senior Notes Indenture” means the Indenture dated as of May 22, 2014 under which the Senior Notes were issued, among Products, the guarantors party thereto from time to time and the trustee named therein from time to time, as in effect on the Restatement Date and as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Signing Date” has the meaning specified in the Restatement Agreement.

“Similar Business” has the meaning assigned to such term in Section 7.08.

“Special Purpose Receivables Subsidiary” means a direct or indirect Subsidiary of Holdings or Products established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with Holdings, Products or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event Holdings, Products or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).

“Specified Arrangement Agreement Representations” has the meaning specified in the Restatement Agreement.

“Specified Investments” has the meaning specified in Section 4.12(b).

“Springing Junior Lien Indebtedness” has the meaning assigned to such term in Section 7.02.

“Springing Other First Lien Indebtedness” has the meaning assigned to such term in Section 7.02.

“Subagent” has the meaning specified in Section 9.01(b).

“subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (ii) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless the context otherwise requires, a subsidiary of Holdings; provided, that an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings (or any other person) or any of its (or any other person’s) Subsidiaries for purposes of this Agreement.

“Subsidiary Loan Party” means, subject to Sections 9.10 and 11.22 below, (i) prior to the Restatement Date, each Initial Subsidiary Guarantor and (ii) on and after the Restatement Date, (A) each Wholly Owned Domestic Subsidiary of Holdings (other than any Borrower), whether existing on the Restatement Date or formed or acquired thereafter, other than any Immaterial Subsidiary or any Excluded Subsidiary, that becomes a party to this Agreement as a Guarantor and to the Security Agreement and (B) each other Subsidiary of Holdings that, in the sole discretion of Holdings, becomes a party to this Agreement (or a comparable Guaranty, mutually agreed, each in their sole discretion, by Holdings and the Administrative Agent) as a Guarantor and to the Security Agreement (or a comparable agreement mutually agreed, each in their sole discretion, by Holdings and the Administrative Agent).

“Subsidiary Redesignation” has the meaning assigned to such term in the definition of “Unrestricted Subsidiary”.

“Successor Holdings” has the meaning assigned to such term in Section 7.05(b)(ii).

“Successor Performance Fibers” has the meaning assigned to such term in Section 7.05(b)(iii).

“Successor Products” has the meaning assigned to such term in Section 7.05(b)(i).

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided, that (i) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, Products or any Subsidiary, and (ii) no contract for the purchase of natural gas of which any Loan Party intends to take delivery from a counterparty in the business of supplying natural gas, shall be a Swap Contract.

“Swap Obligations” of any person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such person in respect of any Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Commitments” means, with respect to the Swing Line Lender, $25,000,000.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit C-2 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Revolving Facility Borrower, as applicable.

“Swing Line Sublimit” means $25,000,000. The Swing Line Sublimit is part of, and not in addition to, the USD Revolving Facility.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Tax Distributions” has the meaning assigned to such term in Section 7.06(b).

“Tax Group” has the meaning assigned to such term in Section 7.06(b).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tembec” means Tembec Inc., a corporation continued and existing under the laws of Canada and its successors.

“Tembec Arrangement Agreement” has the meaning specified in the Restatement Agreement.

“Tembec Material Adverse Effect” has the meaning specified in the Restatement Agreement.

“Tembec Refinancing Transactions” has the meaning specified in the Restatement Agreement.

“Tembec Signing Date” has the meaning specified in the Restatement Agreement.

“Term A-1 Borrowing” means a Borrowing comprised of Term A-1 Loans.

“Term A-1 Facility” means the Term A-1 Loan Commitments and the Term A-1 Loans made hereunder.

“Term A-1 Facility Maturity Date” means the fifth anniversary of the Restatement Date.

“Term A-1 Lender” means (a) at any time on or prior to the Restatement Date, any Lender that has a Term A-1 Loan Commitment at such time and (b) at any time after the Restatement Date, any Lender that holds Term A-1 Loans at such time.

“Term A-1 Loan Commitment” means with respect to each Lender, the commitment of such Lender to make Term A-1 Loans as set forth in Section 2.01(a) or Incremental Term Loans in the form of Term A-1 Loans as set forth in Section 2.01(c). The initial amount of each Lender’s Term A-1 Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Term A-1 Loan Commitment (or its Incremental Term Loan Commitment), as applicable. The aggregate amount of the Term A-1 Loan Commitments on the Signing Date is $230,000,000.

“Term A-1 Loan Installment Amount” means, (i) for each of the first twelve Term A-1 Loan Installment Dates, an amount equal to 1.250% of the aggregate principal amount of Term A-1 Loans made on the Restatement Date and (ii) for each of the thirteenth through twentieth Term A-1 Loan Installment Dates, an amount equal to 1.875% of the aggregate principal amount of Term A-1 Loans made on the Restatement Date.

“Term A-1 Loan Installment Date” the 26th day of March, June, September and December, commencing with the 26th day of the first such month to occur at the end of the first full calendar quarter following the Restatement Date (if any such date is not a Business Day, then the applicable Term A-1 Loan Installment Date shall be deemed to be the immediately preceding Business Day).

“Term A-1 Loans” means the term loans made by the Lenders to Products pursuant to Section 2.01(a) and any Incremental Term Loans in the form of Term A-1 Loans made by the Incremental Term Lenders to the applicable Borrower pursuant to Section 2.01(c).

“Term A-2 Borrowing” means a Borrowing comprised of Term A-2 Loans.

“Term A-2 Facility” means the Term A-2 Loan Commitments and the Term A-2 Loans made hereunder.

“Term A-2 Facility Maturity Date” means the earlier of (a) the seventh anniversary of the Restatement Date and (b) the 91st day prior to the maturity of the Senior Notes or any Permitted Refinancing Indebtedness with respect thereto.

“Term A-2 Lender” means (a) at any time on or prior to the Restatement Date, any Lender that has a Term A-2 Loan Commitment at such time and (b) at any time after the Restatement Date, any Lender that holds Term A-2 Loans at such time.

“Term A-2 Loan Commitment” means with respect to each Lender, the commitment of such Lender to make Term A-2 Loans as set forth in Section 2.01(b) or Incremental Term Loans in the form of Term A-2 Loans as set forth in Section 2.01(c). The initial amount of each Lender’s Term A-2 Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Term A-2 Loan Commitment (or its Incremental Term Loan Commitment), as applicable. The aggregate amount of the Term A-2 Loan Commitments on the Signing Date is $450,000,000.

“Term A-2 Loan Installment Amount” means, for each Term A-2 Loan Installment Date, an amount equal to 0.250% of the aggregate principal amount of Term A-2 Loans made on the Restatement Date.

“Term A-2 Loan Installment Date” the 26th day of March, June, September and December, commencing with the 26th day of the first such month to occur at the end of the first full calendar quarter following the Restatement Date (if any such date is not a Business Day, then the applicable Term A-2 Loan Installment Date shall be deemed to be the immediately preceding Business Day).

“Term A-2 Loans” means the term loans made by the Lenders to Performance Fibers pursuant to Section 2.01(b) and any Incremental Term Loans in the form of Term A-2 Loans made by the Incremental Term Lenders to the applicable Borrower pursuant to Section 2.01(c).

“Term Borrowing” means any Term A-1 Borrowing, Term A-2 Borrowing or any Incremental Term Borrowing.

“Term Facility Maturity Date” means the Term A-1 Facility Maturity Date, the Term A-2 Facility Maturity Date and/or any Incremental Term Facility Maturity Date, as the case may be.

“Term Lender” means the Term A-1 Lenders, the Term A-2 Lenders and any Lender holding Incremental Term Loans or Incremental Term Loan Commitments.

“Term Loans” means the Term A-1 Loans, the Term A-2 Loans and/or the Incremental Term Loans.

“Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been Cash Collateralized) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Date” has the meaning specified in Section 7.04.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of Holdings then most recently ended (taken as one accounting period).

“Title Policy” and “Title Policies” shall have the meanings set forth in the definition of “Collateral and Guarantee Requirement.”

“Total Net Leverage Ratio” means, on any date, the ratio, calculated on a Pro Forma Basis, of (i) (x) the aggregate principal amount of Consolidated Debt of Holdings and its Subsidiaries outstanding at such date, less (y) up to $100,000,000 of Unrestricted Cash as of such date, and less (z) solely in connection with (and prior to the consummation of) any Permitted Business Acquisition or permitted Material Investment (and without any duplication), the aggregate amount of any Escrowed Proceeds held in accordance with the definition thereof, to (ii) EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of Holdings have been delivered to the Administrative Agent, all determined on a consolidated basis in accordance with GAAP.

“Total Net Leverage Ratio Test” means, at any time, that the Total Net Leverage Ratio does not exceed 5.00:1.00.

“Total Net Senior First Lien Secured Leverage Ratio” means, on any date, the ratio, calculated on a Pro Forma Basis, of (i) Senior First Lien Secured Net Debt as of such date to (ii) EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of Holdings have been delivered to the Administrative Agent, all determined on a consolidated basis in accordance with GAAP.

“Transactions” means (i) the acquisition by Holdings or one of its Wholly Owned Subsidiaries of all of the outstanding common shares of Tembec pursuant to the Tembec Arrangement Agreement (the “Acquisition”), (ii) (x) the Tembec Refinancing Transactions and (y) the repayment, redemption, discharge and/or other satisfaction of certain other existing indebtedness of Tembec and/or its subsidiaries, (iii) the refinancing in full of the indebtedness outstanding under the Original Credit Agreement, (iv) the execution of, and borrowing under, the Facilities on the Restatement Date, (v) all transactions in connection therewith and related thereto, and (vi) the payment of all related fees, commissions and expenses incurred in connection with the foregoing.

“Type” means, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurodollar Rate and the Base Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unfunded Pension Liability” means the amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unreimbursed Amount” means the USD Unreimbursed Amount and the Multicurrency Unreimbursed Amount.

“Unrestricted Cash” means cash or Permitted Investments (other than Permitted Investments described in clause (x) of the definition thereof) of Holdings or any of its Subsidiaries, in each case held in the applicable country in which such person is incorporated or otherwise organized, denominated in Dollars, Euros, Canadian Dollars or, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), any other currency, and that would not appear as “restricted” on a consolidated balance sheet of Holdings or any of its Subsidiaries.

“Unrestricted Subsidiary” means (i) any subsidiary of Holdings (other than any Borrower) identified on Schedule 1.01(e) and (ii) any subsidiary of Holdings (other than any Borrower) whether owned prior to, or acquired or created after, the Restatement Date that is designated by Holdings as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that Holdings shall only be permitted to so designate a new Unrestricted Subsidiary after the Restatement Date and so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) immediately after giving effect to such designation (as well as all other such designations theretofore consummated after the first day of such Reference Period), Holdings and its Subsidiaries shall be in Pro Forma Compliance, (C) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Holdings or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.04, and any prior or concurrent Investments in such Subsidiary by Holdings or any of its Subsidiaries shall be deemed to have been made under Section 7.04, (D) without duplication of clause (C) above, any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.04 and (E) such subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Senior Notes Indenture. Holdings may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) Holdings shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of Holdings, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i).

“U.S. Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S. Person” means any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or otherwise modified from time to time.

“USD Commitment Fee” has the meaning specified in Section 2.12(a).

“USD L/C Advance” means, with respect to each USD Revolving Facility Lender, such Lender’s funding of its participation in any USD L/C Borrowing in accordance with its USD Revolving Facility Percentage. All USD L/C Advances shall be denominated in Dollars.

“USD L/C Borrowing” means an extension of credit resulting from a drawing under any USD Letter of Credit which has not been reimbursed, or refinanced as a USD Revolving Facility Borrowing, by the USD L/C Honor Date. All USD L/C Borrowings shall be denominated in Dollars.

“USD L/C Credit Extension” means, with respect to any USD Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“USD L/C Honor Date” has the meaning specified in Section 2.05(c)(i)(A).

“USD L/C Issuer” means (i) CoBank, in its capacity as issuer of USD Letters of Credit under Section 2.05(b), and its successor or successors in such capacity, (ii) the issuer of any Existing USD Letter of Credit provided such person (subject to the next sentence) is a USD Revolving Facility Lender and (iii) any other USD Revolving Facility Lender which Products shall have designated (with such USD Revolving Facility Lender’s consent) as an “USD L/C Issuer” by notice to the Administrative Agent (including any USD Revolving Facility Lender designated as such as a replacement for any USD L/C Issuer who is at the time of such appointment a Defaulting Lender) that is reasonably acceptable to the Administrative Agent, in each case, for so long as CoBank or such other USD L/C Issuer, as the case may be, shall have a USD Letter of Credit Commitment. Notwithstanding the foregoing, with respect to each Existing USD Letter of Credit, in the event the issuer of such Existing USD Letter of Credit is not itself a USD Revolving Facility Lender, but is an Affiliate or branch of a USD Revolving Facility Lender, then such issuer shall also be deemed to be a USD L/C Issuer for the purposes of this Agreement and the other Loan Documents. Each USD L/C Issuer may, in its good faith discretion, arrange for one or more USD Letters of Credit to be issued by Affiliates or branches of such USD L/C Issuer, in which case for the purposes of this Agreement and the other Loan Documents the term “USD L/C Issuer” shall include any such Affiliate or branch with respect to USD Letters of Credit issued by such Affiliate or branch.

“USD L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding USD Letters of Credit plus the aggregate of all USD Unreimbursed Amounts, including (without duplication) all USD L/C Borrowings. For purposes of computing the amount available to be drawn under any USD Letter of Credit, the amount of such USD Letter of Credit shall be determined in accordance with Section 1.04. For all purposes of this Agreement, if on any date of determination a USD Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such USD Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“USD Letter of Credit” means any letter of credit or bank guarantee issued under the USD Revolving Facility hereunder providing for the payment of cash upon the honoring of a presentation thereunder. A USD Letter of Credit may be standby letter of credit or bank guaranty or, if made available by any USD L/C Issuer (in its sole and absolute discretion), a trade or commercial letter of credit issued by such USD L/C Issuer.

“USD Letter of Credit Commitment” means, as to any USD L/C Issuer, (a) the amount set forth opposite such USD L/C Issuer’s name on Schedule 2.01 under the caption “USD Letter of Credit Commitment” or (b) if such USD L/C Issuer has entered into one or more Assignment and Acceptances, the amount set forth for such USD L/C Issuer in the Register as such USD L/C Issuer’s “USD Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.08.

“USD Letter of Credit Fee” has the meaning specified in Section 2.05(h).

“USD Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $40,000,000 and (b) the aggregate amount of the USD L/C Issuers’ USD Letter of Credit Commitments at such time, as such amount may be reduced pursuant to Section 2.08. The USD Letter of Credit Sublimit is part of, and not in addition to, the USD Revolving Facility.

“USD Refinancing Revolving Facility” has the meaning specified in Section 2.18(a).

“USD Revolving Facility” means the USD Revolving Facility Commitments (including any Incremental USD Revolving Facility Commitments) and the extensions of credit made hereunder by the USD Revolving Facility Lenders (including, for the avoidance of doubt, all USD Letters of Credit and Swing Line Loans).

“USD Revolving Facility Borrowing” means a Borrowing comprised of USD Revolving Facility Loans.

“USD Revolving Facility Commitment” means, with respect to each USD Revolving Facility Lender, the commitment of such USD Revolving Facility Lender to make USD Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such USD Revolving Facility Lender’s USD Revolving Facility Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.08, (ii) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 11.06, and (iii) increased as provided under Section 2.15 and/or Section 2.18. The initial amount of each Lender’s USD Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its USD Revolving Facility Commitment (or Incremental USD Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ USD Revolving Facility Commitments on the Signing Date is $100,000,000.

“USD Revolving Facility Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of the USD Revolving Facility Loans outstanding at such time, (b) the aggregate principal amount of the Swing Line Loans outstanding at such time and (c) the aggregate principal amount of USD L/C Obligations outstanding at such time. The USD Revolving Facility Credit Exposure of any USD Revolving Facility Lender at any time shall be the product of (x) such USD Revolving Facility Lender’s USD Revolving Facility Percentage and (y) the aggregate USD Revolving Facility Credit Exposure of all USD Revolving Facility Lenders, collectively, at such time.

“USD Revolving Facility Lender” means a Lender with a USD Revolving Facility Commitment (including an Incremental USD Revolving Facility Commitment) or with outstanding USD Revolving Facility Loans.

“USD Revolving Facility Loan” means a Loan made by a USD Revolving Facility Lender in respect of its USD Revolving Facility Commitment pursuant to Section 2.01(d).

“USD Revolving Facility Percentage” means, with respect to any USD Revolving Facility Lender, the percentage of the total USD Revolving Facility Commitments represented by such Lender’s USD Revolving Facility Commitment, subject to adjustment as provided in Section 2.17. If the USD Revolving Facility Commitments have terminated or expired, the USD Revolving Facility Percentages shall be determined based upon the USD Revolving Facility Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 11.06.

“USD Unreimbursed Amount” has the meaning specified in Section 2.05(c)(i).

“Voting Participant” has the meaning specified in Section 11.06(i).

“Voting Participant Notification” has the meaning specified in Section 11.06(i).

“Waivable Mandatory Prepayment” has the meaning assigned to such term in Section 2.11(e).

“Wholly Owned Domestic Subsidiary” of any person means a subsidiary of such person that is both a Domestic Subsidiary and a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable Law) are owned by such person or one or more Wholly Owned Subsidiaries of such person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if Products notifies the Administrative Agent that Products requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Initial Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Products that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.03 [Reserved].

Section 1.04 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the Dollar Equivalent of the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.05 Rounding. Any financial ratios required to be maintained by Products pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06 Exchange Rates; Ratio and Basket Calculations.

(a) The Administrative Agent or any Multicurrency L/C Issuer, as applicable, shall determine the Exchange Rate in respect of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Multicurrency Revolving Facility Loans and Multicurrency L/C Obligations denominated in Foreign Currencies. Such Exchange Rates shall become effective as of such Revaluation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Holdings hereunder or calculating financial ratios hereunder, or except as otherwise provided herein (including clauses (c) and (d) below), the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or any Multicurrency L/C Issuer, as applicable, based on the Exchange Rate in respect of the date of such determination as if such date were the Revaluation Date.

(b) Wherever in this Agreement in connection with a Multicurrency Revolving Facility Borrowing or the issuance, amendment or extension of a Multicurrency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Multicurrency Revolving Facility Borrowing or Multicurrency Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or any Multicurrency L/C Issuer, as applicable, on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date).

(c) Notwithstanding the foregoing, for purposes of determining compliance with any covenant in Article VII, (i) with respect to any Indebtedness, Lien, Investment, Restricted Payment, Asset Sale, acquisition, transaction with Affiliates or payment or other distribution of or in respect of any Junior Financing (each a “Covenant Transaction”) in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Covenant Transaction is created, made or incurred, and (ii) with respect to any Covenant Transaction created, incurred or made in reliance on a provision that makes reference to a percentage of Consolidated Total Assets, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated Total Assets occurring after the time such Covenant Transaction is created, made or incurred in reliance on such provision.

(d) For purposes of determining compliance with any covenant in Article VII (other than the Financial Covenants), with respect to the amount of any Covenant Transaction in a currency other than Dollars, such amount (i) if created, incurred or made in reliance on a fixed Dollar basket, will be converted into Dollars by Holdings based on the relevant Exchange Rate in effect on the Restatement Date, and (ii) if created, incurred or made in reliance on a percentage or ratio basket, will be converted into Dollars by Holdings based on the relevant Exchange Rate in effect on the most recent Revaluation Date preceding the date such Covenant Transaction is created, incurred or made and such percentage or ratio basket will be measured at the time such Covenant Transaction is created, incurred or made. For purposes of determining compliance with Section 7.10, amounts in currencies other than Dollars shall be translated into Dollars by Holdings at the Exchange Rate used in preparing Holdings’ most recently delivered annual or quarterly financial statements.

(e) For purposes of determining compliance with any restrictive covenant (including Section 2.15 and the definition of “Incremental Amount”), with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under a restrictive covenant (including Section 2.15 and the definition of “Incremental Amount”) that does not require compliance with a financial ratio or test (including, without limitation, any Total Net Senior First Lien Secured Leverage Ratio, any Total Net

Leverage Ratio and any Leverage Ratio Toggle Test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement in the same restrictive covenant (including Section 2.15 and the definition of “Incremental Amount”) that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

(f) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Base Rate” or with respect to any comparable or successor rate thereto.

(g) The Administrative Agent (or the applicable Multicurrency L/C Issuer, if applicable) shall provide written notice to Holdings of the Exchange Rate on the Restatement Date and each Revaluation Date.

(h) If at any time on or following the Signing Date all of the Participating Member States that had adopted the Euro as their lawful currency on or prior to the Signing Date cease to have the Euro as their lawful national currency unit, then Holdings, the Administrative Agent, and the Lenders will negotiate in good faith to amend the Loan Documents to (a) follow any generally accepted conventions and market practice with respect to redenomination of obligations originally denominated in Euro, and (b) otherwise appropriately reflect the change in currency.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a) each Lender having a Term A-1 Loan Commitment on the Restatement Date severally agrees to make Term A-1 Loans to Products on the Restatement Date in a principal amount not to exceed its Term A-1 Loan Commitment;

(b) each Lender having a Term A-2 Loan Commitment on the Restatement Date severally agrees to make Term A-2 Loans to Performance Fibers on the Restatement Date in a principal amount not to exceed its Term A-2 Loan Commitment;

(c) each Lender having an Incremental Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Loans to the applicable Borrower in an aggregate principal amount not to exceed its Incremental Commitment; and

(d) (x) each USD Revolving Facility Lender severally agrees to make USD Revolving Facility Loans to the applicable Revolving Facility Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s USD Revolving Facility Commitment, provided, however, that after giving effect to any USD Revolving Facility Borrowing, (i) the USD Revolving Facility Credit Exposure shall not exceed the USD Revolving Facility Commitments and (ii) the USD Revolving Facility Credit Exposure of any USD Revolving Facility Lender shall not exceed such Lender’s USD Revolving Facility Commitment; and (y) each Multicurrency Revolving Facility Lender severally agrees to make Multicurrency Revolving Facility Loans to the applicable Revolving Facility Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Multicurrency Revolving Facility Commitment, which Multicurrency Revolving Facility Loans (other than Base Rate Loans) may at the election of the applicable Revolving Facility Borrower be denominated in Dollars or a Foreign Currency, provided, however, that after giving effect to any Multicurrency Revolving Facility Borrowing, (i) the Multicurrency Revolving Facility Credit Exposure shall not exceed the Multicurrency Revolving Facility Commitments and (ii) the Multicurrency Revolving Facility Credit Exposure of any Multicurrency Revolving Facility Lender shall not exceed such Lender’s Multicurrency Revolving Facility Commitment. Within the limits of each Lender’s USD Revolving Facility Commitment or Multicurrency Revolving Facility Commitment, as applicable, and subject to the other terms and conditions hereof, the Revolving Facility Borrowers may borrow under this Section 2.01(d), prepay under Section 2.11 and reborrow under this Section 2.01(d); provided, further, the Revolving Facility Borrowers may only borrow Revolving Facility Loans on the Restatement Date in an aggregate principal amount not in excess of $50,000,000 (excluding any Letters of Credit outstanding on such date) (any such borrowing, the “Initial Revolver Draw”).

(e) Amounts repaid or prepaid in respect of Term A-1 Loans or Term A-2 Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or in the case of Swing Line Loans, in accordance with their respective Swing Line Commitments); provided, however, that (x) USD Revolving Facility Loans shall be made by USD Revolving Facility Lenders ratably in accordance with their respective USD Revolving Facility Percentages on the date such Loans are made hereunder and (y) Multicurrency Revolving Facility Loans shall be made by Multicurrency Revolving Facility Lenders ratably in accordance with their respective Multicurrency Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 3.03, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Rate Loans as the applicable Borrower may request in accordance herewith. Each Swing Line Borrowing shall be a Base Rate Borrowing. Each Lender at its option may make any Base Rate Loan or Eurodollar Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 3.01 or 3.04 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurodollar Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the USD Revolving Facility Commitments or the Multicurrency Revolving Facility Commitments, as applicable, or that is required to finance the reimbursement in respect of Letters of Credit as contemplated by Section 2.05(c). Each Swing Line Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of 12 Eurodollar Rate Borrowings outstanding under the Facilities.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Facility Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by (A) telephone, or (B) a Borrowing Request; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request (which may be delivered by facsimile or other electronic means of written communication in accordance with Section 11.02). Each such Borrowing Request must be received (a) in the case of a Eurodollar Rate Borrowing denominated in Dollars, not later than 12:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurodollar Rate Borrowing denominated in a Foreign Currency, not later than 12:00 p.m., Local Time, four Business Days before the date of the proposed Borrowing or (c) in the case of a Base Rate Borrowing, not later than 12:00 p.m., Local Time, one Business Day before the date of the proposed Borrowing; provided, that any such notice of a Base Rate Borrowing to finance the reimbursement in respect of a Letter of Credit as contemplated by Section 2.05(c) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) (A) whether such Borrowing is to be a Borrowing of Term A-1 Loans, Term A-2 Loans, USD Revolving Facility Loans, Multicurrency Revolving Facility Loans, Other Revolving Loans, Other Term Loans or Refinancing Term Loans, and (B) in the case of Multicurrency Revolving Facility Loans, the currency thereof;

(ii) the aggregate amount of (A) the requested Borrowing and (B) in the case of a Borrowing of (x) USD Revolving Facility Loans, all USD Revolving

Facility Loans to be outstanding (after giving effect to the requested Borrowing) and (y) Multicurrency Revolving Facility Loans, all Multicurrency Revolving Facility Loans to be outstanding (after giving effect to the requested Borrowing);

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing;

(v) in the case of a Eurodollar Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of “Interest Period”;

(vi) in the case of any Borrowing to be made under the Revolving Facility, any Incremental Facility or any Refinancing Facility, the identity of the Revolving Facility Borrower for such Borrowing; and

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If the applicable Borrower fails to specify a Type of Loan in a Borrowing Request or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the Loans shall be made as, or converted to, Base Rate Loans (except with respect to Multicurrency Revolving Facility Loans requested in a Foreign Currency, which shall be made in such Foreign Currency, as Eurodollar Rate Loans with an Interest Period of one month’s duration). Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If no Interest Period is specified with respect to any requested Eurodollar Rate Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the applicable Borrower fails to specify a currency in a Borrowing Request in respect of Multicurrency Revolving Facility Loans, then the Loans so requested shall be made in Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may make loans (each such loan, a “Swing Line Loan”) to one or more Revolving Facility Borrowers, as applicable, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the USD Revolving Facility Percentage of the Outstanding Amount of USD Revolving Facility Loans and USD L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s USD Revolving Facility Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the USD Revolving Facility Credit Exposure shall not exceed the total USD Revolving Facility Commitment and (ii) the USD Revolving Facility

Credit Exposure of any Lender (other than the Swing Line Lender on account of its Swing Line Loans) shall not exceed such Lender’s USD Revolving Facility Commitment, (y) the Revolving Facility Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it has, or by making of such Swing Line Loan may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Revolving Facility Borrowers may borrow under this Section 2.04, prepay under Section 2.11, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each USD Revolving Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s USD Revolving Facility Percentage multiplied by the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon any Revolving Facility Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., Local Time, on the requested borrowing date or such later time on the requested borrowing date as may be approved by the Swing Line Lender in its sole discretion, and shall specify (i) the amount to be borrowed, which shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any USD Revolving Facility Lender) prior to 2:00 p.m., Local Time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 5.05 is not then satisfied or waived (and one or more such conditions are not in fact satisfied or waived), then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., Local Time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to such Revolving Facility Borrower in immediately available funds either by (i) crediting the account of such Revolving Facility Borrower on the books of the Swing Line Lender with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Swing Line Lender by such Revolving Facility Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the applicable Revolving Facility Borrower (each of which hereby irrevocably authorizes the Swing Line Lender to so request on its respective behalf), that each USD Revolving Facility Lender make a Base Rate Loan in an amount equal to such Lender’s USD Revolving Facility Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 and 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the amount of the remaining unutilized portion of the USD Revolving Facility and the conditions set forth in Section 5.05. The Swing Line Lender shall furnish the applicable Revolving Facility Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each USD Revolving Facility Lender shall make an amount equal to its USD Revolving Facility Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. Local Time, on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each USD Revolving Facility Lender that so makes funds available shall be deemed to have made a Base Rate Loan to such Revolving Facility Borrower, as applicable, in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Facility Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the USD Revolving Facility Lenders fund its risk participation in the relevant Swing Line Loan and each USD Revolving Facility Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any USD Revolving Facility Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such USD Revolving Facility Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s USD Revolving Facility Loan included in the relevant

Revolving Facility Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each USD Revolving Facility Lender’s obligation to make USD Revolving Facility Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the applicable Revolving Facility Borrower or any other person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each USD Revolving Facility Lender’s obligation to make USD Revolving Facility Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.05.

(d) Repayment of Participations.

(i) At any time after any USD Revolving Facility Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such USD Revolving Facility Lender its USD Revolving Facility Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each USD Revolving Facility Lender shall pay to the Swing Line Lender its USD Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Revolving Facility Borrower under the USD Revolving Facility for interest on the Swing Line Loans. Until each USD Revolving Facility Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such USD Revolving Facility Lender’s USD Revolving Facility Percentage of any Swing Line Loan, interest in respect of such USD Revolving Facility Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The applicable Revolving

Facility Borrower (or Products on its behalf, if applicable) shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.04, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any USD Revolving Facility Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements satisfactory to it to eliminate its Fronting Exposure (after giving effect to Section 2.16) with respect to any Defaulting Lender’s risk participations in, and all other obligations in respect of, Swing Line Loans, including by cash collateralizing such Defaulting Lender’s USD Revolving Facility Percentage of all Swing Line Loans outstanding or to be outstanding hereunder.

Section 2.05 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) (A) Subject to the terms and conditions set forth herein, (I) each USD L/C Issuer agrees (subject to the amount of its USD Letter of Credit Commitment), in reliance upon the agreements of the USD Revolving Facility Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue USD Letters of Credit denominated in Dollars for the account of Holdings, the applicable Revolving Facility Borrower or the Subsidiaries, and to amend or extend USD Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the USD Letters of Credit; and (II) the USD Revolving Facility Lenders severally agree to participate in USD Letters of Credit issued for the account of Holdings, the applicable Revolving Facility Borrower or the Subsidiaries and any drawings thereunder; provided that after giving effect to any USD L/C Credit Extension with respect to any USD Letter of Credit, (w) the aggregate amount available to be drawn under all USD Letters of Credit issued by the applicable USD L/C Issuer issuing such USD Letter of Credit shall not exceed such USD L/C Issuer’s USD Letter of Credit Commitment (provided, that any L/C Issuer may, following a request from the applicable Revolving Facility Borrower, each in its sole discretion, issue USD Letters of Credit in an aggregate available amount in excess of such USD L/C Issuer’s USD Letter of Credit Commitment, subject to clause (z) below), (x) the USD Revolving Facility Credit Exposure shall not exceed the total USD Revolving Facility Commitments, (y) the USD Revolving Facility Credit Exposure of any Lender shall not exceed such Lender’s USD Revolving Facility Commitment and (z) the Outstanding Amount of the USD L/C Obligations shall not exceed the USD Letter of Credit Sublimit. Notwithstanding anything to the contrary provided in this Agreement, each letter of credit listed on Schedule 2.05(a)(i)(A) (as may be updated pursuant to Section 11.01 of this Agreement) (each, an “Existing USD Letter of Credit”) shall be deemed issued under the USD Revolving Facility under this Agreement from and after the Restatement Date.

(B) Subject to the terms and conditions set forth herein, (I) each

Multicurrency L/C Issuer agrees (subject to the amount of its Multicurrency Letter of Credit Commitment), in reliance upon the agreements of the Multicurrency Revolving Facility Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue Multicurrency Letters of Credit denominated in Dollars or any Foreign Currency for the account of Holdings, the applicable Revolving Facility Borrower or the Subsidiaries, and to amend or extend Multicurrency Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Multicurrency Letters of Credit; and (II) the Multicurrency Revolving Facility Lenders severally agree to participate in Multicurrency Letters of Credit issued for the account of Holdings, the applicable Revolving Facility Borrower or the Subsidiaries and any drawings thereunder; provided that after giving effect to any Multicurrency L/C Credit Extension with respect to any Multicurrency Letter of Credit, (w) the aggregate amount available to be drawn under all Multicurrency Letters of Credit issued by the applicable Multicurrency L/C Issuer issuing such Multicurrency Letter of Credit shall not exceed such L/C Issuer’s Multicurrency Letter of Credit Commitment (provided, that any Multicurrency L/C Issuer may, following a request from the applicable Revolving Facility Borrower, each in its sole discretion, issue Multicurrency Letters of Credit in an aggregate available amount in excess of such L/C Issuer’s Multicurrency Letter of Credit Commitment, subject to clause (z) below), (x) the Multicurrency Revolving Facility Credit Exposure shall not exceed the total Multicurrency Revolving Facility Commitments, (y) the Multicurrency Revolving Facility Credit Exposure of any Lender shall not exceed such Lender’s Multicurrency Revolving Facility Commitment and (z) the Dollar Equivalent of the Outstanding Amount of the Multicurrency L/C Obligations shall not exceed the Multicurrency Letter of Credit Sublimit. Notwithstanding anything to the contrary provided in this Agreement, each letter of credit listed on Schedule 2.05(a)(i)(B) (as may be updated pursuant to Section 11.01 of this Agreement) (each, an “Existing Multicurrency Letter of Credit”) shall be deemed issued under the Multicurrency Revolving Facility under this Agreement from and after the Restatement Date.

(C) Each request by a Revolving Facility Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Revolving Facility Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to clauses (a)(i)(A) and (a)(i)(B) above, as applicable. Within the foregoing limits, and subject to the terms and conditions hereof, each Revolving Facility Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Revolving Facility Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.05(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) unless such L/C Issuer has otherwise agreed, the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date; provided that if any such Letter of Credit is outstanding on the Letter of Credit Expiration Date, the applicable Revolving Facility Borrower shall Cash Collateralize the Outstanding Amount of all L/C Obligations with respect to such Letter of Credit.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to that L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate in any material respect one or more policies of such L/C Issuer applicable to letters of credit generally and customary for other issuers of letters of credit;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) (x) in the case of any USD Letter of Credit, the issuance of such USD Letter of Credit is to be denominated in a currency other than Dollars and (y) in the case of any Multicurrency Letter of Credit, the issuance of such Multicurrency Letter of Credit is to be denominated in a currency other than Dollars or any Foreign Currency; or

(E) any Lender is at that time a Defaulting Lender, unless such

L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the applicable Revolving Facility Borrower or such Lender to eliminate such L/C Issuer’s actual or reasonably determined potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or reasonably determined potential Fronting Exposure.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each (x) USD L/C Issuer shall act on behalf of the USD Revolving Facility Lenders with respect to any USD Letters of Credit issued by it and the documents associated therewith and (y) Multicurrency L/C Issuer shall act on behalf of the Multicurrency Revolving Facility Lenders with respect to any Multicurrency Letters of Credit issued by it and the documents associated therewith, and in each case such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Revolving Facility Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Revolving Facility Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 2:00 p.m., Local Time, at least two Business Days (or such later date and time as the Administrative Agent and the applicable

L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) whether the requested Letter of Credit shall be a USD Letter of Credit or a Multicurrency Letter of Credit and (I) such other customary matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other customary matters as the applicable L/C Issuer may reasonably require. Additionally, the applicable Revolving Facility Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other customary documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless one or more applicable conditions contained in Section 5.05 shall not then be satisfied or waived, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Holdings, such Revolving Facility Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each (x) USD Letter of Credit, each USD Revolving Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable USD L/C Issuer a risk participation in such USD Letter of Credit in an amount equal to the product of such Lender’s USD Revolving Facility Percentage times the amount of such USD Letter of Credit, and (y) Multicurrency Letter of Credit, each Multicurrency Revolving Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Multicurrency L/C Issuer a risk participation in such Multicurrency Letter of Credit in an amount equal to the product of such Lender’s Multicurrency Revolving Facility Percentage times the amount of such Multicurrency Letter of Credit.

(iii) If any Revolving Facility Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the applicable Revolving Facility Borrower shall not be required to make a specific request to any L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the USD Revolving Facility Lenders or Multicurrency Revolving Facility Lenders, as applicable, shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (unless the applicable L/C Issuer has otherwise agreed, in which case such expiry date may be later than the Letter of Credit Expiration Date, and if any such Letter of Credit is outstanding on the Letter of Credit Expiration Date, the applicable Revolving Facility Borrower shall Cash Collateralize the Outstanding Amount of all L/C Obligations with respect to such Letter of Credit); provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) one or more of the applicable conditions specified in Section 5.05 is not then satisfied or waived.

(iv) If any applicable Revolving Facility Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the applicable L/C Issuer, such Revolving Facility Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the USD Revolving Facility Lenders or Multicurrency Revolving Facility Lenders, as applicable, shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the applicable Revolving Facility Borrower that one or more of the applicable conditions specified in Section 5.05 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Revolving Facility Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) (A) Upon receipt from the beneficiary of any USD Letter of Credit of any notice of a drawing under such USD Letter of Credit, the applicable USD L/C Issuer shall notify the applicable Revolving Facility Borrower and the Administrative Agent thereof. Not later than 2:00 p.m., Local Time, on the Business Day (each such date, an “USD L/C Honor Date”) following the date upon which such Revolving Facility Borrower receives such notice from the applicable USD L/C Issuer of a payment by such USD L/C Issuer under a USD Letter of Credit, such Revolving Facility Borrower shall reimburse such USD L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If Products or such Revolving Facility Borrower fails to so reimburse such USD L/C Issuer by such time, such USD L/C Issuer shall notify the Administrative Agent who shall promptly notify each USD Revolving Facility Lender of the USD L/C Honor Date, the amount of the unreimbursed drawing (the “USD Unreimbursed Amount”), and the amount of such USD Revolving Facility Lender’s USD Revolving Facility Percentage thereof. In such event, such Revolving Facility Borrower shall be deemed to have requested a Revolving Facility Borrowing of Base Rate Loans to be disbursed on the USD L/C Honor Date in an amount equal to the USD Unreimbursed Amount, without regard to the minimum and multiples specified in Section 1.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the USD Revolving Facility Commitments and the conditions set forth in Section 5.05 (other than delivery of a Borrowing Request).

(B) Upon receipt from the beneficiary of any Multicurrency Letter of Credit of any notice of a drawing under such Multicurrency Letter of Credit, the applicable Multicurrency L/C Issuer shall notify the applicable Revolving Facility Borrower and the Administrative Agent thereof. In the case of a Multicurrency Letter of Credit denominated in a Foreign Currency, such Revolving Facility Borrower shall reimburse the applicable Multicurrency L/C Issuer in such Foreign Currency, unless (A) the applicable Multicurrency L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, such

Revolving Facility Borrower shall have notified the applicable Multicurrency L/C Issuer promptly following receipt of the notice of drawing that such Revolving Facility Borrower will reimburse the applicable Multicurrency L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Multicurrency Letter of Credit denominated in a Foreign Currency, the applicable Multicurrency L/C Issuer shall notify such Revolving Facility Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 2:00 p.m., Local Time on the Business Day immediately following the day such Revolving Facility Borrower received notice thereof from the applicable Multicurrency L/C Issuer in respect of a Multicurrency Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the Business Day immediately following the day such Revolving Facility Borrower received notice thereof from the applicable Multicurrency L/C Issuer in respect of a Multicurrency Letter of Credit to be reimbursed in a Foreign Currency (each such date, a “Multicurrency L/C Honor Date”), such Revolving Facility Borrower shall reimburse the applicable Multicurrency L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in a Foreign Currency is to be reimbursed in Dollars pursuant to clause (B) of the second sentence in this Section 2.05(c)(i)(B) and (B) the Dollar amount paid by such Revolving Facility Borrower, whether on or after the Multicurrency L/C Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Foreign Currency equal to the drawing, such Revolving Facility Borrower agrees, as a separate and independent obligation, to indemnify the applicable Multicurrency L/C Issuer for the loss resulting from its inability on that date to purchase the Foreign Currency in the full amount of the drawing. If such Revolving Facility Borrower fails to timely reimburse the applicable Multicurrency L/C Issuer on the Multicurrency L/C Honor Date, the Administrative Agent shall promptly notify each Multicurrency Revolving Facility Lender of the Multicurrency L/C Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Multicurrency Letter of Credit denominated in a Foreign Currency) (the “Multicurrency Unreimbursed Amount”), and the amount of such Multicurrency Revolving Facility Lender’s Multicurrency Revolving Facility Percentage thereof. In such event, such Revolving Facility Borrower shall be deemed to have requested a Revolving Facility Borrowing of Base Rate Loans to be disbursed on the Multicurrency L/C Honor Date in an amount equal to the Multicurrency Unreimbursed Amount, without regard to the minimum and multiples specified in Section 1.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Facility Commitments and the conditions set forth in Section

5.05 (other than delivery of a Borrowing Request).

(C) Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) (A) Each USD Revolving Facility Lender shall upon any notice pursuant to Section 2.05(c)(i)(A) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose), in Dollars, for the account of the applicable USD L/C Issuer at the account of the Administrative Agent most recently designated by it for Dollar-denominated payments by notice to the Lenders, in an amount equal to its USD Revolving Facility Percentage of the USD Unreimbursed Amount not later than 1:00 p.m., Local Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each USD Revolving Facility Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Revolving Facility Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable USD L/C Issuer.

(B) Each Multicurrency Revolving Facility Lender shall upon any notice pursuant to Section 2.05(c)(i)(B) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose), in Dollars, for the account of the applicable Multicurrency L/C Issuer at the account of the Administrative Agent most recently designated by it for Dollar-denominated payments by notice to the Lenders, in an amount equal to its Multicurrency Revolving Facility Percentage of the Multicurrency Unreimbursed Amount not later than 1:00 p.m., Local Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Multicurrency Revolving Facility Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Revolving Facility Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Multicurrency L/C Issuer.

(iii) (A) With respect to any USD Unreimbursed Amount that is not fully refinanced by a Revolving Facility Borrowing of Base Rate Loans because the conditions set forth in Section 5.05 cannot be satisfied or for any other reason, the applicable Revolving Facility Borrower shall be deemed to have incurred from the applicable USD L/C Issuer a USD L/C Borrowing in the amount of the USD Unreimbursed Amount that is not so refinanced, which USD L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each USD Revolving Facility Lender’s payment to the Administrative Agent for the account of the applicable USD L/C

Issuer pursuant to Section 2.05(c)(ii)(A) shall be deemed payment in respect of its participation in such USD L/C Borrowing and shall constitute a USD L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

(B) With respect to any Multicurrency Unreimbursed Amount that is not fully refinanced by a Revolving Facility Borrowing of Base Rate Loans because the conditions set forth in Section 5.05 cannot be satisfied or for any other reason, the applicable Revolving Facility Borrower shall be deemed to have incurred from the applicable Multicurrency L/C Issuer a Multicurrency L/C Borrowing in the amount of the Multicurrency Unreimbursed Amount that is not so refinanced, which Multicurrency L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Multicurrency Revolving Facility Lender’s payment to the Administrative Agent for the account of the applicable Multicurrency L/C Issuer pursuant to Section 2.05(c)(ii)(B) shall be deemed payment in respect of its participation in such Multicurrency L/C Borrowing and shall constitute a Multicurrency L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.

(iv) (A) Until each USD Revolving Facility Lender funds its USD Revolving Facility Loan or USD L/C Advance pursuant to this Section 2.05(c) to reimburse the applicable USD L/C Issuer for any amount drawn under any USD Letter of Credit, interest in respect of such Lender’s USD Revolving Facility Percentage of such amount shall be solely for the account of such USD L/C Issuer.

(B) Until each Multicurrency Revolving Facility Lender funds its Multicurrency Revolving Facility Loan or Multicurrency L/C Advance pursuant to this Section 2.05(c) to reimburse the applicable Multicurrency L/C Issuer for any amount drawn under any Multicurrency Letter of Credit, interest in respect of such Lender’s Multicurrency Revolving Facility Percentage of such amount shall be solely for the account of such Multicurrency L/C Issuer.

(v) Each Revolving Facility Lender’s obligation to make Revolving Facility Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the applicable Revolving Facility Borrower, or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Facility Lender’s obligation to make Revolving Facility Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in

Section 5.05 (other than delivery by the applicable Revolving Facility Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Revolving Facility Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) (A) If any USD Revolving Facility Lender fails to make available to the Administrative Agent for the account of any USD L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii)(A), then, without limiting the other provisions of this Agreement, the applicable USD L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable USD L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable USD L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s USD Revolving Facility Loan included in the relevant USD Revolving Facility Borrowing or USD L/C Advance in respect of the relevant USD L/C Borrowing, as the case may be.

(B) If any Multicurrency Revolving Facility Lender fails to make available to the Administrative Agent for the account of any Multicurrency L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii)(B), then, without limiting the other provisions of this Agreement, the applicable Multicurrency L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Multicurrency L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable Multicurrency L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Multicurrency Revolving Facility Loan included in the relevant Multicurrency Revolving Facility Borrowing or Multicurrency L/C Advance in respect of the relevant Multicurrency L/C Borrowing, as the case may be.

(C) A certificate of the applicable L/C Issuer submitted to any Revolving Facility Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.05(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) (A) At any time after a USD L/C Issuer has made a payment under any USD Letter of Credit and has received from any USD Revolving Facility Lender such Lender’s USD L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the applicable USD L/C Issuer any payment in respect of the related USD Unreimbursed Amount or interest thereon (whether directly from the applicable Revolving Facility Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its USD Revolving Facility Percentage thereof in the same funds as those received by the Administrative Agent.

(B) At any time after a Multicurrency L/C Issuer has made a payment under any Multicurrency Letter of Credit and has received from any Multicurrency Revolving Facility Lender such Lender’s Multicurrency L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the applicable Multicurrency L/C Issuer any payment in respect of the related Multicurrency Unreimbursed Amount or interest thereon (whether directly from the applicable Revolving Facility Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Multicurrency Revolving Facility Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) (A) If any payment received by the Administrative Agent for the account of a USD L/C Issuer pursuant to Section 2.05(c)(i)(A) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such USD L/C Issuer in its discretion), each USD Revolving Facility Lender shall pay to the Administrative Agent for the account of such USD L/C Issuer its USD Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(B) If any payment received by the Administrative Agent for the account of a Multicurrency L/C Issuer pursuant to Section 2.05(c)(i)(B) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such Multicurrency L/C Issuer in its discretion), each Multicurrency Revolving Facility Lender shall pay to the

Administrative Agent for the account of such Multicurrency L/C Issuer its Multicurrency Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the applicable Revolving Facility Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Revolving Facility Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Revolving Facility Borrower or any of the Subsidiaries; or

(vi) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the applicable Revolving Facility

Borrower or any of the Subsidiaries or in the relevant currency markets generally.

The applicable Revolving Facility Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Revolving Facility Borrower’s instructions or other irregularity, such Revolving Facility Borrower will immediately notify the L/C Issuer. Such Revolving Facility Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the applicable Revolving Facility Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the USD Revolving Facility Lenders, the Multicurrency Revolving Facility Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The applicable Revolving Facility Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Revolving Facility Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Revolving Facility Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to such Revolving Facility Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Revolving Facility Borrower, which such Revolving Facility Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the applicable L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Revolving Facility Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the applicable Revolving Facility Borrower for, and the L/C Issuers’ rights and remedies against such Revolving Facility Borrower shall not be impaired by, any action or inaction of the applicable L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The applicable Revolving Facility Borrower shall pay to the Administrative Agent for the account of each (x) USD Revolving Facility Lender, in accordance with its applicable USD Revolving Facility Percentage, a USD Letter of Credit fee (the “USD Letter of Credit Fee”) (i) for each commercial USD Letter of Credit equal to the Applicable Margin for Eurodollar Rate Borrowings effective for each day during any quarter times the daily amount available to be drawn under such USD Letter of Credit and (ii) for each standby USD Letter of Credit equal to the Applicable Margin for Eurodollar Rate Borrowings effective for each day during any quarter times the daily amount available to be drawn under such USD Letter of Credit and (y) Multicurrency Revolving Facility Lender, in accordance with its applicable Multicurrency Revolving Facility Percentage, a Multicurrency Letter of Credit fee (the “Multicurrency Letter of Credit Fee”) (i) for each commercial Multicurrency Letter of Credit equal to the Applicable Margin for Eurodollar Rate Borrowings effective for each day during any quarter times the Dollar Equivalent of the daily amount available to be drawn under such Multicurrency Letter of Credit and (ii) for each standby Multicurrency Letter of Credit equal to the Applicable Margin for Eurodollar Rate Borrowings effective for each day during any quarter times the Dollar Equivalent of the daily amount available to be drawn under such Multicurrency Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. Letter of Credit Fees shall be (i) due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges to L/C Issuers. The applicable Revolving Facility Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate of 0.15%

per annum (or such lesser amount to any respective L/C Issuer as such Revolving Facility Borrower may agree in writing with such L/C Issuer), computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable in Dollars upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between such Revolving Facility Borrower and the L/C Issuer, computed on Dollar Equivalent of the amount of such increase, and payable in Dollars upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate of 0.15% per annum (or such lesser amount to any respective L/C Issuer as such Revolving Facility Borrower may agree in writing with such L/C Issuer), computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and payable in Dollars on a quarterly basis in arrears. The fronting fee in respect of any standby Letter of Credit shall be due and payable in Dollars on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such standby Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.04. In addition, the applicable Revolving Facility Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. The fees in this paragraph are referred to collectively as “L/C Issuer Fees.”

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary (other than the applicable Revolving Facility Borrower), the applicable Revolving Facility Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit in accordance with the terms hereof. The applicable Revolving Facility Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings and the Subsidiaries inures to the benefit of such Revolving Facility Borrower and that such Revolving Facility Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C

Disbursement and (iv) on any Business Day on which the applicable Revolving Facility Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

Section 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (x) in the case of any Loan denominated in Dollars, by 12:00 p.m., Local Time and (y) in the case of any Loan denominated in a Foreign Currency, by the Applicable Time, in each case in the applicable currency and to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower as specified in the Borrowing Request; provided that Revolving Facility Loans that are Base Rate Loans and Swing Line Borrowings made to finance the reimbursement in respect of Letters of Credit and Swing Line Loans shall be remitted by the Administrative Agent to the applicable L/C Issuer or the Swing Line Lender, as applicable.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or with respect to a Borrowing of Base Rate Loans, prior to 12:00 p.m., Local Time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to Base Rate Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. In the event such Borrower pays such amount to the Administrative Agent, then such amount shall reduce the principal amount of such Borrowing (but exclusive of any accrued and unpaid interest thereon).

Section 2.07 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Borrowings which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form reasonably acceptable to the Administrative Agent and signed by such Borrower.

(c) Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period.”

(v) If any such Interest Election Request requests a Eurodollar Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing (provided, that in the case of a Eurodollar Rate Borrowing denominated in a Foreign Currency, such Eurodollar Rate Borrowing shall be continued as Eurodollar Rate Borrowing in its original currency with an Interest Period of one month). Subject to the terms of Section 2.02(c), the applicable Borrower may elect from time to time to convert all or any part of a Base Rate Borrowing into a Eurodollar

Rate Borrowing. No Revolving Facility Borrowing may be converted into or continued as a Revolving Facility Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Facility Borrowing and reborrowed in the other currency. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Rate Borrowing and (ii) unless repaid, each Eurodollar Rate Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto (provided, that in the case of a Eurodollar Rate Borrowing denominated in a Foreign Currency, when any Event of Default has occurred and is continuing such Eurodollar Rate Borrowing shall be continued as a Eurodollar Rate Borrowing in its original currency with an Interest Period of one month).

Section 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date. After the funding of the Term A-1 Loans on the Restatement Date, the Term A-1 Loan Commitment of each Lender shall terminate. After the funding of the Term A-2 Loans on the Restatement Date, the Term A-2 Loan Commitment of each Lender shall terminate. After the funding of any applicable Incremental Term Loan Commitment, such Incremental Term Loan Commitment shall terminate. Unless previously terminated, all Commitments under this Agreement shall automatically terminate if the Restatement Date does not occur on or prior to the Outside Date.

(b) Upon the incurrence by any Revolving Facility Borrower, as applicable, of any Refinancing Debt (x) constituting revolving credit facilities available in Dollars only, the USD Revolving Facility Commitments of the USD Revolving Facility Lenders (and, if applicable, the commitments under any existing USD Refinancing Revolving Facilities) being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the commitments under such revolving credit facilities and each USD Revolving Facility Borrowing (and, if applicable, each borrowing under any existing USD Refinancing Revolving Facilities), including any deemed borrowings made pursuant to Sections 2.04 and 2.05 and participations in Swing Line Loans and USD Letters of Credit pursuant to Sections 2.04 and 2.05 shall be allocated pro rata among the USD Revolving Facility and each USD Refinancing Revolving Facility or (y) constituting revolving credit facilities available in Dollars and any Foreign Currency, the Multicurrency Revolving Facility Commitments of the Multicurrency Revolving Facility Lenders (and, if applicable, the commitments under any existing Multicurrency Refinancing Revolving Facilities) being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the commitments under such revolving credit facilities and each Multicurrency Revolving Facility Borrowing (and, if applicable, each borrowing under any existing Multicurrency Refinancing Revolving Facilities), including any deemed borrowings made pursuant to Section 2.05 and Multicurrency Letters of Credit pursuant to Section 2.05 shall be allocated pro rata among the Multicurrency Revolving Facility and each Multicurrency Refinancing Revolving Facility.

(c) Products may at any time terminate, or from time to time permanently reduce, (x) the USD Revolving Facility Commitments; provided, that (i) each reduction of the USD Revolving Facility Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the entire remaining amount of the USD Revolving Facility Commitments), (ii) Products shall not terminate or reduce the USD Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the USD Revolving Facility Loans in accordance with Section 2.11, the USD Revolving Facility Credit Exposure would exceed the total USD Revolving Facility Commitments and (iii) to the extent practicable, each partial reduction in the USD Letter of Credit Sublimit shall be allocated ratably among the USD L/C Issuers in accordance with their respective USD Letter of Credit Commitments, and/or (y) the Multicurrency Revolving Facility Commitments; provided, that (i) each reduction of the Multicurrency Revolving Facility Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the entire remaining amount of the Multicurrency Revolving Facility Commitments), (ii) Products shall not terminate or reduce the Multicurrency Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Multicurrency Revolving Facility Loans in accordance with Section 2.11, the Multicurrency Revolving Facility Credit Exposure would exceed the total Multicurrency Revolving Facility Commitments and (iii) to the extent practicable, each partial reduction in the Multicurrency Letter of Credit Sublimit shall be allocated ratably among the Multicurrency L/C Issuers in accordance with their respective Multicurrency Letter of Credit Commitments.

(d) Products shall notify the Administrative Agent of any election to terminate or permanently reduce the USD Revolving Facility Commitments and/or the Multicurrency Revolving Facility Commitments under paragraph (c) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Products pursuant to this Section shall be irrevocable; provided, that a notice of termination of the USD Revolving Facility Commitments and/or Multicurrency Revolving Facility Commitments delivered by Products may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements related to the incurrence of indebtedness or the consummation of a transaction constituting a Change in Control, in which case such notice may be revoked by Products (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the USD Revolving Facility Commitments shall be made ratably among the USD Revolving Facility Lenders in accordance with their respective USD Revolving Facility Commitments. Each reduction of the Multicurrency Revolving Facility Commitments shall be made ratably among the Multicurrency Revolving Facility Lenders in accordance with their respective Multicurrency Revolving Facility Commitments.

Section 2.09 Agreement to Repay Loans; Evidence of Debt.

(a) Products hereby unconditionally promises to pay to the Administrative Agent for the account of each Term A-1 Lender the then unpaid principal amount of each Term A-1 Loan of such Term A-1 Lender as provided in Section 2.10. Performance Fibers hereby unconditionally promises to pay to the Administrative Agent for the account of each Term A-2

Lender the then unpaid principal amount of each Term A-2 Loan of such Term A-2 Lender as provided in Section 2.10. Each of the applicable Revolving Facility Borrowers hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of their respective Borrowings of each Revolving Facility Loan of such Revolving Facility Lender on the Revolving Facility Maturity Date and (ii) to the Swing Line Lender the then unpaid principal amount of their respective Borrowings of each Swing Line Loan on the earlier to occur of (x) the date that is ten Business Days after such Swing Line Loan is made and (y) the Revolving Facility Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower, as applicable, to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower, as applicable, to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent and reasonably acceptable to such Borrower. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.06) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

Section 2.10 Repayment of Loans.

(a) Subject to the other paragraphs of this Section 2.10,

(i) Products shall repay the principal amount of the Term A-1 Loans on each Term A-1 Loan Installment Date in an aggregate principal amount equal to the Term A-1 Loan Installment Amount applicable thereto, and shall in any event repay the outstanding principal amount of all Term A-1 Loans on the Term A-1 Facility Maturity Date;

(ii) Performance Fibers shall repay the principal amount of the Term A-2 Loans on each Term A-2 Loan Installment Date in an aggregate principal amount equal to the Term A-2 Loan Installment Amount applicable thereto, and shall in any event repay the outstanding principal amount of all Term A-2 Loans on the Term A-2 Facility Maturity Date;

(iii) in the event that any Incremental Term Loans are made on an Increased Amount Date, the applicable Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement;

(iv) to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date; and

(v) to the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the Revolving Facility Maturity Date.

(b) Prepayment of the Term Loans from:

(i) all Net Proceeds pursuant to Section 2.11(b) shall be applied to the Term Loans subject to the applicable Refinancing, with the application thereof to any applicable Term Loans reducing in direct order the remaining installments thereof in forward order of maturity.

(ii) all Net Proceeds pursuant to Section 2.11(c) shall be applied to the Term Loans pro rata (subject to Section 2.10(c)(i) below), with the application thereof reducing in direct order the remaining installments thereof in forward order of maturity.

(iii) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied as Products may direct.

(iv) any Discounted Voluntary Prepayments of the Term Loans pursuant to Section 2.11(f) shall be applied to reduce in inverse order the remaining installments thereof in reverse of maturity.

(c)

(i) Any mandatory prepayment of Term Loans pursuant to Section 2.11(c) shall be applied so that the aggregate amount of such prepayment is allocated among the Term A-1 Loans, Term A-2 Loans and Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term A-1 Loans, Term A-2 Loans and Other Term Loans, if any (unless, with respect to Other Term Loans, the Incremental Assumption Agreement relating thereto does not so require), irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurodollar Rate Loans. Notwithstanding the foregoing, if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.11(e), then, with respect to such mandatory prepayment, prior to the repayment of any Term Loan, Products may select the Term Borrowing or Term Borrowings to be repaid and shall notify the

Administrative Agent by telephone (confirmed by facsimile) of such selection not later than 1:00 p.m., Local Time, (i) in the case of a Base Rate Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurodollar Rate Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Term Loans included in the repaid Term Borrowing. Repayments of Eurodollar Rate Borrowings shall be accompanied by accrued interest on the amount repaid, together with any additional amounts required pursuant to Section 3.05.

(ii) Prior to any repayment of any Revolving Facility Loans, Products shall select the USD Revolving Facility Borrowings or the Multicurrency Revolving Facility Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by facsimile) of such selection not later than 1:00 p.m., Local Time, (i) in the case of a Base Rate Borrowing, on the scheduled date of such repayment, (ii) in the case of a Eurodollar Rate Borrowing denominated in Dollars, three Business Days before the scheduled date of such repayment and (iii) in the case of a Eurodollar Rate Borrowing denominated in a Foreign Currency, four Business Days before the scheduled date of such repayment. Each repayment of a USD Revolving Facility Borrowing shall be applied to the USD Revolving Facility Loans included in the repaid Borrowing such that each USD Revolving Facility Lender receives its ratable share of such repayment (based upon the respective USD Revolving Facility Credit Exposures of the USD Revolving Facility Lenders at the time of such repayment). Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swing Line Loan hereunder, Products shall select the Swing Line Borrowing or Swing Line Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by facsimile) of such selection not later than 1:00 p.m., Local Time, on the scheduled date of such repayment. Each repayment of a Multicurrency Revolving Facility Borrowing shall be applied to the Multicurrency Revolving Facility Loans included in the repaid Borrowing such that each Multicurrency Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Multicurrency Revolving Facility Credit Exposures of the Multicurrency Revolving Facility Lenders at the time of such repayment). Repayments of Eurodollar Rate Borrowings shall be accompanied by accrued interest on the amount repaid, together with any additional amounts required pursuant to Section 3.05.

Section 2.11 Prepayment of Loans.

(a) The applicable Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 3.05), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with the below, which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Facilities or the consummation of a transaction constituting a Change in Control. Each prepayment made pursuant to this

Section 2.11(a) shall be made upon notice to the Administrative Agent, which may be given by telephone (and if in writing shall be appropriately signed by a Responsible Officer of such Borrower), which notice must be received by the Administrative Agent not later than 1:00 p.m., Local Time (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Dollars, (y) four Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in a Foreign Currency and (z) on the date of prepayment of Base Rate Loans. Each such notice shall specify the date and amount of such prepayment, the applicable Facility and Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) and currency of such Loans. Each telephonic notice by the applicable Borrower pursuant to this Section 2.11(a) must be confirmed promptly by delivery to the Administrative Agent of a written prepayment notice, appropriately completed and signed by a Responsible Officer of such Borrower. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s percentage (carried out to the ninth decimal place) of the applicable Facility). If such notice is given by the applicable Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan under this Section 2.11 shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b) The applicable Borrower shall apply all Net Proceeds of any Refinancing Debt constituting (i) Refinancing Term Loans or Refinancing Notes promptly upon receipt thereof to prepay Loans in accordance with paragraph (b)(i) of Section 2.10 and (ii) Refinancing Revolving Facilities in accordance with paragraph (b) of Section 2.08.

(c) Products shall apply all Net Proceeds (other than Net Proceeds of any Refinancing Debt) promptly upon receipt thereof to prepay Term Loans in accordance with paragraphs (b)(ii) and (c)(i) of Section 2.10.

(d) Prepayments of any Terms Loans will be (a) net of any additional Taxes paid, or estimated by Holdings in good faith to be payable, as a result of the repatriation of such Net Proceeds and (b) limited to the extent that Holdings determines in good faith that such prepayments would result in material adverse Tax consequences or would be prohibited or restricted by applicable Requirement of Law; provided that (i) Holdings shall use commercially reasonable efforts to eliminate such Tax effects in order to make such prepayments and (ii) once the repatriation of any such funds is permitted under the applicable Requirement of Law and no longer results in material adverse Tax consequences, such repatriation will be promptly effected and such repatriated funds will be promptly applied (net of additional Taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans in accordance herewith.

(e) Anything contained herein to the contrary notwithstanding, in the event Products is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans pursuant to Section 2.11(c), not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Products elects (or is otherwise required) to make such Waivable Mandatory Prepayment, Products shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s pro rata share of such

Waivable Mandatory Prepayment and of such Lender’s option to refuse such amount. Any such Lender may exercise such option (each Lender that exercises such option to decline payment being a “Declining Lender”) by giving written notice to the Administrative Agent of its election to do so on or before the second Business Day prior to the Required Prepayment Date (it being understood that any Lender which notifies the Administrative Agent of its election not to exercise such option or does not notify the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option (each such Lender being an “Accepting Lender”)). On the Required Prepayment Date, (i) Products shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment equal to that portion of the Waivable Mandatory Prepayment payable to all such Accepting Lenders, which amount shall be applied to prepay the Term Loans of such Accepting Lenders (which prepayment shall be applied to the scheduled installments of principal of the Term Loans in accordance with Section 2.10(b)(ii) and (c)(i)), and (ii) an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to the Declining Lenders shall be retained by Products.

(f) (i) Notwithstanding anything to the contrary in Section 2.11(a), 2.14(c) or 3.04, the applicable Borrower shall have the right at any time and from time to time to prepay Term Loans to the Term Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.11(f), provided that (A) Discounted Voluntary Prepayments may only be made using Available Cash, and (B) such Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of such Borrower stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.11(f) has been satisfied and (3) the aggregate principal amount of Term A-1 Loans and Term A-2 Loans, as applicable, so prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the applicable Borrower seeks to make a Discounted Voluntary Prepayment, such Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit J hereto (each, a “Discounted Prepayment Option Notice”) that such Borrower desires to prepay Term A-1 Loans, Term A-2 Loans and/or Other Term Loans in an aggregate principal amount specified therein by the such Borrower (each, a “Proposed Discounted Prepayment Amount”), at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of Term A-1 Loans, Term A-2 Loans or Other Term Loans, as applicable, shall not be less than $5,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Term A-1 Loans, Term A-2 Loans and/or Other Term Loans, as applicable, (B) a discount range (which may be a single percentage) selected by the applicable Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term A-1 Loans, Term A-2 Loans and/or Other Term Loans, as applicable (the “Discount Range”), (C) the source of proceeds to be used to make such Discounted

Voluntary Prepayment and (D) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each Lender holding Term Loans of the applicable Facility thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit K hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of Term Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the applicable Borrower, shall determine the applicable discount for Term A-1 Loans, Term A-2 Loans and/or Other Term Loans, as applicable (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by such Borrower if such Borrower has selected a single percentage pursuant to Section 2.11(f)(ii)) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which such Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(iv) The applicable Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying

Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (except as set forth in Section 3.05), upon irrevocable notice substantially in the form of Exhibit L hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 P.M. Local time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.11(f)(iii) above) established by the Administrative Agent in consultation with the applicable Borrower.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the applicable Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(g) In the event and on such occasion that the Administrative Agent notifies Products that the total USD Revolving Facility Credit Exposure exceeds the total USD Revolving Facility Commitments, the applicable Revolving Facility Borrower(s) shall within two Business Days prepay USD Revolving Facility Borrowings or Swing Line Borrowings (or, if no such Borrowings are outstanding, deposit Cash Collateral pursuant to Section 2.16) in an aggregate amount equal to such excess. In the event and on such occasion that the Administrative Agent notifies Products that the total Dollar Equivalent of the Multicurrency Revolving Facility Credit Exposure exceeds the total Multicurrency Revolving Facility Commitments, the applicable Revolving Facility Borrower(s) shall within two Business Days prepay Multicurrency Revolving Facility Borrowings (or, if no such Borrowings are outstanding, deposit Cash Collateral pursuant to Section 2.16) in an aggregate amount equal to such excess.

(h) In the event and on such occasion that the Administrative Agent notifies Products that the Swing Line Loans exceed the Swing Line Sublimit or the total USD Revolving Facility Commitments, the applicable Revolving Facility Borrower(s) shall immediately prepay Swing Line Borrowings in an aggregate amount equal to such excess.

(i) In the event and on such occasion that the Administrative Agent notifies Products that the USD L/C Obligations exceed the USD Letter of Credit Sublimit or the total USD Revolving Facility Commitments, the applicable Revolving Facility Borrower(s) shall within five Business Days deposit Cash Collateral pursuant to Section 2.16 in an amount equal to such excess. In the event and on such occasion that the Administrative Agent notifies Products that the Dollar Equivalent of the Multicurrency L/C Obligations exceed the Multicurrency Letter of Credit Sublimit or the total Multicurrency Revolving Facility Commitments, the applicable Revolving Facility Borrower(s) shall within five Business Days deposit Cash Collateral pursuant to Section 2.16 in an amount equal to such excess.

Section 2.12 Fees.

(a) Products shall pay to the Administrative Agent for the account of each (x) USD Revolving Facility Lender (other than Defaulting Lenders), in accordance with each such Lender’s USD Revolving Facility Percentage, a commitment fee (the “USD Commitment Fee”) equal to the applicable Commitment Fee Rate multiplied by the actual daily amount by which the USD Revolving Facility exceeds the sum of (i) the Outstanding Amount of USD Revolving Facility Loans and (ii) the Outstanding Amount of USD L/C Obligations, subject to adjustment as provided in Section 2.17 and (y) Multicurrency Revolving Facility Lender (other than Defaulting Lenders), in accordance with each such Lender’s Multicurrency Revolving Facility Percentage, a commitment fee (together with the USD Commitment Fee, the “Commitment Fees”) equal to the applicable Commitment Fee Rate multiplied by the actual daily amount by which the Multicurrency Revolving Facility exceeds the sum of (i) the Outstanding Amount of Multicurrency Revolving Facility Loans and (ii) the Outstanding Amount of Multicurrency L/C Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the aggregate USD Revolving Facility Commitments for purposes of determining the USD Commitment Fee. The Commitment Fees shall accrue at all times from the Restatement Date through the last day of the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period. The Commitment Fees shall be calculated quarterly in arrears.

(b) The applicable Revolving Facility Borrowers from time to time agree to pay such Letter of Credit Fees and L/C Issuer Fees as specified in Section 2.05.

(c) Products agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the agency fees set forth in the third section (entitled “Administrative Agency Fee”) of the Bank of America Fee Letter, dated as of April 28, 2014, as amended, amended and restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administrative Agent Fees”).

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as applicable, among the Lenders, except that L/C Issuer Fees shall be paid directly to the applicable L/C Issuers. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising each Base Rate Borrowing (including each Swing Line Loan) shall bear interest at a rate per annum equal to the sum of (i) the Base Rate plus (ii) the Applicable Margin.

(b) The Loans comprising each Eurodollar Rate Borrowing shall bear interest for each Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for Loans in the applicable currency for such Interest Period, plus (ii) the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate (the “Default Rate”) per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.0% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 11.01 (other than an Event of Default described in Sections 8.01(h) or (i)).

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) with respect to Revolving Facility Loans and Swing Line Loans, upon termination of the Revolving Facility Commitments and (iii) with respect to Term Loans, on the applicable Term Facility Maturity Date; provided, that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is a Base Rate Loan or a Swing Line Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days (except that interest computed by reference to the Base Rate (including Base Rate Loans determined by reference to the Adjusted Eurodollar Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day), or in the case of interest in respect of Loans denominated in Foreign Currencies as to which market practice differs from the foregoing, in accordance with such applicable market practice. The applicable

Base Rate or Adjusted Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a) Unless otherwise specified, the applicable Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Obligations, or of amounts payable under Section 3.01, 3.04 or 3.05, or otherwise) (x) with respect to the Commitments and Loans, L/C Borrowings and Letters of Credit denominated in Dollars, in Dollars no later than 2:00 p.m., Local Time, and (y) with respect to Loans, L/C Borrowings and Letters of Credit denominated in any Foreign Currency, in the applicable Foreign Currency in which such Loans or Letters of Credit are denominated no later than the Applicable Time, in each case on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the applicable Borrower by the Administrative Agent, except payments to be made directly to an L/C Issuer or the Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 3.01, 3.04, 3.05 and 11.04 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise specified herein, all payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject (after the exercise of remedies provided for in Section 8.01) to Section 8.03, if at any time insufficient funds are received by and available to the Administrative Agent from the applicable Borrower to pay fully all amounts of principal, unreimbursed L/C Obligations, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swing Line Loans and unreimbursed L/C Obligations then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Obligations then due to such parties and (iii) third, towards payment of principal of Loans (other than Swing Line Loans and unreimbursed L/C Obligations) then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time or (ii) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value), as applicable to such Lender, participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other applicable Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the applicable Lenders or owing (but not due and payable) to the applicable Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to any Discounted Voluntary Prepayment under Section 2.11(f) or to any other payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to Holdings, any applicable Borrower or any subsidiary of Holdings unless, in the case of an assignment of Loans to Holdings, any applicable Borrower or any subsidiary of Holdings, such assignment is made in accordance with Section 11.06 hereof.

Each Borrower consents to the foregoing Section 2.14(c) and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from Products prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon Local Time on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or such Borrower with respect to any amount owing under this clause (e) shall be conclusive, absent manifest error.

Section 2.15 Incremental Commitments.

(a) Any Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), Incremental Revolving Facility Commitments, in an aggregate amount not to exceed the Incremental Amount from one or more Incremental Lenders (which may include any existing Lender) willing to provide such Incremental Loans in their own discretion. Such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $25,000,000 or equal to the then-remaining Incremental Amount), (ii) the date on which such Incremental Commitments are requested to become effective (the “Increased Amount Date”), (iii) in the case of any Incremental Term Loan Commitment, whether such Incremental Term Loan Commitments are to be Term A-1 Loan Commitments, Term A-2 Loan Commitments or commitments to make term loans with pricing and/or other terms different from the Term A-1 Loans and the Term A-2 Loans (“Other Term Loans”) and (iv) in the case of any Incremental Revolving Facility Commitment, whether such Incremental Revolving Facility Commitments are to be additional USD Revolving Facility Commitments, additional Multicurrency Revolving Facility Commitments or commitments to make revolving loans with pricing and/or other terms different from the Revolving Facility Loans (“Other Revolving Loans”).

(b) The applicable Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Loans; provided, that

(i) the final maturity date of any Other Term Loans shall be no earlier than the Term A-2 Facility Maturity Date; provided that at Holdings’ election (in its sole discretion) Other Term Loans in an aggregate principal amount outstanding not to exceed $100,000,000 from time to time may have a final maturity date earlier than the Term A-2 Facility Maturity Date but no earlier than the Term A-1 Facility Maturity Date;

(ii) the final maturity date of any Other Revolving Loans shall be no earlier than the Revolving Facility Maturity Date;

(iii) the weighted average life to maturity of any Other Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term A-2 Loans; provided that at Holdings’ election (in its sole discretion) Other Term Loans and/or Incremental Notes (pursuant to Section 2.15(e)(ii)(E)) in a combined aggregate principal amount outstanding not to exceed $100,000,000 from time to time may have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Term A-2 Loans but no shorter than the remaining weighted average life to maturity of the Term A-1 Loans;

(iv) Holdings and Products shall use their commercially reasonable efforts to increase the face amount of the Title Policies with respect to the Jesup Facility to an amount that is at least equal to the aggregate amount of all Loans and unused Commitments under the Facilities, under all secured Refinancing Debt (without duplication of amounts under the other Facilities), and under all Incremental Facilities (without duplication of amounts under the other Facilities) then outstanding or requested, provided that (A) in no event shall the aggregate face amount of the Title Policies exceed $1,250,000,000, and (B) the Administrative Agent may, from time to time, and without any requirement for Lender consent, waive such requirement to increase the amount of such title insurance;

(v) the Leverage Ratio Toggle Test (tested only on the date of the initial incurrence of the applicable Incremental Facility) shall be satisfied on a Pro Forma Basis (giving effect to the assumptions referred to in the last paragraph of the definition of “Incremental Amount”), provided that to the extent the proceeds of any Incremental Facility (or Incremental Notes) are being used to finance a Permitted Business Acquisition or a Material Investment permitted hereunder, compliance with the Leverage Ratio Toggle Test shall be calculated on a Pro Forma Basis at the relevant Test Date, and if, after giving effect to such Permitted Business Acquisition or Material Investment and the other transactions to be entered into in connection therewith on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period ending prior to such Test Date, the applicable Borrower could have incurred such Incremental Facility (or Incremental Notes) on such Test Date in compliance with the Leverage Ratio Toggle Test, the Leverage Ratio Toggle Test shall be deemed to have been complied with;

(vi) the all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on a four-year average life to maturity), but excluding arrangement, structuring, underwriting and other similar fees paid or payable to the arranger of such Incremental Facilities or its affiliates) applicable to any Incremental Term Facility incurred within 12 months after the Restatement Date will not be more than 0.50% higher than the corresponding all-in yield (determined on the same basis) applicable to the Term A-2 Facility, unless the Applicable Margin with respect to the Term A-2 Facility is increased by an amount equal to the difference between the all-in yield with respect to such Incremental Term Facility and the all-in yield on the Term A-2 Facility minus 0.50% and the Applicable Margin with respect to the Term A-1 Facility is increased by an amount equal to the amount of any increase in the interest rate margin for the Term A-2 Facility; provided, that this clause (b)(vi) shall not apply if the applicable Incremental Term Facility ranks junior in right of security to the other Facilities or is initially unsecured, in each case, as provided in clause (viii) below,

(vii) (A) the all-in yield (including interest rate margins, any interest rate floors and upfront fees (based on a four-year average life to maturity), but excluding arrangement, structuring, underwriting and other similar fees paid or payable to the arranger of such Incremental Facilities or its affiliates) applicable to any Incremental USD Revolving Facility incurred at any time after the Restatement Date and taking the form of a new tranche of revolving credit facilities will not be more than 0.50% higher than the corresponding all-in yield (determined on the same basis) applicable to the USD Revolving Facility, unless the Applicable Margin with respect to the USD Revolving Facility is increased by an amount equal to the difference between the all-in yield with respect to such Incremental USD Revolving Facility and the all-in yield on the USD Revolving Facility minus 0.50% and the Applicable Margin with respect to the Multicurrency Revolving Facility is increased by an amount equal to the amount of any increase in the interest rate margin for the USD Revolving Facility;

(B) the all-in yield (including interest rate margins, any interest rate floors and upfront fees (based on a four-year average life to maturity), but excluding arrangement, structuring, underwriting and other similar fees paid or payable to the arranger of such Incremental Facilities or its affiliates) applicable to any Incremental Multicurrency Revolving Facility incurred at any time after the Restatement Date and taking the form of a new tranche of revolving credit facilities will not be more than 0.50% higher than the corresponding all-in yield (determined on the same basis) applicable to the Multicurrency Revolving Facility, unless the Applicable Margin with respect to the Multicurrency Revolving Facility is increased by an amount equal to the difference between the all-in yield with respect to such Incremental Multicurrency Revolving Facility and the all-in yield on the Multicurrency Revolving Facility minus 0.50% and the Applicable Margin with respect to the USD Revolving Facility is increased by an amount equal to the amount of any increase in the interest rate margin for the Multicurrency Revolving Facility;

(viii) Incremental Term Facilities may rank pari passu in right of security with, or junior in right of security to, the other Facilities (but shall in any case be secured (and, in the case of any Incremental Term Facilities ranking junior in right of security to the other Facilities, shall be subject to customary intercreditor terms to be reasonably acceptable to the Administrative Agent and the applicable Borrower), except during a Collateral Suspension Period, when Incremental Term Facilities shall be unsecured and shall be subject to substantially the same provisions with respect to a Collateral Reinstatement Event as the Facilities, in which case, such applicable Incremental Term Facility will be established as a separate facility from the then existing Term Loans;

(ix) to the extent any Incremental Term Facility is structured as an incremental term “b” facility, the applicable Borrower and the Incremental Lenders providing such Incremental Term Facility may agree to add excess cash flow mandatory prepayment provisions for the ratable benefit of the lenders of such tranche of incremental term “b” loans and all other outstanding tranches of Term Loans (provided that any such excess cash flow mandatory prepayment provisions shall automatically cease to be operative on and after the date that all such incremental term “b” loans are repaid in full) and/or to eliminate any Financial Covenant; and

(x) the other terms and documentation in respect of any Incremental Facility (including, without limitation, as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (if any)), to the extent not consistent with the Facilities, shall be as agreed between the applicable Borrower and the Lenders providing such Incremental Facility (but in any case subject to the specific limitations and requirements set forth above).

Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby as provided for in Section 11.01. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the applicable Borrower’s consent (not to be unreasonably withheld), and furnished to the other parties hereto, it being understood that such Incremental Assumption Agreement may, without the consent of any Lender (other than the applicable Incremental Lenders), effect such amendments to this Agreement or any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15.

(c) Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.15 unless (i) on the date of such effectiveness, the condition set forth in paragraph (b) of Section 5.05 shall be satisfied or waived and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the applicable Borrower, (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Restatement Date under Section 6 of the Restatement Agreement and such additional customary documents and filings as the Administrative Agent may reasonably require to assure that the Incremental Loans are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Lenders in the applicable Incremental Assumption Agreement in accordance with clause (b)(viii) above, junior to) the existing Loans; and (iii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided, to the extent the proceeds of any Incremental Facility are being used to finance a Permitted Business Acquisition or a Material Investment permitted hereunder, (x) the absence of the existence of any Default or Event of Default (other than an Event of Default under Section 8.01(b), (c), (h) or (i)) shall not be a condition to the incurrence of such Incremental Facility and (y) the foregoing clause (i) shall be limited, to the extent agreed with the Incremental Lender(s) providing such Incremental Facility, to customary “specified representations” and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Permitted Business Acquisition or Material Investment that are material to the interests of the Lenders and only to the extent that Holdings or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations (the “Incremental Facilities Specified Representations”).

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Loans (other than Other Term Loans and Other Revolving Loans) in the form of additional Term A-1 Loans, Term A-2 Loans, USD Revolving Facility Loans or Multicurrency Revolving Facility Loans, as the case may be, when originally made, are included in each Borrowing of outstanding Term A-1 Loans, Term A-2 Loans, USD Revolving Facility Loans or Multicurrency Revolving Facility Loans, as applicable, on a pro rata basis. The applicable Borrower agrees that Section 3.05 shall apply to any conversion of Eurodollar Rate Loans to Base Rate Loans reasonably required by the Administrative Agent to effect the foregoing.

(e) Incremental Notes.

(i) Any Borrower may from time to time, upon notice to the Administrative Agent, specifying in reasonable detail the proposed terms thereof, issue one or more series of secured notes ranking pari passu in right of security with, or junior in right of security with, the Facilities (such notes, collectively, “Incremental Notes”) in an aggregate amount not to exceed the Incremental Amount (at the time of issuance); provided, that any such issuance of Incremental Notes shall be in a minimum amount of the lesser of (x) $25,000,000 and (y) the entire amount that may then be requested under this Section 2.15(e); and provided, further, that any Incremental Notes issued during a Collateral Suspension Period shall be unsecured and shall be subject to substantially the same provisions with respect to a Collateral Reinstatement Event as the Facilities.

(ii) As a condition precedent to the effectiveness of any Incremental Notes pursuant to this Section 2.15(e), (A) the applicable Borrower shall deliver to the Administrative Agent a certificate dated as of the date of issuance of the Incremental Notes signed by a Responsible Officer of such Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to the effectiveness of such Incremental Notes, and certifying that the conditions precedent set forth in the following clauses (B) through (F) have been satisfied, (B) such Incremental Notes shall not be guaranteed by any person that is not a Guarantor, (C) such Incremental Notes will be secured only by the Collateral and, if initially secured, shall be subject to an intercreditor agreement on customary intercreditor terms to be reasonably acceptable to the Administrative Agent and Products, (D) such Incremental Notes shall have a final maturity no earlier than 91 days after the Latest Maturity Date, (E) the weighted average life to maturity of such Incremental Notes shall not be shorter than the remaining weighted average life to maturity of any outstanding Term A-2 Loans at the time of the issuance of the Incremental Notes; provided that at Holdings’ election (in its sole discretion) Incremental Notes and/or Other Term Loans (pursuant to Section 2.15(b)(iii)) in a combined aggregate principal amount outstanding not to exceed $100,000,000 from time to time may have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Term A-2

Loans but no shorter than the remaining weighted average life to maturity of the Term A-1 Loans, and (F) such Incremental Notes shall not be subject to any mandatory redemption or prepayment provisions or rights (except (1) customary asset sale, recovery event and change of control provisions or (2) to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and other Indebtedness that is secured on a pari passu basis with the Obligations).

(iii) The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Products as may be necessary in order to secure any Incremental Notes with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Products in connection with the issuance of such Incremental Notes, in each case on terms consistent with this Section 2.15(e).

Section 2.16 Cash Collateral.

(a) Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the applicable Revolving Facility Borrower shall be required to provide Cash Collateral pursuant to Section 8.01, or (iv) there shall exist a Defaulting Lender, the applicable shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Cash Collateralization Following Certain Events. If and when the applicable Revolving Facility Borrower, pursuant to Section 2.16(a), or to the extent provided by any Defaulting Lender, such Defaulting Lender, is required to provide Cash Collateral, such Revolving Facility Borrower or such Defaulting Lender, as applicable, shall deposit Cash Collateral in a Controlled Account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the USD Revolving Facility Lenders or Multicurrency Revolving Facility Lenders, as applicable. Each deposit of Cash Collateral (x) made pursuant to this Section 2.16(b) or (y) made by the Administrative Agent pursuant to Section 2.17(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of such Revolving Facility Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Controlled Account and the applicable Revolving Facility Borrower or such Defaulting Lender, as applicable, hereby grants the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the risk and expense of such Revolving Facility Borrower or such Defaulting Lender, as applicable, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any person other than the Collateral Agent or an L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, such Revolving Facility Borrower or such Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.04, 2.05, 2.17 or Section 8.01 in respect of USD Letters of Credit or Multicurrency Letters of Credit shall be held and applied to the satisfaction of the specific USD L/C Obligations or Multicurrency L/C Obligations, respectively, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, the definition of “Required Revolving Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees, indemnity payments or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.09 shall be applied at such time or times as may be determined by the Administrative Agent and Products as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as Products may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Products, to be held in a deposit account and released pro-rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Products as a result of any judgment of a court of competent jurisdiction obtained by Products against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.05 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro-rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive fees payable under Section 2.12(a) for any period during which that Lender is a Defaulting Lender.

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting

Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C) With respect to any fee payable under Section 2.12(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Products shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuers and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuers’ or Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Revolving Facility Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in (A) USD L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective USD Revolving Facility Percentages (calculated without regard to such Defaulting Lender’s USD Revolving Facility Commitment) and (B) Multicurrency L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Multicurrency Revolving Facility Percentages (calculated without regard to such Defaulting Lender’s Multicurrency Revolving Facility Commitment), but in each case only to the extent that (x) the conditions set forth in Section 5.05 are satisfied at the time of such reallocation (and, unless Products shall have otherwise notified the Administrative Agent at such time, Products shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate USD Revolving Facility Credit Exposure or Multicurrency Revolving Facility Credit Exposure, as applicable, of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s respective USD Revolving Facility Commitment or Multicurrency Revolving Facility Commitment, as applicable. Subject to Section 11.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non Defaulting Lender as a result of such Non Defaulting Lender’s increased exposure following such reallocation.

(v) Repayment of Swing Line Loans, Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Products shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b) Defaulting Lender Cure. If Products, the Administrative Agent, each Swing Line Lender and each L/C Issuer, each in their sole discretion, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro-rata basis by the Lenders in accordance with their percentages (carried out to the ninth decimal place) of the applicable Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Products while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18 Refinancing Debt.

(a) Any Borrower, as applicable, may, from time to time, refinance Term Loans and replace USD Revolving Facility Commitments or Multicurrency Revolving Facility Commitments, in each case in whole or part, with one or more new term loan facilities (each, a “Refinancing Term Facility”, and the term loans thereunder, the “Refinancing Term Loans”) or new revolving credit facilities (each, a “USD Refinancing Revolving Facility” or a “Multicurrency Refinancing Revolving Facility”, as applicable, and together with the Refinancing Term Facilities, the “Refinancing Facilities”), respectively, under this Agreement with the consent of the applicable Borrower (in the case of any Refinancing Term Facility) or the applicable Revolving Facility Borrower (in the case of any Refinancing Revolving Facility), as applicable, and the institutions providing such Refinancing Term Facility or Refinancing Revolving Facility (and with respect to any Refinancing Revolving Facility, subject to the consent of the Administrative Agent as to the selection of lenders thereunder, to the extent that the consent of the Administrative Agent would be required under Section 11.06 for any assignment of USD Revolving Facility Commitments or Multicurrency Revolving Facility Commitments, as applicable, if such lender were a prospective assignee under the USD Revolving Facility or Multicurrency Revolving Facility, as applicable), in each case, pursuant to a Refinancing Amendment or with one or more additional series of senior unsecured notes or senior or junior secured notes that will be secured by the Collateral (any such notes, “Refinancing Notes”, and the Indebtedness in respect of any Refinancing Facilities or Refinancing Notes, “Refinancing Debt”); provided that:

(i) any Refinancing Term Facility or Refinancing Notes do not mature prior to the maturity date of, or have a shorter weighted average life to maturity than the then-remaining weighted average life to maturity of, or, with respect to notes, have mandatory prepayment provisions (other than related to customary asset sale, recovery event and change of control offers) that could result in pre-payments of such Refinancing Notes prior to, the applicable Term Loans being refinanced;

(ii) any USD Refinancing Revolving Facility does not mature (or require commitment reductions or amortization) prior to the maturity date of the USD Revolving Facility Commitments being replaced and any Multicurrency Refinancing Revolving Facility does not mature (or require commitment reductions or amortization) prior to the maturity date of the Multicurrency Revolving Facility Commitments being replaced;

(iii) there shall be no borrowers or guarantors in respect of any Refinancing Facility or Refinancing Notes that are not Loan Parties;

(iv) the other terms and conditions, taken as a whole, of any such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes (excluding pricing (as to which neither Section 2.15(b)(vi) or Section 2.15(b)(vii) nor any other “most favored nation” clause shall apply), optional prepayment or redemption terms and, in respect of any Refinancing Revolving Facility, the amount of any swing line commitment or letter of credit sublimit (it being understood that in no event shall the amount of any such letter of credit sublimit be less than the aggregate face amount of outstanding letters of credit under the facility being refinanced or replaced unless the applicable letter of credit issuer or issuers shall otherwise agree), but including provisions with respect to a Collateral Suspension Period and a Collateral Reinstatement Event) are substantially similar to, or not materially more favorable to the lenders or investors, as applicable, providing such Refinancing Term Facility, Refinancing Revolving Facility or Refinancing Notes, as applicable, than, the terms and conditions, taken as a whole, applicable to the Term A-1 Facility, Term A-2 Facility, USD Revolving Facility Commitments or Multicurrency Revolving Facility Commitments being refinanced or replaced, as determined by Holdings in good faith and except for covenants or other provisions applicable only to periods after the Latest Maturity Date;

(v) with respect to (1) Refinancing Notes or (2) any Refinancing Facilities secured by Liens on the Collateral that are junior in right of security to the Liens on the Collateral securing the Facilities, such agreements or Liens will be subject to customary intercreditor terms to be reasonably acceptable to the Administrative Agent and Holdings;

(vi) any Refinancing Notes or Refinancing Facilities issued or incurred during a Collateral Suspension Period shall be issued or incurred as unsecured indebtedness, but may contain a “springing” collateral provision substantially similar to a Collateral Reinstatement Event; and

(vii) the aggregate principal amount of any Refinancing Facility or

Refinancing Notes shall not be greater than the aggregate principal amount (or committed amount) of the Term Loans or Revolving Facility Loans and Revolving Facility Commitments (as applicable) being refinanced or replaced plus any fees, premiums, original issue discount and accrued interest associated therewith, and costs and expenses related thereto, and such Term Loans or Revolving Facility Loans and Revolving Facility Commitments being refinanced or replaced will be permanently reduced and/or prepaid substantially simultaneously with the issuance thereof.

(b) Notwithstanding the foregoing, no Refinancing Facility shall become effective under this Section 2.18 (i) unless on the date of such effectiveness, the conditions set forth in Section 5.05(b) shall be satisfied or waived and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the applicable Borrower and (ii) the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, customary legal opinions, board resolutions and other customary closing certificates and documentation consistent with those delivered on the Restatement Date under Section 6 of the Restatement Agreement.

(c) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Debt incurred pursuant thereto (including the addition of such Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any person other than the applicable Borrower and the institutions providing such Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Holdings to effect the provisions of or consistent with this Section 2.18. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Holdings as may be necessary in order to establish new tranches of Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Holdings in connection with the establishment of such new tranches of Refinancing Debt, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.

Section 2.19 Designated Borrowers.

(a) Products may at any time, and from time to time on or after the Restatement Date, upon not less than 10 Business Days’ written notice from Products to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion, without any requirement for Lender consent), designate any of its Wholly Owned Domestic Subsidiaries as a “Designated Borrower” for purposes of this Agreement, and such Wholly Owned Domestic Subsidiary shall thereupon become a “Designated Borrower” for purposes of this Agreement and, as such, shall have all of the rights, privileges and obligations of a Revolving Facility Borrower hereunder; provided that Performance Fibers shall not be permitted to be a Designated Borrower hereunder. The Administrative Agent shall promptly notify each Revolving Facility Lender and each L/C of each such designation by Products and the identity of the respective Wholly Owned Domestic Subsidiary.

(b) Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Borrower in its capacity as such (other than any contingent indemnification obligations for which no claim has been made and the Outstanding Amount of all L/C Obligations with respect to Letters of Credit (if any) issued for the account of such Designated Borrower that have been Cash Collateralized), such Designated Borrower’s status as a “Designated Borrower” shall terminate automatically upon written notice by Products to the Administrative Agent (which written notice the Administrative Agent shall give promptly to each Revolving Facility Lender and each L/C Issuer). Thereafter, the Revolving Facility Lenders shall be under no further obligation to make any Revolving Facility Loans to, or issue any Letter of Credit for the account of, such former Designated Borrower until such time, if ever, as it has been re-designated a Designated Borrower by Products.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction of Indemnified Taxes been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Without duplication of any additional amounts paid pursuant to Section 3.01(a), each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the respective Loan Party by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and an L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by a Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the applicable Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to Products, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the applicable Loan Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender and L/C Issuer that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender and L/C Issuer, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender or L/C Issuer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), (ii)(B), (ii)(C) and (ii)(D) below) shall not be required if in the Lender’s, L/C Issuer’s or Swing Line Lender’s reasonable judgment such completion, execution or submission would subject such Lender or L/C Issuer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or L/C Issuer.

(ii) Without limiting the generality of the foregoing:

(A) each Lender or L/C Issuer that is a U.S. Person (or, if such Lender or L/C Issuer is disregarded as an entity separate from its owner for U.S. Federal tax purposes, is owned by a U.S. Person) shall deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender or L/C Issuer becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such Lender or L/C Issuer (or such owner, as applicable) is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the person treated as its owner for U.S. Federal tax purposes) eligible for the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, whichever is applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, duly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, whichever is applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) duly completed and executed originals of IRS Form W-8ECI with respect to such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, with respect to the person treated as its owner for U.S. Federal tax purposes);

(3) in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the person treated as its owner for Federal tax purposes) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Products within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, whichever is applicable; or

(4) to the extent a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the person treated as its owner for U.S. Federal tax purposes) is not the beneficial owner of such payments, duly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, whichever is applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the applicable Borrower, Products or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to any Lender or L/C Issuer under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or L/C Issuer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or L/C Issuer shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or L/C Issuer has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender or L/C Issuer agrees that if any form or certification it previously delivered pursuant to this Section 3.01 becomes inaccurate in any respect, it shall promptly (x) update such form or certification or (y) notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv) Each Lender, L/C Issuer and Swing Line Lender shall promptly (A) notify the applicable Borrower, Products, Holdings and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be disadvantageous to it, in the sole judgment of such Lender or L/C Issuer, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Loan

Parties or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender or L/C Issuer.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or an L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or and L/C Issuer. If any Recipient receives a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the Administrative Agent or a Lender or an L/C Issuer be required to pay any amount to an indemnifying party pursuant to this subsection (f) the payment of which would place the Administrative Agent or a Lender or an L/C Issuer, as applicable, in a less favorable net after-Tax position than the Administrative Agent or a Lender or an L/C Issuer, as applicable, would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h) FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Date, the applicable Borrower, Products and the Administrative Agent shall treat (and the Lenders and L/C Issuers hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Base Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to Products through the Administrative Agent, (i) any obligation of such Lender to make, maintain or fund Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans in Dollars, to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Base Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and Products that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Base Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Base Rate. Each Lender agrees to notify the Administrative Agent and Products in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Base Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 Inability to Determine Rates. If the Required Lenders advise the Administrative Agent prior to a Eurodollar Rate Borrowing, or a conversion of a Base Rate Loan to a Eurodollar Rate Loan or a continuation of a Eurodollar Rate Loan that (i) deposits (whether in Dollars or a Foreign Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or a Foreign Currency) or in connection with an existing or proposed Base Rate Loan or (iii) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will as promptly as practicable so notify Products (by telephone and/or facsimile) and each Lender. Thereafter, (x) any Interest Election Request that requests the conversion of any Base Rate Loan to a Eurodollar Rate Loan or the continuation of a Eurodollar Rate Loan denominated in the affected currency shall be ineffective, (y) if any Borrowing Request requests a Eurodollar Rate Borrowing, then such Borrowing shall be made as a Base Rate Borrowing and (z) in the event of a determination described in the preceding sentence with respect to the Eurodollar Base Rate component of the Base Rate, the utilization of the Eurodollar Base Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Notwithstanding anything to the contrary contained herein, upon receipt of such notice, Products may revoke any pending request for a Eurodollar

Rate Borrowing denominated in the affected currency, conversion of a Base Rate Loan to a Eurodollar Rate Loan denominated in the affected currency or a continuation of Eurodollar Rate Loans denominated in the affected currency or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its applicable Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder) or any L/C Issuer; or

(ii) impose on any Lender (or its applicable Lending Office) or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its applicable Lending Office) of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Base Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or any L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the applicable Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or an L/C Issuer determines that any Change in Law affecting such Lender or an L/C Issuer or its applicable Lending Office or such Lender’s or an L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or an L/C Issuer’s capital or on the capital of such Lender’s or an L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company, if any, could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement; Reimbursement Limitation. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Products shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding any other provisions of this Section 3.04, no Lender shall demand compensation for any increased cost, charge or reduction under subsection (a) and (b) of this Section 3.04 if it shall not at the time be the policy of such Lender to demand such compensation from similarly-situated and sized borrowers in similar circumstances under comparable provisions of other comparable credit agreements, and each Lender shall in good faith endeavor to allocate increased costs or reductions fairly among all of its affected commitments and loans (whether or not it seeks compensation from all affected borrowers).

(d) Delays in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or L/C Issuer, as the case may be, notifies Products of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The foregoing provisions of this Section 3.04 shall not apply with respect to Taxes, which shall instead be governed by Section 3.01.

Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii) any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower pursuant to this Agreement;

(iii) any failure by the applicable Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency; or

(iv) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the applicable Borrower pursuant to Section 11.14;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the applicable Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate for such Loan by a matching deposit or, other borrowing in the London interbank market for such currency and for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any credit extension hereunder to the applicable Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay such credit extension in accordance with the terms of this Agreement. If any Lender or L/C Issuer requests compensation under Section 3.04, or if the applicable Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any event gives rise to the operation of Section 3.02, such Lender or L/C Issuer shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) would not subject such Lender or L/C Issuer to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be, in any material respect. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender or L/C Issuer requests compensation under Section 3.04, or the applicable Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01 and, in each case, such Lender or L/C Issuer has declined or is unable to designate a different lending office in accordance with Section 3.06(a), such Borrower may replace such Lender or L/C Issuer in accordance with Section 11.14.

Section 3.07 Survival. All of the applicable Borrower’s obligations under this Article III shall survive repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

On (i) subject to Section 7 of the Restatement Agreement, the Restatement Date (except for the representations and warranties set forth in Section 4.25(b) and Section 4.26(b) below), and (ii) the date of each Credit Event (other than on the Restatement Date) as provided in Section 5.05(b) (except for the representations and warranties set forth in Section 4.25(a) and Section 4.26(a) below), each Loan Party (in each case as to itself and its respective Subsidiaries), represents and warrants to each of the Lenders that:

Section 4.01 Organization; Powers. Except as set forth on Schedule 4.01, each of Holdings, Products and each of the Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (to the extent such concept or a similar concept exists under the laws of the jurisdiction of its organization) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

Section 4.02 Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or bylaws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for Preferred Stock or other material agreement to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for Preferred Stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4.02(b), would reasonably be expected to have, individually or in the aggregate a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 4.03 Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 4.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance of each Loan Document to which Holdings, Products or any other Loan Party is a party, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements (including fixture filings) and equivalent filings, registrations or other notifications in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.04 and any other filings or registrations required to perfect Liens created by the Security Documents.

Section 4.05 Financial Statements.

(a) The unaudited pro forma consolidated financial information for Holdings and its consolidated subsidiaries as at March 25, 2017 (the “Pro Forma Financial Information”) delivered to the Administrative Agent prior to the Restatement Date has been prepared giving pro forma effect (as if such events had occurred on such date) to the Transactions. The Pro Forma Financial Information has been prepared in good faith based on assumptions believed by Holdings to have been reasonable as of the date of delivery thereof (it being understood that such assumptions are based on good faith estimates of certain items and that the actual amount of such items on the Restatement Date is subject to change), and presents fairly in all material respects on a Pro Forma Basis the estimated financial position of Holdings and its consolidated subsidiaries as at March 25, 2017, assuming that the Transactions had actually occurred at such date, and certain results of operations of Holdings and its consolidated subsidiaries for the twelve-month period ended March 25, 2017, assuming that the Transactions had actually occurred on the first day of such twelve-month period.

(b) The audited combined balance sheets of Holdings and its consolidated subsidiaries as at the end of the 2015 and 2016 fiscal years, and the related audited combined statements of income and comprehensive income, and cash flows for the years ended December 31, 2014, December 31, 2015 and December 31, 2016, reported on by and accompanied by a report from Ernst & Young LLP (in respect of fiscal years 2014 and 2015) and Grant Thornton LLP (in respect of fiscal year 2016), which have heretofore been filed by Holdings in its annual reports on Form 10-K, present fairly, in all material respects, the combined financial position of Holdings and its consolidated subsidiaries as at December 31, 2015 and December 31, 2016, respectively, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2016.

Section 4.06 No Material Adverse Effect. Since December 31, 2016, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.07 Title to Properties; Possession Under Leases.

(a) Each of Holdings, Products and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b) Each of Holdings, Products and the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.07(b), each of Products and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) As of the Restatement Date, none of Holdings, Products or any Subsidiary has received any notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Restatement Date.

(d) As of the Restatement Date, no Mortgaged Property is subject to any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of such Mortgaged Property or any interest therein, except as permitted by Section 7.02 or 7.05.

Section 4.08 Subsidiaries.

(a) Schedule 4.08(a) (as modified and/or supplemented from time to time after the Signing Date and on or prior to the Restatement Date with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without any requirement for Lender consent) sets forth as of the Restatement Date the name and jurisdiction of incorporation, formation or organization of each direct and indirect subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b) As of the Restatement Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or other compensatory equity based awards granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings or any of its Subsidiaries, except as set forth on Schedule 4.08(b).

Section 4.09 Litigation; Compliance with Laws.

(a) There are no actions, suits or proceedings at law or in equity or, to the knowledge of Holdings, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or Products, threatened in writing against or affecting Holdings, Products or any of the Subsidiaries or any business, property, or rights of any such person, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of Holdings, Products, any Subsidiary or any of their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 4.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.10 Federal Reserve Regulations.

(a) None of Holdings, Products or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 4.11 Investment Company Act. None of the Loan Parties is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 4.12 Use of Proceeds.

(a) Products will use the proceeds of the Term A-1 Loans borrowed on the Restatement Date to finance the Transactions and for working capital and other general corporate purposes;

(b) Performance Fibers will use the proceeds of the Term A-2 Loans borrowed on the Restatement Date solely to finance (or refinance) investments made by Performance Fibers or any Initial Subsidiary Guarantor, which investments have been described to CoBank prior to the Signing Date and satisfy both of the following criteria: (x) such investments are (or were) made in order to allow existing mills to generate electric power from renewable energy sources (namely, energy conversion systems fueled by biomass) and to use the renewable power generated by the mills for their operations and (y) such investments are (or were made) in mills that are located in rural areas with populations of no more than 20,000 (it being acknowledged and agreed by CoBank and each Farm Credit Lender that the City of Fernandina Beach, Florida and Jesup, Georgia qualify) (collectively, the “Specified Investments”); and

(c) The Revolving Facility Borrowers will use the proceeds of Revolving Facility Loans borrowed on the Restatement Date (if any) to finance the Transactions and for working capital and other general corporate purposes.

(d) The Revolving Facility Borrowers will use the proceeds of Revolving Facility Loans borrowed after the Restatement Date for working capital and other general corporate purposes (including Permitted Business Acquisitions and Material Investments).

Section 4.13 Taxes. Except as set forth on Schedule 4.13:

(a) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of Holdings, Products and the Subsidiaries has filed or caused to be filed all federal, state, local and non U.S. Tax returns required to have been filed by it and (ii) each such Tax return is true and correct;

(b) each of Holdings, Products and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a)(i) above and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Restatement Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 6.03 or for which Holdings, Products or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c) other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect as of the Restatement Date, with respect to each of Holdings, Products and the Subsidiaries, there are no claims being asserted in writing by any Governmental Authority with respect to any Taxes.

Section 4.14 No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature or industry specific nature) concerning Holdings, Products, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Lender Presentation or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such information was furnished to the Lenders and, if delivered prior to the Restatement Date, as of the Restatement Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all written supplements and updates provided thereto prior to the Restatement Date and, with respect to Tembec and its subsidiaries, to the best of Holdings’ knowledge prior to the Restatement Date).

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of Holdings or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by Holdings to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and the actual results during the period or periods covered by any such information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized), as of the date such Projections and estimates were furnished to the Lenders.

Section 4.15 Employee Benefit Plans.

(a) Except as set forth in Schedule 4.15 or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan and, to the knowledge of Holdings, Products or Performance Fibers, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which Holdings, Products, Performance Fibers, any of the Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability in excess of $5,000,000; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) none of Holdings, Products, Performance Fibers, the Subsidiaries and the ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(b) Each of Holdings, Products, Performance Fibers and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any Plan or other employee pension benefit plan or employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c) Within the last five years, no Plan of Holdings, Products, Performance Fibers, the Subsidiaries or the ERISA Affiliates has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, that would reasonably be expected to result in liability to Holdings, Products, Performance Fibers, the Subsidiaries or

the ERISA Affiliates in excess of $5,000,000, nor has any Plan of Holdings, Products, Performance Fibers, any Subsidiaries or the ERISA Affiliates (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (with the meaning of Section 4001(a)(14) of ERISA) of Holdings, Products, Performance Fibers, any Subsidiaries or the ERISA Affiliates that has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(d) Each Borrower represents and warrants that it is not, and no other Loan Party is, (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (4) a “governmental plan” within the meaning of ERISA.

Section 4.16 Environmental Matters. Except as set forth in Schedule 4.16 or except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by Holdings or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to Holdings’ knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to Holdings or any of its Subsidiaries, (ii) each of Holdings and its Subsidiaries has all environmental authorizations, permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) to Holdings’ knowledge, (A) no Hazardous Material is located at, on or under any Real Property currently owned, operated or leased by Holdings or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of Holdings or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by Holdings or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of Holdings or any of its Subsidiaries under any Environmental Laws and (B) there has been no Release of any Hazardous Materials at any Real Property, or, during the period Holdings’ or any of its Subsidiaries’ ownership or operation thereof, at any real property formerly owned, operated or leased by any of them, in violation of any applicable Environmental Law or that would reasonably be expected to give rise to any cost, liability or obligation of Holdings or any of its Subsidiaries under any Environmental Law, (iv) none of Holdings or any of its Subsidiaries is conducting or funding any investigation, remediation, cleanup, removal, or remedial or corrective action of or in connection with any Release of Hazardous Materials, (v) none of the Real Property or any real property formerly owned, operated or leased by Holdings or any of its Subsidiaries is listed or, to Holdings’ knowledge, proposed for listing on the National Properties List under the Comprehensive Environmental Response Compensation and Liability Act or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency, and (vi) there are no agreements in which Holdings or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Restatement Date.

Section 4.17 Security Documents.

(a) On and after the Restatement Date, the Security Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Security Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Agreement (other than the Intellectual Property (as defined in the Security Agreement)), when Uniform Commercial Code financing statements are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Finance Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except for Permitted Liens).

(b) When the Security Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in all domestic Intellectual Property, in each case prior and superior in right to any other person (except Permitted Liens), it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties on or after the Restatement Date.

(c) Any Mortgage executed and delivered after the Restatement Date pursuant to Section 6.10 shall be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a valid Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of a person pursuant to Permitted Liens.

(d) Notwithstanding anything herein (including this Section 4.17) or in any other Loan Document to the contrary, none of Holdings, Products or any other Loan Party makes any representation or warranty (x) as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent, the Collateral Agent or any Lender with respect thereto, under foreign law or (y) under this Section 4.17 during any Collateral Suspension Period.

Section 4.18 [Reserved].

Section 4.19 Solvency.

(a) Giving pro forma effect to the Transactions as of the Restatement Date, on the Restatement Date, (A) the fair value of the assets of Holdings and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, unmatured, unliquidated, contingent or otherwise, of Holdings and its subsidiaries on a consolidated basis, respectively; (B) the present fair saleable value of the property of Holdings and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, unmatured, unliquidated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) Holdings and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (D) Holdings and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Restatement Date.

(b) Giving pro forma effect to the Transactions as of the Restatement Date, on the Restatement Date, neither Holdings nor Products intends to, and neither Holdings nor Products believes that on a consolidated basis it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

Section 4.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings, Products, Performance Fibers or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings, Products, Performance Fibers and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law relating to such matters; and (c) all payments due from Holdings, Products, Performance Fibers or any of the Subsidiaries or for which any claim may be made against Holdings, Products, Performance Fibers or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, Products, Performance Fibers or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Holdings, Products, Performance Fibers or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, Products, Performance Fibers or any of the Subsidiaries (or any predecessor) is bound.

Section 4.21 Insurance. Schedule 4.21 sets forth a true and correct description, in all material respects, of all material insurance (excluding title insurance) maintained by or on behalf of Holdings, Products or the Subsidiaries as of the Restatement Date. As of such date, such insurance is in full force and effect.

Section 4.22 [Reserved].

Section 4.23 Intellectual Property; Licenses, etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 4.23, (a) Holdings and each of the Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (b) to the best knowledge of Holdings, neither it nor the Subsidiaries, nor any Intellectual Property Right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by or contemplated to be employed, sold or offered by Holdings, or the Subsidiaries, infringes upon Intellectual Property Rights of any other person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Products, threatened.

Section 4.24 Senior Debt. The Obligations constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof) (if any) under the documentation governing any outstanding Indebtedness, if any, permitted to be incurred hereunder constituting Indebtedness that, by its terms, is expressly subordinated in right of payment to the Obligations pursuant to written agreement.

Section 4.25 OFAC.

(a) No Loan Party (as defined in the Original Credit Agreement), nor, to the knowledge of Products, any director or officer of a Loan Party (as defined in the Original Credit Agreement) is a Sanctioned Person or Sanctioned Entity (in each case, as defined in the Original Credit Agreement).

(b) No Loan Party, nor, to the knowledge of Products, any director, officer, employee or Subsidiary of any Loan Party that will act in any capacity in connection with or benefit in any way from the Facilities established hereby, is an individual or entity that is, or is owned or controlled by an individual or entity that is, a Sanctioned Person or Sanctioned Entity.

Section 4.26 Anti-Corruption Laws.

(a) Holdings, Products and the Subsidiaries (as defined in the Original Credit Agreement), and, to the knowledge of Products, their respective directors and officers, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, in all material respects.

(b) Holdings, Products and the Subsidiaries, and, to the knowledge of Products, their respective directors and officers, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, and French Law n°2016-1691 of December 9, 2016 (i.e., “Sapin II”), as amended, in each case in all material respects.

ARTICLE V

CONDITIONS OF LENDING

The obligations of (a) the Lenders to make Loans and (b) any L/C Issuer to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) on the terms provided herein are subject to the satisfaction or waiver (in accordance with Section 11.01 hereof) of the following conditions:

Section 5.01 Restatement Date. Each of the conditions set forth in Section 6 of the Restatement Agreement (subject to Section 7 thereof) shall have been satisfied or waived (in accordance with Section 11.01 hereof).

Section 5.02 [Reserved].

Section 5.03 [Reserved].

Section 5.04 [Reserved].

Section 5.05 All Credit Events. On the date of each Credit Event occurring after the Restatement Date:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable L/C Issuer and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05.

(b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (other than in respect of an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects; provided that with respect to any Incremental Facility used to finance a Permitted Business Acquisition or permitted Material Investment, the applicable representations and warranties shall be made in accordance with the foregoing but only the Incremental Facilities Specified Representations shall be required to be true and correct in all material respects as a condition to the availability of such Incremental Facility (except to the extent such Incremental Facilities Specified Representations are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such Incremental Facilities Specified Representations shall be true and correct in all respects).

(c) Except as set forth in Section 2.15(c) with respect to Incremental Facilities used to finance a Permitted Business Acquisition or permitted Material Investment, at the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

Each such Credit Event shall be deemed to constitute a representation and warranty by Products and, with respect to any Borrowing by any other Revolving Facility Borrower, such other Revolving Facility Borrower, on the date of such Borrowing, issuance, amendment, extension or renewal, as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 5.05.

Section 5.06 Initial Revolving Facility Loan to Each Designated Borrower. Neither the Revolving Facility Lenders nor the L/C Issuers shall be required to honor any initial Borrowing Request or notice requesting the issuance of such Letter of Credit as required by Section 2.05, as applicable, by any Designated Borrower following any designation of such Designated Borrower as a Borrower hereunder pursuant to Section 2.19 unless the Administrative Agent shall have received at least 10 Business Days prior to the date of such initial Revolving Facility Loan or L/C Credit Extension (or such shorter period as may be agreed by the Administrative Agent in its sole discretion, without any requirement for Lender consent) each of the following:

(a) Copies of the articles or certificate of incorporation, certificate of partnership, articles or certificate of organization or other similar formation document, instrument or agreement, as the case may be, of such Designated Borrower, together with all amendments thereto, and a certificate of good standing (to the extent such concept or a similar concept exists under the laws of the jurisdiction of its organization), each certified by the appropriate governmental officer in its jurisdiction of formation (or if there is no such governmental officer, its Secretary or Assistant Secretary or similar officer);

(b) Copies, certified by the Secretary or Assistant Secretary or similar officer of such Designated Borrower, of such Designated Borrower’s by-laws (or equivalent organizational document) and of its Board of Directors’ resolutions and/or resolutions or actions of any other comparable body authorizing the execution of the Loan Documents to which it is a party and the performance by such Designated Borrower of all its obligations thereunder (including the incurrence of debt for borrowed money, and in the case of any Designated Borrower that is not a Loan Party at such time, the making of guarantees and the granting of security interests over all of its then-present and after acquired property), and a certification that there have been no changes to its articles of incorporation, certificate of partnership, articles or certificate of organization or other similar formation document, instrument or agreement, as the case may be, provided pursuant to Section 5.06(a);

(c) An incumbency certificate, executed by the Secretary or Assistant Secretary (or other similar officer) of such Designated Borrower, which shall identify by name and title and bear the signatures of a Responsible Officer and any other officers or employees of such Designated Borrower authorized to sign the Loan Documents to which it is a party and to request Revolving Facility Loans hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by such Designated Borrower;

(d) A written opinion (addressed to the Administrative Agent and the Lenders) of each of (i) internal counsel to such Designated Borrower (covering customary corporate opinions) and (ii) Wachtell, Lipton, Rosen & Katz or other counsel to Designated Borrower reasonably acceptable to the Administrative Agent (covering customary legal matters for a secured bank loan financing), in each case in form and substance consistent with those delivered on the Restatement Date under Section 6 of the Restatement Agreement;

(e) Each Note requested by any Lender pursuant to Section 2.09 executed by such Designated Borrower and payable to the order of each such requesting Lender;

(f) At least three (3) Business Days prior to the initial Revolving Facility Borrowing or L/C Credit Extension, as applicable, to such Designated Borrower, documentation and other information that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S. Patriot Act, to the extent such information was reasonably requested by the Administrative Agent or a Lender in writing at least ten (10) days prior to date of such Designated Borrower’s initial Borrowing Request; and

(g) An executed Designated Borrower Joinder Agreement.

ARTICLE VI

AFFIRMATIVE COVENANTS

As of and at all times following the Restatement Date, each Loan Party covenants and agrees with each Lender that unless and until (i) all Commitments shall have been terminated, (ii) all Obligations arising under the Loan Documents (other than contingent obligations for unasserted claims) shall have been repaid and (iii) all Letters of Credit have been canceled or have expired (or shall have been Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and the applicable L/C Issuers) and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of the Subsidiaries to:

Section 6.01 Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary (other than any Borrower) of Holdings, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except (in all cases) as otherwise expressly permitted under Section 7.05.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

Section 6.02 Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause, subject to the time periods set forth in clause (viii) of the definition of “Collateral and Guarantee Requirement” or Schedule 6.02(a), if applicable, the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on general liability policies. Notwithstanding the foregoing, Holdings and the Subsidiaries may self-insure with respect to such risks with respect to which similarly situated companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b) With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), maintain, subject to the time period set forth in clause (vii) of the definition of “Collateral and Guarantee Requirement”, flood insurance with a financially sound and reputable insurer, in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the National Flood Insurance Act of 1968, and otherwise comply with such Act.

(c) In connection with the covenants set forth in this Section 6.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then Holdings, on behalf of itself and behalf of each of the Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause such Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 6.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings and its Subsidiaries or the protection of their properties.

Section 6.03 Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the affected Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

Section 6.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 95 days after the end of each fiscal year (or, if earlier, the applicable date on which the financial statements referred to in this clause (a) are required to be filed with the SEC), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Holdings and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of Holdings, Products, or any Material Subsidiary as a going concern (other than solely with respect to, or resulting solely from, a final scheduled maturity date under any Facility, any Incremental Notes, any Refinancing Facilities or any Permitted Refinancing Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a Financial Covenant)) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by Holdings of annual reports on Form 10-K of Holdings and its consolidated subsidiaries shall satisfy the requirements of this Section 6.04(a) to the extent such annual reports include the information specified herein);

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year (or, if earlier, the applicable date on which the financial statements referred to in this clause (b) are required to be filed with the SEC), beginning with the first fiscal quarter ending after the Restatement Date, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Holdings and its consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of Holdings on behalf of Holdings as fairly presenting, in all material respects, the financial position and results of operations of Holdings, and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by Holdings of quarterly reports on Form 10-Q of Holdings and its consolidated subsidiaries shall satisfy the requirements of this Section 6.04(b) to the extent such quarterly reports include the information specified herein);

(c) beginning with the first fiscal quarter ending after the Restatement Date, concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a Compliance Certificate of a Financial Officer of Holdings (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent of (A) the Total Net Senior First Lien Secured Leverage Ratio (and, during a Collateral Suspension Period, such calculations shall include a pro forma calculation of the Total Net Senior First Lien Secured Leverage Ratio (for which purpose Indebtedness that would be secured Indebtedness but for the operation of Section 11.23 (or that is otherwise unsecured at such time by operation of provisions similar to those in Section 11.23) shall be deemed to be secured on a pari passu basis with the Liens securing the Obligation), (B) the Total Net Leverage Ratio and (C) the Interest Coverage Ratio, (iii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if Holdings, Products or any Subsidiary shall have used the Cumulative Credit for any purpose during such fiscal period, (iv) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in the proviso to the definition of “Immaterial Subsidiary,” (v) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary, and (vi) setting forth (A) the aggregate amount of Permitted Loan Purchases made during the fiscal period then ended and (B) the aggregate amount of Term Loans purchased and cancelled by Holdings and the Subsidiaries as of the date of such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, Products or any of the Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of Holdings or Products;

(e) within 120 days after the beginning of each fiscal year, a reasonably detailed consolidated annual budget for such fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of Holdings to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f) upon the reasonable request of the Administrative Agent (which request may be made not more than once during any 12-month period; provided that additional such requests may be made at any time and from time to time after the occurrence and during the continuance of an Event of Default), an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f);

(g) (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, Products or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender) and (ii) prior written notice in the event that Holdings or Products changes its respective fiscal year end (in which case, Holdings, Products and the Administrative Agent are hereby deemed to be authorized by the Lenders to make any amendments to the Loan Documents that are necessary to reflect such change in fiscal year);

(h) in the event that (i) the rules and regulations of the SEC permit any direct or indirect parent of Holdings to report at the level of such direct or indirect parent of Holdings on a consolidated basis and either (ii) (A) such direct or indirect parent of Holdings is not engaged in any business or activity in any material respect, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the capital stock of Holdings and the incurrence of Indebtedness for borrowed money (and, without limitation on the foregoing, does not have any subsidiaries other than Holdings and Holdings’ subsidiaries and any direct or indirect parent companies of Holdings that are engaged in any other business or activity and hold any other assets or have any liabilities except as indicated above) or (B) in connection with any reporting requirements described in paragraphs (a) and (b) of this Section 6.04 Holdings delivers consolidating financial information that explains, at a level of detail reasonably acceptable to the Administrative Agent, the differences between the information relating to such direct or indirect parent entity and its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand, then such consolidated reporting at the level of such direct or indirect parent of Holdings in a manner consistent with that described in paragraphs (a) and (b) of this Section 6.04 for Holdings will satisfy the requirements of such paragraphs;

(i) promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received by Holdings, Products, Performance Fibers, a Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by Holdings, Products, Performance Fibers, a Subsidiary or any ERISA Affiliate, in each case, concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan (to the extent in the possession of Holdings, Products or Performance Fibers) as the Administrative Agent shall reasonably request; and

(j) promptly upon Holdings, Products, Performance Fibers or any of the Subsidiaries having knowledge of any fact or condition that would reasonably be expected to result in an ERISA Event, Holdings shall deliver to Administrative Agent a summary of such facts and circumstances and any action it, Products, Performance Fibers or the Subsidiaries intend to take regarding such facts or conditions.

Documents required to be delivered pursuant to this Section 6.04 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are sent via e-mail to the Administrative Agent for posting on Holdings’ behalf on the Platform. Information required to be delivered pursuant to Sections 6.04(a), (b) and (d) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov. Notwithstanding anything contained herein, Holdings shall thereafter promptly be required to provide paper copies of the Compliance Certificates required by Section 6.04(c) to the Administrative Agent, and any other documents delivered pursuant to this Section 6.04 reasonably requested by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. If the delivery of any of the foregoing documents required under this Section 6.04 shall fall on a day that is not a Business Day, such deliverable shall be due on the next succeeding Business Day.

Section 6.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings, Products or Performance Fibers obtains actual knowledge thereof:

(i) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(ii) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, Products or any of the Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iii) any other development specific to Holdings, Products or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(iv) the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect.

Section 6.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 6.06 shall not apply to Environmental Laws, which are the subject of Section 6.09, or to laws related to Taxes, which are the subject of Section 6.03.

Section 6.07 Maintaining Records; Access to Properties and Inspections.

Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, Products or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or Products, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to Holdings or Products to discuss the affairs, finances and condition of Holdings, Products or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as Holdings and Products have the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.

Section 6.08 Use of Proceeds.

(a) Products will use the proceeds of the Term A-1 Loans borrowed on the Restatement Date to finance the Transactions and for working capital and other general corporate purposes.

(b) Performance Fibers will use the proceeds of the Term A-2 Loans borrowed on the Restatement Date solely to finance (or refinance) Specified Investments made by Performance Fibers or any Initial Subsidiary Guarantor.

(c) The Revolving Facility Borrowers will use the proceeds of the Initial Revolver Draw (if any) on the Restatement Date to finance the Transactions and for working capital and other general corporate purposes.

(d) The Revolving Facility Borrowers will use the proceeds of Revolving Facility Loans borrowed after the Restatement Date for working capital and other general corporate purposes (including Permitted Business Acquisitions and Material Investments).

(e) No Other Term Loans or Incremental Notes shall be used to make open market purchases of Loans.

Section 6.09 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all authorizations, permits licenses and other approvals required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 6.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.10 Further Assurances; Additional Security. After the Restatement Date, subject to Section 11.23:

(a) execute (other than during a Collateral Suspension Period) any and all further documents, financing statements, agreements and instruments, and take (other than during a Collateral Suspension Period) all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable Law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause (other than during a Collateral Suspension Period) the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) Within 30 days following the Restatement Date, or by such later date as agreed to by the Administrative Agent in its reasonable discretion (without any requirement for Lender consent), (i) Holdings (or, if Holdings shall have assigned its rights and obligations under the Tembec Arrangement Agreement pursuant to Section 7.5 thereof to one or more other Loan Parties, such Loan Parties) shall execute and deliver a Canadian-law governed pledge (in form and substance reasonably satisfactory to each of Products and the Collateral Agent) of 65% (but no greater than 65%) of the outstanding voting Equity Interests of Tembec (or its successor) in favor of the Collateral Agent to secure the Finance Obligations; provided, however, that, if Holdings has assigned its rights and obligations under the Tembec Arrangement Agreement pursuant to Section 7.5 thereof to a Foreign Subsidiary or an FSHCO, Holdings, Products and/or the applicable other Guarantor, as applicable, shall execute and deliver a local-law governed pledge of 65% of the outstanding voting Equity Interests of such Foreign Subsidiary or such FSHCO, as applicable, and (ii) the Collateral Agent shall receive all certificates (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto, endorsed in blank.

(c) promptly notify (other than during a Collateral Suspension Period) the Collateral Agent of the acquisition of any fee-owned Real Property of any Loan Party that (i) is not covered by a Mortgage previously delivered pursuant to the Collateral and Guarantee Requirement, (ii) is acquired on or after the Restatement Date and (iii) has an individual fair market value (as determined in good faith by Holdings) at the time of acquisition in excess of $50,000,000, and, subject to clause (vii)(D) of the definition of “Collateral and Guarantee Requirement”, deliver or cause each the Loan Party to deliver (other than during a Collateral Suspension Period) to the Collateral Agent within 120 days (or such longer period as the Collateral Agent shall determine in its reasonable discretion, without any requirement for Lender consent) of the acquisition of such Real Property, a Mortgage (each, an “Additional Mortgage”), flood insurance information, Title Policies, surveys, opinions and such other documents as are required to be delivered with respect to each Mortgaged Property set forth on Schedule 1.01(b) pursuant to clauses (vii) – (x) of the definition of “Collateral and Guarantee Requirement” as if such clauses referred to such Real Property acquired on or after the Restatement Date, mutatis mutandis, subject to paragraph (g) below. Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any Real Property of any Loan Party that is not subject to a Mortgage as of the Restatement Date prior to the date that is 20 Business Days after the date on which the Collateral Agent has made available to the Lenders (which may be delivered electronically) the following documents in respect of such Real Property: (i) a completed life of loan flood hazard determination from a third party vendor; (ii) if such Real Property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such Real Property is located, evidence of required flood insurance with respect to such Real Property in an amount and otherwise in compliance with all applicable flood insurance laws and regulations. Additionally, and notwithstanding the foregoing, if (I) all or a portion of any Real Property located within the United States is in a designated “flood hazard area” on any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and (II) the Administrative Agent reasonably determines that obtaining and/or maintaining such mortgage would impose an unreasonable or excessive administrative or financial burden on the Loan Parties and/or the Administrative Agent, then the Administrative Agent may post a notice to the Lenders on the Platform (1) identifying such Real Property, (2) reporting the net book value of such Real Property as furnished by the applicable Loan Party, (3) noting the Administrative Agent’s intention to waive the requirement that such Real Property be subject to a mortgage, (4) notifying the Lenders that there is a five Business Day period from the time of such posting to object in writing to such waiver and (5) including such other information as the Administrative Agent may reasonably determine to include, and if Lenders (other than any Defaulting Lenders) holding at least 5.0% of the aggregate amount of all then-outstanding Term Loans and Revolving Facility Commitments (funded and unfunded) do not provide to the Administrative Agent, within five Business Days of the posting of such notice, written objections to such intention to waive, then the Administrative Agent may, without any further need for Lender consent, waive the requirement set forth above that such Real Property be subject to a mortgage.

(d) if any additional direct or indirect Wholly Owned Domestic Subsidiary of Holdings (other than an Excluded Subsidiary) is formed or acquired on or after the Restatement Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary), and if such Wholly Owned Domestic Subsidiary is a Material Subsidiary, within ten Business Days after the date such Wholly Owned Domestic Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Wholly Owned Domestic Subsidiary is formed or acquired (or such longer period as the Collateral Agent shall determine in its reasonable discretion, without any requirement for Lender consent), cause (other than during a Collateral Suspension Period) the Collateral and Guarantee Requirement to be satisfied with respect to such Wholly Owned Domestic Subsidiary and with respect to any Equity Interest in or Indebtedness of such Wholly Owned Domestic Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(e) if any additional Foreign Subsidiary of Holdings or Products is formed or acquired on or after the Restatement Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary), and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Collateral Agent shall determine in its reasonable discretion, without any requirement for Lender consent), cause (other than during a Collateral Suspension Period) the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(f) (i) furnish (other than during a Collateral Suspension Period) to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure or (C) in any Loan Party’s organizational identification number (if any); provided, that neither Holdings nor Products shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify (other than during a Collateral Suspension Period) the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(g) the Collateral and Guarantee Requirement and the other provisions of this Section 6.10 need not be satisfied with respect to, and the Collateral shall not include, any Excluded Property or Excluded Securities.

Notwithstanding anything herein to the contrary, (A) no control agreement or control, lockbox or similar arrangement shall be required with respect to any Deposit Accounts, securities accounts or commodities accounts, (B) no landlord, mortgagee or bailee waivers shall be required, (C) except as set forth in Section 6.10(b), no foreign-law governed security documents or perfection under foreign law shall be required, (D) no notice shall be required to be sent to account debtors or other contractual third parties and (E) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents.

Section 6.11 Rating. Exercise commercially reasonable efforts to maintain a public corporate family rating from Moody’s, and a public corporate entity rating from S&P for Holdings and/or Products.

Section 6.12 Sanctions. Not use the proceeds of any Loan directly or, to the knowledge of Products, indirectly, to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, except to the extent licensed or otherwise approved by OFAC.

Section 6.13 Anti-Corruption Laws. (i) Not use directly or, to the knowledge of Products, indirectly, the proceeds of any Loan in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, and French Law n°2016-1691 of December 9, 2016 (i.e., “Sapin II”), as amended, and (ii) maintain in effect policies and procedures designed to promote and achieve compliance by Holdings and its Subsidiaries with such laws.

Section 6.14 Ownership of Mills. Maintain ownership by Performance Fibers of the mills and assets that were the subject of the Specified Investments.

Section 6.15 Corporate Structure Chart. Deliver no later than the date required by Schedule 6.02(a) (or such later date as the Administrative Agent shall determine in its reasonable discretion, without any requirement for Lender consent), a summary corporate structure chart for Holdings and its subsidiaries, after giving effect to the Transactions.

ARTICLE VII

NEGATIVE COVENANTS

As of and at all times following the Restatement Date, each Loan Party covenants and agrees with each Lender that unless and until (i) all Commitments shall have been terminated, (ii) all Obligations arising under the Loan Documents (other than contingent obligations for unasserted claims) shall have been paid and (iii) all Letters of Credit have been canceled or have expired (or have been Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and the applicable L/C Issuers) and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Loan Parties will not, and will not permit any of the Subsidiaries to:

Section 7.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness (or commitments to incur Indebtedness) (i) of Holdings and each Subsidiary (that is a subsidiary of Holdings on the Signing Date) existing on the Signing Date, and (ii) of each Subsidiary of Holdings (that is not a subsidiary of Holdings on the Signing Date) existing on the Signing Date, in each case, as set forth on Schedule 7.01 hereto or, to the extent not listed in such Schedule, where the aggregate principal amount outstanding of any such Indebtedness (or commitments to incur Indebtedness) does not exceed $10,000,000, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with Holdings, Products or any Subsidiary);

(b) Indebtedness created hereunder and under the other Loan Documents, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c) obligations (contingent or otherwise) arising under a Swap Contract if such obligations are (or were) entered into by such person for the purpose of directly mitigating risks associated with fluctuations in interest rates, commodity prices or foreign exchange rates (or to allow any customer to do so), and not for speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings, Products or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of Holdings to any Subsidiary and of any Subsidiary to Holdings, Products or any other Subsidiary; provided, that, except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations among Holdings and its subsidiaries, (i) Indebtedness of any Foreign Subsidiary owing to the Loan Parties shall be permitted under this clause (e) only to the extent permitted by Sections 7.04(j), 7.04(u) and 7.04(dd) and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness in respect of (x) letters of credit, performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practice, including those incurred to secure health, safety and environmental obligations, or (y) letters of credit, performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations to secure obligations under self-insurance programs, or other financial assurance required by law, in an aggregate amount under this Section 7.01(f)(y) not to exceed $100,000,000 at any time outstanding;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to Products of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h) (i) (x) Indebtedness of a Subsidiary acquired after the Restatement Date or an entity merged into or consolidated or amalgamated with Holdings, Products or any Subsidiary after the Restatement Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or amalgamation and is not created in contemplation of such event and where such acquisition, merger, consolidation or amalgamation is permitted by this Agreement and (y) Indebtedness incurred to finance Investments permitted hereunder (including Permitted Business Acquisitions permitted pursuant to Section 7.04(k)) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, (A) at the time of the assumption or incurrence of such Indebtedness and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom (provided that, if such Indebtedness is incurred to finance, or assumed in connection with, a Permitted Business Acquisition or a Material Investment, then it shall only be required that no Event of Default described in Sections 8.01(b), (c), (h) or (i) shall have occurred and be continuing or would result therefrom), (B) immediately after giving effect to the assumption and incurrence of Indebtedness under this Section 7.01(h), Holdings shall be in compliance on a Pro Forma Basis with the Leverage Ratio Toggle Test (provided, that if such Indebtedness is assumed as provided in preceding clause (x) or is incurred as provided in preceding clause (y), in either case, as part of an Investment not constituting a Material Investment but that constitutes a Permitted Business Acquisition, then satisfaction of the Leverage Ratio Toggle Test shall not be required), and (C) except during any Collateral Suspension Period, immediately after giving effect to the assumption and incurrence of Indebtedness under this Section 7.01(h), Holdings shall be in compliance on a Pro Forma Basis with the Total Net Leverage Ratio Test. Notwithstanding anything in this Section 7.01(h) to the contrary, in the case of unsecured Indebtedness that is assumed (but not otherwise incurred) in connection with a Permitted Business Acquisition or an Investment permitted hereunder, in lieu of satisfying the Total Net Leverage Ratio Test under the foregoing subclause (C) (and, during a Collateral Suspension Period, in lieu of satisfying the Leverage Ratio Toggle Test under the foregoing subclause (B)), such unsecured Indebtedness may be assumed if, after giving effect to such assumption, the Total Net Leverage Ratio is not greater than the Total Net Leverage Ratio immediately prior to such Permitted Business Acquisition or Investment (including the assumption and incurrence of Indebtedness in connection therewith);

(i) the obligations (and commitments to incur obligations) outstanding from time to time under (A) the Offre de prêt (Loan Offer) (File D129013) entered into on March 9, 2012, between Investissement Québec, Tembec, Tembec Industries Inc. and Tembec Énergie SEC., as amended, amended and restated, supplemented or otherwise modified from time to time in an aggregate principal amount not to exceed CDN$75,000,000, (B) the Offre de prêt (Loan Offer) (File D135683) entered into on September 6, 2013, between Investissement Québec, Tembec, Tembec Industries Inc. and Tembec Énergie SEC., as amended, amended and restated, supplemented or otherwise modified from time to time in an aggregate principal amount not to exceed CDN$18,000,000 and (C) the Amended and Restated Credit Agreement, dated as of September 19, 2013, among Tembec, Tembec Entergy LP and Integrated Private Debt Fund III LP, as administrative agent, as amended, amended and restated, supplemented or otherwise modified from time to time in an aggregate principal amount not to exceed CDN$35,000,000;

(j) (i) Capital Lease Obligations incurred by Holdings, Products or any Subsidiary (A) in respect of any Sale and Lease Back Transaction that is permitted under Section 7.05, or (B) in an amount not to exceed the greater of $50,000,000 and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Capital Lease Obligations;

(k) other Indebtedness of Holdings, Products or any Subsidiary, in an aggregate principal amount outstanding that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $100,000,000 and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable, and any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness; provided, that any Indebtedness incurred pursuant to this clause (k) that by its terms is subordinated in right of payment to the Obligations shall not, pursuant to the terms thereof, be required to be repaid (other than pursuant to customary change of control, asset sale proceeds and similar provisions), in whole or in part, prior to the date that is 91 days following the Latest Maturity Date;

(l) Indebtedness of Products pursuant to (i) the Senior Notes in an aggregate principal amount that is not in excess of $550,000,000 and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m) Guarantees (i) by any Loan Party (other than Products) of the Indebtedness of Products described in clause (l) of this Section 7.01, (ii) by any Loan Party of any Indebtedness of any other Loan Party permitted to be incurred under this Agreement, (iii) by any Loan Party of Indebtedness otherwise permitted hereunder of any Domestic Subsidiary that is not a Loan Party to the extent such Guarantees are permitted by Section 7.04 (other than Sections 7.04(l) or 7.04(w)), (iv) by any Loan Party of Indebtedness otherwise permitted hereunder of any Foreign Subsidiary that is not a Loan Party to the extent such Guarantees are permitted by Section 7.04(j), Section 7.04(u) or Section 7.04(dd), (v) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party and (vi) Guarantees by Holdings permitted by Section 7.04(gg); provided, that Guarantees by any Loan Party under this Section 7.01(m) of any Indebtedness of a person that is by its terms subordinated in right of payment to other Indebtedness of such person shall be expressly subordinated in right of payment to the Obligations;

(n) Indebtedness arising from agreements of Holdings or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions and any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p) Indebtedness supported by a Letter of Credit in principal amount not in excess of the stated amount of such Letter of Credit;

(q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) (i) other Indebtedness incurred by Holdings, Products or any Subsidiary; provided, that (A) at the time of the incurrence of such Indebtedness and after giving full effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) other than during a Collateral Suspension Period, immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, Holdings shall be in compliance on a Pro Forma Basis with the Total Net Leverage Ratio Test and (C) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, Holdings shall be in compliance on a Pro Forma Basis with the Leverage Ratio Toggle Test and (ii) Permitted Refinancing Indebtedness in respect thereof; provided, that, at the time of the incurrence of such Permitted Refinancing Indebtedness and after giving full effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided, further, that any Indebtedness incurred pursuant to this clause (r) that by its terms is subordinated in right of payment to the Obligations shall not, pursuant to the terms thereof, be required to be repaid (other than pursuant to customary change of control, asset sale proceeds and similar provisions), in whole or in part, prior to the date that is 91 days following the Latest Maturity Date;

(s) Indebtedness in connection with (i) the Transactions as contemplated by the Tembec Arrangement Agreement as in effect on the Tembec Signing Date or (ii) the Tembec Refinancing Transactions;

(t) unsecured Indebtedness in respect of obligations of Holdings, Products or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Contracts;

(u) Indebtedness representing deferred compensation to employees and directors of Holdings, Products or any Subsidiary incurred in the ordinary course of business;

(v) Indebtedness in connection with Permitted Receivables Financings;

(w) Indebtedness evidenced by Other Term Loans, Other Revolving Loans and Incremental Notes, in each case incurred in accordance with Section 2.15 and, to the extent not constituting Obligations, Refinancing Debt incurred in accordance with Section 2.18 (provided that proceeds of such Refinancing Debt are applied in accordance with Section 2.11(b)) and any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(x) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of Holdings, Products or any Subsidiary not in excess, at any one time outstanding, of $75,000,000;

(y) Indebtedness issued by Holdings, Products or any Subsidiary to current or former officers, directors and employees, or their respective estates, spouses or former spouses, to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent thereof permitted by Section 7.06;

(z) Indebtedness consisting of obligations of Holdings or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(aa) Indebtedness of Holdings, Products or any Subsidiary to the extent incurred in respect of the discounting of commercial letters of credit received by Holdings, Products or any Subsidiary in the ordinary course of business; and

(bb) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (aa) above.

For purposes of determining compliance with this Section 7.01 or Section 7.02, if Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 7.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including Holdings, Products and any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets (i) of Holdings and each Subsidiary (that is a Subsidiary of Holdings on the Signing Date) existing on the Signing Date and (ii) of each Subsidiary of Holdings (that is not a Subsidiary of Holdings on the Signing Date) existing on the Signing Date and, in each case, as set forth on Schedule 7.02 hereto or, to the extent not listed in such Schedule, where such property or assets have a fair market value (as determined in good faith by Holdings) that does not exceed $10,000,000 in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Restatement Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 7.01(a)) and shall not subsequently apply to any other property or assets of Holdings, Products or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) Liens created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations under Secured Hedge Agreements, obligations under Secured Cash Management Agreements and obligations permitted under Section 7.01(c)) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c) Liens on any property or asset of Holdings, Products or any Subsidiary securing Indebtedness permitted under Section 7.01(h)(i)(x) or Permitted Refinancing Indebtedness in respect thereof if permitted by Section 7.01(h)(ii); provided, that such Lien (i) does not apply to any other property or assets of Holdings, Products or any of its Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, is in compliance with clause (v) of the definition of “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet overdue by more than 30 days or that are being contested in compliance with Section 6.03;

(e) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings, Products or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and pledges and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, Products or any Subsidiary;

(g) deposits and other customary Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory and regulatory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way, covenants, conditions, restrictions and declaration on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Holdings, Products or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 7.01(j) (limited to the assets subject to such Indebtedness) or Section 7.01(i);

(j) Liens arising out of Sale and Lease Back Transactions permitted under Section 7.05, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 8.01(j) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Initial Closing Date and pursuant to Section 6.10 or Section 2.15(b) and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by Holdings, Products or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, Products or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, Products or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, Products or any Subsidiary in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights;

(p) (x) Liens securing obligations in respect of trade related letters of credit or bank guarantees permitted under Section 7.01(f)(x) or (o) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit or bank guarantees and the proceeds and products thereof and (y) Liens securing obligations permitted under Section 7.01(f)(y);

(q) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of Holdings, Products and its Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by Holdings, Products or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) Liens in connection with (i) the Transactions as contemplated by the Tembec Arrangement Agreement as in effect on the Tembec Signing Date or (ii) the Tembec Refinancing Transactions;

(u) other Liens with respect to property or assets of Holdings, Products or any Subsidiary; provided that (i) after giving effect to any such Lien and the incurrence of Indebtedness, if any, (x) secured by Other First Liens, Products is in compliance, on a Pro Forma Basis, with the Leverage Ratio Toggle Test or (y) secured by such Lien and by its terms such Lien is junior in priority to the Liens securing the Obligations (other than any Obligations, including Incremental Loans or Refinancing Debt, secured by Liens that are junior in right of security to the Liens on Collateral securing any other Facility), Products is in compliance, on a Pro Forma Basis, with (1) the Leverage Ratio Toggle Test and (2) except during any Collateral Suspension Period, the Total Net Leverage Ratio Test, (ii) at the time of the incurrence of such Lien and after giving full effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement, and (iv) to the extent such Liens are equal and ratable with or junior in priority to the Liens securing the Obligations, an intercreditor agreement reasonably satisfactory to the Administrative Agent shall be entered into providing that such new liens will be secured equally and ratably with the Liens securing the Obligations, or, as applicable, subordinated to the Liens securing the Obligations, in each case, on customary terms;

(v) the prior rights of consignees and/or their lenders under consignment arrangements entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(x) Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (iii) of the definition thereof;

(z) Liens in respect of Permitted Receivables Financings that extend only to the Receivables Assets subject thereto;

(aa) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of Holdings, Products or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of Holdings, Products or such Subsidiaries in respect of such letter of credit or bank guarantee to the extent permitted under Section 7.01;

(bb) Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc) Liens in favor of any Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(dd) Liens securing Indebtedness evidenced by Other Term Loans, Other Revolving Loans and Incremental Notes, in each case incurred in accordance with Section 2.15 and Refinancing Debt Liens incurred in accordance with Section 2.18;

(ee) statutory liens in favor of a Farm Credit Lender or its Affiliate pursuant to the Farm Credit Act of 1971 on all Farm Credit Equities of such Farm Credit Lender or its Affiliate that any Loan Party may now own or hereafter acquire, which statutory lien shall be for such Farm Credit Lender’s (or its Affiliate’s) sole and exclusive benefit;

(ff) other Liens with respect to property or assets of Holdings, Products or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $100,000,000 or 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable;

(gg) Liens on or in respect of any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued or funded in escrow in connection with the consummation of a Permitted Business Acquisition or Material Investment pursuant to customary escrow arrangements that are reasonably acceptable to the Administrative Agent, pending the release thereof;

(hh) Liens securing Indebtedness or other obligations of Holdings, Products or a Subsidiary owing to Holdings, Products or a Subsidiary permitted to be incurred under Section 7.01, other than any Liens securing any Indebtedness or other obligations of Holdings or another Loan Party owed to any Subsidiary that is not a Loan Party;

(ii) Liens on equipment of Holdings, Products or any Subsidiary granted in the ordinary course of business to Holdings’ Products’ or such Subsidiary’s client at which such equipment is located;

(jj) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Holdings, Products or any Subsidiary or, to the extent the related payment would not be prohibited under Section 7.09, (x) under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof or (y) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(kk) Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers securing Indebtedness under this clause (kk) in an aggregate amount not to exceed $20,000,000 at any time;

(ll) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(mm) Liens in connection with then Fernandina Cogeneration Project;

(nn) Liens on the commercial letters of credit and any assets or property directly related thereto (and the direct proceeds of any of the foregoing) securing Indebtedness permitted by Section 7.01(aa), to the extent that such discounted commercial letters of credit are included in a program permitted by Section 7.05(v); and

(oo) With respect to any Foreign Subsidiary, other Liens arising mandatorily by any Requirement of Law that, in the aggregate, do not interfere in any material respect with the business of the Loan Parties, taken as a whole.

Notwithstanding anything to the contrary in this Section 7.02, no Loan Party shall create, incur, assume or permit to exist a consensual Lien securing Indebtedness for borrowed money on the Fernandina Beach Facility (it being understood that Permitted Liens described in this Section 7.02 that are non-consensual liens and Permitted Liens under clause 7.02(h) shall be permitted to be created, incurred or assumed or permitted to exist on the Fernandina Beach Facility), unless (A) Liens on the Fernandina Beach Facility shall have been granted in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Finance Obligations and (B) such additional Liens in favor of third parties shall rank pari passu with, or junior to, the Liens on the Fernandina Beach Facility granted to the Collateral Agent pursuant to clause (A); provided that this provision shall not apply with respect to consensual Liens securing Indebtedness for borrowed money incurred solely by persons who are not Affiliates of Holdings or any of its Subsidiaries in connection with the Fernandina Cogeneration Project on assets which do not constitute assets of Holdings or any of its Subsidiaries. In addition, notwithstanding anything to the contrary in this Section 7.02, Liens otherwise permitted under Section 7.02(u) may not be created, incurred or assumed during a Collateral Suspension Period; provided, however, that Indebtedness permitted under Section 7.01 may be issued or incurred subject to “springing” collateral provisions substantially similar to those provided in Section 11.23 but only so long as (i) in the case of Indebtedness issued or incurred subject to “springing” collateral provisions that would result in the creation of Other First Liens securing such Indebtedness upon the occurrence of the Collateral Reinstatement Date (“Springing Other First Lien Indebtedness”), the incurrence of such Springing Other First Lien Indebtedness would be permitted under Section 7.02(u) assuming for the purpose of such determination the occurrence of the Collateral Reinstatement Date immediately prior to such determination and (ii) in the case of indebtedness issued or incurred subject to “springing” collateral provisions that would result in the creation of Liens junior in right of security to the Liens on the Collateral securing the Facilities (“Springing Junior Lien Indebtedness”), the incurrence of such Springing Junior Lien Indebtedness would be permitted under Section 7.02(u) assuming for the purpose of such determination the occurrence of the Collateral Reinstatement Date immediately prior to such determination.

In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Section 7.03 [Reserved].

Section 7.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary of Holdings immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than in respect of intercompany liabilities incurred in connection with the cash management, tax and accounting operations of Holdings, Products and the Subsidiaries) or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a) Investments in connection with (i) the Transactions as contemplated by the Tembec Arrangement Agreement as in effect on the Tembec Signing Date or (ii) the Tembec Refinancing Transactions;

(b) (i) Investments by Holdings, Products or any Domestic Subsidiary in Holdings, Products or any Domestic Subsidiary; and (ii) Investments by any Foreign Subsidiary in Holdings, Products or any Subsidiary; provided, that any such Investment in the form of a loan, advance or Guarantee of Indebtedness of another person shall be subject to the proviso in Section 7.01(e);

(c) Permitted Investments and Investment Grade Securities and Investments that were Permitted Investments or Investment Grade Securities when made;

(d) Investments arising out of the receipt by Holdings or any Subsidiary of non-cash consideration for the sale, transfer or other disposition of assets permitted under Section 7.05 (other than Section 7.05(e));

(e) loans and advances to officers, directors, employees or consultants of Holdings or any Subsidiary (i) in the ordinary course of business not to exceed $30,000,000 in the aggregate at any time outstanding (valued at the time of the making thereof and calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business, and (iii) in connection with such person’s purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings solely to the extent that the amount of such loans and advances shall be contributed to Holdings in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Swap Contracts permitted hereunder;

(h) Investments existing on, or contractually committed as of, the Signing Date and set forth on Schedule 7.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or contractually committed to on the Signing Date except as explicitly required by the terms of such Investment as in existence on the Signing Date or as otherwise permitted under the Loan Documents;

(i) Investments resulting from pledges and deposits permitted under Section 7.02;

(j) other Investments by Holdings or any Subsidiary in an aggregate outstanding amount, when taken together with the aggregate amount of all Investments by or in Foreign Subsidiaries made pursuant to clause (viii)(a) of the definition of “Permitted Business Acquisition” (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof), not to exceed (i) the greater of $125,000,000 and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable, plus (ii) so long as at the time of the making of such Investment and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, the portion, if any, of the Cumulative Credit on the date of such election that Products elects to apply to this Section 7.04(j)(ii); provided that if any Investment pursuant to this Section 7.04(j) is made in any person that is not a Domestic Subsidiary of Holdings at the date of the making of such Investment and such person becomes a Domestic Subsidiary of Holdings after such date, such Investment shall thereafter be deemed to have been made pursuant to Section 7.04(b) and shall cease to have been made pursuant to this Section 7.04(j) for so long as such person continues to be a Domestic Subsidiary of Holdings;

(k) Investments constituting Permitted Business Acquisitions;

(l) intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by such Subsidiaries to the extent permitted by Section 7.01(m);

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers or Investments acquired by Holdings or any Subsidiary as a result of a foreclosure by Holdings or any of its Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a Subsidiary acquired after the Restatement Date or of an entity merged into Holdings or merged into or consolidated with a Subsidiary after the Restatement Date, in each case, to the extent permitted under this Section 7.04 and, in the case of any acquisition, merger, consolidation or amalgamation, in accordance with Section 7.05 (other than Section 7.05(e)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o) acquisitions by Holdings or Products of obligations of one or more officers or other employees of Holdings, any direct or indirect parent of Holdings, Products or the Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any direct or indirect parent entity of Holdings, so long as no cash is actually advanced by Holdings, Products or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p) Guarantees by Holdings, Products or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Holdings, Products or any Subsidiary in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Equity Interests of Holdings or any direct or indirect parent entity of Holdings;

(r) Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by Holdings, Products or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value (as determined in good faith by Holdings) of such assets, determined on an arms’-length basis, so contributed pursuant to this clause (r) shall not in the aggregate exceed $10,000,000 and (ii) in respect of each such contribution, a Responsible Officer of Holdings shall certify (x) that after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value (as determined in good faith by Holdings) of the assets so contributed and (z) that the requirements of paragraph (i) of this proviso remain satisfied;

(s) Investments consisting of Restricted Payments permitted under Section 7.06;

(t) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(u) Investments in Foreign Subsidiaries (including acquisitions by and of Foreign Subsidiaries) not to exceed, when taken together with the aggregate amount of all Investments by or in Foreign Subsidiaries made pursuant to clause (viii)(b) of the definition of “Permitted Business Acquisition”, in the aggregate, the greater of (x) 10.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable and (y) $325,000,000 (plus an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by any Loan Party in respect of any Investments made pursuant to this clause (u) (but excluding any such returns in excess of the amount originally invested)), as valued at the fair market value (as determined in good faith by Holdings) of such Investment at the time such Investment is made, so long at the time of the making of such Investment under this clause (u) and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(v) Investments consisting of the licensing or contribution of intellectual property licenses pursuant to joint marketing arrangements with other persons;

(w) Guarantees permitted under Section 7.01 (except to the extent such Guarantee is expressly subject to this Section 7.04);

(x) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Holdings or such Subsidiary;

(y) Investments by Holdings and its Subsidiaries, including loans and advances to any direct or indirect parent of Holdings, if Holdings or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 7.06 for all purposes of this Agreement);

(z) Investments in Farm Credit Equities in accordance with the terms of this Agreement;

(aa) Investments arising as a result of Permitted Receivables Financings;

(bb) Investments made substantially contemporaneously in exchange for Equity Interests of Holdings or any direct or indirect parent entity of Holdings; provided, that such Investments are not included in any determination of the Cumulative Credit;

(cc) Investments in joint ventures and Unrestricted Subsidiaries; provided that the aggregate outstanding amount (valued at the time of the making thereof and calculated without regard to write downs or write offs thereof) of Investments made pursuant to this clause (cc) shall not exceed the sum of (i) the greater of $100,000,000 and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable, in the aggregate plus (ii) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the respective investors in respect of any such Investments theretofore made by them pursuant to this clause (cc) (excluding any returns in excess of the amount original invested); provided that if any Investment pursuant to this clause (cc) is made in any person that is not a Domestic Subsidiary of Holdings at the date of the making of such Investment and such person becomes a Domestic Subsidiary of Holdings after such date, such Investment shall thereafter be deemed to have been made pursuant to Section 7.04(b) and shall cease to have been made pursuant to this clause (cc) for so long as such person continues to be a Domestic Subsidiary of Holdings;

(dd) additional Investments; provided, that at the time of such Investment and after giving full effect thereto, (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) (x) during any Collateral Suspension period, the Total Net Leverage Ratio shall not be in excess of 3.50:1.00 on a Pro Forma Basis and (y) at any other time, the Total Net Leverage Ratio shall not be in excess of 4.00:1.00 on a Pro Forma Basis and (C) the Total Net Senior First Lien Secured Leverage Ratio shall not be in excess of 3.00:1.00 on a Pro Forma Basis; provided, that any Investments made in reliance of this Section 7.04(dd) (including any Investments made pursuant to clause (viii)(c) of the definition of “Permitted Business

Acquisition”) shall reduce the Cumulative Credit in an amount equal to the amount of such Investment; provided, further, that the Cumulative Credit shall not be reduced below zero as a result thereof;

(ee) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(ff) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

(gg) Guarantees by Holdings of the obligations outstanding from time to time under (A) the Offre de prêt (Loan Offer) (File D129013) entered into on March 9, 2012, between Investissement Québec, Tembec, Tembec Industries Inc. and Tembec Énergie SEC., as amended, amended and restated, supplemented or otherwise modified from time to time, (B) the Offre de prêt (Loan Offer) (File D135683) entered into on September 6, 2013, between Investissement Québec, Tembec, Tembec Industries Inc. and Tembec Énergie SEC., as amended, amended and restated, supplemented or otherwise modified from time to time and (C) the Amended and Restated Credit Agreement, dated as of September 19, 2013, among Tembec, Tembec Entergy LP and Integrated Private Debt Fund III LP, as administrative agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

For purposes of determining compliance with this Section 7.04, at the option of Products, the date of determination of whether any Investment is permitted shall be deemed to be the date the definitive documentation for such Investment is executed (the “Test Date”), and if, after giving effect to such Investment and the other transactions to be entered into in connection therewith on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period ending prior to such Test Date, Holdings, Products and/or their Subsidiaries, as applicable, could have made such Investment on such Test Date in compliance with this Section 7.04, then this Section 7.04 shall be deemed to have been complied with.

Section 7.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate or amalgamate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Borrower or any Subsidiary Loan Party, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person or any division, unit or business of any person, except that this Section shall not prohibit:

(a) (i) the purchase and sale of inventory in the ordinary course of business by Holdings, Products or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by Holdings, Products or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by Holdings, Products or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) (i) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, the merger, consolidation or amalgamation of Products with or into Holdings, any Subsidiary (other than Products) or any other person (x) in a transaction in which Products is the survivor or (y) in a transaction in which another person is the survivor or transferee (such survivor or transferee, the “Successor Products”); provided that, with respect to the foregoing clauses (x) and (y): (A) immediately after giving full effect to the transaction on a Pro Forma Basis, either (x) the Leverage Ratio Toggle Test would be satisfied, or (y) the applicable leverage ratio under the Leverage Ratio Toggle Test would not exceed the Total Net Leverage Ratio or the Total Net Senior First Lien Secured Leverage Ratio, as applicable, immediately prior to giving effect to such transaction, (B) the Successor Products (if applicable) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (C) the Successor Products (if applicable) shall expressly assume all the obligations of Products under this Agreement and the other Loan Documents to which Products is a party pursuant to a supplement hereto or thereto, each in a form reasonably satisfactory to the Administrative Agent, (D) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall confirm that its Guaranty shall apply to any Successor Products’ obligations under this Agreement, (E) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to any Successor Products’ obligations under this Agreement and/or its Guaranty thereof, as applicable, (F) each mortgagor of Mortgaged Property, unless it is the other party to such merger, consolidation or amalgamation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to any Successor Products’ obligations under this Agreement and/or its Guaranty thereof, as applicable, (G) Products shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, consolidation or amalgamation, as applicable, and such supplement to this Agreement or any Security Document comply with this Agreement and (H) if the surviving entity is not Products, the Successor Products satisfactorily provides all documentation and other information required by regulatory authorities under applicable ”know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, to the extent requested in writing by the Administrative Agent on behalf of any applicable Lenders,

(ii) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, the merger, consolidation or amalgamation of Holdings with or into any Subsidiary or any other person (x) in a transaction in which Holdings is the survivor or (y) in a transaction in which Products or another Wholly Owned Domestic Subsidiary is the survivor or transferee (such survivor or transferee, the “Successor Holdings”); provided that, with respect to the foregoing clauses (x) and (y): (A) immediately after giving full effect to the transaction on a Pro Forma Basis, either (x) the Leverage Ratio Toggle Test would be satisfied, or (y) the applicable leverage ratio under the Leverage Ratio Toggle Test would not exceed the Total Net Leverage Ratio or the Total Net Senior First Lien Secured Leverage Ratio, as applicable, immediately prior to giving effect to such transaction, (B) the Successor Holdings (if applicable) shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall confirm that its Guaranty shall apply to any Successor Holdings’ obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to any Successor Holdings’ obligations under this Agreement and/or its Guaranty thereof, as applicable, (E) each mortgagor of Mortgaged Property, unless it is the other party to such merger, consolidation or amalgamation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to any Successor Holdings’ obligations under this Agreement and/or its Guaranty thereof, as applicable and (F) Holdings shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, consolidation or amalgamation, as applicable, and such supplement to this Agreement or any Security Document comply with this Agreement,

(iii) (A) the merger, consolidation or amalgamation of any Subsidiary of Holdings (other than Products or Performance Fibers) with or into, or sale, transfer or other disposition of all or substantially all of the assets of any Subsidiary of Holdings (other than Products or Performance Fibers) to, Holdings, Products, Performance Fibers or any other Subsidiary in a transaction in which the surviving or transferee person is (subject to Section 7.05(b)(ii) above) Holdings, (subject to Section 7.05(b)(i) above) Products or (subject to Section 7.05(b)(iii)(B) below) Performance Fibers, or, if Holdings, Products or Performance Fibers is not a party to such transaction, a Subsidiary (other than Products or Performance Fibers); provided, however, that if such Subsidiary is a Guarantor and merges with or into, consolidates with, amalgamates with, or sells all or substantially all of its assets to, another Subsidiary (other than Products or Performance Fibers), the surviving or resulting entity must be a Loan Party; provided further that if such Subsidiary is a Designated Borrower and merges with or into, consolidates with, amalgamates with, or sells all or substantially all of its assets to, another Subsidiary (other than Products or Performance Fibers), the surviving or resulting entity must be a Designated Borrower,

(B) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, the merger, consolidation or amalgamation of Performance Fibers with or into, or sale, transfer or other disposition of all or substantially all of the assets of Performance Fibers to, Holdings, Products, any other Subsidiary (other than Performance Fibers) or any other person in a transaction in which the surviving or transferee person is (subject to Section 7.05(b)(ii) above) Holdings or (subject to Section 7.05(b)(i) above) Products or, if Holdings or Products is not a party to such transaction, Performance Fibers or a Subsidiary (other than Products or Performance Fibers) (such survivor or transferee, if other than Performance Fibers, “Successor Performance Fibers”); provided that, (a) immediately after giving full effect to the transaction on a Pro Forma Basis, either (x) the Leverage Ratio Toggle Test would be satisfied, or (y) the applicable leverage ratio under the Leverage Ratio Toggle Test would not exceed the Total Net Leverage Ratio or the Total Net Senior First Lien Secured Leverage Ratio, as applicable, immediately prior to giving effect to such transaction, (b) the Successor Performance Fibers (if applicable) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (c) the Successor Performance Fibers (if applicable) shall expressly assume all the obligations of Performance Fibers under this Agreement and the other Loan Documents to which Performance Fibers is a party pursuant to a supplement hereto or thereto, each in a form reasonably satisfactory to the Administrative Agent, (d) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall confirm that its Guaranty shall apply to any Successor Performance Fibers’ obligations under this Agreement, (e) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to any Successor Performance Fibers’ obligations under this Agreement and/or its Guaranty thereof, as applicable, (f) each mortgagor of Mortgaged Property, unless it is the other party to such merger, consolidation or amalgamation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to any Successor Performance Fibers’ obligations under this Agreement and/or its Guaranty thereof, as applicable, (g) Performance Fiber shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, consolidation or amalgamation, as applicable, and such supplement to this Agreement or any Security Document comply with this Agreement and (h) either (1) Successor Performance Fibers (if applicable) (x) qualifies as a directly eligible borrower of the Farm Credit Lenders then party to this Agreement (or, if applicable, replacement Farm Credit Lenders who have agreed to purchase the outstanding Loans and Commitments of such existing Farm Credit Lenders in accordance with the assignment provisions of Section 11.06(b)) and (y) satisfactorily provides all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, to the extent requested in writing by the Administrative Agent on behalf of such Farm Credit Lenders, or (2) each Farm Credit Lender who has not timely agreed that the conditions in paragraph (b)(1) shall have been satisfied, shall be replaced pursuant to Section 11.14,

(iv) the merger, consolidation or amalgamation of any Subsidiary that is not a Loan Party into or with, or sale, transfer or other disposition of all or substantially all of the assets of any Subsidiary that is not a Loan Party to, any Subsidiary that is not a Loan Party (provided, that any merger, consolidation or amalgamation of a Foreign Subsidiary into a Domestic Subsidiary where the surviving entity is a Foreign Subsidiary shall be an “Investment” and subject to the limitations of Sections 7.04(j), (u) and/or (dd),

(v) the liquidation or dissolution of any Subsidiary (other than Products, Performance Fibers or any Designated Borrower), or change in form of entity of any Subsidiary, if Holdings determines in good faith that such liquidation, dissolution or change in form is in the best interests of Holdings and its subsidiaries and is not materially disadvantageous to the Lenders,

(vi) the merger, consolidation or amalgamation of any Subsidiary Loan Party so long as (i)(x) a Loan Party is the survivor or (y) the surviving person is a domestic entity that expressly assumes such Subsidiary Loan Party’s obligations under its Guaranty and otherwise complies with the requirements of Section 6.10 or (ii) such transaction is otherwise permitted under this Section 7.05, or

(vii) any Subsidiary may merge, consolidate or amalgamate with or into any other person in order to effect an Investment permitted pursuant to Section 7.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the requirements of Section 6.10;

(c) sales, transfers, leases or other dispositions to Holding, Products or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party or other Domestic Subsidiary to a Foreign Subsidiary in reliance on this paragraph (c) shall (x) be made in compliance with Section 7.07 and (y) unless permitted by Section 7.05(g) below, be permitted only if the applicable Loan Party or other Domestic Subsidiary would otherwise be permitted to make an Investment in such Foreign Subsidiary in such amount under Section 7.04(j), (u) or (dd);

(d) Sale and Lease Back Transactions, provided that the fair market value (as determined in good faith by Holdings) of all such property sold pursuant to Sale and Lease Back Transactions in reliance on this clause (d) shall not exceed the greater of $50 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable;

(e) Investments permitted by Section 7.04 (other than Sections 7.04(d) and (n)), Permitted Liens and Restricted Payments permitted by Section 7.06 (other than Sections 7.06(i) and 7.06(o));

(f) the sale or other disposition of defaulted receivables and the compromise, settlement and collection of receivables in the ordinary course of business or in bankruptcy or other proceedings concerning the other account party thereon and not as part of an accounts receivables financing transaction;

(g) sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 7.05 (or required to be included in this clause (g) pursuant to Section 7.05(c)); provided, that (i) at the time of such sale, transfer, lease, license or other disposition and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Net Proceeds thereof are applied in accordance with Section 2.11(c);

(h) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation (i) involving Products, Products is the surviving person or such merger, consolidation or amalgamation shall otherwise satisfy the requirements of subsection (b)(i) above, (ii) involving Performance Fibers, Performance Fibers is the surviving person or such merger, consolidation or amalgamation shall otherwise satisfy the requirements of subsection (b)(iii)(B) above, (iii) involving a Guarantor, the surviving or resulting entity shall be a Guarantor that is a Wholly Owned Subsidiary of Holdings and (iv) involving a Designated Borrower, the surviving or resulting entity shall be a Designated Borrower;

(i) leases or licenses (on a non-exclusive basis with respect to intellectual property), or subleases or sublicenses (on a non-exclusive basis with respect to intellectual property), of any real or personal property (i) in the ordinary course of business or (ii) in connection with the Fernandina Cogeneration Project;

(j) sales, leases or other dispositions of inventory of Holdings, Products and the Subsidiaries determined by the management of Holdings to be no longer useful or necessary in the operation of the business of Holdings, Products or any of the Subsidiaries;

(k) acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (i) of the definition of “Net Proceeds”;

(l) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings;

(m) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind to the extent that any of the foregoing could not reasonably be expected to have a Material Adverse Effect;

(n) any exchange of assets for services and/or other assets of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets and/or services that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by Holdings) in excess of $10,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of Holdings with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by Holdings) in excess of $20,000,000, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or Products; provided, that the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(c); provided, further, that (A) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this paragraph (n) shall not exceed, in any fiscal year of Holdings, the greater of $25,000,000 and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable and (B) no Default or Event of Default exists or would result therefrom;

(o) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a person (other than Holdings, Products and its Subsidiaries) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(p) the Transactions;

(q) (i) dispositions of the brownfield properties identified to the Joint Lead Arrangers on or prior to the Restatement Date or any assets related thereto owned by Southern Wood Piedmont Company or Rayonier A.M. Properties LLC or their successors or assigns that are Subsidiaries or (ii) dispositions of similarly situated properties identified to the Joint Lead Arrangers on or prior to the Restatement Date owned by Tembec and its subsidiaries or their successors or assigns that are Subsidiaries; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(c);

(r) any disposition by Holdings, Products or a Subsidiary to charitable foundations, not-for-profits or other similar organizations with an aggregate fair market value (as determined in good faith by Holdings) not to exceed $5,000,000 in any calendar year;

(s) any other transfers or series of related transfers the fair market value (as determined in good faith by Holdings) of which does not exceed $25,000,000; and

(t) any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(u) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property; and

(v) the discounting by Holdings, Products or any Subsidiary of commercial letters of credit received by Holdings, Products or any Subsidiary in the ordinary course of business.

Notwithstanding anything to the contrary contained in Section 7.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 7.05 (other than sales, transfers, leases or other dispositions to Holdings, Products or any Domestic Subsidiary pursuant to paragraph (c) of this Section 7.05) unless such disposition is for fair market value (as determined in good faith by Holdings), or if not fair market value, the shortfall is permitted as an Investment under Section 7.04 and (ii) no sale, transfer or other disposition of assets in excess of $25,000,000 shall be permitted by paragraph (g) of this Section 7.05 unless at least 75% of the consideration received therefore is in the form of cash or Permitted Investments (other than Permitted Investments described in clause (x) of the definition thereof); provided, that for purposes of this clause (ii), (a) the amount of any liabilities (as shown on Holdings’, Products’ or any Subsidiary’s most recent balance sheet delivered pursuant to Section 6.04(a) or (b) or in the notes thereto) of Holdings or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee, (b) any notes or other obligations or other securities or assets received by Holdings, Products or such Subsidiary from such transferee that are converted by Holdings, Products or such Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), (c) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such sale, transfer or other disposition, to the extent that Holdings, Products and each other Subsidiary is released from any Guarantee of payment of such Indebtedness in connection therewith, (d) consideration consisting of Indebtedness of Holdings or Products (other than Indebtedness that by its terms is subordinated in right of payment to the Obligations) received after the Restatement Date from persons who are not Holdings, Products or any Subsidiary and (e) any Designated Non-Cash Consideration received by Holdings, Products or any of the Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of $150,000,000 and 4.0% of Consolidated Total Assets (as of the end of the fiscal quarter immediately prior to the date such sale, disposition or transfer of assets was entered into for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable) at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value (as determined in good faith by Holdings) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash. To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 7.05 to any person other than Holdings, Products or any Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by Products in order to evidence the foregoing.

Notwithstanding anything to the contrary in this Agreement, the Jesup Facility may not be disposed, transferred or assigned to any person other than a Loan Party (other than Holdings).

Section 7.06 Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”); provided, however, that:

(a) any Subsidiary of Holdings may make Restricted Payments to Holdings or to any Wholly Owned Subsidiary of Holdings (or, in the case of non-Wholly Owned Subsidiaries, to Holdings or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of Holdings or such Subsidiary) based on their relative ownership interests);

(b) with respect to any taxable period for which Holdings, Products and/or one or more Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of Holdings is the common parent (a “Tax Group”), distributions (“Tax Distributions”) shall be permitted to any direct or indirect parent of Holdings to pay the portion of the taxes of such Tax Group attributable to the income of Holdings, Products and/or one or more Subsidiaries in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes (as applicable) that Holdings, Products and/or the applicable Subsidiaries would have paid for such taxable period had Holdings, Products and/or the applicable Subsidiaries been a stand-alone corporate taxpayer or a stand-alone corporate group with respect to such taxes; provided that distributions attributable to the income of any Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary made distributions to Holdings, Products or any Subsidiary for such purpose;

(c) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Holdings or any direct or indirect parent of Holdings held by any future, present or former employee, director, officer or consultant of Holdings, Products or any of their subsidiaries or any direct or indirect parent of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (c) do not exceed $30,000,000 in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed: (i) the cash proceeds received by Holdings, Products or any of the Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to employees, directors, officers or consultants of Holdings, Products and the Subsidiaries or any direct or indirect parent of Holdings that occurs after the Restatement Date, plus (ii) the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings), Products or the Subsidiaries after the Restatement Date; provided that Holdings or Products may elect to apply all or any portion of the aggregate increase contemplated by clauses (i) and (ii) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to Holdings, Products or any Subsidiary from any present or former employees, directors, officers or consultants of Holdings, Products, any Subsidiary or the direct or indirect parents of Holdings in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(d) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(e) Holdings may make Restricted Payments to the holders of its equity interests in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that Holdings elects to apply to this Section 7.06(e), such election to be specified in a written notice of a Responsible Officer of Holdings calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, at the time of the making of such Restricted Payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom;

(f) Holdings and the Subsidiaries may make Restricted Payments in connection with the Transactions;

(g) Holdings and the Subsidiaries may make Restricted Payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of Holdings;

(h) Holdings may make Restricted Payments to, or repurchase or redeem shares from, its equity holders (or make Restricted Payments to any direct or indirect parent of Holdings to fund the payment by such direct or indirect parent of Holdings of dividends on such entity’s common stock) in an annual amount not to exceed the sum of (x) $40,000,000, plus (y) 6.0% per annum of the net proceeds received by Holdings after the Restatement Date from any public offering of Equity Interests of Holdings or any direct or indirect parent of Holdings;

(i) Holdings may make Restricted Payments to any direct or indirect parent of Holdings to finance any Investment permitted to be made pursuant to Section 7.04; provided, that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (ii) such parent shall, immediately following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to Holdings or a Subsidiary or (B) the merger, consolidation or amalgamation (to the extent permitted in Section 7.05 (other than Section 7.05(e)) of the person formed or acquired (if such person is not already a Subsidiary) into Holdings or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 6.10;

(j) [Reserved];

(k) Restricted Payments made within 60 days after the date of declaration thereof, if at the date of declaration such payment would have been permitted under (and was counted against any applicable basket under) this Agreement;

(l) Holdings and the Subsidiaries may make Restricted Payments in an aggregate amount (together with any payments or distributions in respect of Junior Financing permitted under Section 7.09(b)(vii)) equal to the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Restricted Payment for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable, so long as at the time of such Restricted Payment and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would result therefrom;

(m) Holdings and the Subsidiaries may make additional Restricted Payments; provided, that at the time of such Restricted Payment and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) (x) during any Collateral Suspension period, the Total Net Leverage Ratio shall not be in excess of 3.50:1.00 on a Pro Forma Basis and (y) at any other time, the Total Net Leverage Ratio shall not be in excess of 4.00:1.00 on a Pro Forma Basis and (C) the Total Net Senior First Lien Secured Leverage Ratio shall not be in excess of 3.00:1.00 on a Pro Forma Basis; provided, that any Restricted Payments made in reliance of this Section 7.06(m) shall reduce the Cumulative Credit in an amount equal to the amount of such Restricted Payment; provided, further, that the Cumulative Credit shall not be reduced below zero as a result thereof;

(n) the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to Holdings, Products or any Subsidiary by, Unrestricted Subsidiaries;

(o) payments or distributions to dissenting stockholders required pursuant to applicable Law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Holdings, Products and the Subsidiaries, taken as a whole, that complies with Section 7.05 (other than Section 7.05(e)); and

(p) any Restricted Payment, if applicable: (i) in amounts required for any direct or indirect parent of Holdings to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of Holdings and general corporate operating and overhead expenses of any direct or indirect parent of Holdings, in each case, to the extent such fees and expenses are attributable to the ownership or operation of Holdings, if applicable, Products and their subsidiaries; (ii) in amounts required for any direct or indirect parent of Holdings, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings, Products or any Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings Incurred in accordance with Section 7.01; and (iii) in amounts required for any direct or indirect parent of Holdings to pay fees and expenses related to any equity or debt offering of such parent (whether or not successful).

Section 7.07 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction or series of related transactions involving aggregate consideration in excess of $10,000,000, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to Holdings, Products or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate, as determined by the Board of Directors of Holdings or such Subsidiary in good faith.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) any issuance of securities, or other payments, loans (or cancellation of loans), awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings (or any direct or indirect parent of Holdings) or of Products,

(ii) loans or advances to officers, directors, employees or consultants of Holdings (or any direct or indirect parent of Holdings), Products or any of the Subsidiaries in accordance with Section 7.04(e),

(iii) transactions among Holdings, Products or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity),

(iv) the payment or reimbursement of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any direct or indirect parent of Holdings, Products and the Subsidiaries in the ordinary course of business (limited, in the case of any direct or indirect parent of Holdings, to the portion of such fees and expenses that are allocable to Holdings and its Subsidiaries (which shall be 100% for so long as such parent owns no assets other than the Equity Interests in Holdings or an intermediate parent of Holdings and assets incidental to the ownership of Holdings and its Subsidiaries)),

(v) transactions pursuant to any agreements and arrangements in existence on the Signing Date and to the extent involving aggregate consideration in excess of $10,000,000, set forth on Schedule 7.07 or any amendment, modification, replacement, renewal or extension thereto to the extent such amendment, modification, replacement, renewal or extension is not more disadvantageous to the Lenders when taken as a whole in any material respect or similar transactions, agreements or arrangements entered into by Holdings, Products or any Subsidiaries,

(vi) (A) any employment agreements entered into by Holdings, Products or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii) Indebtedness permitted by Section 7.01, Liens permitted by Section 7.02, Investments permitted by Section 7.04 (including purchases by Holdings or its Affiliates of Indebtedness of Products or any Subsidiary), transactions permitted by Section 7.05 and Restricted Payments permitted by Section 7.06 (including payments to Holdings or any direct or indirect parent of Holdings),

(viii) any purchase by Holdings of the Equity Interests of Products;

provided, that any Equity Interests of Products purchased by Holdings shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Security Agreement,

(ix) [Reserved],

(x) transactions with Wholly Owned Subsidiaries of Holdings for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xi) any transaction in respect of which Holdings delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Holdings from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of Holdings qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to Holdings or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate,

(xii) the Transactions,

(xiii) transactions with joint ventures or Unrestricted Subsidiaries for the purchase or sale of goods, equipment and services entered into in the ordinary course of business,

(xiv) [Reserved],

(xv) the issuance, sale, transfer of Equity Interests of Holdings to any person and capital contributions to the capital of Holdings,

(xvi) without duplication of any amounts otherwise paid with respect to Taxes, payments by Holdings (and any direct or indirect parent entity of Holdings), Products and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any direct or indirect parent entity of Holdings), Products and the Subsidiaries on customary terms that require each party to make payments when such Taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party,

(xvii) transactions pursuant to any Permitted Receivables Financing,

(xviii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services (in each case, to the extent constituting Affiliates of Holdings or any Subsidiary), or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to Holdings and the Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Holdings or Products, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,

(xix) the issuance of Equity Interests of Holdings to the management of Holdings, Products or any Subsidiary in connection with the Transactions,

(xx) payments or loans (or cancellation of loans) to officers, directors, employees or consultants that are (i) approved by a majority of the disinterested members of the Boards of Directors of Holdings or Products in good faith, (ii) made in compliance with applicable Law and (iii) to the extent otherwise permitted under this Agreement,

(xxi) transactions between Holdings or any of the Subsidiaries and any person, a director of which is also a director of Holdings, Products or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings, Products or such direct or indirect parent of Holdings, as the case may be, on any matter involving such other person,

(xxii) pledges of Equity Interests of Unrestricted Subsidiaries to the extent permitted under Section 7.02,

(xxiii) the provision to subsidiaries of cash management, accounting and other overhead services in the ordinary course of business undertaken in good faith (as certified in an officer’s certificate executed by a Responsible Officer of Holdings) and not for the purpose of circumventing any covenant set forth in this Agreement, or

(xxiv) (A) intercompany transactions undertaken in good faith (as certified in an officer’s certificate executed by a Responsible Officer of Holdings) for the purpose of improving the consolidated tax efficiency of Holdings and its subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement and (B) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling management purposes in the ordinary course of business.

Notwithstanding any provision to the contrary herein, the Jesup Facility may not be transferred to any Affiliate other than a Loan Party (other than Holdings).

Section 7.08 Business of Holdings, Products and their Subsidiaries. Notwithstanding any other provisions hereof, engage in any material respect at any time in any business or business activity that is substantially different from any business or business activity conducted by any of them on the Restatement Date other than (a) any business (i) the majority of the revenues of which are derived from business or activities conducted by Holdings, Products and the Subsidiaries on the Restatement Date, (ii) that is a natural outgrowth or reasonable extension, development or expansion of any business or activities conducted by Holdings,

Products and the Subsidiaries on the Restatement Date or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing and (iii) any business that in Holdings’ good faith business judgment constitutes a reasonable diversification of businesses conducted by Holdings, Products and the Subsidiaries (collectively, a “Similar Business”) and (b) in the case of a Special Purpose Receivables Subsidiary, any Permitted Receivables Financing.

Section 7.09 Other Negative Covenants.

(a) [Reserved].

(b) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness which by its terms is subordinated in right or payment to the Obligations and which Indebtedness is incurred pursuant to Section 7.01(k) or Section 7.01(r), any subordinated Permitted Refinancing Indebtedness in respect of the foregoing, any Preferred Stock or any Disqualified Stock (each of the foregoing, a “Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (i) Refinancings with the proceeds of Permitted Refinancing Indebtedness, (ii)(x) payments of regularly scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder and scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code and (y) to the extent this Agreement is then in effect, payments of principal on the scheduled maturity date of any Junior Financing (or within twelve months thereof), (iii) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to Products by Holdings from the issuance, sale or exchange by Holdings (or any direct or indirect parent of Holdings) of Equity Interests made within eighteen months prior thereto, (iv) the conversion of any Junior Financing to Equity Interests of Holdings (or any direct or indirect parent of Holdings), (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution Holdings and its Subsidiaries would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity date, in an aggregate amount, not to exceed the portion, if any, of the Cumulative Credit on such date that Holdings elects to apply to this Section 7.09(b)(v), such election to be specified in a written notice of a Responsible Officer of Holdings calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied, (vi) payments or distributions in respect of Junior Financings, provided, that at the time thereof and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) (x) during any Collateral Suspension period, the Total Net Leverage Ratio shall not be in excess of 3.50:1.00 on a Pro Forma Basis and (y) at any other time, the Total Net Leverage Ratio shall not be in excess of 4.00:1.00 on a Pro Forma Basis and (C) the Total Net Senior First Lien Secured Leverage Ratio shall not be in excess of 3.00:1.00 on a Pro Forma Basis; provided, further, that any payment or distribution made in reliance of this clause (vi) shall reduce the Cumulative Credit in an amount equal to the amount of such payment or distribution; provided, further, that the Cumulative Credit shall not be reduced below zero as a result thereof and (vii) other payments or distributions in respect of Junior Financings in an aggregate amount (together with any Restricted Payments permitted under Section 7.06(l)) equal to the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such payment or distribution for which financial statements have been delivered pursuant to Section 4.05 or 6.04, as applicable, so long as at the time of such payment or distribution and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would result therefrom.

(c) Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to Holdings or any Subsidiary that is a direct or indirect parent of such Material Subsidiary or (ii) the granting of Liens on the Collateral by Products or such Material Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, and except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable Law or any applicable rule, regulation or order;

(B) contractual encumbrances or restrictions (i) in effect on the Signing Date under Indebtedness existing on the Signing Date and set forth on Schedule 7.01, (ii) under the Senior Notes and Senior Notes Indenture or (iii) under any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction in any material respect as determined by Holdings in good faith;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 7.01 or any Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions (x) if such Indebtedness is secured, are not more restrictive, taken as a whole, in any material respect than the restrictions contained in this Agreement (as determined in good faith by Holdings) and (y) if such Indebtedness is unsecured, are not more restrictive, taken as a whole, in any material respect than the restrictions contained in the Senior Notes Indenture (as determined in good faith by Holdings);

(G) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 7.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.09;

(L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries of Holdings, so long as Holdings has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Holdings and its Subsidiaries to meet their ongoing obligations;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) restrictions in agreements representing Indebtedness permitted under Section 7.01 of a Subsidiary of Holdings that is not a Loan Party;

(O) customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(Q) restrictions contained in any Permitted Receivables

Document with respect to any Special Purpose Receivables Subsidiary;

(R) purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business permitted under Section 7.01;

(S) Restricted Payments permitted under Section 7.06 and Investments permitted under Section 7.04;

(T) the Fernandina Cogeneration Project;

(U) any other instrument or agreement entered into after the Restatement Date that contains encumbrances and restrictions that, as determined by Holdings in good faith, will not materially adversely affect any Borrower’s ability to make payments on the Loans made to it;

(V) contractual encumbrances or restrictions in effect on the Restatement Date under any instrument or agreement to which Tembec or its subsidiaries are a party, so long as such instrument or agreement was not entered into in contemplation of such person becoming a Subsidiary; or

(W) any encumbrances or restrictions of the type referred to in Sections 7.09(c)(i) and 7.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (V) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.09(c), (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Equity Interests shall not be deemed a restriction on the ability to make distributions on Equity Interest and (2) the subordination of loans or advances made to Holdings, Products or a Subsidiary to other Indebtedness Incurred by Holdings, Products or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances and (3) the Transactions shall not be deemed to be an encumbrance or restriction of the type referred to in Sections 7.09(c)(i) and 7.09(c)(ii) above.

Section 7.10 Financial Covenants.

(a) Permit non-compliance with the Leverage Ratio Toggle Test (tested as of the last day of any Test Period commencing with the Test Period ending on the last day of the first full fiscal quarter after the Restatement Date), such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) and Section 6.01(b) for such Test Period); and

(b) Permit the Interest Coverage Ratio as of the last day of any Test Period (commencing with the Test Period ending on the last day of the first full fiscal quarter after the Restatement Date) to be less than 3:00:1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) and Section 6.01(b) for such Test Period).

Section 7.11 Fiscal Year . Neither Holdings nor Products shall change their respective fiscal year end without prior written notice to the Administrative Agent (in which case, Holdings, Products and the Administrative Agent are hereby deemed to be authorized by the Lenders to make any amendments to the Loan Documents that are necessary to reflect such change in fiscal year).

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”) at any time following the Restatement Date:

(a) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made and, only to the extent that such representation or warranty is capable of being cured, such representation or warranty, remains false or misleading in any material respect for a period of thirty (30) days after notice thereof from the Administrative Agent to Holdings;

(b) default shall be made in the payment of any principal of any Loan or any L/C Obligation or the deposit of any funds as Cash Collateral in respect of L/C Obligations when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any L/C Obligation or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) default shall be made in the due observance or performance by Holdings, Products or any Subsidiary of any covenant, condition or agreement contained in Section 6.01(a), 6.05(i) or 6.08 or in Article VII;

(e) default shall be made in the due observance or performance by Holdings, Products or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Holdings;

(f) (i) any Loan Party or Subsidiary thereof (A) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and beyond any applicable grace period, regardless of amount, in respect of any Material Indebtedness (other than in respect of Swap Contracts), (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any Material Indebtedness, if the effect of such failure, event or condition (giving effect to any applicable grace period) is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Material Indebtedness to be declared to be due and payable prior to its stated maturity or (C) shall be required by the terms of such Material Indebtedness to offer to prepay or repurchase such Material Indebtedness (or any portion thereof) prior to the stated maturity thereof; or (ii) there occurs under any Swap Contract or Swap Obligation an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by a Loan Party thereof as a result thereof is greater than $87,500,000; provided that this clause (f) shall not apply to secured Indebtedness that becomes due, or which any Loan Party thereof shall be required to prepay or repurchase, as a result of the sale or transfer (including by way of condemnation or casualty) of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, Products or any Subsidiary, or of a substantial part of the property or assets of Holdings, Products or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, Products or any Subsidiary or for a substantial part of the property or assets of Holdings, Products or any Subsidiary or (iii) the winding up or liquidation of Holdings, Products or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 7.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, Products or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, Products or any Subsidiary or for a substantial part of the property or assets of Holdings, Products or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by Holdings, Products or any Subsidiary to pay one or more final judgments aggregating in excess of $87,500,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days;

(k) (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) Holdings, Products, Performance Fibers, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, or (v) Holdings, Products, Performance Fibers or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or Multiemployer Plan; and in the case of each of clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l) (i) any Loan Document shall for any reason be asserted in writing by Holdings, Products or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, Products and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by Products or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 4.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guaranty by any Guarantor of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event described in paragraph (h) or (i) above with respect to Products or any Borrower), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to Holdings, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments (and any obligations to make L/C Credit Extensions), (ii) declare the Loans and L/C Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and the L/C Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other

Loan Document to the contrary notwithstanding, (iii) require that the applicable Revolving Facility Borrower Cash Collateralize its L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto) and, (iv) exercise all rights and remedies granted to it under any Loan Document and all its rights under any other applicable Law or in equity; provided, that upon the occurrence of any event described in paragraph (h) or (i) above with respect to Products or any Borrower, the Commitments (and any obligations to make L/C Credit Extensions) shall automatically terminate, and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.02 Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i), (j) or (l) of Section 8.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

Section 8.03 Application of Funds. Subject to the terms of any applicable Secured Debt Intercreditor Agreement, after the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due and as set forth in the proviso to Section 8.01), any amounts received on account of the Finance Obligations shall, subject to the provisions of Section 2.16 and Section 2.17, be applied by the Administrative Agent in the following order:

FIRST, to payment of that portion of the Finance Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent, Collateral Agent or any L/C Issuer and amounts payable under Article III) payable to the Administrative Agent, Collateral Agent or any L/C Issuer in their respective capacity as such;

SECOND, to payment of that portion of the Finance Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, any Cash Management Bank and any Hedge Bank (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender)) arising under the Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

THIRD, to payment of that portion of the Finance Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Finance Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

FOURTH, to payment of that portion of the Finance Obligations constituting unpaid principal of the Loans or of L/C Borrowings, to the Administrative

Agent (for the account of the L/C Issuers) to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by any Revolving Facility Borrower pursuant to Sections 2.05 and 2.16 and of Finance Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; provided that amounts which would otherwise be applied to Cash Collateralize Letters of Credit shall, unless all Revolving Facility Loans and Swing Line Loans have been paid in full, instead be utilized to repay such outstandings;

FIFTH, to the payment of any other Finance Obligations due to any Secured Party by any Borrower; and

LAST, the balance, if any, after all of the Finance Obligations have been paid in full, to Products or as otherwise required by Law.

Subject to Sections 2.05(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Finance Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

THE AGENCY PROVISIONS

Section 9.01 Appointment and Authority.

(a) Administrative Agent. Each of the Lenders (in its capacities as a Lender and on behalf of itself and its Affiliates as a potential Hedge Bank and a potential Cash Management Bank) and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers; no Borrower shall have rights as a third party beneficiary of any of such provisions (except with respect to

Section 9.10 and as expressly provided in Section 9.06 and the third sentence of Section 9.04). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender and on behalf of itself and its Affiliates as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuers for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact (each, a “Subagent”) appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such Subagent were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02 Rights as a Lender. The person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, Products or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Products or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by Products, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The list of Ineligible Institutions will remain on file with the Administrative Agent, and will be made available to any Lender upon request to the Administrative Agent, but the Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Ineligible Institutions or for any assignment or participation to an Ineligible Institution. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Ineligible Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant, or prospective Lender or Participant, is an Ineligible Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Ineligible Institution. For the avoidance of doubt, the preceding sentence shall not affect any person’s obligations under Section 11.07(vi) to obtain confidentiality undertakings from potential assignees, Participants and counterparties.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Products), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more Subagents appointed by the Administrative Agent. The Administrative Agent and any such Subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such Subagent and to the Related Parties of the Administrative Agent and any such Subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any Subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Subagents.

Section 9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and Products. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Products, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the person serving as Administrative Agent is a Defaulting Lender pursuant to clause (iv) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to Products and such person remove such person as Administrative Agent and, in consultation with Products, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Products to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Products and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as a collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation Swing Line Lender (and, unless Products, Bank of America and the successor Administrative Agent shall otherwise agree, shall also constitute Bank of America’s resignation as an L/C Issuer). If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it which are outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the

Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by Products of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer which are outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the Bookrunners, Joint Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.05(h) and (i), 2.12 and 11.04) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Finance Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10 Collateral and Guaranty Matters. The Lenders and the other Secured Parties authorize the Collateral Agent to release any Collateral or Guarantors with respect to the applicable Guarantees in accordance with Sections 11.22 or 11.23 or if approved, authorized or ratified in accordance with Section 11.01.

The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Secured Debt Intercreditor Agreement (in form satisfactory to the Collateral Agent and deemed appropriate by it). The Lenders and the other Secured Parties irrevocably agree that any Secured Debt Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Secured Debt Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 7.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions.

Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c), (i), (j), (z) or (nn) of Section 7.02 or Section 7.02(a) (if the Liens thereunder are of the type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property or Excluded Securities; and the Administrative Agent and the Collateral Agent shall do so upon request of Holdings; provided, that prior to any such request, Holdings shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of Holdings certifying (x) that such Lien is permitted under this Agreement (and stating under which provision(s) of Section 7.02 such Lien is permitted), (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property or Excluded Securities and (B) if such property has become Excluded Property or Excluded Securities as a result of a contractual restriction, such restriction does not violate Section 7.09(c).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10 or Section 11.22. In each case as specified in this Section 9.10, the Administrative Agent and the Collateral Agent will, at Holdings’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Agreement and the other Loan Documents or to subordinate its interest in such item, or to release such Loan Party from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents, this Section 9.10 and Section 11.22.

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Anything contained in any of the Loan Documents to the contrary notwithstanding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Finance Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including any sale or disposition conducted under a plan of reorganization), any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender, Hedge Bank or Cash Management Bank in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Finance Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Finance Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.11 Secured Hedge Agreements and Secured Cash Management Agreements. Except as otherwise expressly set forth herein or any Security Document, no

Hedge Bank or Cash Management Bank that obtains the benefits of Section 8.01, the Guaranty or any Collateral by virtue of the provisions of this Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Finance Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements unless the Administrative Agent has received written notice of such Finance Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be.

Section 9.12 Lender ERISA Representation. Each Lender as of the Restatement Date represents and warrants as of the Restatement Date to the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of any Borrower or any other Loan Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Section 9.13 Appointment for the Province of Québec. Without prejudice to Section 9.01 above, each of the Secured Parties hereby appoints the Collateral Agent as the hypothecary representative within the meaning of Article 2692 of the Civil Code of Québec, to enter into, to take and to hold on their behalf, and for their benefit, any deed of hypothec (“Deed of Hypothec”) to be executed by any Borrower or Subsidiary granting a hypothec pursuant to the laws of the Province of Québec (Canada) and to exercise such powers and duties which are conferred thereupon under such deed. In this respect, each of the Secured Parties will be entitled to the benefits of any property or assets charged under the Deed of Hypothec and will participate in the proceeds of realization of any such property or assets. The Collateral Agent, in its capacity as hypothecary representative shall (A) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Collateral Agent with respect to the property or assets charged under the Deed of Hypothec, any other applicable Law or otherwise, and (B) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties, the Borrowers or the Subsidiaries. The constitution of the Collateral Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each person accepting an assignment of, a participation in or an arrangement in respect of, all or any potion of any of the Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Acceptance or other agreement pursuant to which it becomes such assignee or participant, and by each successor Collateral Agent by the execution of an assignment agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Collateral Agent hereunder.

ARTICLE X

CONTINUING GUARANTY

Section 10.01 Guaranty. Each Guarantor hereby unconditionally guarantees (subject to Section 9.10, Section 10.06 and Section 11.22), as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Finance Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each Loan Party to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof); provided, that with respect to each Guarantor, this Guaranty shall exclude (i) the Finance Obligations of such Guarantor as a counterparty under any Secured Hedge Agreement or direct obligor under any Secured Cash Management Agreement and (ii) the Finance Obligations of such Guarantor in respect of any Facility under which such Guarantor is at any time a Borrower. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Finance Obligations or any instrument or agreement evidencing any Finance Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Finance Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Finance Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Finance Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute one or more guarantors or obligors of any of the Finance Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor as a matter of law or equity.

Section 10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the Finance Obligations of any Borrower; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against any Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Finance Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Finance Obligations.

Section 10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

Section 10.05 Subrogation. Prior to the Termination Date, no Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Finance Obligations in accordance with Section 8.03.

Section 10.06 Termination; Reinstatement. Subject to Section 11.22, this Guaranty is a continuing guaranty of all Finance Obligations now or hereafter existing and shall remain in full force and effect until the Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Finance Obligations, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

Section 10.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to any such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations.

Section 10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Finance Obligations is stayed, in connection with any case commenced by or against any Guarantor, any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by any other Guarantor immediately upon demand by the Secured

Parties.

Section 10.09 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from any Borrower and any other guarantor such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 10.10 Direct Benefit. Each Guarantor expressly represents, warrants and acknowledges that any financial accommodations by the Secured Parties, or any of them, to any Borrower, including without limitation the extension of credit under this Agreement, are and will be of direct interest, benefit and advantage to such Guarantor.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Etc.. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Products or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and Products or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (a) the Administrative Agent and Products may, with only the consent of the other, amend, modify or supplement this Agreement and/or any other Loan Document (x) to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any Lender or any L/C Issuer, (y) to comply with local law or the advice of local counsel, or (z) to cause one or more Loan Documents to be consistent with other Loan Documents, and (b) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender;

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest or fees due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(iii) reduce the principal of, or the rate of interest specified herein on,

any Loan, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(iv) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(v) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except to the extent the release of Collateral is permitted pursuant to Sections 11.22 or 11.23 (in which case such release may be made by the Administrative Agent acting alone);

(vii) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 11.22 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that: (i) (A) no amendment, waiver or consent shall, unless in writing and signed by each applicable USD L/C Issuer in addition to the Required Revolving Lenders, affect the rights or duties of such USD L/C Issuer under this Agreement or any Issuer Document relating to any USD Letter of Credit issued or to be issued by it and (B) no amendment, waiver or consent shall, unless in writing and signed by each applicable Multicurrency L/C Issuer in addition to the Required Revolving Lenders, affect the rights or duties of such Multicurrency L/C Issuer under this Agreement or any Issuer Document relating to any Multicurrency Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Revolving Lenders, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent which would require the consent of a Lender but for the fact that it is a Defaulting Lender shall be enforced against it without its consent; (v) the Bank of America Fee Letters and the CoBank Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; (vi) Schedule 2.05(a)(i)(A) may be supplemented or amended with the consent of Products, the Administrative Agent and each USD L/C Issuer; (vii) Schedule 2.05(a)(i)(B) may be supplemented or amended with the consent of Products, the Administrative

Agent and each Multicurrency L/C Issuer; (viii) Schedule 4.08(a) may be modified and/or supplemented as set forth in Section 4.08(a); and (ix) Section 2.01 may be modified and/or supplemented as set forth in Section 13 of the Restatement Agreement. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, (y) the principal amount of any Loan made by a Defaulting Lender shall not be reduced or extended without the consent of such Defaulting Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, no amendment or waiver of any condition to any Revolving Facility Borrowing set forth in Section 5.05 shall be effective unless in writing signed by the Required Revolving Lenders (or by the Administrative Agent with the consent or ratification of the Required Revolving Lenders) and Products or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Notwithstanding any provision herein to the contrary, no consent of any Lender (other than the applicable Incremental Lenders, any lenders in respect of any Refinancing Facility and the Administrative Agent in its capacity as such) shall be required in connection with the making of any amendment to any Loan Document of the type described in Sections 2.15 or 2.18 hereof, in each case in accordance with such provisions.

If any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent, release, discharge or termination with respect to any Loan Document that, pursuant to the terms of this Section 11.01, requires the consent of each Lender (or each affected Lender) and that has been approved by the Required Lenders, Products may replace such Non-Consenting Lender in accordance with Section 11.14.

With respect to any matter requiring the approval of each Lender, each Lender directly and adversely affected thereby or other specified Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(i) as to such matter.

Section 11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, any Borrower or any other Loan Party, the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender to the address, facsimile number, electronic mail address or telephone number specified for such person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Products).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender and L/C Issuers, or Products may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, FpML messaging or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY

OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, any Borrower, any Lender, any L/C Issuer or any other person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of Holdings, the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Products or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing Requests, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such person on any notice purportedly given by or on behalf of such Borrower in the absence of gross negligence or willful misconduct by the Administrative Agent, each L/C Issuer, each Lender or the Related Parties of each of them, as applicable, in relying on any notice purportedly given by or on behalf of any Borrower or any other Loan Party, as applicable, as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or L/C Issuer or by the Administrative Agent to exercise, and no delay by any such person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, but subject to any Secured Debt Intercreditor Agreement, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any L/C Issuer and the Swing Line Lender from exercising the rights and remedies that inure to its benefit solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be, hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.14) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Products agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and invoiced fees, charges and disbursements of a single transaction counsel for the Administrative Agent and the Joint Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (including expenses incurred in connection with due diligence and initial ongoing Collateral examination to the extent incurred with the reasonable prior approval of Products) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative

Agent, any Lender or any L/C Issuer (including the reasonable and invoiced fees, charges and disbursements of any special counsel (limited to one firm for the Administrative Agent, the Lenders and the L/C Issuers unless the Administrative Agent or any such Lender or L/C Issuer seeking reimbursement shall reasonably determine in its good faith discretion that such joint representation would be inappropriate due to the existence of any actual or potential conflict of interest, in which case the Administrative Agent or any such Lender or L/C Issuer, as the case may be, shall inform Products of such conflict and Products shall reimburse the legal fees and expenses of no more than such number of additional outside counsel for the Administrative Agent, the Lenders and the L/C Issuers as is reasonably necessary to avoid any actual or potential conflict of interest) and local counsel (limited to one firm for the Administrative Agent, the Lenders and the L/C Issuers in each relevant jurisdiction unless the Administrative Agent or any such Lender or L/C Issuer seeking reimbursement shall reasonably determine in its good faith discretion that such joint representation would be inappropriate due to the existence of any actual or potential conflict of interest, in which case the Administrative Agent or any such Lender or L/C Issuer, as the case may be, shall inform Products of such conflict and Products shall reimburse the legal fees and expenses of no more than such number of additional outside counsel for the Administrative Agent, the Lenders and the L/C Issuers as is reasonably necessary to avoid any actual or potential conflict of interest for the Administrative Agent, the Lenders and the L/C Issuers), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided that, with respect to the Restatement Date, all amounts due under this Section 11.04 shall be paid on the Restatement Date solely to the extent invoiced to Products within two Business Days prior to the Restatement Date; and provided, further, if this Agreement is terminated prior to the Restatement Date, all amounts due under this Section 11.04 shall be due within 10 Business Days of such termination.

(b) Indemnification. Each of Holdings and Products shall indemnify the Administrative Agent (and any Subagent thereof), the Agents, the Joint Lead Arrangers, each Lender, each L/C Issuer, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket costs, fees and expenses (including without limitation, fees, disbursements and other charges of one firm of counsel for all Indemnitees, taken as a whole (and, if necessary (x) by a single firm of local counsel in each applicable jurisdiction and (y) a single firm of specialist or regulatory counsel, in each case, for all such persons taken as a whole) unless such Indemnitee seeking indemnity shall reasonably determine in its good faith discretion that such joint representation would be inappropriate due to the existence of any actual or perceived conflict of interest, in which case such Indemnitee or Indemnitees, as the case may be, shall inform Products of such conflict and Holdings and Products shall reimburse the legal fees and expenses of one separate counsel for each group of similarly situated conflicted Indemnitees, as well as one firm of local counsel and/or one firm of specialists or regulatory counsel), incurred by any Indemnitee or asserted against any Indemnitee by any person (including Holdings and Products or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby (including, in the case of the Administrative Agent (and any Subagent thereof) and its Related Parties, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01)), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings, Products or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, any Joint Lead Arranger, any L/C Issuer, the Swing Line Lender or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee) or any of its Related Parties or (y) any material breach of any Loan Document by such Indemnitee or any of its Related Parties or (z) arising from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act by or omission of Holdings, Products or any of their affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent, any Joint Lead Arranger, any L/C Issuer or the Swing Line Lender acting in its capacity as such). Subject to and without limiting the generality of the foregoing sentence, each of Holdings and Products agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs, fees and expenses (including without limitation, fees, disbursements and other charges of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary by a single firm of local counsel in each appropriate jurisdiction, in each case, for all such persons taken as a whole (except the allocated costs of in-house counsel)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and Holdings, Products or any of the Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials by Holdings, Products or any of the Subsidiaries or at, under, on or from any Real Property; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the (1) gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties or (2) any material breach of any Loan Document by such Indemnitee or its Related Parties (for purposes of this proviso only, each of the Administrative Agent, any Joint Lead Arranger, any L/C Issuer, the Swing Line Lender or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties shall be treated as a single Indemnitee). None of the Indemnitees (or any of their respective Affiliates) shall be responsible or liable to Holdings, Products or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. Without limiting the provisions of

Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender or L/C Issuer. All amounts due under this Section 11.04 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Reimbursement by Lenders. To the extent that Holdings and Products for any reason fail indefeasibly to pay any amount required under subsection (a) or (b) of this Section to be paid by it or them to the Administrative Agent (or any Subagent thereof), any L/C Issuer or the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such Subagent), each L/C Issuer or the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s outstanding Loans and unused Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ percentage (carried out to the ninth decimal place) of the Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such Subagent), an L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such Subagent) an L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.02(a).

(d) Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, Products shall not assert, and hereby waives, and acknowledges that no other Loan Party shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 11.04.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments of all the Lenders and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower or any other Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (unless otherwise specifically permitted by Section 7.05) (A) none of Holdings, any Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, (B) Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to any Loan Party, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Signing Date and (C) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e). Nothing in this Agreement, expressed or implied, is intended to confer, shall be construed to confer, or shall confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each, as “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $1,000,000 in respect of the Term A-1 Facility or Term A-2 Facility, or $5,000,000 in respect of the USD Revolving Facility or Multicurrency Revolving Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under Section 8.01(b), (c), (h) or (i), Products otherwise consents in writing (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) [Reserved].

(B) in connection with any assignment after the funding of the

Loans on the Restatement Date, the written consent of Products (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing under Section 8.01(b), (c), (h) or (i) at the time of such assignment or (2) (x) in respect of any Revolving Facility, such assignment is to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund of a Revolving Facility Lender, (y) in respect of the Term A-1 Facility, such assignment is to a Term A-1 Lender or a Revolving Facility Lender, an Affiliate of a Term A-1 Lender or a Revolving Facility Lender or an Approved Fund of a Term A-1 Lender or Revolving Facility Lender or (z) in respect of the Term A-2 Facility, such assignment is to a Term A-2 Lender, an Affiliate of a Term A-2 Lender or an Approved Fund of a Term A-2 Lender; provided that Products shall be deemed to have consented to any such assignment in respect of any Loans under the Term A-1 Facility or Term A-2 Facility unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(C) the written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Commitment if such assignment is to a person that is not a Lender with a Commitment under the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan if such assignment is to a person that is not a Lender, an Affiliate of a Lender, an Approved Fund, Holdings, Products or any subsidiary of Holdings; and

(D) the written consent of each (x) USD L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the USD Revolving Facility and (y) Multicurrency L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Multicurrency Revolving Facility.

(iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

(v) No Assignment to Certain persons. No such assignment shall be made (A) except in compliance with the requirements of Section 11.06(g), to Holdings, any Borrower or any subsidiary of Holdings, (B) to any Defaulting Lender or any of its subsidiaries or (C) to any natural person. In addition, absent the written consent of Products, no such assignment shall be made to an Ineligible

Institution.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the written consent of Products and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in (1) USD Letters of Credit and Swing Line Loans in accordance with its USD Revolving Facility Percentage and (2) Multicurrency Letters of Credit in accordance with its Multicurrency Revolving Facility Percentage, as applicable. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.06.

(c) Register. (i) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders and L/C Issuers, and the Commitments of, and principal amounts (and stated interest) of the Loans, L/C Borrowings and Swing Line Loans owing to, each Lender and L/C Issuer pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Products, the Administrative Agent, the Lenders and L/C Issuers shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender, L/C Issuer or Swing Line Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender or L/C Issuer may request and receive from the Administrative Agent a copy of the Register.

(ii) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b)(iv) of this Section 11.06 (unless waived in accordance with such paragraph) and any written consent to such assignment required by paragraph (b)(iii) of this Section 11.06, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a Note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (c)(ii).

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any person (other than a natural person, a known Defaulting Lender or Products, any of Products’ Affiliates or Subsidiaries or, to the extent a list of Ineligible Institutions is posted on the Platform in a manner accessible to all Lenders, any Ineligible Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b)(i), (ii), (iii), (vi) and (vii) of the first proviso to Section 11.01 that affects such Participant and requires the consent of each Lender directly affected thereby. Products agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.14 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, unless the sale of the participation to such Participant is made with Products’ prior written consent. A participant shall not be entitled to the benefits of Section 3.01 to the extent such Participant fails to comply with Section 3.01(e) as though it were a Lender. Each Lender that sells a participation agrees, at Products’ request and expense, to use reasonable efforts to cooperate with Products to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Products, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, L/C Borrowings, Swing Line Loans or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, L/C Borrowing, Swing Line Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or Swing Line Lender assigns all of its Revolving Facility Commitment, Revolving Facility Loans and Swingline Loans, as applicable, pursuant to Section 11.06(b), such L/C Issuer or Swing Line Lender, as applicable, may, (i) upon 30 days’ notice to Products and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to Products, resign as Swing Line Lender, as applicable. In the event of any such resignation, Products shall be entitled to appoint from among the Revolving Facility Lenders one or more successor L/C Issuers and/or a successor Swing Line Lender, as the case may be, hereunder; provided, however, that no failure by

Products to appoint any such successor shall affect the resignation of such resigning L/C Issuer or resigning Swing Line Lender as an L/C Issuer or a Swing Line Lender, as the case may be. If any L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it which remain outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c)). If any Swing Line Lender resigns it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or a successor Swing Line Lender, as applicable, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and/or Swing Line Lender, as the case may be, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer and remaining outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

(g) Permitted Loan Purchases. Holdings, any Borrower and any other subsidiary of Holdings may purchase by way of assignment and become an Assignee with respect to Term Loans at any time, from Lenders in accordance with Section 11.06(b) (each, an “Assignor”) hereof (“Permitted Loan Purchases”); provided that (A) Permitted Loan Purchases may be made using Available Cash, (B) in no event shall any proceeds of any Revolving Facility be used to finance any Permitted Loan Purchase, (C) Products shall deliver to the Administrative Agent a certificate of the Chief Financial Officer of Holdings stating (1) that no Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase, (2) that each of the conditions contained in this Section 11.06(g) has been satisfied and (3) the aggregate principal amount of Term Loans to be purchased (and the purchase price(s) paid therefore), (D) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 11.06(h) and (E) in connection with any such Permitted Loan Purchase, Holdings, the applicable Borrower or the applicable other subsidiary of Holdings and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 11.06(b)) and shall otherwise comply with the conditions to Assignments under this Section 11.06.

(h) Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and Products shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register should be updated to record such event as if it were a prepayment of such Loans.

(i) Voting Participants. Notwithstanding anything in this Section 11.06 to the contrary, any Farm Credit Lender that (i) is the owner of a participation in a Commitment (including Revolving Facility Loans outstanding thereunder) initially in the amount of at least

$10,000,000; (ii) is, by written notice to Products and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”); and (iii) receives the prior written consent of Products and the Administrative Agent to become a Voting Participant, shall be entitled to vote for so long as such Farm Credit Lender owns such participation and notwithstanding any sub-participation by such Farm Credit Lender (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action;  provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so, then until such time as all amounts of its participation required to have been funded have been funded, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this Section 11.06(i), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 11.06(i) hereto shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of Products and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name, as well as all contact information required for an assignee in the Assignment and Acceptance; and (B) state the dollar amount of the participation purchased. The selling Lender and the Voting Participant shall notify the Administrative Agent and Products within three (3) Business Days of any termination of, reduction or increase in the amount of, such participation. Products and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this Section 11.06(i). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant.

Section 11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the L/C Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (i) to its Related Parties (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any applicable regulatory authority having jurisdiction over such person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing confidentiality provisions substantially the same (and at least as restrictive) as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Assignee invited to be a Lender pursuant to Section 2.15 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the obligations under this Agreement; (vii) to (A) any rating agency in connection with rating Holdings, Products or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, in each case on a confidential basis; (viii) with the consent of Holdings or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any L/C Issuer or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, Products or any Subsidiary. For purposes of this Section, “Information” means all information received from Holdings, Products or any Subsidiary relating to Holdings, Products or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any L/C Issuer or any Lender on a non-confidential basis prior to disclosure by Holdings, Products or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Section 11.07 shall survive with respect to the Administrative Agent and each Lender and L/C Issuer until the second anniversary of the Administrative Agent or Lender ceasing to be the Administrative Agent or a Lender or an L/C Issuer, respectively.

Each of the Administrative Agent, the L/C Issuers and the Lenders acknowledges that (i) the Information may include material non-public information concerning Holdings, Products or one or more Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Laws, including Federal and state securities Laws.

Section 11.08 Platform; Borrower Materials. Each of Holdings and Products hereby acknowledges that (i) the Administrative Agent and/or the Joint Lead Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of Holdings and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such persons’ securities. Each of Holdings and Products hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that: (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 11.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or an L/C Issuer or such Affiliate, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify Holdings and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11 Counterparts; Integration; Effectiveness. This Agreement, and each other Loan Document (unless otherwise indicated therein), may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Farm Credit Equity Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or an L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective in accordance with the applicable terms of the Restatement Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender and L/C Issuer, regardless of any investigation made by the Administrative Agent or any Lender or L/C Issuer or on their behalf and notwithstanding that the Administrative Agent or any Lender or L/C Issuer may have had notice or knowledge of any Default or Event of Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.14 Replacement of Lenders or L/C Issuers. If any Borrower is entitled to replace a Lender or L/C Issuer pursuant to the provisions of Section 3.06, or if any Lender or L/C Issuer is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives any Borrower the right to replace a Lender or L/C Issuer as a party hereto (including pursuant to Section 7.05(b)(i)(H)), then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender or L/C Issuer, as applicable, and the Administrative Agent, require such Lender or L/C Issuer to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender or L/C Issuer, if a Lender or L/C Issuer accepts such assignment), provided that:

(i) unless waived, such Borrower or such assignee shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(ii) such Lender or L/C Issuer shall have received payment of an amount equal to the outstanding par principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from such assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts);

(iii) in the case of any assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Laws.

A Lender or L/C Issuer shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent, as applicable, by such Lender or L/C Issuer, or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this Section 11.14 may be effected pursuant to, and recorded on the Register after execution of, an Assignment and Acceptance executed by the applicable Borrower, the Administrative Agent and the assignee and the Lender or L/C Issuer, as applicable, required to make such assignment need not be a party thereto. Each Lender or L/C Issuer agrees that, if the applicable Borrower elects to replace such Lender in accordance with this Section, it shall promptly deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Acceptance. Nothing in this Section 11.14 shall be deemed to prejudice any rights that the Borrowers may have against any Lender or L/C Issuer that is Defaulting Lender.

Section 11.15 Governing Law; Jurisdiction Etc..

(a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE INTERPRETATION OF TEMBEC MATERIAL ADVERSE EFFECT (AND WHETHER OR NOT A TEMBEC MATERIAL ADVERSE EFFECT HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED TEMBEC ARRANGEMENT AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY

SPECIFIED TEMBEC ARRANGEMENT AGREEMENT REPRESENTATIONS, HOLDINGS HAS THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO TERMINATE ITS OBLIGATIONS UNDER THE TEMBEC ARRANGEMENT AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION AS A RESULT OF A BREACH OF SUCH REPRESENTATIONS AND WARRANTIES AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION IS CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE TEMBEC ARRANGEMENT AGREEMENT SHALL, IN EACH CASE, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUÉBEC AND THE LAWS OF CANADA APPLICABLE THEREIN AND WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(b) Submission to Jurisdiction. PRODUCTS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST PRODUCTS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM

TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between Holdings, the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) each of Holdings and each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Holdings and each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings, the Borrowers or any of their respective Affiliates, or any other person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers and their respective Affiliates, and neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to disclose any of such interests to Holdings, the Borrowers or their Affiliates. To the fullest extent permitted by law, each of Holdings and each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.18 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 11.19 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Holdings and the Borrowers, which information includes the name and address of Holdings and the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrowers in accordance with the Patriot Act. Each of Holdings and the Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act.

Section 11.20 Intercreditor Agreement. Each Lender and other Secured Party agrees that it will be bound by, and will take no actions contrary to, the provisions of any intercreditor agreement contemplated by Section 2.15(b), Section 2.15(e), Section 2.18(a), Section 7.02(u) and Section 9.10 (each, a “Secured Debt Intercreditor Agreement”). Each Lender and other Secured Party (by its acceptance of the benefits of its security in the Collateral under the Loan Documents) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any Secured Debt Intercreditor Agreement on behalf of such Lender and to take all actions (and execute all documents) required (or deemed advisable) by the Administrative Agent or the Collateral Agent in accordance with the terms of such Secured Debt Intercreditor Agreement.

Section 11.21 Appointment of Borrower as Representative. Holdings irrevocably appoints and constitutes Products as its agent to deliver notices, instruments,

documents and other materials as required hereunder, in each case to the Administrative Agent or any Lender in accordance with the terms hereof, and under the other Loan Documents. Any such notice, instrument, document or other material, and each related election, representation, warranty, agreement or undertaking in connection therewith made by or on behalf of Holdings by Products shall be deemed for all purposes to have been made by Holdings, as the case may be, and shall be binding and enforceable against Holdings to the same extent as made directly by Holdings.

Section 11.22 Release of Liens and Guarantees.

(a) The Lenders, the L/C Issuers and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall (1) be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 11.22(d) below; (ii) upon the sale, transfer or other disposition (other than any lease or license) of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted under this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased or licensed to a Loan Party, upon termination or expiration of such lease or license (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 11.01), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty in accordance with clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents or (vii) in the case of Receivables Assets, upon the sale, transfer or other disposition thereof by any Loan Party to a Special Purpose Receivables Subsidiary of such Receivables Assets pursuant to a Permitted Receivables Financing and (2) be released in the circumstances, and subject to the terms and conditions, provided in Section 9.10 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without any further inquiry). Any such release shall not in any manner discharge, affect, or impair the Finance Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, transfer or other disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b) In addition, the Lenders, the L/C Issuers and the other Secured Parties hereby irrevocably agree that each Subsidiary Loan Party shall be released from its respective Guaranty (i) upon the occurrence of the Termination Date as set forth in Section 11.22(d) below, (ii)(x) upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary, (y) in the case of any Subsidiary Loan Party which became a Subsidiary Loan Party pursuant to clause (ii)(B) of the definition of Subsidiary Loan Party and would not at such time be required to be a Subsidiary Loan Party pursuant to clauses (i) or (ii)(A) of the definition thereof, following a written request by Holdings to the Administrative Agent requesting that such person no longer constitutes a Subsidiary Loan Party and certifying its entitlement to the requested release (and the Collateral Agent may rely conclusively on a certificate to the foregoing effect provided to it by any Loan Party upon its reasonable request without further inquiry), or (z) in the case of any Subsidiary Loan Party which became a Subsidiary Loan Party pursuant to clause (ii)(A) of the definition of Subsidiary Loan Party, if such Subsidiary becomes an Immaterial Subsidiary or an Excluded Subsidiary or, upon consummation of any transaction permitted hereunder, would otherwise not constitute a Subsidiary Loan Party under clause (ii)(A) of the definition of Subsidiary Loan Party; provided that any such release pursuant to preceding clause (y) shall only be effective if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) such Subsidiary owns no assets which were previously transferred to it by another Loan Party which constituted Collateral or proceeds of Collateral (or any such transfer of any such assets would be permitted hereunder immediately following such release), (C) at the time of such release (and after giving effect thereto), all outstanding Indebtedness of, and Investments previously made in, such Subsidiary would then be permitted to be made in accordance with the relevant provisions of Section 7.01 and 7.04 (for this purpose, with Holdings being required to reclassify any such items made in reliance upon the respective Subsidiary being a Loan Party on another basis as would be permitted by such applicable Section), and any previous sale, lease or other disposition thereto pursuant to such 7.05 shall be re-characterized and would then be permitted as if same were made to a Subsidiary that was not a Loan Party (and all items described above in this clause (C) shall thereafter be deemed recharacterized as provided above in this clause (C)) and (D) such Subsidiary shall not be (or shall be simultaneously be released as) a guarantor with respect to any Refinancing Debt or any Permitted Refinancing Indebtedness with respect thereto or (iii) if the release of such Subsidiary Loan Party is approved, authorized or ratified by the Required Lenders (or such other percentage of Lenders whose consent is required in accordance with Section 11.01).

(c) The Lenders, the L/C Issuers and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary Loan Party or Collateral pursuant to the foregoing provisions of this Section 11.22, all without the further consent or joinder of any Lender or any other Secured Party. Upon the effectiveness of any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Subsidiary Loan Party shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings and at Holdings’ expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that such release shall not in any manner discharge, affect or impair the Finance Obligations or any Liens upon (or obligations of Holdings or any Subsidiary in respect of) all interests retained by Holdings or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section 11.22 shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of Holdings, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimbursement claims not then due. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment has not been made. Holdings agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interests in all Collateral and all obligations under the Loan Documents as contemplated by this Section 11.22(d).

(e) Finance Obligations of Holdings or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.

Section 11.23 Collateral Releases and Recapture.

(a) At such time as Holdings has achieved the Collateral Suspension Ratings Level, and so long as (x) there are no Other Term B Loans outstanding and (y) no Event of Default shall have occurred and be continuing, Holdings shall have the right, which may be exercised by written notice to the Administrative Agent, to require that the Collateral be released from any security interest created by the Loan Documents. Following such date and upon delivery by Holdings to the Administrative Agent and Collateral Agent of an officer’s certificate executed by a Responsible Officer of Holdings certifying to the satisfaction or concurrent satisfaction of the foregoing and directing the Collateral Agent to release the Collateral securing the Finance Obligations (the date of the delivery of such officer’s certificate, the “Collateral Suspension Date”), all rights to the Collateral shall transfer and revert to the relevant Loan Parties and all Liens and security interests created by the Loan Documents shall automatically terminate (and the Administrative Agent and the Collateral Agent, at the expense of Holdings, shall take all steps reasonably necessary to promptly cause the termination of such Liens and security interests). On any such Collateral Suspension Date, Holdings and each other Loan Party shall be authorized and the Collateral Agent hereby authorizes Holdings and each other Loan Party, to prepare and record UCC termination statements, termination of assignment filings with respect to intellectual property constituting Collateral, or other analogous documents and filings with respect to any financing statements or collateral assignments recorded by the Collateral Agent under the Security Documents. At the request and sole expense of Holdings following the Collateral Suspension Date, the Collateral Agent shall deliver to Holdings any Collateral (including certificates representing any Pledged Collateral described in the Security Agreement) held by the Collateral Agent pursuant to the Security Documents, and execute and deliver to Holdings and the other Loan Parties such documents as Holdings shall reasonably request to evidence such termination, including without limitation, original executed releases of the Mortgages in recordable form.

(b) If on any subsequent date (i) Holdings fails to satisfy the Collateral Suspension Ratings Level or (ii) Holdings notifies the Administrative Agent in writing that it has elected to terminate the Collateral Suspension Period (the occurrence of any such event, a “Collateral Reinstatement Event”), the Collateral Suspension Period shall terminate and all Collateral and the Security Documents, and all Liens and security interests granted or purported to be granted therein, shall be automatically reinstated on the same terms as of the applicable Collateral Reinstatement Date (as defined below), and the Loan Parties shall take all actions and execute and deliver all notices and documents to satisfy Section 6.10, including the delivery of new pledge agreements and UCC-1 financing statements, intellectual property short-form security agreements and stock certificates accompanied by stock powers reasonably requested by the Administrative Agent as may be necessary to create and perfect the liens of the Collateral Agent in such Collateral, in form and substance reasonably satisfactory to the Administrative Agent, within 30 days of such Collateral Reinstatement Event (or such longer period as the Administrative Agent may agree in its sole discretion, without any requirement for Lender consent) (the first date on which a new pledge agreement is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”).

Section 11.24 Farm Credit Equities.

(a) So long as (i) a Farm Credit Lender is a Lender or Voting Participant hereunder and (ii) such Farm Credit Lender has notified Performance Fibers that it is eligible to receive patronage distributions directly from such Farm Credit Lender or one of its Affiliates on account of the Term A-2 Loans made (or participated in) by such Farm Credit Lender hereunder, Performance Fibers will acquire (and such Farm Credit Lender will make available to Performance Fibers for purchase) equity in such Farm Credit Lender or one of its Affiliates in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s or its Affiliates’ bylaws and capital plan or similar documents (as each may be amended from time to time), except that the maximum amount of equity that Performance Fibers may be required to purchase in such Farm Credit Lender or its Affiliate in connection with the portion of the Term A-2 Loans made by such Farm Credit Lender may not exceed the maximum amount permitted by the applicable bylaws, capital plan and related documents (x) at the time this Agreement is entered into or (y) in the case of a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or sale of participation, at the time of the closing of the related assignment or sale of participation. Performance Fibers acknowledges receipt of the documents from the respective Farm Credit

Lenders as of the Signing Date that are listed on Schedule 11.24 (and will upon reasonable request, and subject to Products’ consent to such assignment or sale of a participation by such Farm Credit Lender pursuant to Section 11.06(b)(iii) or Section 11.06(i), acknowledge receipt of any similar documents delivered to Performance Fibers by a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or sale of a participation after the Restatement Date) (the “Farm Credit Equity Documents”), which describe the nature of the cash patronage, stock and/or other equities in a Farm Credit Lender or its Affiliate required to be acquired by Performance Fibers in connection with the Term A-2 Loans made (or participated in) by such Farm Credit Lender (the “Farm Credit Equities”), as well as applicable capitalization requirements, and Performance Fibers agrees to be bound by the terms thereof.

(b) Each party hereto acknowledges that each Farm Credit Lender’s (or its Affiliate’s) bylaws, capital plan and similar documents (as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of Performance Fibers’ patronage with such Farm Credit Lender or its Affiliate, (y) Performance Fibers’ eligibility for patronage distributions from such Farm Credit Lender or its Affiliate (in the form of Farm Credit Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Term A-2 Loans hereunder on a non-patronage basis in accordance with Section 11.06; provided, that if Products’ consent to such assignment or sale of a participation by such Farm Credit Lender is required pursuant to Section 11.06(b)(iii) or Section 11.06(i), as applicable, the parties hereto agree that, solely with respect to Products’ ability to reasonably withhold consent to such transfer because of an expected reduction in patronage distributions to Performance Fibers (it being understood and agreed that Products may have another basis for reasonably withholding consent to such transfer), (A) if the transferring Farm Credit Lender has not delivered a Farm Credit Lender Transfer Certificate (as defined below) to Performance Fibers, then Products may withhold its consent to such assignment or sale in its sole discretion (and in such case, Products shall be deemed not to have unreasonably withheld or delayed its consent), and (B) if the transferring Farm Credit Lender has delivered a Farm Credit Lender Transfer Certificate to Performance Fibers, then Products may not withhold or delay its consent to such assignment or sale on that basis (and any such withholding or delaying of consent on that basis shall be deemed unreasonable). For purposes hereof, “Farm Credit Lender Transfer Certificate” means a certificate executed by an officer of the transferring Farm Credit Lender and certifying to Performance Fibers that such transferring Farm Credit Lender has used commercially reasonable efforts to consummate the relevant assignment or sale or a participation with another entity that would be expected to make patronage distributions to Performance Fibers on a going forward basis that are consistent with (or better than) those that Performance Fibers could reasonably have expected to have received from such transferring Farm Credit Lender. Subject to the first sentence of this Section 11.24(b), any Term A-2 Loans made to Performance Fibers shall result in the accrual of patronage refunds or distributions for the benefit of Performance Fibers from the applicable Farm Credit Lender (or one of its Affiliates), and such patronage refunds or distributions shall be payable directly for the account of Performance Fibers.

(c) Each party hereto acknowledges that each Farm Credit Lender or its Affiliate has a statutory lien pursuant to the Farm Credit Act of 1971 (as may be amended from time to time) on all Farm Credit Equities of such person that Performance Fibers may now own or hereafter acquire, which statutory lien shall be for such Farm Credit Lender’s (or its Affiliate’s) sole and exclusive benefit. The Farm Credit Equities of a particular Farm Credit Lender or its Affiliate shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities of a Farm Credit Lender or its Affiliate or on patronage accrued by such Farm Credit Lender or its Affiliate for the account of Performance Fibers (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Lender’s (or its Affiliate’s) sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, a Farm Credit Lender may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to such Farm Credit Lender under this Agreement, whether or not such amounts are currently due and payable. Performance Fibers acknowledges that any corresponding tax liability associated with such application is the sole responsibility of Performance Fibers. No Farm Credit Lender or its Affiliate shall have an obligation to retire the Farm Credit Equities of such person upon any Event of Default, Default or any other default by Performance Fibers or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

Section 11.25 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.26 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 11.27 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the applicable Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other person who may be entitled thereto under applicable Law).

[THIS SPACE INTENTIONALLY LEFT BLANK]

ANNEX II

SECURITY AGREEMENT SCHEDULES

[On file with the Administrative Agent]

ANNEX III

FARM CREDIT EQUITIES

CoBank, ACB

Purchase Price:	$1,000

Equity Purchased:	$1,000 worth of Class A Common Stock (voting; $100/share par value). The Borrower’s capital account will grow over time, consistent with CoBank’s bylaws.

Certificate?:	No (referenced on books only)

Executed Agreements:	None

Disclosure Documents:	2016 Annual Report; Notice to Prospective Shareholders; Capital Plan; CoBank Customer Privacy Card; Bylaws; 2017 Quarterly Report – March 31, 2017

ANNEX IV

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) is made by [            ]1 as of [            ].

Reference is here made to (i) that certain First Restatement Agreement, dated as of August 17, 2017 (the “Restatement Agreement”), made by and among RAYONIER ADVANCED MATERIALS INC., a Delaware corporation (“Holdings”), RAYONIER A. M. PRODUCTS INC., a Delaware corporation (“Products”), RAYONIER PERFORMANCE FIBERS, LLC, a Delaware limited liability company (“Performance Fibers” and, together with Products, the “Borrowers”), each other Existing Loan Party (as defined therein) party thereto, each Lender (as defined therein), BANK OF AMERICA, N.A., as administrative agent for the Lenders under the Original Credit Agreement (as defined therein) and under the Amended Credit Agreement (the “Administrative Agent”) and as collateral agent for the Lenders under the Original Credit Agreement and under the Amended Credit Agreement, BANK OF AMERICA, N.A. and COBANK, ACB, as L/C Issuers under the Original Credit Agreement and the Amended Credit Agreement, WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer under the Amended Credit Agreement, and BANK OF AMERICA, N.A., as Swing Line Lender under the Original Credit Agreement and the Amended Credit Agreement, and (ii) the Amended Credit Agreement referred to in the Restatement Agreement. Terms defined in the Restatement Agreement are used herein with the same meanings.

1. Joinder to Guaranty. The undersigned Subsidiaries of Holdings each hereby agree that in accordance with and as required by Section 6(b)(i) of the Joinder Agreement and Section 6.10 of the Amended Credit Agreement, immediately upon the execution and delivery by the undersigned of the signature page hereto, (a) the undersigned shall be bound under the Amended Credit Agreement as a “Guarantor” under the Amended Credit Agreement and the other Loan Documents to the same extent as if it had executed the Restatement Agreement and become party to the Amended Credit Agreement on the Signing Date and the undersigned hereby agrees to be bound as a “Guarantor” under the Credit Agreement and the other Loan Documents, (b) the undersigned shall become a party to the Credit Agreement as a “Guarantor” with the same force and effect as if originally named in the Credit Agreement as a “Guarantor”, and, without limiting the generality of the foregoing, the undersigned hereby agrees to be bound by all obligations and liabilities of the Guarantors under the Credit Agreement, (c) each reference to a “Guarantor” or the “Guarantor” in the Credit Agreement and in any other Loan Document shall be deemed to include the undersigned, and (d) the undersigned (in its capacity as a “Guarantor”) shall be liable under the Credit Agreement for all obligations incurred thereunder on the terms provided therein.

2. Loan Document. This Agreement shall constitute a Loan Document for all purposes.

[1]	To be executed by each Tembec Subsidiary Loan Party (if any).

3. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties on separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart hereof.

4. Applicable Law; Jurisdiction. Sections 11.15 and 11.16 of the Amended Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its authorized officer as of the date first above written.

[ ]

By:
Name:
Title:

ANNEX V

FORM OF REAFFIRMATION AGREEMENT

THIS REAFFIRMATION AGREEMENT (this “Agreement”) is entered into as of [                ], 20[        ], by each of RAYONIER ADVANCED MATERIALS INC., a Delaware corporation (“Holdings”), RAYONIER A. M. PRODUCTS INC., a Delaware corporation (“Products”), RAYONIER PERFORMANCE FIBERS, LLC, a Delaware limited liability company (“Performance Fibers” and, together with Products, the “Borrowers”) and the GUARANTORS LISTED ON THE SIGNATURES PAGES HERETO (individually, a “Guarantor” and collectively, the “Guarantors”; and together with Holdings and the Borrowers, each individually a “Loan Party”, and individually and collectively, jointly and severally, as “Loan Parties”), in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”, and together with the Administrative Agent, the “Agent”) for the lenders and other secured parties (the “Secured Parties”) from time to time party to the below-defined Amended Credit Agreement.

This Agreement is made with reference to the following understandings, which are a part hereof:

A. Holdings, the Borrowers, the lenders party thereto, and the Agent are parties to that certain Credit Agreement, originally dated as of June 24, 2014 (as amended by that certain First Amendment, dated as of June 5, 2017, and as otherwise amended, modified or supplemented from time to time prior to the date hereof, the “Original Credit Agreement”).

B. In connection with the Original Credit Agreement, each Loan Party has executed certain Security Documents (as defined in the Original Credit Agreement), including those listed in Schedule A attached hereto (each a “Loan Party Agreement” and collectively, the “Loan Party Agreements”).

C. Holdings, the Borrowers, the Agent, the banks and other financial institutions party thereto as lenders (the “Lenders”), and the other persons party thereto have entered into that certain First Restatement Agreement, dated as of August 17, 2017 (the “Restatement Agreement”, and the Original Credit Agreement, as amended and restated pursuant to the Restatement Agreement and as further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Amended Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the respective meanings attributed thereto in the Amended Credit Agreement).

D. In connection with the occurrence of the Restatement Date, pursuant to the Restatement Agreement, each Loan Party desires to enter into this Agreement in favor of the Agent (for the benefit of the Lenders and the other Secured Parties) in order to, among other things, expressly ratify, confirm and affirm each Loan Party Agreement to which it is a party, and the rights and remedies granted thereunder in favor of the Administrative Agent and/or the Collateral Agent, as applicable.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

1. Reaffirmation. Each Loan Party hereby: (a) acknowledges and agrees that (i) its obligations (including, without limitation, its guarantee obligations) owing to Agent and Secured Parties under any Loan Party Agreement to which it is a party and (ii) the prior grant or grants of security interests in favor of the Administrative Agent and the Collateral Agent, as applicable, in its properties and assets under any Loan Party Agreement to which it is a party, shall continue to secure its Finance Obligations, in each case, on the terms set forth in the applicable Loan Party Agreements; (b) ratifies, reaffirms and confirms (i) each Loan Party Agreement to which it is a party, and all of its payment and performance obligations, contingent or otherwise, thereunder (including, without limitation, its guarantee obligations) and (ii) all prior grants of security interests in favor of Administrative Agent and the Collateral Agent, as applicable, under any Loan Party Agreement to which it is a party; (c) anything to the contrary notwithstanding in any other Loan Party Agreement or other collateral agreement executed, in connection with the Original Credit Agreement, prior to the date hereof and that is in effect on the date hereof, agrees that each such Loan Party Agreement to which it is a party is and shall remain in full force and effect as amended by this Agreement; (d) acknowledges that the rights granted by such Loan Party under each Loan Party Agreement to which is it is a party in favor of Administrative Agent and the Collateral Agent, as applicable, are in full force and effect, as though each such Loan Party Agreement was executed in full by such Loan Party as of the date hereof; and (e) continues to pledge and grant to the Administrative Agent and the Collateral Agent, as applicable, a security interest in and to all of the right, title and interest of such Loan Party in, to and under the Collateral to secure the prompt payment and performance of all of its Finance Obligations.

2. Acknowledgment. Each Loan Party hereby further acknowledges that the Agent’s solicitation of ratification and reaffirmation of each such Loan Party Agreement pursuant to this Agreement is not a condition to the continued effectiveness of each such Loan Party Agreement.

3. No Novation. This Agreement is intended to reaffirm each of the Loan Party Documents in their entirety as of the date hereof, and the parties hereto hereby acknowledge and agree that nothing contained in this Agreement or in the Restatement Agreement shall constitute or be construed as a novation of any of the Finance Obligations.

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

5. Further Assurances. The parties agree to do such further acts and to execute and deliver such additional agreements and documents as Agent may reasonably request to consummate, evidence, or confirm the agreements contained herein in the manner contemplated hereby.

6. Loan Document. This Agreement shall constitute a Loan Document for all purposes.

7. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties on separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart hereof.

8. Applicable Law; Jurisdiction. Sections 11.15 and 11.16 of the Amended Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LOAN PARTIES:

RAYONIER ADVANCED MATERIALS INC.

By:
Name:
Title:

RAYONIER A. M. PRODUCTS INC.

By:
Name:
Title:

RAYONIER PERFORMANCE FIBERS, LLC

By:
Name:
Title:

[ ]

By:
Name:
Title:

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent

By:
Name:
Title:

Schedule A

Security Documents

ANNEX VI

OUTSTANDING WELLS FARGO BANK LETTERS OF CREDIT

None.

ANNEX VII

JESUP FACILITY MORTGAGE

Excluded Improvement: The Excluded Improvements shall include the following buildings, structures and improvements: the station with the aerator monitoring equipment, the boat dock that contains that certain overhead crane, the maintenance shop for the aerator equipment, and the substation structure which contains certain electrical equipment, all of which are situated on Land Lot 161, as shown on the survey prepared by Shad L. Atkinson, Land Surveyor #2254, and dated July 22, 2014.

Excluded Fixtures: The Excluded Fixtures shall include all of Performance Fibers’ interest in all fixtures, materials, supplies, equipment, systems, machinery, apparatus, furniture, furnishings, appliances and other items of personal property now owned or hereafter acquired by Performance Fibers and now or hereafter attached to, installed in, situated in, on or about or used in connection with any of the Excluded Improvements.

Excluded Personalty: The Excluded Personalty shall include all right, title and interest of Performance Fibers in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined in the Jesup Facility Mortgage), now owned or hereafter acquired by Performance Fibers and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Excluded Improvements.

CREDIT AGREEMENT SCHEDULES

Schedule 1.01(a)

Certain U.S. Subsidiaries

None.

Schedule 1.01(b)

Mortgaged Properties

Owner	Address	City	State	Zip	County/Parish
Rayonier Performance Fibers, LLC	4470 Savannah Highway	Jesup	Georgia	31545	Wayne County

Schedule 1.01(c)

Immaterial Subsidiaries

None.

Schedule 1.01(d)

Pro Forma Adjustment

None.

Schedule 1.01(e)

Unrestricted Subsidiaries

None.

Schedule 2.01

Commitments

[On file with the Administrative Agent]

Schedule 2.05(a)(i)(A)

Existing USD Letters of Credit

Standby Letters of Credit issued by Bank of America, N.A. under the Original Credit Agreement:

Amount	LC Number	Beneficiary
$735,717	68105009	ACE American Insurance Company
$6,289,198	68129646	Southern Natural Gas Company, LLC

Schedule 2.05(a)(i)(B)

Existing Multicurrency Letters of Credit

1)	Standby Letters of Credit issued by the Toronto Dominion Bank under that certain credit agreement, dated as of November 18, 2015 (as amended, supplemented or modified prior to the Restatement Date), among Tembec, its subsidiaries and lenders from time to time party thereto and Wells Fargo Capital Finance Corporation Canada, as administrative agent

APPLICANT/REASON FOR STANDBY LC	BENEFICIARY	STANDBY LC NUM	AMOUNT	EXPIRY	AUTO- RENEW
Tembec Industries Inc.

Supplementary Executive Retirement Plan (SERP)	Natcan Trust Company	G202901	CDN $26,156,913	2018/04/18	No

Obligations regarding former union employees retained by Tembec Industries Inc. following sale of Skookumchuck Pulp Mill per Asset Purchase Agreement	Skookumchuck Pulp Inc.	G203011	CDN $3,248,000	2018/03/03	30 day auto

Marathon Pulp Inc.—Closed Bark Pile Groundwater Monitoring – Director’s Order #5834-7TDL3E	Her Majesty the Queen in Right of Ontario as represented by the MOECC	G203076	CDN $114,898	2017/12/22	60 day auto

Marathon Pulp Inc.—Mill Site Groundwater Monitoring – Director’s Order #5834-7TDL3E	Her Majesty the Queen in Right of Ontario as represented by the MOECC	G203074	CDN $719,176	2017/12/22	60 day auto

Tembec Enterprises Inc.

Cochrane – Waste Disposal Site #A581102 (Lamarche)	Her Majesty the Queen in Right of Ontario as represented by the MOECC	G202072	CDN $90,000	2018/01/22	60 day auto

Hearst – Waste Disposal Site #A770021 (Hearst)	Her Majesty the Queen in Right of Ontario as represented by the MOECC	G203073	CDN $66,000	2018/01/22	60 day auto

Bank of Montreal Purchase Card Program	Bank of Montreal	G203176	CDN $250,000	2018/10/01	90 day auto

Tembec (General Partnership)
Kapuskasing—Waste Disposal Site #A580406 (Cochrane)	Her Majesty the Queen in Right of Ontario as represented by the MOECC	G203069	CDN $	362,000	2018/01/22	60 day auto
Smooth Rock Falls clean-up/closure costs associated with the historical biomass storage areas (Director’s Order number 3551-8CSS5E)	Her Majesty the Queen in Right of Ontario as represented by the MOECC	G203067	CDN $	854,089	2018/01/22	60 day auto
Smooth Rock Falls closed Waste Disposal sites #A580606 and A580605	Her Majesty the Queen in Right of Ontario as represented by the MOECC	G203070	CDN $	230,000	2018/01/22	60 day auto
Guarantee of Tembec’s payment obligations to its customs broker regarding softwood lumber duties—USD	Livingston International Inc.	G204194	USD $	1,200,000	2018/05/19	30 day auto

2) Standby Letters of Credit Issued by the Toronto-Dominion Bank under the Amended and Restated Standby Letter of Credit Facility Agreement dated as of February 23, 2012 among Tembec Inc. as Applicant, its subsidiaries Tembec Industries Inc., Tembec (General Partnership), Tembec Enterprises Inc. and Tembec Energy LP and the Toronto Dominion Bank as Issuer, and supported by an Account Performance Security Guarantee from Export Development Canada as Guarantor, as amended, amended and restated, modified or otherwise supplemented from time to time.

APPLICANT/REASON FOR STANDBY LC	BENEFICIARY	STANDBY LC NUM	AMOUNT		EXPIRY	AUTO- RENEW
Tembec Industries Inc.
Marathon Pulp Inc—electricity collateral	Independent Electricity System Operator	G203101	CDN $	10,018	2018/03/18	30 day auto
Tembec (General Partnership)
Kapuskasing—Electricity	Independent Electricity System Operator	G202271	CDN $	2,767,685	2018/03/24	30 day auto
Natural Gas—Northern Ontario facilities	Union Gas Ltd	G202994	CDN $	78,672	2018/03/24	30 day auto

3)	Standby Letters of Credit Issued by the Toronto-Dominion Bank under the Standby Letter of Credit Facility Agreement dated as of October 30, 2012 among Tembec Energy LP as Applicant and the Toronto Dominion Bank as Issuer, and supported by an Account Performance Security Guarantee from Export Development Canada as Guarantor, as amended, amended and restated, modified or otherwise supplemented from time to time.

APPLICANT/REASON FOR STANDBY LC	BENEFICIARY	STANDBY LC NUM	AMOUNT		EXPIRY	AUTO- RENEW
Tembec Énergie S.E.C.
Tembec Énergie Contract to Supply Electricity to H-Q	Hydro-Québec	G199482	CDN $	1,750,000	2018/02/26	90 day auto
Tembec Énergie —Avant-Projet with H-Q InterConnection	Hydro-Québec	G199781	CDN $	1,800,000	2018/06/15	90 day auto
Tembec Énergie Contract to Supply Electricity to H-Q	Hydro-Québec	G202345	CDN $	282,870	2018/02/26	90 day auto

Schedule 4.01

Organization and Good Standing

None of the representations in Section 4.01 are being made with respect to Rayonier Foreign Sales Corporation.

Schedule 4.04

Governmental Approvals

None.

Schedule 4.07(b)

Leased Properties

None.

Schedule 4.08(a)

Subsidiaries1

Name	Jurisdiction	Ownership	Percentage of Equity Interest
Rayonier A.M. Products Inc.	Delaware	Rayonier Advanced Materials Inc.	100%
Rayonier A.M. China Limited	Delaware	Rayonier A.M. Sales and Technology Inc.	100%
Rayonier A.M. Far East Ltd.	Delaware	Rayonier A.M. Sales and Technology Inc.	100%
Rayonier Foreign Sales Corporation	US Virgin Islands	Rayonier A.M. Products Inc.	100%
Rayonier Advanced Materials Industries Ltd.	New York	Rayonier A.M. Sales and Technology Inc.	100%
Rayonier A.M. Properties LLC	Delaware	Rayonier A.M. Products Inc.	100%
Rayonier A.M. Sales and Technology Inc.	Delaware	Rayonier A.M. Products Inc.	100%
Rayonier Performance Fibers, LLC	Delaware	Rayonier A.M. Products Inc.	100%
Southern Wood Piedmont Company	Delaware	Rayonier A.M. Products Inc.	100%
Tembec Inc.	Canada	Public
Tembec Investments Inc.	Canada	Tembec Inc.	100%
Tembec Industries Inc.	Canada	Tembec Investments Inc.	100%
Spruce Falls Acquisition Corp.	Canada	Tembec Industries Inc.	100%
Tembec Enterprise Inc.	Canada	Spruce Falls Acquisition Corp.	100%
Mattagami Railroad Company	Ontario	Tembec Industries Inc.	100%
Tembec Compagnie de Construction Inc.	Canada	Tembec Industries Inc.	100%
Tembec General Partnership	Quebec	Tembec Industries Inc. Tembec Enterprises Inc.	68.9 31.1	% %
Tembec Energy Inc.	Quebec	Tembec Industries Inc.	100%

[1]	Schedule to be modified and/or supplemented from time to time after the Signing Date and on or prior to the Restatement Date with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without any requirement for Lender consent.

Tembec Energy LP	Quebec	Tembec Inc. Tembec Energy Inc.	99.999999% 00.000001%
Kirkland Lake Engineered Wood Products Inc.	Canada	Tembec Inc.	100%
Abitibi River Forest Management	Ontario	Tembec General Partnership	Part. 14% Risk/Reward 55.12%
La réserve Beauchêne Inc.	Canada	Tembec Industries Inc.	10%
La réserve Beauchêne société en commandite	Quebec	Tembec Industries Inc.	10%
3414957 Canada Inc. (Mammamattawa)	Canada	Tembec Industries Inc.	<1%
Clergue Forest Management Inc.	Ontario	Tembec Industries Inc.	35%
Hearst Forest Management Inc.	Ontario	Tembec Industries Inc.	50%
Greencore Composites Inc.	Canada	Tembec Industries Inc.	<1%
Gestion Fier Témabi Inc.	Quebec	Tembec Inc.	~1.58%
Fier Témabi, s.e.c.	Quebec	Tembec Inc.	~1.58%
Nipissing Forest Resource Management Inc.	Ontario	Tembec Inc.	Part. 20% Risk/Reward 44.56%
Tembec Luxembourg S.à.r.l.	Luxembourg	Tembec Industries Inc.	100%
Tembec France SAS	France	Tembec Luxembourg S.à.r.l.	100%
Tembec Tartas SAS	France	Tembec Tartas SAS	100%
Tembec Avébène SAS	France	Tembec Tartas SAS	100%
Tembec Innovation (GIE)	France	Tembec Tartas SAS Tembec Avébène SAS	90% 10%
Tembec Investments USA II Inc.	Delaware	Tembec Industries Inc.	100%
Tembec BTLSR Inc.	Delaware	Tembec Investments USA II Inc.	100%
Temboard Sales Inc.	Delaware	Tembec Investments USA II Inc.	100%
Tembec Land Company LLC	Delaware	Tembec Investments USA II Inc.	100%

Schedule 4.08(b)

Subscriptions

None.

Schedule 4.13

Taxes

None.

Schedule 4.15

Employee Benefit Plans

None.

Schedule 4.16

Environmental Matters

On January 27, 2016, the Altamaha Riverkeeper (“ARK”) filed a Petition for Hearing in the Office of Administrative Hearings for the State of Georgia, captioned Altamaha Riverkeeper, Inc. v. Environmental Protection Division (“EPD”), Georgia Department of Natural Resources, in which ARK appealed the issuance by EPD to Performance Fibers of a new permit for the treatment and discharge of waste water from the Jesup mill, which was to go into effect March 1, 2016. On February 16, 2016, Performance Fibers moved to legally intervene, as a party-in-interest, in this matter (because EPD, as the permit issuer, is the named defendant) and its petition was granted by the administrative law judge (“ALJ”). The ALJ reversed the issuance of the new permit by EPD and remanded the matter back to EPD for consideration.

Performance Fibers and EPD appealed the decision. This appeal was heard in the Superior Court of Wayne County, Georgia and on March 17, 2017 the Superior Court Judge issued an order reversing the ALJ’s decision and ordering the permit affirmed as issued by EPD. As such, the Jesup plant is currently operating under the new permit. On April 13, 2017, ARK filed an application with the Georgia Court of Appeals in which it requested that the Court hear its appeal of the Superior Court decision, as the decision to hear such an appeal is discretionary on the part of the Court. The Court has granted the application and ARK has advised that it intends to appeal the Superior Court decision.

Schedule 4.21

Insurance

Policy Type	Limits	Effective Date	Expiration Date	Insurance Company
General Liability Coverage	$2,000,000 Each Occurrence $4,000,000 Products Aggregate $4,000,000 General Aggregate	06/27/17	06/27/18	ACE American Insurance Co.
Business Auto Coverage	$2,000,000 CSL per Occurrence	06/27/17	06/27/18	ACE American Insurance Co.
Workers Compensation—Excess—Georgia, Large Deductible—All other States	Statutory Requirements Employers Liability— $1,000,000 BI by Accident, each accident $1,000,000 BI by Disease, policy limit $1,000,000 BI by Disease, each employee	06/27/17	06/27/18	ACE American Insurance Co.
Foreign Master DIC Program (Japan, China, & United Kingdom) 7	General Liability: $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Project/Completed Operations Aggregate	06/27/17	06/27/18	ACE American Insurance Co.
Storage Tank Liability	$1,000,000 per occurrence $3,000,000 aggregate	06/27/17	06/27/18	Illinois Union Insurance Co. (ACE)
Premises Pollution Liability (SWP Augusta Facility)	$2,000,000 per Pollution Condition $3,000,000 aggregate	06/27/17	06/27/18	Illinois Union Insurance Co. (ACE)
Umbrella Liability	$25,000,000 xs Primary per occurrence and in the aggregate	06/27/17	06/27/18	ACE Property and Casualty Insurance Company
Excess Liability Coverage	$25,000,000 xs $25,000,000	06/27/17	06/27/18	Allied World National Assurance Company (AWAC)
Excess Liability Coverage	$50,000,000 xs $50,000,000	06/27/17	06/27/18	CNA/XL

Marine Cargo Liability (excluding Japan)	$10,000,000 any one vessel/aircraft or connecting conveyance or any on place at any one time	01/01/17	01/01/18	AGCS
Marine Cargo Liability (Japan Only)	$10,000,000 any one vessel/aircraft or connecting conveyance or any on place at any one time	01/01/17	01/01/18	Mitsui Sumitomo Insurance Company of America
Stevedores Liability	$1,000,000 CSL	06/27/17	06/27/18	Navigators Ins. Co.
Excess Marine Liability	$24,000,000 any one accident or occurrence	06/27/17	06/27/18	Navigators Ins. Co.
Crime Coverage	$10,000,000	06/27/17	06/27/18	ACE American Insurance Company
Primary D&O	$20,000,000—Primary D&O	06/27/17	06/27/18	Chubb
Excess Directors & Officers Coverage	$40,000,000 xs $20,000,000	06/27/17	06/27/18	AIG, Travelers, Berkley, Nationwide
Excess Directors & Officers Coverage (Side A DIC)	$35,000,000 xs $60,000,000	06/27/17	06/27/18	Allied World National Assurance Company, Continental Casualty Company, Chubb
Fiduciary Liability	$20,000,000	06/27/17	06/27/18	Chubb
Employment Practices Liability	$10,000,000	06/27/17	06/27/18	Zurich American Ins Co
Property & Business Interruption	$3,317,363,774 any one location per occurrence Sub-limits: Earth Movement $100,000,000 Flood $100,000,000	05/01/17	05/01/18	FM Global

Automobile Mission Collaborateurs	Various (EUR)	06/01/17	05/31/18	AXA
Flotte Automobiles	Various (EUR)	06/01/17	05/31/18	AXA
Assistance Deplacements Proffesonelles	Various (EUR)	06/01/17	05/31/18	Europ Assistance
Multirisque Immeubles	Various (EUR)	06/01/17	05/31/18	Albingia
Multirisque Bureaux et Laboratoires	Various (EUR)	06/01/17	05/31/18	Albingia
Toutes Rusques Engins Mobile	Various (EUR)	06/01/17	05/31/18	Alianz
Environmental—France	$12,000,000 (EUR)	12/14/16	12/13/17	XL Catlin
Trade Credit—France	Various (EUR)	06/01/17	05/31/18	Coface
Trade Credit —US	Various (USD)	06/01/17	05/31/18	Coface
Residential Houses	$2,000,000 (CDN)	11/01/16	10/31/17	Sovereign

Property (Canada)	$1,000,000,000 (CDN)	11/01/16	10/31/17	FM Global
Property (US)	$1,000,000,000 (USD)	11/01/16	11/01/17	FM Global
Property (BTLSR)	$24,135,987 (USD)	10/01/16	09/30/17	Cincinnati
Property (France)	$1,000,000,000 (USD)	11/01/16	11/01/17	FM Global
General Liability—Canada	$5,000,000 (CDN)	12/14/16	12/13/17	XL Catlin
General Liability—France	$2,500,000 (EUR)	12/14/16	12/13/17	XL Catlin
General Liability—France	$2,000,000 (USD)	12/14/16	12/13/17	XL Catlin
General Liability—Umbrella	$50,000,000 (CDN)	12/14/16	12/13/17	Allianz
General Liability—1st Excess	$25,000,000 (CDN)	12/14/16	12/13/17	XL Catlin
D&O- Primary (CDN)	$15,000,000 (CDN)	12/14/16	12/13/17	QBE
D&O- Primary (US)	$15,000,000 (USD)	12/14/16	12/13/17	QBE
D&O- 1st Excess	$15,000,000 (CDN)	12/14/16	12/13/17	AIG
D&O- 2nd Excess	$20,000,000 (CDN)	12/14/16	12/13/17	Hiscox
D&O- 3rd Excess	$15,000,000 (CDN)	12/14/16	12/13/17	Zurich/Newline
D&O- Side A	$15,000,000 (CDN)	12/14/16	12/13/17	Chubb
Crime	$5,000,000 (CDN)	12/14/16	12/13/17	AIG
Crime	$5,000,000 (USD)	12/14/16	12/13/17	AIG
Fiduciary	$20,000,000 (CDN)	12/14/16	12/13/17	AIG
Auto	$2,000,000 (CDN)	12/14/16	12/13/17	Northbridge
Non-Owned Aircraft	$25,000,000 (CDN)	12/14/16	12/13/17	Allianz
Charterers Legal Liability	$25,000,000 (CDN)	12/14/16	12/13/17	Ropner
Marine Cargo	$10,000,000 (USD)	12/14/16	12/13/17	FM Global
Pollution Facilities—Chapleau	$1,000,000 (CDN)	05/23/17	05/23/20	XL
Workers Compensation (US)	$1,000,000 (USD)	06/01/17	05/31/18	Liberty Mutual
Business Package (BTLSR)	$500,000 (USD)	10/01/16	09/30/17	Chubb

Schedule 4.23

Intellectual Property

None.

Schedule 6.02(a)

Post-Closing Interest Deliverables

1.	Endorsements listing the Collateral Agent as a co-loss payee on property and casualty policies and as an additional insured on general liability policies shall be delivered to the Collateral Agent within 30 days of the Restatement Date (or such longer period as the Collateral Agent shall determine in its sole discretion, without any requirement for Lender consent).

2.	A summary corporate structure chart for Holdings and its subsidiaries, after giving effect to the Transactions, shall be delivered to the Administrative Agent within 30 days of the Restatement Date (or such longer period as the Administrative Agent shall determine in its sole discretion, without any requirement for Lender consent).

Schedule 7.01

Indebtedness

	Maximum Available (where applicable)	Outstanding
1.Receivables Factoring Facility of Tembec Tartas SAS and Tembec Avebene SAS with Cofacrédit as Factor	No limit	EUR 2,805,457.33
2.Turbine term loan among Tembec Tartas SAS as Borrower and BNP Paribas, Natixis and BECM as Lenders (originally EUR 7.5 million)	N/A	EUR 119,047.08
3.Term loan among Tembec Tartas SAS as Borrower and BNP Paribas as Lender	N/A	EUR 4,000,000.00
4.Term loan among Tembec Tartas SAS as Borrower and BECM as Lender	N/A	EUR 805,000.00
5.Term Loan among Tembec Avebène SAS as Borrower and CIC as Lender	N/A	EUR 200,990.52
6.Interest Free Term Loan among Tembec Tartas SAS as Borrower and Agence de l’Eau Adour Garonne as Lender	N/A	EUR 433,990.34
7.Interest Free Term Loan among Tembec Tartas SAS as Borrower and ENCELPA as Lender, and guarantee by Tembec Inc. in respect thereof	N/A	EUR 856,500.00
8.Guarantees by Holdings or any Subsidiaries of the foregoing	N/A
9.Guarantees by Holdings or any Subsidiaries of Indebtedness of Lignotech Florida LLC existing on the Amendment Execution Date and any Permitted Refinancing Indebtedness in respect thereof	USD $31,500,000.00	USD $7,200,000.00

Intercompany Loans

Lender	Borrower	Maximum Available (where applicable)	Outstanding
Tembec (General Partnership)	Tembec Industries Inc.	No limit	CDN $	252,283,728.49
Tembec (General Partnership)	Tembec Inc.	CDN $126,200,000.00	CDN $	125,022,528.41
Tembec (General Partnership)	Tembec Energy LP	CDN $40,000,000.00	CDN $	12,097,000.00

Tembec Industries Inc.	Tembec Enterprises Inc.	No limit	CDN $163,197,665.75
Tembec Compagnie de Construction Inc.	Tembec Industries Inc.	No limit	CDN $6,020,766.30
Tembec Inc.	Kirkland Lake Engineered Wood Products	No limit	CDN $1,387,000.00
Tembec Tartas SAS (Assigned by written agreement to Tembec Luxembourg Sàrl on July 12, 2013, and payment undertaking agreement between Tembec Luxembourg Sàrl and Tembec Inc. on same date)	Tembec Inc.	EUR 30,000,000.00	EUR 28,030,786.78
Tembec France SAS (Assigned by written agreement to Tembec Luxembourg Sàrl on July 12, 2013, and payment undertaking agreement between Tembec Luxembourg Sàrl and Tembec Inc. on same date)	Tembec Inc.	EUR 10,000,000.00	EUR 2,100,000.00
Tembec Luxembourg Sàrl	Tembec Inc.	USD $10,000,000.00	USD $519,205.30
Tembec Investments USA II Inc.	Tembec Industries Inc.	No limit	USD $177,000.00

Schedule 7.02(a)

Liens

1.	Liens in respect of indebtedness listed on Schedule 7.01.

2.	Liens securing guarantees by Holdings or any Subsidiaries of Indebtedness of Lignotech Florida LLC existing on the Amendment Execution Date and any Permitted Refinancing Indebtedness in respect thereof.

Schedule 7.04

Investments

1.	Timber Deed, dated June 20, 2014, between Silco Timber LLC, as grantor, and Rayonier Performance Fibers, LLC, as grantee, with respect to the right to harvest timber located in Camden County, Georgia.

2.	Farm Credit Equities to the extent listed on Schedule 11.24.

3.	Deferred share units (DSUs) to be paid in connection with consummation of the Transactions.

4.	Guarantees by Holdings or any Subsidiaries of Indebtedness of Lignotech Florida LLC existing on the Amendment Execution Date and any Permitted Refinancing Indebtedness in respect thereof.

5.	Investments in respect of the indebtedness listed under the “Intercompany Loans” heading on Schedule 7.01.

Schedule 7.07

Transactions with Affiliates

Agreement	Vendor	Purchaser	Term
Liquor Purchase Agreement (10 year term with auto-renewal for 5 years unless notice of non-renewal is provided by Purchaser)	Tembec (General Partnership)	Tembec Energy LP	10 year term Auto-renewal for consecutive 5 year terms unless written notice of non-renewal from Purchaser. Maximum term 25 years

Steam Purchase Agreement	Tembec Energy LP	Tembec (General Partnership)	5 year term Auto-renewal for consecutive 5 year terms unless written notice of non-renewal from Purchaser. Maximum term 25 years

Management Services Agreement	Tembec Industries Inc.	Tembec (General Partnership)	Termination upon mutual agreement or 30 day notice by either party

Services Agreement	Tembec Industries Inc.	Tembec (General Partnership)	Termination upon mutual agreement or 30 day notice by either party

Services Agreement	Tembec Enterprises Inc.	Tembec (General Partnership)	Termination upon mutual agreement or 30 day notice by either party

Schedule 11.02

Notice Information

1. If to any Loan Party:

To:

Michael Walsh

Treasurer

1301 Riverplace Blvd. Suite 2300

Jacksonville, FL 32207

Telephone (904) 357-4600

Fax – (904) 357-9101

Email – mickey.walsh@rayonieram.com

With a copy to:

Michael Herman

Senior Vice President and General Counsel

1301 Riverplace Blvd. Suite 2300

Jacksonville, FL 32207

Telephone – (904) 357-9178

Fax – (904) 598-2250

Email – michael.herman@rayonieram.com

2. If to the Administrative Agent, Swing Line Lender or Bank of America, N.A. as L/C Issuer

A. For notices related to payments, Borrowing Requests, elections, conversions or continuations, to:

Monique Haley

Credit Services Rep

Phone: 980-388-1043

Fax: 704-719-8510

Email: monique.haley@baml.com

Address:

Bank of America, N.A.

101 North Tryon Street

NC1-001-05-46

Charlotte, NC 28255

Remittance Instructions—US Dollars:

Bank of America, N.A.

New York, NY

ABA# 026009593

Account No.: 1366072250600

Account Name: Wire Clearing Acct for Syn Loans-LIQ

Ref: Rayonier A M Products

B. For notices related to requests of Letters of Credit, to:

Bank of America

Trade Operations

Mail Code: PA6-580-02-30

1 Fleet Way

Scranton, PA 18507

Attention: Trade Operations

Phone: 1.570.496.9619

Fax: 1.800.755.8740

Email: tradeclientserviceteamus@baml.com

Remittance Instructions:

Bank of America, N.A.

New York, NY

ABA #: 026-009-593

Account #: 04535-883980

Attn: Scranton Standby

Ref: Rayonier A M Products

C. For all other notices, to:

Melissa Mullis

Bank of America, N.A.

Office: 980-386-9372 Fax: 704-409-0617

Email: melissa.mullis@baml.com

Address:

900 W Trade Street, 6th Floor

NC1-026-06-03

Charlotte, NC 28255

3. If to CoBank, ACB, to:

CoBank, ACB

6340 S. Fiddlers Green Circle

Greenwood Village, CO 80111

Attention: Credit Information Services

E-mail: CIServices@cobank.com

Fax: 303-224-6101

Schedule 11.06(i)

Farm Credit Lenders Designated As Voting Participants

Lender	Voting Participant	Initial Revolving Commitment	Resulting Revolver Commitment/ Participation*	Resulting Applicable Revolving Percentage	Initial Term A2 Loan Commitment	Resulting Term A-2 Loan Commitment/ Participation*	Resulting Applicable Term A-2 Loan Percentage
CoBank, ACB		$100,000,000.00	$32,090,909.09	32.090909090%	$450,000,000.00	$144,409,090.91	32.090909091%
	AgFirst Farm Credit Bank		$17,818,181.82	17.818181820%		$80,181,818.18	17.818181818%
	Farm Credit Bank of Texas		$17,818,181.82	17.818181820%		$80,181,818.18	17.818181818%
	American AgCredit, FLCA		$6,363,636.36	6.363636360%		$28,636,363.64	6.363636364%
	Farm Credit Services of America, FLCA		$5,454,545.45	5.454545450%		$24,545,454.55	5.454545456%
	Farm Credit West, FLCA		$5,000,000.00	5.000000000%		$22,500,000.00	5.000000000%
	Farm Credit East, ACA		$4,545,454.55	4.545454550%		$20,454,545.45	4.545454544%
	Compeer Financial, FLCA		$3,181,818.18	3.181818180%		$14,318,181.82	3.181818182%
	FCS Commercial Finance Group, for AgCountry Farm Credit Services, FLCA		$3,181,818.18	3.181818180%		$14,318,181.82	3.181818182%
	Northwest Farm Credit Services, FLCA		$2,727,272.73	2.727272730%		$12,272,727.27	2.727272727%
	Yosemite Land Bank, FLCA		$1,818,181.82	1.818181820%		$8,181,818.18	1.818181818%

TOTAL:		$100,000,000.00	$100,000,000.00	100.000000000%	$450,000,000.00	$450,000,000.00	100.000000000%

*	For voting purposes only. Gives effect to all sales of participations to Voting Participants as of the Restatement Date.

Schedule 11.24

Farm Credit Equities to be Purchased by Restatement Date and Related Farm Credit Documents

CoBank, ACB

Purchase Price:	$1,000

Equity Purchased:	$1,000 worth of Class A Common Stock (voting; $100/share par value). The Borrower’s capital account will grow over time, consistent with CoBank’s bylaws.

Certificate?:	No (referenced on books only)

Executed Agreements:	None

Disclosure Documents:	2016 Annual Report; Notice to Prospective Shareholders; Capital Plan; CoBank Customer Privacy Card; Bylaws; 2017 Quarterly Report – March 31, 2017